As filed with the Securities and Exchange Commission on December 23, 2008
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-11

FOR REGISTRATION
UNDER
THE SECURITIES ACT OF 1933
OF CERTAIN REAL ESTATE COMPANIES

CM REIT, INC.
(Exact Name of Registrant as specified in its Governing Instruments)

1291 W. Galleria Drive, Suite 200
Henderson, Nevada 89014
(866) 659-3849
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Todd B. Parriott
Chief Executive Officer
CM REIT, Inc.
1291 W. Galleria Drive, Suite 200
Henderson, Nevada 89014
(866) 659-3849
(Name, Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Bryan L. Goolsby
X. Lane Folsom
Melissa M. Winchester
Locke Lord Bissell & Liddell LLP
2200 Ross Avenue, Suite 2200
Dallas, Texas 75201-6776
(214) 740-8000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price	Aggregate Offering	Registration
Securities to be Registered	Registered	per Share	Price(1)	Fee
Common Stock, $.01 par value	55,000,000	$10.00	$550,000,000	$21,615.00

(1)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(o), promulgated under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED          , 2008

PROSPECTUS
CM REIT, INC.
55,000,000 Shares of Common Stock — Maximum Offering

At least 250,000 Shares of Common Stock — Minimum Offering
Minimum Purchase 250 Shares ($2,500)
100 Shares ($1,000) for IRAs and Keogh and Pension Plans

Of the 55,000,000 shares of common stock that we have registered, we are offering up to 50,000,000 shares to investors who meet our suitability standards and up to 5,000,000 shares to participants in our reinvestment plan (DRIP).

This investment is speculative, and involves a high degree of risk. You should purchase shares only if you can afford a complete loss. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 15 for a discussion of risks relating to our common stock, including, among others:

•	We are a blind pool REIT and have not identified any specific mortgage loans to acquire with the net proceeds of this offering. Accordingly, you will not have the opportunity to review the assets we will acquire with the net proceeds of this offering prior to your investment.

•	We have not established a minimum distribution payment level, and we cannot assure you of our ability to make distributions to holders of our common stock (stockholders) in the future.

•	A conflict of interest exists with respect to our dealer-manager, , because our advisor owns our dealer-manager. Certain of our executive officers own the majority of the membership interests in our advisor and serve as officers of our advisor and our dealer-manager. You will not have the benefit of an independent due diligence review in connection with this offering.

•	There is currently no public trading market for our common stock, and there is no assurance that one will develop. Therefore, you may not be able to sell your shares at a price equal to or greater than the offering price, or at all.

•	Our results may suffer as a consequence of a conflict of interest arising out of our relationship with our advisor. We pay our advisor first-tier management compensation based on the amount of our invested assets and a second-tier management fee on our portfolio’s performance. Accordingly, our advisor may recommend riskier or more speculative investments regardless of their long-term performance in an effort to maximize its compensation.

•	We have not commenced operations. Our total assets currently consist of approximately $200,000 in cash.

•	If we fail to qualify or are disqualified as a REIT, we will be subject to taxation as a regular corporation and face substantial tax liability.

•	There may be delays in investing the proceeds of this offering and, therefore, delays in the receipt of any returns from such investments.

•	We expect to borrow funds to make certain of our investments and will rely solely on bank lines of credit to fund a portion of our acquisitions. Such leverage could reduce our net income and our cash available for distributions or cause us to suffer losses. Under our articles of incorporation, we can incur debt in an amount up to 300% of our net assets.

•	We may borrow funds to make distributions.

•	We expect that a portion of our distributions will include a return of capital.

•	The investments we intend to make involve risks. Balloon payment loans are risky because repayment depends on the borrower’s ability to refinance the loan or sell the property.

•	Because the dealer-manager is our affiliate, the sales commissions and marketing support fees we are paying were not negotiated at arm’s length.

			Total	Total
		Total	(Assuming	(Assuming
		(Assuming	Maximum	Maximum
		Minimum	Offering without	Offering with
	Per Share	Offering)	Reinvestment Plan)	Reinvestment Plan)

Public offering price	$10.00	$2,500,000	$500,000,000	$550,000,000
Discounts and commissions to dealer-manager(1)	$0.90	$225,000	$45,000,000	$49,500,000
Proceeds, before expenses, to us	$9.10	$2,275,000	$455,000,000	$500,500,000

(1)	Represents a 7.0% sales commission and 2.0% marketing support fee we will pay for sales of common stock. Our dealer-manager will not be paid any sales commissions or marketing support fees from sales of common stock under our DRIP.

The dealer-manager is a member of the Financial Industry Regulatory Authority (FINRA). The dealer-manager, which is an affiliate of ours, is not required to sell any specific number or dollar amount of shares, but will use its best efforts to sell the maximum number of securities offered, 50 million shares. The dealer-manager must sell the minimum number of securities offered, 250,000 shares if any are sold. A securities dealer may not complete a sale of our common stock to you until at least five business days after the date you receive a copy of the final prospectus. That securities dealer must also give you a confirmation of your purchase.

This offering will end no later than          , unless we extend it to a date no later than          , in states that allow us to make this extension.
The date of this prospectus is

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. No one is authorized to make any statements about this offering different from those that appear in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. We will only accept subscriptions from people who meet the suitability standards described in this prospectus. You should also be aware that the description of our company contained in this prospectus was accurate as of          . We will amend or supplement this prospectus if there is a material change in our affairs.

Prior to the time we sell at least 250,000 of shares of our common stock, your subscription payments will be placed in an account held by our escrow agent, Bank of Nevada, and will be held in trust for your benefit, until the minimum offering is achieved. If we are not able to sell at least 250,000 shares by          , which is one year from the effective date of this prospectus, we will terminate this offering and your funds in the escrow account, including interest thereon at a floating rate (currently     % per year), will be returned to you within 10 business days, unless we elect to extend the termination date. No charges will be deducted from the escrow funds.

These securities have been registered with the Securities Commissioner of the State of Louisiana. The Securities Commissioner, by accepting registration, does not in any way endorse or recommend the purchase of any of these securities.

A registration statement relating to these securities has been filed with the Office of Financial and Insurance Services, Michigan Department of Labor and Economic Growth. The Department has not undertaken to pass upon the value of these securities nor to make any recommendations as to their purchase.

The use of the prospectus is conditioned upon its containing all material facts and that all statements contained therein are true and can be substantiated. The Department has not passed upon the accuracy or adequacy of this Prospectus.

No broker-dealer, salesman, agent or any other person has been authorized to give any information or to make any representations, in connection with the offering hereby made, other than those contained in this Prospectus or effective literature.

This is a best efforts offering, and the issuer reserves the right to accept or reject any subscription and will promptly notify the subscriber of acceptance or rejection. There is no assurance that this offering will all be sold. There are no assurances as to what size the issuer may reach.

The securities offered hereby involve a high degree of risk. The offering price has been arbitrarily selected by this issuer. No market exists for these securities, and unless a market is established, purchasers might not be able to sell them.

We will send a copy of our articles of incorporation and bylaws without charge to any stockholder who submits a written request to: CM REIT, Inc., 1291 W. Galleria Drive, Suite 200, Henderson, Nevada 89014 Attn: Corporate Secretary.

There is no assurance that our operations will be profitable or that losses will not occur.

Any representations contrary to any of the foregoing should be reported forthwith to the Lansing office of the Bureau at 6546 MERCANTILE WAY, LANSING, MICHIGAN 48909, or telephone (517) 334-6200.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

The use of forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or the future cash benefit or tax consequence which may flow from an investment in our common stock is not permitted.

SUITABILITY STANDARDS AND HOW TO SUBSCRIBE

Suitability Standards

The shares of common stock offered through this prospectus are suitable only as a long-term investment for persons of adequate financial means who have no need for liquidity in this investment. Initially, there is not expected to be any public market for the shares, which means that it may be difficult to sell shares. See the “Description of Capital Stock — Transfer Restrictions” for a description of the transfer restrictions. As a result, we have established minimum suitability standards which require investors to have either (1) a net worth (not including home, furnishings, and personal automobiles) of at least $70,000 and an annual gross income of at least $70,000, or (2) a net worth (not including home, furnishings, and personal automobiles) of at least $250,000. Our suitability standards also require that a potential investor (a) can reasonably benefit from an investment in us based on such investor’s overall investment objectives and portfolio structuring, (b) is able to bear the economic risk of the investment based on the prospective stockholder’s overall financial situation, and (c) has an apparent understanding of (1) the fundamental risks of the investment, (2) the risk that such investor may lose the entire investment, (3) the lack of liquidity of our shares, (4) the background and qualifications of our advisor, and (5) the tax consequences of the investment.

Missouri prohibits residents from investing more than 10% of their net worth, exclusive of home, furnishings and automobiles, in this offering.

Kentucky prohibits residents of the state from investing more than 20% of their liquid net worth (excluding home, home furnishings and automobiles) in shares of our common stock.

The foregoing suitability standards must be met by the investor who purchases the shares. If the investment is being made for a fiduciary account (such as an IRA, Keogh Plan, or corporate pension or profit-sharing plan), the beneficiary, the fiduciary account, or any donor or grantor that is the fiduciary of the account who directly or indirectly supplies the investment funds must meet such suitability standards.

In addition, under the laws of certain states, investors may transfer their shares only to persons who meet similar standards, and we may require certain assurances that such standards are met. Investors should read carefully the requirements in connection with resales of our shares as set forth in our articles of incorporation and as summarized under “Description of Capital Stock — Transfer Restrictions.”

In purchasing shares, custodians or trustees of employee pension benefit plans or IRAs may be subject to the fiduciary duties imposed by the Employee Retirement Income Security Act of 1974, as amended, or ERISA, or other applicable laws and to the prohibited transaction rules prescribed by ERISA and related provisions of the Internal Revenue Code. See “ERISA Considerations.” In addition, prior to purchasing shares, the trustee or custodian of an employee pension benefit plan or an IRA should determine that such an investment would be permissible under the governing instruments of such plan or account and applicable law. For information regarding “unrelated business taxable income,” see “U.S. Federal Income Tax Considerations — Taxation of Tax-Exempt Stockholders.”

In order to ensure adherence to the suitability standards described above, requisite suitability standards must be met, as set forth in the Subscription Agreement in the form attached hereto as Appendix C. In addition, our Sponsor and the broker-dealers that are members of the FINRA or that are exempt from broker-dealer registration who are engaged by the dealer-manager to sell shares referred to as soliciting dealers, have the responsibility to make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for an investor. In making this determination, our Sponsor and the soliciting dealers will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. See “The Offering — Subscription Procedures.” Executed subscription agreements will be maintained in our records for six years.

How To Subscribe

An investor who meets the suitability standards described above may subscribe for shares by completing and executing the subscription agreement and delivering it to a soliciting dealer, together with a check for the full purchase price of the shares subscribed for, payable to CM REIT, Inc. See “The Offering — Subscription

Procedures.” Certain soliciting dealers who have “net capital,” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks for shares subscribed for payable directly to the soliciting dealer. Care should be taken to ensure that the subscription agreement is filled out correctly and completely. Partnerships, individual fiduciaries signing on behalf of trusts, estates, and in other capacities, and persons signing on behalf of corporations and corporate trustees may be required to obtain additional documents from soliciting dealers. Any subscription may be rejected by us in whole or in part, regardless of whether the subscriber meets the minimum suitability standards.

Certain soliciting dealers may permit investors who meet the suitability standards described above to subscribe for shares by telephonic order to the soliciting dealer. This procedure may not be available in certain states. See “The Offering — Subscription Procedures” and “The Offering — Plan of Distribution.”

A minimum investment of 250 shares ($2,500) is required. IRAs, Keogh plans, and pension plans also must make a minimum investment of at least 100 shares ($1,000). Following an initial subscription, any investor may make additional purchases in increments of one share.

You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may be used only where it is legal to sell these securities.

QUESTIONS AND ANSWERS ABOUT THE OFFERING	1
SUMMARY	7
Our Company	7
Our Business	7
Our Advisor and Executive Officers	8
The Advisory Agreement	9
Conflicts of Interest	10
Benefits to Affiliates	11
Prior Investment Programs	12
The Offering	13
Our Tax Status	14
Restrictions on Ownership of Our Stock	14
RISK FACTORS	15
Risks Related to the Offering	15
There is currently no public trading market for our common stock and there is no assurance that one will develop; therefore, you may not be able to sell your shares at a price equal to or greater than the offering price, or at all	15
We cannot assure you of our ability to make the distributions to our stockholders required in order for us to qualify as a REIT in the future	15
If there are delays in investing the proceeds of this offering, then receipts from investments and our investment returns may be lower than anticipated	15
The business and financial due diligence of CMR was conducted by our dealer-manager, which is our affiliate	16
Our share repurchase plan, which is the only current source of liquidity for our stockholders, may be amended or suspended at any time, leaving our stockholders unable to sell their shares	16
Certain amounts of the proceeds of this offering will be paid to our affiliates	16
We established the offering price on an arbitrary basis, so the price bears no relationship to any established valuation criteria	16
The risk that we will not be able to accomplish our business objectives will increase if only a small portion of the number of shares are sold in this offering	16
Investors who invest in us at the beginning of our offering may realize a lower rate of return than later investors	17
Your interest may be diluted if we issue additional shares	17
Future offerings of debt securities, which would be senior to our common stock upon liquidation, or equity securities, which would dilute our existing stockholders and may be senior to our common stock for the purposes of distributions, may harm the value of our common stock	17
Certain provisions of Maryland law and our articles of incorporation and bylaws could hinder, delay or prevent a change in control of CMR	17
Restrictions on ownership of a controlling percentage of our capital stock might limit your opportunity to receive a premium on our stock	18
Distribution payments are subordinate to payments on debt	18
There may be significant fluctuations in our quarterly results, which makes it difficult to anticipate our performance from quarter to quarter	18
Risks Related to Our Business and Operations	19
A prolonged economic slowdown, lengthy or severe recession or significant increase in interest rates could harm our business	19
We have not yet identified any specific mortgage loans to purchase with the net proceeds of this offering and may be unable to invest a significant portion of such net proceeds on acceptable terms or at all, which could harm our financial condition and operating results	19

We do not have any operating history and might not be able to operate our business or implement our operating policies and strategies successfully	19
Defaults on the mortgage loans we expect to fund or acquire may reduce the value of our investment portfolio and may harm our results of operations	20
If we become the owner of real estate, we may incur additional obligations, which may reduce the amount of funds available for distribution to our stockholders	20
Because the assets underlying the loans that we expect to acquire might experience periods of illiquidity, we might be prevented from liquidating our collateral at opportune times and prices, and our capital available to acquire new investments will be reduced	21
We expect to continue to invest in sub-prime or non-investment grade loans, which have a high risk of payment default, thereby increasing the risk to our revenues	21
Substantially all of our investments will be balloon mortgage loans, which have a higher risk of payment default than amortizing loans, thereby increasing the risk to our revenues	21
Because a substantial majority of our loans are expected to be interest-carry and non-amortizing, we may not realize that a loan is non-performing until the maturity date, and therefore may not make proper provision for loan losses or timely prepare a strategy for the non-performing loan, which may adversely affect our results of operations	21
Decreases in the value of the property underlying our mortgage loans might decrease the value of our assets	22
Commercial loans generally involve a greater risk of loss than residential loans. If a borrower defaults on its payment obligations to us, our results of operations will be harmed	22
We expect up to approximately 35% of mortgage loans invested in by us will be either acquisition or development mortgage loans, which are highly speculative	22
We expect approximately 18% of mortgage loans invested in by us will be construction loans, which are subject to the risk of failure of completion or failure of the subsequent sale of the completed project	22
We have limited recourse with respect to non-agency residential mortgage loans that we make to foreign nationals	23
A fire or other accident could occur in a single condo or hotel room that causes the entire building to be uninhabitable	23
Some of our non-agency residential mortgage loans may be made to individuals for a second home, thereby increasing the risk that our mortgage loan will not be paid	23
Borrowers may use their property for rental purposes, making enforcement of the mortgage loan more difficult	23
We may be subject to losses due to fraudulent and negligent acts on the part of mortgage loan applicants, mortgage brokers, other vendors and our employees	23
Properties securing our non-agency residential mortgage loans may have construction problems, which causes the borrower to move out and default on his or her mortgage loan	24
Our charter documents do not require a particular allocation of assets in our portfolio on the types of mortgage loans we may fund. Therefore, our investments may not be diversified among the various loan categories we are targeting. Any lack of diversity in our investments could increase the impact of defaults on our results of operations	24
If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investments, and your overall return may be reduced	24
We rely on information provided to us by third parties which we cannot always verify in making our investment decisions. If any of these third parties makes an error or misrepresents information to us, we may make investments in assets that do not meet our standard investment criteria	24
Interest rate fluctuations may adversely affect the value of our assets	24
We might experience reduced net interest income or a loss from holding fixed rate investments during periods of rising interest rates	25

The geographic concentration of the properties underlying our investments may increase our risk of loss	25
We may not be able to expand our operations into new geographic regions, which may cause us to incur expenses that do not result in increased revenues, which would reduce our results of operations	25
The property securing some of our investments may be subject to prior liens and if default on these superior encumbrances occurs, we may be required to pay installments due the superior encumbrances, which would have an adverse effect on our operating cash flow	25
Our board of directors may change our operating policies and strategies without prior notice or stockholder approval and such changes could harm our business and results of operations and the value of our common stock	25
We depend on our key personnel, especially our chairman of the board, chief executive officer, president and chief investment officer, Todd Parriott, and the loss of any of our key personnel could severely and detrimentally affect our operations	26
Our joint venture partners could take actions that decrease the value of an investment to us and lower your overall return	26
Competition might prevent us from acquiring mortgages at favorable spreads over our borrowing costs which would harm our results of operations	27
Insurance will not cover all potential losses on the underlying real properties and the absence thereof may impair our security and harm the value of our assets	27
The liquidation of our assets may be delayed, which may delay the distribution of liquidation proceeds to our stockholders	27
We expect to depend on borrowings to purchase some of our assets and reach our desired amount of leverage. If we fail to obtain or renew sufficient funding on favorable terms or at all, we will be limited in our ability to acquire assets, which will harm our results of operations	27
Failure to obtain or maintain adequate funding under credit agreements may harm our results of operations	28
Our leverage strategy increases the risks of our operations, which could reduce our net income and the amount available for distributions or cause us to suffer a loss	28
Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders	29
We may incur increased borrowing costs related to credit agreements that would harm our results of operations	29
Possible market developments could cause our lenders to require us to pledge additional assets as collateral. If our assets are insufficient to meet the collateral requirements, we might be compelled to liquidate particular assets at inopportune times and at disadvantageous prices, which may cause us to experience losses	29
Risks Related to Our Advisor and Conflicts of Interest	29
Our results may suffer as a consequence of a conflict of interest arising out of our relationship with our advisor. We pay our advisor a first-tier management fee based on the average amount of invested assets, and a second-tier management fee based on our portfolio’s performance. This arrangement may lead our advisor to recommend riskier or more speculative investments regardless of their long-term performance in an effort to maximize its compensation	29
Our advisor has significant influence over our affairs, and might cause us to engage in transactions that are not in our or our stockholders’ best interests	30
Our success will depend on the performance of our advisor and if our advisor or our board of directors makes inadvisable investment or management decisions, our operations could be impaired, potentially causing us to suffer a loss	30
Our advisor renders services to other entities, which could reduce the amount of time and effort that our advisor devotes to us	30

Our advisor will face conflicts of interest relating to the allocation of investment opportunities between us and its other clients, and such conflicts may not be resolved in our favor, meaning our advisor may offer us less attractive investment opportunities, lowering your overall return	30
Our advisor is the advisor of Desert Capital, the manager of CM Equity, and may not always be able to allocate investment opportunities on an equitable basis among us and its other clients	31
Our executive officers and some of our directors face conflicts of interest related to the positions they hold with our advisor and its affiliates, which could hinder our ability to successfully implement our business strategy and to make distributions to our stockholders	31
Our advisor may form other companies that will engage in businesses similar to ours, and may direct profitable investment opportunities to those other clients rather than us. We may not always be able to participate in investment opportunities on an equitable basis between us and such other companies	31
Certain of our directors’ loyalties to Desert Capital (and possibly to future Sandstone-sponsored programs) could influence their judgment, resulting in actions that are not in our stockholders’ best interest or that result in a disproportionate benefit to another Sandstone program at our expense	31
Certain of the principals of our advisor will face conflicts of interest relating to the extension and purchase of loans, and such conflicts may not be resolved in our favor	32
We may be obligated to pay our advisor the second-tier management fee even if we incur a loss	32
We can not estimate with certainty the future aggregate fees and expense reimbursements that will be paid to our advisor under the advisory agreement	32
Our advisor’s liability is limited under the advisory agreement, and we have agreed to indemnify it against certain liabilities	33
If our advisor terminates the advisory agreement, we may not be able to find an adequate replacement advisor	33
Risks Related to Legal and Tax Requirements	33
If we fail to qualify or are disqualified as a REIT, we will be subject to tax as a regular corporation and face substantial tax liability	33
Our management team has limited experience managing a REIT	33
Complying with REIT requirements might cause us to forego otherwise attractive opportunities	34
Complying with REIT requirements may force us to liquidate otherwise attractive investments	34
Our investment in taxable REIT subsidiaries may exceed the statutory limit	34
Complying with REIT requirements may force us to borrow to make distributions to our stockholders	34
Failure to maintain an exemption from the Investment Company Act would harm our results of operations	35
Misplaced reliance on legal opinions or statements by borrowers could result in a failure to comply with REIT income or assets tests	35
One-action rules may harm the value of the underlying property	35
We may be harmed by changes in various laws and regulations	35
We may incur excess inclusion income that would increase the tax liability of our stockholders	35
Our rights and the rights of our stockholders to recover claims against our independent directors are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses	36
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	36
ESTIMATED USE OF PROCEEDS	37
DISTRIBUTION POLICY	38
SUMMARY OF REINVESTMENT PLAN	39
General	39
Investment of Distributions	39

v

QUESTIONS AND ANSWERS ABOUT THE OFFERING

Q:	What is CM REIT, Inc.?

A: CM REIT, Inc., referred to as CM REIT or CMR, is a Maryland corporation that intends to elect to be taxed as a REIT commencing with its tax year ended December 31, 2009. We were formed in November 2008 primarily to acquire and make investments in acquisition, development, construction and commercial mortgage loans and non-agency residential mortgage loans. Our day-to-day operations and selection of investments are externally managed by our advisor, Sandstone Equity Investors, LLC, which we refer to as Sandstone, subject to the direction and oversight of our board of directors.

Q:	What is a mortgage REIT?

A:	In general, a mortgage REIT is a company that:

•	combines the capital of many investors to, among other things, invest in notes or other evidences of indebtedness or obligations secured or collateralized by real estate owned by the borrowers in connection with mortgage financing provided by us;

•	offers benefits of a diversified portfolio under professional management;

•	typically is not subject to federal corporate income taxes on taxable income that is distributed to its stockholders, thereby substantially eliminating the “double taxation” (taxation at both the corporate and stockholder levels) that generally results from investments in a corporation; and

•	must pay distributions to investors of at least 90% of its taxable income.

Q:	What kind of offering is this?

A:	We are offering up to 55 million shares of our common stock on a “best efforts” basis, including shares issued through our dividend reinvestment plan.

Q:	How does a “best efforts” offering work?

A:	When shares are offered to the public on a “best efforts” basis, no underwriter, broker-dealer or other person has a firm commitment or obligation to purchase any of the shares. Therefore, we are not guaranteeing that any minimum number of shares will be sold. We are offering a minimum of 250,000 shares and a maximum of 55 million shares, including shares purchased through our dividend reinvestment plan. Prior to the time we sell at least 250,000 of our shares, your subscription payments will be placed in an account held by our escrow agent, Bank of Nevada, and will be held in trust for your benefit until the minimum offering is achieved. If we are not able to sell at least 250,000 shares by , which is one year from the effective date of this prospectus, we will terminate this offering and your funds in the escrow account, including interest thereon at a floating rate (currently % per year), will be returned to you within 10 business days following the termination date. We may, however, extend the termination date to a date no later than , in states that allow us to make this extension. None of the purchases of shares of common stock by our officers, directors and affiliates will count toward the calculation of the minimum offering. If you choose to purchase stock in this offering, you will need to complete a subscription agreement, in the form attached to this prospectus as Appendix C, and pay for the shares at the time you subscribe. If you purchase our shares after the minimum offering amount is sold, the transfer agent will hold your funds, along with those of other similar subscribers, until such time as you are admitted as a stockholder. Generally, we admit stockholders on the day of acceptance of their subscription, which will be within seven days after receipt thereof.

Q:	How long will the offering last?

A:	This offering will not last beyond , unless we decide to extend the offering until not later than , in any state that allows us to extend the offering.

Q:	Who can buy shares?

A:	Anyone who receives this prospectus can buy shares provided that they meet the suitability standards described elsewhere in this prospectus.

Q:	Are there any risks involved in an investment in the shares?

A:	You should read the “Risk Factors” section of this prospectus for a discussion of material risks that you should consider before you invest in our common stock. An investment in our shares involves significant risks, including the following:

•	We have not identified any specific mortgage loans to acquire with the net proceeds of this offering. Accordingly, you will not have the opportunity to review the assets we will acquire with the net proceeds of this offering prior to your investment.

•	We have not established a minimum distribution payment level and we cannot assure you of our ability to make distributions to our stockholders in the future.

•	A conflict of interest exists with respect to our dealer-manager, because our advisor owns our dealer-manager. Our chief executive officer indirectly owns a majority of the membership interests in our advisor and serve as an officer of our advisor and our dealer-manager. You will not have the benefit of an independent due diligence review in connection with this offering.

•	There is currently no public trading market for our common stock, and there is no assurance that one will develop. Therefore, you may not be able to sell your shares at a price equal to or greater than the offering price, or at all.

•	Our results may suffer as a consequence of a conflict of interest arising out of our relationship with our advisor. Our executive officer indirectly owns a majority of our advisor and serves as officer of our advisor. We pay our advisor a first-tier management fee based on the amount of our invested assets and a second-tier management fee based on our portfolio’s performance. Accordingly, our advisor may recommend riskier or more speculative investments regardless of their long-term performance in an effort to maximize its compensation. The agreement between us and our advisor (the advisory agreement) pursuant to which our advisor acts as our advisor and provides specified services to us provides for substantial compensation to our advisor.

•	Our advisor also serves as an advisor to Desert Capital REIT, Inc., which we refer to as Desert Capital, which has investment objectives similar to ours.

•	We have not commenced operations. Our total assets currently consist of approximately $200,000 in cash.

•	If we fail to qualify or are disqualified as a REIT, we will be subject to tax as a regular corporation and face substantial tax liabilities.

•	There may be delays in investing the proceeds of this offering and, therefore, delays in the receipt of any returns from such investments.

•	We expect to borrow funds to make certain of our investments and will rely solely on bank lines of credit to fund a portion of our acquisitions. Such leverage could reduce our net income and our cash available for distributions or cause us to suffer losses. Under our articles of incorporation, we can incur debt in an amount up to 300% of our net assets. We currently do not have a credit facility in place.

•	We may borrow funds to make distributions.

•	We expect that a portion of our distributions will include a return of capital.

•	There are risks associated with each of the investments we intend to make. Balloon payment mortgage loans are risky because repayment depends on the borrower’s ability to refinance the loan or sell the property.

•	Many of the loans in which we intend to invest will be non-investment grade and risky because they have been and will be made to borrowers with limited credit histories, which increases the risk that the borrower will not be able to repay the principal at maturity.

•	We do not have any limitations in our charter documents on the types of mortgage loans we may acquire. Therefore, our investments may not be diversified among the various loan categories we are targeting, which are acquisition, development, construction and commercial mortgage loans and non-agency residential mortgage loans.

•	The dealer-manager, who is our affiliate, will be paid sales commissions equal to 7.0% of the proceeds of this offering, plus marketing support fees of 2.0% of such proceeds. These commissions were not negotiated at arm’s length.

Q:	Is there any minimum required investment?

A:	Yes. Generally, individuals must initially invest at least $2,500 and IRA, Keogh or other qualified plans must initially invest at least $1,000. Thereafter, you may purchase additional shares in $10.00 increments. These minimum investment levels may vary from state to state, so you should carefully read the more detailed description of the minimum investment requirements appearing elsewhere in this prospectus.

Q:	After I subscribe for shares, can I change my mind and withdraw my money?

A:	Once you have subscribed for shares and we have deposited the subscription price, your subscription is irrevocable, unless we elect to permit you to revoke your subscription. A securities dealer may not complete a sale of common stock to you until at least five business days after you receive a copy of the final prospectus.

Q:	If I buy shares in the offering, how can I sell them?

A:	At the time you purchase shares, they will not be listed for trading on any national securities exchange or over-the-counter market. In fact, we expect that there will not be any public market for the shares when you purchase them, and we cannot be sure whether one will ever develop. As a result, you may find that if you wish to sell your shares, you may not be able to do so promptly or at a price equal to or greater than the offering price.

We will seek to list our shares of common stock if and when our independent directors believe listing would be in the best interests of our stockholders. If we do not list our shares of common stock on a national securities exchange by December 31, 2019, our charter requires that we either:

•	seek stockholder approval of the liquidation of the company; or

•	if a majority of the conflicts committee determines that liquidation is not then in the best interests of our stockholders, postpone the decision of whether to liquidate the company.

If a majority of the conflicts committee does determine that liquidation is not then in the best interests of our stockholders, our charter requires that the conflicts committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of the conflicts committee again determined that liquidation would not be in the best interest of our stockholders. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate, and we could continue to operate as before. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our properties and other assets. The precise timing of such sales would take account of the prevailing real estate and financial markets, the economic conditions in the submarkets where our properties are located and the federal income tax consequences to our stockholders. In making the decision to apply for listing of our shares, our directors will try to determine whether listing our shares or liquidating our assets will result in greater value for stockholders.

One of the factors our board of directors will consider when making this determination is the liquidity needs of our stockholders. In assessing whether to list, our board of directors would likely solicit input from financial advisors as to the likely demand for our shares upon listing. If, after listing, the board of directors believed that it would be difficult for stockholders to dispose of their shares, then that factor would weigh against listing. However, this would not be the only factor considered by the board of directors. If listing still appeared to be in the best long-term interest of our stockholders, despite the prospects of a relatively small market for our shares upon the initial listing, the board may still opt to list our shares of common stock in keeping with its obligations under Maryland law. The board of directors would also likely consider whether there was a large pent-up demand to sell our shares when making decisions regarding listing. The degree of participation in our DRIP and the number of requests for repurchase under the share repurchase program at this time could be an indicator of stockholder demand to liquidate their investment.

If we list the shares, we expect that you will be able to sell your shares in the same manner as other listed stocks.

Q:	What will you do with the proceeds from this offering?

A:	Our use of proceeds will depend somewhat on the number of shares sold in the offering. If we only sell the minimum number of shares, we plan to use approximately 85% of the proceeds of this offering to acquire mortgage loans, or portions thereof, and the balance will be used to pay fees and expenses in connection with this offering. The payment of these fees will not reduce the amount of your invested capital which is calculated by multiplying the total number of shares of common stock you acquire by the issue price. If we sell all 50 million shares, which excludes shares issued through our reinvestment plan, we plan to use approximately 89% of the proceeds to make investments. Many of the expenses associated with the offering are fixed, so that the more shares we sell, the higher the portion of the proceeds available for investment by us. If we only sell the minimum number of shares, Sandstone will initially pay many of our expenses because our actual expenses will greatly exceed $125,000. If we sell additional shares, we will use 1% of the additional proceeds to reimburse Sandstone partially for these expenses. In addition, we are prohibited by FINRA rules from incurring offering expenses in excess of 15% of the proceeds of the offering. Because the actual expenses incurred will greatly exceed $375,000 (15% of the minimum offering amount of $2.5 million), we are required to cap our expenses at 15%. If, however, the maximum offering amount of $500 million is raised, our offering expenses are estimated at $5.0 million, which is approximately 1.0% of the offering proceeds. Your initial invested capital amount will be $10 per share.

Our loan origination agreements with Consolidated Mortgage, LLC, referred to as Consolidated Mortgage, Residential Capital Mortgage Corporation, referred to as Residential Capital, and Province Real Estate Advisors, LLC, referred to as Province Advisors, will provide us a pipeline of investment opportunities originated by these parties. Accordingly, we expect that proceeds received from this offering generally will be invested in mortgage loans within 30 days of receipt. As a result, we do not expect to experience the significant short-term dilution that can result from investing offering proceeds in short-term investments that do not earn as high a return as we expect to earn on our mortgage loan investments, because we are able to invest the proceeds promptly.

Assuming all 50 million shares are sold in this offering, we expect to have approximately $445 million of net offering proceeds available for investment in mortgage loans and other mortgage-related assets. If the minimum number of shares is sold in this offering, we expect to have approximately $2.125 million of net offering proceeds available for investment.

Q:	If I buy shares, will I receive distributions and, if so, how often?

A:	We intend to make regular cash distributions to our stockholders. The amount of distributions will be determined by the board of directors and typically will depend on the amount of net cash from operations (which includes interest income from borrowers under mortgage loans, less expenses paid), current and projected cash requirements, tax considerations, our general financial condition and other factors. However, in order to remain qualified as a REIT, we must make distributions equal to at least 90% of our REIT taxable income each year. Distributions, if any, will be made monthly. The board of directors may in the future change our policy so that distributions will be paid quarterly.

Q:	Are distributions I receive taxable?

A:	Yes. Generally, distributions that you receive will be considered ordinary income to the extent they are from current and accumulated earnings and profits; however, we expect a portion of your distributions will be considered return of capital for tax purposes. These amounts will not be subject to tax immediately but will instead reduce the tax basis of your investment. This in effect defers a portion of your tax until you have exhausted the tax basis of your investment, your investment is sold or we are liquidated, at which time the gain should, generally, be taxable as capital gains assuming that you hold your shares as a capital asset. However, because each investor’s tax implications are different, we suggest you consult with your tax advisor. Dividends that United States individual stockholders receive from a REIT generally are not eligible for the new 15% U.S. federal income tax rate except to the extent that such dividends are attributable to dividends that the REIT received from taxable corporations. Certain other limited circumstances can result in the taxation of dividends at the new 15% U.S. federal income tax rate as discussed under “U.S. Federal Income Tax Considerations — Taxation of Taxable United States Stockholders” and “— Distributions Generally.”

Q:	When will I get my tax information?

A:	Your Form 1099 tax information will be mailed by January 31 of each year.

Q:	Do you have a reinvestment plan through which I can reinvest my distributions in additional shares?

A:	Yes. We have adopted a dividend reinvestment plan (DRIP) in which investors can reinvest their distributions in additional shares.

Q:	If I buy shares, will I be liable for the acts or obligations of CMR?

A:	No. Because CM REIT is a corporation, as a stockholder you are not generally liable for its obligations and the amount of your potential loss is limited to the price you pay for our shares.

Q:	What fees will CMR pay as part of this offering?

A:	We will pay the dealer-manager a selling commission of 7.0% of aggregate gross proceeds, a marketing support fee of 2.0% of aggregate gross proceeds, and will reimburse the dealer-manager for actual due diligence expenses up to 1.0% of aggregate gross proceeds. If the maximum offering amount is sold, we will pay $35.0 million in selling commissions, $10.0 million in marketing support fees and up to $5.0 million in due diligence expense reimbursements. We will not pay any of these fees for shares issued under the DRIP. We will pay the advisor a first-tier management fee calculated as a percentage of average invested assets. We will also pay the advisor a second-tier management fee based on the amount of our taxable REIT income, the amount of which cannot be reasonably estimated due to the uncertainty of 10-year U.S. Treasury yields and net interest margin. We will also reimburse our advisor for any out-of-pocket expenses. We also pay our non-employee directors an annual retainer of $15,000 and additional fees based on the number of meetings attended and chairmanships of various committees. See “The Offering — Plan of Distribution” and “The Advisor — Compensation and Expenses” for a more complete description of these fees.

Q:	What is your relationship to Desert Capital REIT, Inc.?

A:	Desert Capital REIT, Inc., which we refer to as Desert Capital, is a separate REIT from us. However, we have a common advisor, Sandstone, and all of our officers and three of our directors are also officers and/or directors of Desert Capital.

Q:	Are there conflicts of interest between CMR and other related parties?

A:	The majority of the membership interests in our advisor, Sandstone, are owned indirectly by our Chief Executive Officer. We pay our advisor a second-tier management fee based on our net income. In evaluating mortgage loans for investment and in evaluating other operating strategies, an undue emphasis by our advisor on the maximization of our net income at the expense of other criteria, such as preservation of capital, in order to earn higher compensation, could result in an increased risk to the value of our portfolio. In addition, Desert Capital is our affiliate, and has the same advisor we do. Our advisor may have a conflict of interest in allocating investment opportunities between us and Desert Capital. Consolidated Mortgage, the company that originates and services our acquisition, development, construction and commercial mortgage loans, is owned by our advisor, and also originates and services loan for Desert Capital. Residential Capital, the company that originates our non-agency residential mortgage loans, is majority owned by our Chief Executive Officer. Province Real Estate Advisors, a company that identifies potential investment opportunities for us and other Sandstone clients, is partially owned by Sandstone, our advisor. In addition, the dealer-manager is an affiliate of ours and is owned by our advisor. Our Chief Executive Officer is also an officer, director, and registered principal of the dealer-manager. These relationships may create conflicts in connection with the fulfillment by the dealer-manager of its due diligence obligations under the federal securities laws. Although the dealer-manager will examine the information in the prospectus for accuracy and completeness, the dealer-manager is an affiliate of ours and will not make an independent review of the company or the offering. Accordingly, the investors do not have the benefit of such independent review. See “Conflicts of Interest” and “Certain Relationships and Related Transactions, and Director Independence” for a more complete description of conflicts of interest.

Q:	Who can help answer questions?

A:	If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or our dealer-manager:

1291 W. Galleria Drive, Suite 210
Henderson, Nevada 89014
(702) 795-7930

SUMMARY

This summary highlights the material information contained elsewhere in this prospectus. You should read this entire prospectus carefully, including the section titled “Risk Factors” and our financial statements and the notes thereto before making an investment in our common stock. As used in this prospectus, “company,” “we,” “our,” and “us” refer to CM REIT, Inc., except where the context otherwise requires. For a description of capitalized terms that are not defined, please see the “Definitions” section of this prospectus.

CM REIT, Inc.

Our Company

CM REIT, Inc. is a Maryland corporation which intends to elect to be taxed as a REIT for federal tax purposes commencing with its tax year ended December 31, 2009. Our address is 1291 W. Galleria Drive, Suite 200, Henderson, Nevada 89014 and our telephone number is (866) 659-3849.

Our Business

CMR is a Maryland corporation formed in November 2008 that will elect to be taxed as a REIT for federal income tax purposes commencing with its tax year ending December 31, 2009. CMR specializes in the financing of real estate projects. We intend to create a diversified portfolio of real estate mortgage loans to developers, homebuilders, and homebuyers with financing needs that are not met by traditional mortgage lenders. The portfolio will be concentrated in the Western United States, where we believe we possess requisite skills and market knowledge. The majority of the portfolio will include short-term mortgage loans consisting of acquisition, development, construction and commercial mortgage loans to both local and national developers and homebuilders. We also expect to invest a portion of the portfolio in non-agency residential mortgage loans to provide niche financing to borrowers that otherwise have limited financing sources.

We will derive our revenues primarily from interest payments received from mortgage investments funded with our equity capital and borrowed funds, if any. Our principal business objective is to generate net income for distribution to our stockholders from the spread between interest income on our mortgage assets and the costs of financing the acquisition of these assets. This spread, net of operating expenses, is expected to provide both operating capital and distributable income. The growth of our business will depend on our access to external sources of capital. Our profitability will depend on our ability to obtain financing at a cost we can absorb while still generating an attractive risk-adjusted return on the mortgage loans we acquire using the proceeds of our financings. The growth of our business will also depend on our ability to locate suitable investments to keep our capital fully deployed at favorable rates. We are externally managed and advised by Sandstone Equity Investors, LLC (“Sandstone” or “advisor”), a related party.

We are newly incorporated, have not commenced operations and do not own any investments. We expect that our investment portfolio will primarily consist of acquisition, development, construction and commercial mortgage loans and non-agency residential mortgage loans. Our investments may consist of mortgage loans that we wholly own or participations in trust deed mortgage loans that we own with other lenders. After we have invested a total of $50.0 million we expect our portfolio to consist of the following types of mortgage loans:

•	acquisition, development, construction and commercial mortgage loans (approximately 60% of our portfolio); and

•	non-agency residential mortgage loans (approximately 40% of our portfolio).

The percentages set forth above reflect our general portfolio expectations after we have invested a total of $50.0 million. However, our intentions may change and we are not obligated to create a portfolio reflecting the above allocations. We do not have any limitations in our charter documents on the percentage of assets we will invest in any particular type of mortgage loan.

We expect that after we have invested a total of $50.0 million approximately 60% of our investment portfolio will consist of acquisition, development, construction and commercial mortgage loans. Our mortgage loan investments may consist of loans that we wholly own or participations in trust deed mortgage loans that we own with other lenders. The majority of our investments in this category will be short-term (12-24 months) mortgage loans that are balloon mortgage loans with fixed interest rates. A substantial portion of these mortgage loans will consist of interest-carry loans, meaning we will provide the borrower with sufficient financing to enable it to make the interest payments during the term of the loan. All of our mortgage loans are expected to be within the loan-to-value ratios set forth later under “Business — Underwriting Criteria — Acquisition, Development, Construction and Commercial Mortgage Loans.” Initially, we expect that the majority of these types of mortgage loans will be identified by Consolidated Mortgage pursuant to our loan origination agreement. We do not currently have a contractual arrangement with any other mortgage originator for the purpose of acquiring these types of mortgage loans. We also plan to fund or acquire mortgage loans directly from originators and from entities holding mortgage loans originated by others. Our board of directors has not established any limits on the geographic concentration of mortgage loans that we may acquire. However, our asset acquisition policy limits the amount or type of mortgage loans we may acquire.

We intend to invest in non-agency residential mortgage loans, not to exceed 40% of our portfolio after we have invested a total of $50.0 million. We define non-agency residential mortgage loans as a first lien mortgage loan for a residential dwelling in which we are the first lien holder, as further described under “Business — Our Investment Types — Non-agency Residential Mortgage Loans.” Non-agency residential mortgage loans may range in principal amount from $100,000 to $1 million with fixed or variable interest rates, based on the terms and conditions that reflect the type of loan and the inherent risk associated therewith. Non-agency residential mortgage loans are expected to be within the loan-to-value ratios set forth under “Business — Underwriting Criteria — Non-agency Residential Mortgage Loans.” Initially, we anticipate that the majority of the non-agency residential mortgage loans that we fund will be identified by Residential Capital and serviced by Consolidated Mortgage pursuant to our loan origination and servicing agreement. We do not currently have a contractual arrangement with any other originator for the purpose of acquiring non-agency residential mortgage loans. We may also acquire non-agency residential mortgage loans directly from other mortgage brokers or originators and from entities holding non-agency residential mortgage loans. Our board of directors has not established any limits upon the geographic concentration of non-agency residential mortgage loans that we may fund or acquire. However, our asset acquisition policy limits the amount and type of non-agency residential mortgage loans we may acquire.

The non-agency residential mortgage loans in which we intend to invest will generally be classified in one of the following categories: condo/hotel, foreign nationals, asset-based stated income and jumbo. We will not invest in non-agency residential mortgage loans in favor of any one borrower in excess of $2.0 million. We expect that each non-agency residential mortgage loan in our portfolio will be full recourse against the property that secures it.

Each of the mortgage loans we fund will be secured by a first priority lien filed and recorded with the applicable county recorder’s office. All real property collateral securing the mortgage loans we fund will be appraised by an independent third party. While we do not intend to acquire real estate assets directly, from time to time, we may be required to foreclose on the real estate serving as collateral for a mortgage loan due to the loan obligations not being met by the borrower. Upon the sale of any of our properties by our advisor or any affiliate of our advisor, we will pay sales commissions to any of such persons in amounts no greater than the lesser of one-half of the brokerage commission paid or an amount equal to 3% of the contractual sales price.

Our Advisor and Executive Officers

Our day-to-day operations will be externally managed by our advisor, Sandstone, subject to the direction and oversight of our board of directors. Sandstone was established in 2007, and its predecessor company was established in 2003. Our advisor had five full-time employees at December 31, 2007, and its wholly-owned subsidiary, Consolidated Mortgage, had 28 employees. Our advisor will perform all the duties of our advisor under the advisory agreement. However, our advisor may elect to have others undertake some or all of those duties at any time and in its sole discretion. Our advisor also acts as the advisor to our affiliates, Desert Capital and CM Equity, LLC. In addition, CM Notes Manager, LLC, a wholly owned subsidiary of Consolidated Mortgage, a wholly owned subsidiary of our advisor, is the advisor to CM Notes Program I, LLC, which we refer to as CM Notes.

The following diagram sets forth the relationships between us, our advisor, the dealer-manager, our executive officers and three of our directors.

The Advisory Agreement

We will enter into an advisory agreement with our advisor prior to commencing this offering. Pursuant to the advisory agreement, our advisor will generally implement our business strategy, be responsible for our day-to-day operations and perform services and activities relating to our assets and operations in accordance with the terms of the advisory agreement. Our advisor’s services for us can be divided into the following three primary activities:

•	Asset Management — our advisor will advise us with respect to, arrange for and manage the acquisition, financing, management and disposition of, our investments.

•	Liability Management — our advisor will evaluate the credit risk of our investments and arrange borrowing strategies.

•	Capital Management — our advisor will coordinate our capital raising activities.

In conducting these activities, our advisor will advise us on the formulation of, and explanation of, our operating strategies and policies, arrange for our acquisition of assets, monitor the performance of our assets, arrange for various types of financing, and provide administrative and managerial services in connection with our operations. At all times in the performance of these activities, our advisor will be subject to the direction and oversight of our board of directors.

See “— Benefits to Affiliates” for a summary of fees payable to our advisor.

Conflicts of Interest

Sandstone, as our advisor, will experience conflicts of interest in connection with the management of our business affairs, including the following:

•	The second-tier management fee, which is based on our net income, may create an incentive for our advisor to recommend investments with greater income potential, which may be relatively more risky than would be the case if its compensation from us did not include a component based on our financial performance.

•	Three of our directors and our two executive officers, are officers, employees or members of, or otherwise affiliated with, our advisor.

•	Our advisor owns Consolidated Mortgage, currently our only loan origination source for acquisition, development, construction and commercial mortgage loans.

•	Our advisor must determine how to allocate investment opportunities between us and Desert Capital, which has similar investment objectives to ours, CM Equity and CM Notes.

•	Our advisor owns the dealer-manager.

•	Our advisor will have to allocate its time between us, Desert Capital, CM Equity, CM Notes, and other business activities in which it is involved.

•	Todd Parriott, our Chief Executive Officer and the Chief Executive Officer of Sandstone, indirectly owns Residential Capital, currently our only loan origination source for non-agency residential mortgage loans.

•	Sandstone owns one-third of Province Advisors, an entity that identifies potential investment opportunities for us and other Sandstone clients.

The advisory agreement does not limit or restrict the right of our advisor or any of its affiliates from engaging in any business or rendering services to any other person, including, without limitation, the purchase of, or rendering advice to others purchasing or making investments that meet our investment guidelines. However, our advisor has agreed that for as long as it is our exclusive advisor pursuant to the advisory agreement, it will not sponsor any other mortgage REIT (other than Desert Capital) that invests primarily in mortgage loans for the acquisition of, development of and construction on real estate in the Las Vegas, Nevada area, without first obtaining the approval of a majority of our directors who are not associated and have not been associated within the last two years, directly or indirectly, with us or our advisor (independent directors). We compete for the management time of our advisor. The advisory agreement was not negotiated at arm’s length.

Desert Capital is our affiliate. It is also an externally advised mortgage REIT, with investment objectives similar to ours. Sandstone is the advisor, and for CMR and Desert Capital. Our advisor will need to determine which investment opportunities to allocate to us, Desert Capital, CM Equity, CM Notes and any other entities that it directly or indirectly sponsors and/or advises. In addition, each of our two executive officers and three of our directors are also officers and directors of Desert Capital, and have obligations to Desert Capital similar to their obligations to us.

Benefits to Affiliates

The following table sets forth all of the compensation which our affiliates will earn in connection with the operation of our business. Our advisor will be paid management fees, which are based on the value of the assets we own at any particular time and our net income, as long as it is providing services to us under the advisory agreement. Our advisor and its affiliates are not entitled to any compensation in connection with the acquisition or disposition of our assets. Accordingly, if we liquidate, our advisor’s management fee would ultimately be reduced to zero. The advisor is not entitled to receive a termination fee upon the termination of the advisory agreement. The total compensation we pay to our advisor is limited under our articles of incorporation to an amount determined at least annually by our independent directors to be reasonable in relation to the nature and quality of services performed. We do not pay Consolidated Mortgage, Residential Capital or Province Advisors any fees for loan origination or, in the case of Consolidated Mortgage, servicing.

Affiliate	Compensation	Method of Computation	Dollar Amount to be Paid

Offering
Dealer-manager	Selling Commission	7.0% of aggregate gross proceeds from sales of shares	$35.0 million(1)(8)
Dealer-manager	Marketing Support Fee	2.0% of aggregate gross proceeds from sales of shares	$10.0 million(1)
Dealer-manager	Due Diligence Fee	Actual amount of expenses reimbursed up to 1.0% of aggregate gross proceeds	$5.0 million(1)

Operational

Advisor	Management Fees	First tier management compensation of 1% per annum of the first $200 million of our average invested assets, plus 0.8% per annum of our average invested assets in excess of $200 million during such fiscal year, calculated on a monthly basis and payable monthly in arrears; and second tier management compensation of a specified percentage of the amount our REIT taxable net income, before deducting certain management compensation, net operating losses and certain other items, exceeds a return based on the 10 year U.S. Treasury rate plus 1%. The percentage for this calculation is the weighted average of the following percentages based on our average invested assets for the period: 20% for the first $200 million of our average invested assets; and 10% of our average invested assets in excess of $200 million calculated and paid on a quarterly basis and subject to annual reconciliation.	(2)

Affiliate	Compensation	Method of Computation	Dollar Amount to be Paid

Advisor	Out-of-Pocket Expense Reimbursement	Reimbursement of actual out-of-pocket expenses incurred in connection with our administration on an on-going basis. Includes reimbursement of expenses of property ownership, such as taxes and insurance upon the disposition of real property.	(3)
Non-employee directors	Annual Fee Meeting Fee Committee Fee Restricted Stock	Annual Fee of $15,000; in person board meeting fee of $3,000; telephonic board meeting fee of $1,500; in person committee meeting fee of $1,000; telephonic committee meeting fee of $500; additional annual fee for audit committee chairman of $5,000; additional annual fee for compensation committee chairman and governance and nominating committee chairman of $3,000; annual grant of 4,000 shares of stock.	$71,000 in annual fees, including annual fee to committee chairmen(4)

(1)	Dollar amount to be paid assumes offering size of $500 million, because our dealer-manager receives no sales commissions or marketing support fees or due diligence fees as a result of sales of shares of common stock under our DRIP. The dealer-manager will receive no compensation other than as outlined in this table. The dealer-manager may reallow fees up to 7.0% to the soliciting dealers with respect to shares of stock sold by them.

(2)	Due to the uncertainty surrounding the 10-year U.S. Treasury yields and net interest margin, it is not possible to calculate a reasonable estimate of the maximum management fees.

(3)	All out-of-pocket expenses incurred on our behalf will be reimbursed in accordance with the terms of the advisory agreement and pursuant to an agreed upon budget. We and our advisor will agree on a budget, including estimated out-of-pocket expenses. Any individual cost or expense exceeding $100,000 not reflected in our budget must be approved by our board of directors.

(4)	Assumes the board of directors includes four non-employee directors. Total meeting fees cannot be estimated due to the uncertainty regarding the number of board and committee meetings in person and telephonically, and the level of attendance at each meeting.

Prior Investment Programs

Affiliates of our sponsor, Sandstone, previously sponsored Desert Capital. Desert Capital has raised approximately $175.4 million in its two public offerings, excluding the DRIP, and approximately $12.4 million in DRIP shares. The “Prior Performance Summary” section of this prospectus contains a discussion of Desert Capital’s performance to date. Certain financial data relating to Sandstone’s affiliates, and prior real estate programs is also provided in the “Prior Performance Tables” in Appendix D to this prospectus. The prior performance of our sponsor and its affiliates’ previous real estate programs may not be indicative of our ultimate performance and, thus, you should not assume that you will experience financial performance and returns comparable to those experienced by investors in our sponsor’s and its affiliates’ prior programs. You may experience a small return or no return on, or may lose some or all of, your investment in our shares.

The Offering

Offering Size	Minimum — $2.5 million

Maximum — $550 million

$500 million of common stock to be offered to investors meeting certain suitability standards and up to $50 million of common stock available to investors who purchased their shares in this offering and who choose to participate in our DRIP.

Minimum Investments	Individuals — $2,500 — Additional shares may be purchased in $10 increments.

IRA, Keogh and other qualified plans — $1,000 — Additional shares may be purchased in $10 increments.

The amounts apply to most potential investors, but minimum investments may vary from state to state.

Suitability Standards	Net worth (not including home, furnishings and personal automobiles) of at least $70,000 and annual gross income of at least $70,000; or net worth (not including home, furnishings and personal automobiles) of at least $250,000.

Suitability standards vary from state to state.

Distribution Policy	Consistent with our objective of qualifying as a REIT, we expect to continue to pay regular distributions and distribute at least 90% of our REIT taxable income.

Our Advisor	Sandstone Equity Investors is our advisor and will administer our day-to-day operations and select our investments, subject to the oversight and direction of our board of directors.

Estimated Use of Proceeds	If we sell only the minimum offering amount of 250,000 shares, approximately 85% of the offering proceeds will be available to make investments. If we sell all 50 million shares, approximately 89% of the offering proceeds will be available to make investments. The balance will be used to pay fees and expenses in connection with the offering, some of which are fixed regardless of the size of the offering. We are prohibited by FINRA rules from incurring offering expenses in excess of 15% of the proceeds of the offering. Because the actual expenses incurred will greatly exceed $375,000 (15% of the minimum offering amount of $2.5 million), we are required to cap our expenses at 15%. If the maximum offering amount of $500 million is raised, the estimated organization and offering expenses of $55 million will constitute approximately 11% of the offering proceeds.

Our Reinvestment Plan	We have adopted a DRIP which allows stockholders to have the full amount of their distributions reinvested in additional shares that may be available. We have registered 5 million shares of our common stock for this purpose. We have attached the DRIP as Appendix A to this prospectus.

Our Tax Status

We intend to qualify and will elect to be taxed as a REIT under the REIT provisions of the Internal Revenue Code commencing with our taxable year ending December 31, 2009. Provided we continue to qualify as a REIT, we generally will not be subject to federal corporate income tax on taxable income that is distributed to our stockholders. REITs are subject to a number of organizational and operational requirements, including a requirement that they distribute at least 90% of their annual REIT taxable income. Although we do not intend to request a ruling from the IRS as to our REIT status, we have received an opinion of our counsel, Locke Lord Bissell & Liddell LLP, with respect to our qualification as a REIT. This opinion is based on a number of assumptions and representations about our ongoing business and investment activities and other matters. We cannot assure you that we will be able to comply with these assumptions and representations in the future. Furthermore, this opinion is not binding on the IRS or any court. Failure to qualify as a REIT would render us subject to U.S. federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates and distributions to our stockholders would not be deductible. Even if we qualify for taxation as a REIT, we may be subject to federal, state and local taxes on our income and property. In connection with our election to be taxed as a REIT, our articles of incorporation impose restrictions on the transfer and ownership of our stock.

Restrictions on Ownership of Our Stock

In order to facilitate our qualification as a REIT, our articles of incorporation prohibit any stockholder from directly or indirectly (or actually or constructively) owning more than 9.8% of the outstanding shares of any class or series of our stock. Our board of directors may, in its discretion, grant an exemption from this limitation. We adopted this restriction to promote compliance with the provisions of the Internal Revenue Code which limit the degree to which ownership of a REIT may be concentrated.

RISK FACTORS

You should carefully consider the following risk factors in conjunction with the other information in this prospectus before making an investment decision. Our business, financial condition or results of operations could be harmed by any of these risks. Similarly, these risks could cause the value of our common stock to decline and you might lose all or part of your investment. Our forward-looking statements in this prospectus are subject to the following risks and uncertainties. Our actual results could differ materially from those anticipated by our forward-looking statements as a result of the risk factors below.

Risks Related to the Offering

There is currently no public trading market for our common stock and there is no assurance that one will develop; therefore, you may not be able to sell your shares at a price equal to or greater than the offering price, or at all.

There is no current public market for our common stock, nor do we expect a public market to develop for our common stock. It will, therefore, be difficult for you to sell your shares promptly, or at all. In addition, the price received for any shares sold is likely to be less than the proportionate value of the assets we own. Therefore, you should purchase the shares only as a long-term investment. We do not know if we will ever apply to list our shares on a national securities exchange or over-the-counter market, or, if we do apply for listing, when such application would be made or whether it would be accepted. If our shares are listed, we cannot assure you a public trading market will develop. We cannot assure you that the price you would receive in a sale on a national securities exchange or over-the-counter market would be representative of the value of the assets we own or that it would equal or exceed the amount you paid for the shares. If our common stock is not listed on a national securities exchange or over-the-counter market by December 31, 2019, our charter requires that we either seek stockholder approval of the liquidation of the company, or if a majority if the conflicts committee determines that liquidation is not then in the best interest of our stockholders, postpone the decision of whether to liquidate the company.

We cannot assure you of our ability to make the distributions to our stockholders required in order for us to qualify as a REIT in the future.

We intend to make regular distributions to our stockholders equal to at least 90% of our annual REIT taxable income. This, along with other factors, should enable us to qualify for the tax benefits accorded to a REIT under the Internal Revenue Code. We have not established a minimum distribution payment level and our ability to make distributions might be limited by the risk factors described in this prospectus. All distributions are made at the discretion of our board of directors and depend on our earnings, our financial condition, maintenance of our REIT status, available cash resources and such other factors as our board of directors may deem relevant from time to time. We cannot assure you that we will have the ability to make distributions to our stockholders in the future or we may pay distributions that represent a return of capital. For the purpose of determining taxable income, we may be required to accrue items treated as earned for tax purposes, but that we have not yet received. In addition, we may be required not to accrue as expenses for tax purposes some items that actually have been paid or some of our deductions might be disallowed by the Internal Revenue Service. Furthermore, distributions to our stockholders are subordinate to the payment of our debts and obligations. As a result, we could have taxable income in excess of funds available to distribute to our stockholders. If that occurs, we may have to borrow funds or liquidate some of our assets to make sufficient distributions and maintain our status as a REIT. Such borrowings would have the effect of decreasing amounts available for future distributions. See “Distribution Policy.”

If there are delays in investing the proceeds of this offering, then receipts from investments and our investment returns may be lower than anticipated.

We may delay investing the proceeds from this offering and, therefore, delay the receipt of any returns from such investments, due to our inability to find suitable investments. Until we invest the proceeds, our investment returns on offering proceeds will be limited to the rates of return available on short-term, highly liquid investments that provide appropriate safety of principal. We expect these rates of return, which affect the amount of cash available to make distributions to stockholders, to be lower than returns we would receive for investments in mortgage loans. See “Our Operating Policies and Investment Policies.”

The business and financial due diligence of CMR was conducted by our dealer-manager, which is our affiliate.

Our dealer-manager is our affiliate and a wholly-owned subsidiary of our advisor. Our Chief Executive Officer, Mr. Parriott is an officer and director of our dealer-manager. As a result, you should not consider the dealer-manager’s due diligence investigation of us to be an independent review. The dealer-manager’s due diligence review may not have been as thorough as an investigation typically conducted by an unaffiliated third-party underwriter in connection with a securities offering, and might not have uncovered facts that would be important to a potential investor. See “Conflicts of Interest.”

Our share repurchase plan, which is the only current source of liquidity for our stockholders, may be amended or suspended at any time, leaving our stockholders unable to sell their shares.

There is no current public market for our common stock, nor do we expect a public market to develop for our common stock. To provide a limited amount of liquidity to our stockholders, we have adopted a share repurchase plan, pursuant to which we may repurchase shares of our common stock from our stockholders according to the terms thereof. However, all repurchases are in our sole and absolute discretion, and we are under to no obligation to repurchase any shares of common stock under the repurchase plan, and our board of directors may elect to amend or suspend the plan at any time. If the repurchase plan is amended or suspended, this limited source of liquidity will no longer be available to our stockholders. See “Share Repurchase Plan.”

Certain amounts of the proceeds of this offering will be paid to our affiliates.

The dealer-manager, who is our affiliate, will be paid sales commissions equal to 7.0% of the proceeds of this offering, plus marketing support fees of 2.0% of such proceeds. The amount of these fees was not determined on an arm’s-length basis. The dealer-manager will not receive any fees related to the sale of common stock pursuant to our DRIP. See “Estimated Use of Proceeds.”

We established the offering price on an arbitrary basis, so the price bears no relationship to any established valuation criteria.

Our board of directors determined the offering price of the shares of common stock and such price bears no relationship to any established criteria for valuing issued or outstanding shares. Our offering price may not be indicative of the price at which our shares would trade if they were listed on an exchange or actively traded by brokers, nor of the proceeds that a stockholder would receive if we were liquidated or dissolved. See “The Offering.”

The risk that we will not be able to accomplish our business objectives will increase if only the minimum number of shares are sold in this offering.

Our common stock is being offered on a “best efforts” basis and no underwriter, broker-dealer or other person has agreed to purchase any shares of our common stock offered hereby. This is the third public offering managed by our dealer-manager, and it may not be able to solicit sufficient investors to sell the maximum number of shares we are offering. We are subject to the risk that all of the shares of our common stock offered hereby may not be sold. If we are only able to sell the minimum offering amount, we expect that we will only be able to make a minimal number of investments, the actual number of which cannot be determined because the amount of each mortgage loan that we fund will depend on a number of factors, including the size of the loan, the quality of the collateral and the number of other lenders. As a result, we would have less diversification in terms of the number and types of investments we own and the geographic regions in which our investments are located. If our investments are not diversified, our operations and ability to pay distributions would be dependent on the success of a small number of investments. Therefore, if we are only able to sell a small number of shares in this offering, we may lack a diversified portfolio of investments, and our fixed operating expenses such as general and administrative expenses (as a percentage of gross income) would be higher and we would not achieve the benefits associated with a large, diversified mortgage portfolio.

Investors who invest in us at the beginning of our offering may realize a lower rate of return than later investors.

Because we have not identified any probable investments, there can be no assurances as to when we will begin to generate sufficient cash flow and make distributions. As a result, investors who invest in us before we sell the minimum number of shares of common stock or before we commence investing activities or generate significant cash flow may realize a lower rate of return than later investors. We expect to have little, if any, cash flow from operations available for distribution until we make investments.

Your interest may be diluted if we issue additional shares.

Investors in this offering do not have preemptive rights to any shares issued by us in the future. Therefore, investors purchasing shares in this offering may experience dilution of their equity investment if we:

•	sell shares in this offering or sell additional common shares in the future, whether publicly or privately;

•	sell securities that are convertible into common shares;

•	issue restricted shares to our officers or directors; or

•	issue common stock upon the exercise of options.

Future offerings of debt securities, which would be senior to our common stock upon liquidation, or equity securities, which would dilute our existing stockholders and may be senior to our common stock for the purposes of distributions, may harm the value of our common stock.

In the future, we may attempt to increase our capital resources by making additional offerings of debt or equity securities, including commercial paper, medium-term notes, senior or subordinated notes and classes of preferred stock or common stock. Upon our liquidation, holders of our debt securities and shares of preferred stock, lenders with respect to other borrowings and all of our creditors will receive a distribution of our available assets prior to the holders of our common stock. Additional equity offerings by us may dilute the holdings of our existing stockholders or reduce the value of our common stock, or both. Our preferred stock, if issued, would have a preference on distributions that could limit our ability to make distributions to the holders of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future offerings reducing the value of our common stock and diluting their stock holdings in us.

Certain provisions of Maryland law and our articles of incorporation and bylaws could hinder, delay or prevent a change in control of CMR.

Certain provisions of Maryland law, our articles of incorporation and our bylaws have the effect of discouraging, delaying or preventing transactions that involve an actual or threatened change in control of CMR. These provisions include the following:

•	Number of Directors, Board Vacancies, Term of Office. Under our bylaws, we have elected to be subject to certain provisions of Maryland law which vest in our board of directors the exclusive right to determine the number of directors and the exclusive right, by the affirmative vote of a majority of the remaining directors, to fill vacancies on the board even if the remaining directors do not constitute a quorum. These provisions of Maryland law, which are applicable even if other provisions of Maryland law or the articles of incorporation or bylaws provide to the contrary, also provide that any director elected to fill a vacancy shall hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified.

•	Limitation on Stockholder-Requested Special Meetings. Our articles of incorporation and bylaws provide that our stockholders have the right to call a special meeting only upon the written request of stockholders entitled to cast not less than 10% of all the votes entitled to be cast by the stockholders at such meeting.

•	Advance Notice Provisions for Stockholder Nominations and Proposals. Our bylaws require no less than 120 nor more than 150 days advance written notice for stockholders to nominate persons for election as directors at, or to bring other business before, any meeting of stockholders. This bylaw provision limits the ability of stockholders to make nominations of persons for election as directors or to introduce other proposals unless we are notified in a timely manner prior to the meeting.

•	Preferred Stock. Under our articles of incorporation, our board of directors has authority to issue up to 15 million shares of preferred stock from time to time in one or more series and to establish the terms, preferences and rights of any such series of preferred stock, all without approval of our stockholders.

•	Ownership Limit. In order to preserve our status as a REIT under the Internal Revenue Code, our articles of incorporation generally prohibit any single stockholder, or any group of affiliated stockholders, from beneficially owning more than 9.8% of our outstanding common or preferred stock unless our board of directors waives or modifies this ownership limit.

See “Certain Provisions of Maryland Law and of Our Articles of Incorporation and Bylaws.”

Restrictions on ownership of a controlling percentage of our capital stock might limit your opportunity to receive a premium on our stock.

For the purpose of preserving our REIT qualification, our articles of incorporation prohibit direct or constructive ownership by any person of more than 9.8% of the lesser of the total number or value of the outstanding shares of our common stock or more than 9.8% of the outstanding shares of our preferred stock. The constructive ownership rules in our articles of incorporation are complex and may cause the outstanding stock owned by a group of related individuals or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of the outstanding stock by an individual or entity could cause that individual or entity to own constructively in excess of 9.8% of the outstanding stock, and thus be subject to the ownership limit in our articles of incorporation. Any attempt to own or transfer shares of our common or preferred stock in excess of the ownership limit without the consent of our board of directors will be void, and will result in the shares being transferred by operation of law to a charitable trust. These provisions might inhibit market activity and the resulting opportunity for our stockholders to receive a premium for their shares that might otherwise exist if any person were to attempt to assemble a block of shares of our stock in excess of the number of shares permitted under our articles of incorporation. See “U.S. Federal Income Tax Considerations.”

Distribution payments are subordinate to payments on debt.

Distributions to our stockholders are subordinate to the payment of our debts and obligations. If we have insufficient funds to pay our debts and obligations, distributions to stockholders may be suspended pending the payment of such debts and obligations. See “Distribution Policy.”

There may be significant fluctuations in our quarterly results, which makes it difficult to anticipate our performance from quarter to quarter.

We expect our quarterly operating results to fluctuate based on a number of factors, including, among others:

•	interest rate changes;

•	the volume and timing of our acquisitions or of investments in mortgage loans;

•	the recognitions of gains or losses on sales;

•	the level of competition in our market; and

•	general economic conditions, especially those which affect the commercial mortgage market and real estate development.

As a result of these factors, results for any quarter should not be relied upon as being indicative of performance in future quarters.

Risks Related to Our Business and Operations

A prolonged economic slowdown, lengthy or severe recession or significant increase in interest rates could harm our business.

The risks associated with our business are more acute during periods of economic slowdown or recession because these periods are typically accompanied by illiquid credit markets and declining real estate values. As a lender willing to invest in riskier loans, rates of delinquencies, foreclosures and losses on our loans could be higher than those generally experienced by traditional commercial lenders during periods of economic slowdown or recession. We believe that problems in the sub-prime residential mortgage market have adversely affected the general economy and the availability of funds for our borrowers. Furthermore, problems experienced in U.S. credit markets since the summer of 2007 have reduced the availability of credit for many prospective borrowers. These problems may make it more difficult for our borrowers to obtain the anticipated re-financing necessary to pay our loans, which are typically balloon loans for which the entire principal amount is payable at maturity. Thus, an extended period of illiquidity in the credit markets could result in a material increase in the number of our loans that are not paid back on time. Any sustained period of increased delinquencies, defaults or foreclosures will likely have an adverse affect upon our ability to make mortgage loans, which could significantly harm our business, financial condition, liquidity and results of operations.

We have not yet identified any specific mortgage loans to purchase with the net proceeds of this offering and may be unable to invest a significant portion of such net proceeds on acceptable terms or at all, which could harm our financial condition and operating results.

As of the date of this prospectus, we are a blind pool REIT and have not identified any specific mortgage loans which we intend to acquire with the proceeds from this offering. As a result, you will not be able to evaluate the economic merits of any investments we make with the net proceeds of this offering prior to the purchase of your shares. You must rely on our and our advisor’s ability to evaluate our investment opportunities.

Until we identify and acquire mortgage assets consistent with our investment guidelines, we intend temporarily to invest the balance of the net proceeds of this offering in readily marketable interest-bearing assets consistent with our intention to qualify as a REIT. We cannot assure you that we will be able to identify mortgage loans that meet our investment guidelines or that any investment that we make will produce a positive return on our investment. We may be unable to invest the net proceeds of this offering on acceptable terms or at all.

We do not have any operating history and might not be able to operate our business or implement our operating policies and strategies successfully.

We were formed in November 2008, and we do not have any operating history. Our total assets consist of approximately $200,000 in cash. The results of our operations will depend on many factors, including the availability of opportunities for the acquisition of mortgage loans, the level and volatility of interest rates, the status of credit markets generally, readily accessible short-and medium-term funding alternatives in the financial markets, the level of nonperforming loans in our portfolio, the number of properties we hold as a result of foreclosures, and general economic conditions. To be successful in this market, we must, among other things:

•	identify and acquire investments that further our investment strategy;

•	create awareness of the CM REIT name within the investment products market;

•	establish and maintain our network of licensed securities brokers and other agents;

•	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

•	respond to competition both for investment opportunities and potential investors in us; and

•	build and expand our operations structure to support our business.

Moreover, delays in investing the net proceeds of this offering may cause our performance to be weaker than other fully invested mortgage REITs pursuing comparable investment strategies. We are a blind pool REIT and you will not have the opportunity to evaluate the manner in which we invest or the economic merits of particular assets to be acquired. Furthermore, we face the risk that we might not successfully operate our business or implement our operating policies and strategies as described in this prospectus. You should not rely on the past performance of any other businesses of our officers, directors or other key personnel, or the officers, managers and other key personnel of our advisor and its affiliates, to predict our future results. In addition, we do not have any established financing sources, and we cannot assure you that we will raise sufficient capital to operate our business as planned. See “Cautionary Note Regarding Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Defaults on the mortgage loans we expect to fund or acquire may reduce the value of our investment portfolio and may harm our results of operations.

The deterioration of the market for home mortgage loans and credit markets generally has had a detrimental effect on the ability of developers we expect to be our borrowers to sell properties that will be securing some of our loans. As a lender willing to invest in loans to borrowers who may not meet the credit standards of other financial institutions, the default rate on mortgage loans made by us could be higher than that of the real estate industry generally.

We intend to invest in uninsured and non-investment grade mortgage loans as part of our investment strategy. In order to grow our business, we may also invest in loans to borrowers who have a high risk of not being able to repay their obligations on a timely basis. While holding these loans, we are subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. For example, we do not require borrowers to obtain terrorism insurance. In the event of any default under mortgage loans held by us, we bear the risk of loss of principal and non-payment of interest and fees to the extent we are unable to sell or refinance the underlying property providing for mortgage collateral for an amount equal to the amount of the unpaid obligation. In addition, our attempts to foreclose on the underlying property may be subject to the legal impediments, including borrower bankruptcies, which could substantially delay our ability to sell the property. If a borrower does not repay its mortgage loan, we will incur legal and other costs related to any foreclosure or attempted enforcement of a guaranty, which costs may adversely impact our results of operations. Delays in the sale of property could affect the price we ultimately receive and during that period we may not be receiving any revenue from the property or the related mortgage loan. The longer we are required to hold the property, the greater the impact on our revenues. To the extent we suffer substantial losses with respect to our investments in mortgage loans, the value of our company and our common stock may decline. See “Business — Investment Strategy.”

If we become the owner of real estate, we may incur additional obligations, which may reduce the amount of funds available for distribution to our stockholders.

We expect to own real property only if we foreclose on a defaulted mortgage loan and purchase the property at the foreclosure sale or to the extent real estate is included in a portfolio of opportunistic mortgage loans. Acquiring a property at a foreclosure sale may involve significant costs. If we foreclose on the collateral, we expect to obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. We may incur substantial legal fees and court costs in acquiring a property through contested foreclosure or bankruptcy proceedings. In addition, significant expenditures, including property taxes, maintenance costs, mortgage payments, insurance costs and related charges, must be made on any property we own regardless of whether the property is producing any income.

Because the assets underlying the loans that we expect to acquire might experience periods of illiquidity, we might be prevented from liquidating our collateral at opportune times and prices, and our capital available to acquire new investments will be reduced.

If we are required to foreclose on the real estate securing our mortgage loans because of a default by the borrower in the payment of its indebtedness, we bear the risk of being unable to dispose of our collateral at advantageous times and prices or in a timely manner because real estate assets generally experience periods of illiquidity. The lack of liquidity might result from general economic conditions impacting the real estate and credit markets, low occupancy rates, high operating expenses, the early stage of development, the absence of a willing buyer or an established market for these assets, as well as legal or contractual restrictions on resale. If we are unable to sell our collateral at opportune times, our capital available to acquire new investments will be reduced and our ability to generate interest revenue will be limited. See “Business — Our Investment Types.”

We expect to invest in non-investment grade loans, which have a high risk of payment default, thereby increasing the risk to our revenues.

Many of the loans in which we expect to invest are non-investment grade loans made to borrowers with limited credit histories and are riskier than investment-grade loans because there is an increased possibility that the borrower will not be able to repay the principal at maturity. We expect that non-investment grade loans will comprise a majority of our investment portfolio. If the borrowers are unable to repay the loan at maturity, our revenues will decrease. See “Business — Investment Strategy.” If current economic trends impacting the real estate market continue, many of our borrowers may have difficulty repaying the principal of their loan at maturity.

Substantially all of our investments will be balloon mortgage loans, which have a higher risk of payment default than amortizing loans, thereby increasing the risk to our revenues.

Balloon payment loans, which typically provide for the repayment of all or substantially all of the principal at the maturity of the loan, are riskier than amortizing loans because the borrower’s repayment frequently depends on its ability to refinance the loan or sell the property at the maturity of the loan. We expect balloon mortgage loans to comprise substantially all of our investment portfolio. Due to market conditions as of the date of this prospectus, borrowers typically are having more difficulty refinancing their loan or selling the property. If the borrowers are unable to refinance the loan or sell the property when the balloon payment is due, our revenues will decrease, and we may choose to initiate foreclosure proceedings, which are costly and involve risks. Balloon payment loans do not generate principal repayment to us through monthly repayment. See “Business — Balloon Payments.”

Because a substantial majority of our loans are expected to be interest-carry and non-amortizing, we may not realize that a loan is non-performing until the maturity date, and therefore may not make proper provision for loan losses or timely prepare a strategy for the non-performing loan, which may adversely affect our results of operations.

A substantial majority of the loans we make are expected to be interest-carry, which means that the loan balance includes an interest reserve amount. They are also expected to be non-amortizing, which means that no payment of principal is due until the maturity date. Because we have loaned the money to make the interest payments, and no principal payments are due during the term of the loan, we may not be able to determine that the borrower will be incapable of making the final payment until it is due at maturity. If we are slow to identify a non-performing loan, we will not be able to act as quickly to protect the collateral and otherwise minimize any loss due to the non-performing loan. Our delayed action may result in a material adverse effect on our results of operations if we incur a loss on the loan. We also may ultimately have more non-performing loans than we appear to at any given time because of our delay in identifying them.

Decreases in the value of the property underlying our mortgage loans might decrease the value of our assets.

The mortgage loans in which we plan to invest are secured by underlying real property interests. To the extent that the value of the property underlying our mortgage loans decreases, our security might be impaired, which might decrease the value of our assets. Since the fourth quarter of 2007, property values have been negatively impacted by the housing slowdown.

Commercial loans generally involve a greater risk of loss than residential loans. If a borrower defaults on its payment obligations to us, our results of operations will be harmed.

Commercial loans are considered to involve a higher degree of risk than residential loans because of a variety of factors, including generally larger loan balances, dependency for repayment on successful operation of the mortgaged property and tenant businesses operating on the property, and loan terms that include amortization schedules longer than the stated maturity which provide for balloon payments at stated maturity rather than periodic principal payments. The larger the number of risky loans we make, the greater the risk that borrowers will default and our results of operations will be harmed.

We expect up to approximately 35% of mortgage loans invested in by us will be either acquisition or development mortgage loans, which are highly speculative.

We expect that up to approximately 35% (30% of 60% of our investment portfolio) of our assets will be mortgage loans for the acquisition or development of real estate, which will initially be secured by unimproved land. These types of loans are highly speculative, because:

•	until disposition, the property does not generate separate income for the borrower to make loan payments;

•	the completion of planned development may require additional development financing by the borrower, which may not be available;

•	depending on the velocity or amount of lot sales to homebuilders, demand for lots may decrease causing the price of the lots to decrease;

•	depending on the velocity or amount of lot sales to developers or homebuilders, demand for land may decrease causing the price of the land to decrease;

•	there is no assurance that we will be able to sell unimproved land promptly if we are forced to foreclose upon it; and

•	lot sale contracts are generally not “specific performance” contracts, and the borrower may have no recourse if a homebuilder elects not to purchase lots.

If in fact the land is not developed, the borrower may not be able to refinance the loan and, therefore, may not be able to make the balloon payment when due. If a borrower defaults and we foreclose on the collateral, we may not be able to sell the collateral for the amount owed to us by the borrower. In calculating our loan-to-value ratios for the purpose of determining maximum borrowing capacity, we use the estimated value of the property at the time of completion of the project, which increases the risk that, if we foreclose on the collateral before it is fully developed, we may not be able to sell the collateral for the amount owed to us by the borrower. See “Business — General.”

We expect approximately 18% of mortgage loans invested in by us will be construction loans, which are subject to the risk of failure of completion or failure of the subsequent sale of the completed project.

We expect that approximately 18% (30% of 60%) of our assets will be mortgage loans for the construction of homes or commercial buildings on the real property securing the loans. These types of loans are subject to the risk that the home or building is not completed, or that the completed home or building is not sold or leased, prior to the maturity of our loan. In either case, if the borrower ultimately defaults on the loan, we may be required to find another contractor to complete the project and/or sell the finished project. If we are unable to complete the project or sell the completed project, we could lose a substantial portion of the principal of the applicable loan and our revenues will decline. See “Business — General.”

We have limited recourse with respect to non-agency residential mortgage loans that we make to foreign nationals.

Some of the non-agency residential mortgage loans we make may be to foreign nationals whose primary residence is outside the United States. If these individuals default on their mortgage loans, we may have limited recourse against them, as they may be difficult to locate and we may be unable to serve legal process on them.

A fire or other accident could occur in a single condo or hotel room that causes the entire building to be uninhabitable.

We experience greater risks in the condo/hotel mortgage loans that we provide because there is a higher likelihood of an accident occurring in a building containing numerous individuals. A fire or other accident in a single unit could in turn cause the entire building to be uninhabitable. Even if there is insurance on the building, it may not be enough to cover all of the losses as a result of a fire or other accident.

Some of our non-agency residential mortgage loans may be made to individuals for a second home, thereby increasing the risk that our mortgage loan will not be paid.

We expect to make non-agency residential mortgage loans to some borrowers for their second home. Those borrowers may experience economic hardship that causes them to be unable to make the mortgage payment on both of their homes. As a result, they may stop making payments on the non-agency residential mortgage loan that we have extended to them and instead only make payments on their primary home. Their mortgage loan with us may therefore become non-performing, and our results of operations would be adversely affected.

Borrowers may use their property for rental purposes, making enforcement of the mortgage loan more difficult.

We do not allow borrowers to use their property for rental purposes. However, some borrowers may rent out their property without our knowledge. If that were to occur, we would have to rely on an unknown party to make their rental payments each month. If they do not make their payments, then our borrower in turn may stop making payments on the non-agency residential mortgage loan. Alternatively, the renter may timely pay the borrower, and the borrower may simply decide to use the rental income for purposes other than paying the mortgage loan he has with us. We may have difficulty enforcing our rights in this situation.

We may be subject to losses due to fraudulent and negligent acts on the part of mortgage loan applicants, mortgage brokers, other vendors and our employees.

When our advisor makes decisions regarding mortgage loans in which we will invest, the advisor will rely on information supplied by third parties, including the information contained in the loan application made by the applicant, property appraisal, title information and employment and income documentation. If a third party misrepresents any of this information and we do not discover the misrepresentation prior to funding the mortgage loan, the value of the mortgage loan may be significantly lower than anticipated. As a practical matter, we generally bear the risk of loss associated with the misrepresentation whether it is made by the loan applicant, the mortgage broker, another third party or one of our employees. A mortgage loan that is subject to a material misrepresentation is typically unsaleable or subject to repurchase if it is sold prior to detection of the misrepresentation. Although we may have rights against the person, or entities that made, or knew about, the misrepresentation, those persons and entities may be difficult to locate, and it is often difficult to collect from them any monetary losses that we have suffered.

Properties securing our non-agency residential mortgage loans may have construction problems, which causes the borrower to move out and default on his or her mortgage loan.

A property securing one of our non-agency residential mortgage loans may experience some type of construction problem that causes the borrower to leave the residence. If this occurs, the borrower may stop making payments on his mortgage loan, and the property could go into foreclosure, decreasing our cash flow and result of operations.

Our charter documents do not require a particular allocation of assets in our portfolio on the types of mortgage loans we may fund. Therefore, our investments may not be diversified among the various loan categories we are targeting. Any lack of diversity in our investments could increase the impact of defaults on our results of operations.

We expect that after we have invested $50.0 million, mortgage loans will constitute approximately 60% of our portfolio, broken down among acquisition loans (18%), development loans (18%), construction loans (18%), and commercial property loans (6%); and non-agency residential mortgage loans will constitute approximately 40% of our portfolio. Our charter documents do not require a particular allocation of assets in our portfolio. However, our advisor has discretion to allocate our assets among these categories in whatever percentages it determines is in our best interest. Our advisor may not achieve our targeted allocation, and our assets may be concentrated in one of these types of loans. If our assets are not diversified among the categories of mortgage loans in which we intend to invest, we may be subject to an increased risk of default if the category in which our assets are concentrated experiences disproportionate economic losses. See “Business — General.”

If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investments, and your overall return may be reduced.

Our organizational documents permit us to make distributions from any source. If we fund distributions from financings or the net proceeds from this offering, we will have less funds available for investments, and your overall return may be reduced. Further, to the extent distributions exceed cash flow from operations, a stockholder’s basis in our common stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize capital gain.

We rely on information provided to us by third parties which we cannot always verify in making our investment decisions. If any of these third parties makes an error or misrepresents information to us, we may make investments in assets that do not meet our standard investment criteria.

Our decisions about which mortgage loans to fund depend on several factors, such as the third party appraisal of the property involved and our analysis of the financial position of the borrower. If the appraiser makes an error in the appraisal, or the borrower or its accountant makes an error or a misrepresentation in the information provided to us, we will make our decision based on faulty information, which may lead us to invest in an asset which is not within our standard investment criteria. If such a mistake or misrepresentation leads us to make a loan to a higher-risk borrower than our typical borrowers, we may suffer an increased risk of default on the loan, and if in fact the loan is not repaid, our revenues will decline.

Interest rate fluctuations may adversely affect the value of our assets.

Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond our control. Interest rate fluctuations present a variety of risks including the risk of a mismatch between our asset yields and the interest rates on our borrowings, which could reduce the value of our assets and our ability to incur additional indebtedness. In addition, volatile interest rate rates may adversely affect our borrowers’ ability to refinance and therefore repay the loans we made to them. Increases in the general level of interest rates can cause the fair market value of our fixed-rate mortgage loans to decline. We expect that our loans will be almost exclusively fixed-rate mortgage loans and will generally be more negatively affected by such increases than adjustable-rate mortgage loans. If unrealized losses in fair value occur, we will have to either reduce current earnings or reduce stockholders’ equity without immediately affecting current earnings. In either case, our net book value will decrease to the extent of any realized or unrealized losses in fair value. See “Our Operating Policies and Investment Policies — Asset/Liability Management Policy.”

We might experience reduced net interest income or a loss from holding fixed rate investments during periods of rising interest rates.

We may fund our investment in mortgage loans with short-term borrowings pursuant to credit agreements with variable interest rates. During periods of rising interest rates, our costs associated with borrowings used to fund the investment in mortgage loans are subject to increases while the income we earn from these assets remains substantially fixed. This would reduce and could eliminate the net interest spread between the loans in which we invest and our borrowings used to make such investments, which would reduce our net interest income and could cause us to suffer a loss.

The geographic concentration of the properties underlying our investments may increase our risk of loss.

We have not established any limit upon the geographic concentration of properties underlying our investments. In fact, we intend for a vast majority of our investments to be in the Las Vegas, Nevada area. We also expect to invest in Arizona, California, Colorado, Florida, Missouri, Montana, Nevada, New Mexico, Oregon, Texas, Utah, Washington and Wyoming. As a result of our geographic concentration, we may experience more losses than if our investments were diversified. A worsening of economic conditions in Las Vegas could have an adverse effect on our business, including reducing the demand for new financings, limiting the ability of customers to pay financed amounts and impairing the value of our collateral. See “Business — Our Investments.”

We may not be able to expand our operations into new geographic regions, which may cause us to incur expenses that do not result in increased revenues, which would reduce our results of operations.

Our officers have business experience in the Las Vegas, Nevada area. Their relationships with potential borrowers are strongest in Las Vegas. If we expand to other areas, there is no assurance that our officers will be able to develop the business contacts necessary for the business to be successful in such location. If we make capital expenditures to implement an expansion plan, and are not successful and do not generate revenue in the new geographical area, our results of operations may be reduced.

The property securing some of our investments may be subject to prior liens and if default on these superior encumbrances occurs, we may be required to pay installments due the superior encumbrances, which would have an adverse effect on our operating cash flow.

The property securing an investment may be subject to prior security interests or liens securing payment of other obligations which are or may become superior to our interest. If defaults occur on superior encumbrances, we may lose our security interest in the property through foreclosure of the superior encumbrances and we may, in order to preserve our secured interest, have to pay the periodic installments due to the superior encumbrance in order to prevent foreclosure of the superior encumbrance. In some cases, we may be required to pay a superior encumbrance in its entirety. We could be required to make additional cash outlays for an indefinite period of time, including payment of court costs and attorney fees and other expenses incidental to protection investments. These expenses may have an adverse effect on our operating cash flow.

Our board of directors may change our operating policies and strategies without prior notice or stockholder approval and such changes could harm our business and results of operations and the value of our common stock.

Our board of directors has the authority to modify or waive certain of our current operating policies and our strategies without prior notice and without stockholder approval. We cannot predict the effect any changes to our current operating policies and strategies would have on our business, operating results and value of our stock. However, the effects might be cause harm to our business, results of operations, and the value of our common stock. See “Cautionary Note Regarding Forward-Looking Statements.”

We depend on our key personnel, especially our Chairman of the Board, Chief Executive Officer, President and Chief Investment Officer, Todd Parriott, and the loss of any of our key personnel could severely and detrimentally affect our operations.

We depend on the diligence, experience and skill of our officers and the people working on behalf of our advisor for the selection, acquisition, structuring and monitoring of our mortgage loan investments and associated borrowings. In particular, we are dependent on Mr. Parriott to perform the advisor’s duties and if he is unable to do so, our results of operations will be negatively impacted. Mr. Parriott is the Chief Executive Officer of our advisor and is our Chairman of the Board, Chief Executive Officer, President and Chief Investment Officer. Mr. Parriott founded us and our advisor, and his continued service is critical to our overall operations and strategic direction. If Mr. Parriott is unable to perform our advisor’s duties, we may not be able to identify the same quantity or quality of investments. In addition, the relationships that Mr. Parriott and other personnel of our advisor have developed with existing and prospective developers of residential and commercial real estate are critically important to our business. We have not entered into employment agreements with our officers; however, Mr. Parriott and Ms. Riffe have entered into employment agreements with our advisor. We do not currently employ personnel dedicated solely to our business, and our officers are free to engage in competitive activities in our industry. The loss of any key person could harm our business, financial condition, cash flow and results of operations. See “Conflicts of Interest — Competition for Management Time.”

Our joint venture partners could take actions that decrease the value of an investment to us and lower your overall return.

We may enter into joint ventures with other Sandstone-sponsored programs as well as third parties to acquire assets. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

•	that our co-venturer, co-tenant or partner in an investment could become insolvent or bankrupt in which case our investment might become subject to the rights of the co-venturer or partner’s creditors and we may be forced to liquidate our investment before we otherwise would choose to do so;

•	that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals; which may cause us to disagree with our co-venturer or partner as to the best course of action with respect to the investment and which disagreement may not be resolved to our satisfaction; or

•	that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives which may cause us not to realize the return anticipated from our investment;.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment.

Moreover, if we determine to foreclose on the collateral underlying a non-performing investment, we may be required to obtain the cooperation of our co-venturer or partner to do so. We anticipate that we will co-invest with our affiliates in certain loans, in which case we expect to enter into an inter-creditor agreement that will define our rights and priority with respect to the underlying collateral. Our inability to foreclose on a property acting alone may cause significant delay in the foreclosure process, in which time the value of the property may decline.

Competition might prevent us from acquiring mortgage loans at favorable spreads over our borrowing costs which would harm our results of operations.

Our net income depends on our ability to acquire assets at favorable spreads over our borrowing and other operational costs. In acquiring assets, we compete with other REITs, savings and loan associations, banks, insurance companies, mutual funds, other lenders and other entities that purchase mortgage loans, many of which have greater financial resources than we do. As a result, we may not be able to acquire sufficient assets at favorable spreads over our borrowing and other operational costs, which would harm our results of operations. See “Summary — Our Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — General.”

Insurance will not cover all potential losses on the underlying real properties and the absence thereof may impair our security and harm the value of our assets.

We will require that each of the borrowers under the mortgage loans that we acquire obtain comprehensive insurance covering the underlying real property, including liability, fire and extended coverage. There are certain types of losses, however, generally of a catastrophic nature, such as earthquakes, floods and hurricanes, that may be uninsurable or not economically insurable. We will not require borrowers to obtain terrorism insurance. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it infeasible to use insurance proceeds to replace a property if it is damaged or destroyed. Under such circumstances, the insurance proceeds, if any, might not be adequate to restore the economic value of the underlying real property, which might impair our security and decrease the value of our assets. See “Business — Our Investment types.”

The liquidation of our assets may be delayed, which may delay the distribution of liquidation proceeds to our stockholders.

Because most of our loans are expected to be short-term, with 12-24 month maturities, we will generally hold our investments to maturity, except for our investments in non-agency residential mortgage loans. However, during the first ten years after commencement of this offering, to the extent we sell any mortgage loans or property acquired in foreclosure, we intend to use any proceeds from those sales not required to be distributed to stockholders to fund or acquire additional mortgage loans and repay outstanding indebtedness. If our shares are listed on a national securities exchange or over-the-counter market, we may reinvest the proceeds from any sales in mortgage loans for an indefinite period of time.

Neither our advisor nor our board of directors may be able to control the timing of the sale of our assets due to market conditions, and we cannot assure you that we will be able to sell our assets so as to return our stockholders’ aggregate invested capital, to generate a profit for the stockholders or to fully satisfy our debt obligations. If we take a purchase money obligation in partial payment of the sales price, we will realize the proceeds of the sale over a period of years. Further, any intended liquidation of our company may be delayed beyond the time of the sale of all of our assets until all mortgage loans expire or are sold, because we may have mortgage loans that have terms that do not expire before all of our assets are sold. See “Distribution Policy” and “Our Operating Policies and Investment Policies — General.”

We expect to depend on borrowings to purchase some of our assets and reach our desired amount of leverage. If we fail to obtain or renew sufficient funding on favorable terms or at all, we will be limited in our ability to acquire assets, which will harm our results of operations.

We expect to depend on short-term borrowings to fund acquisitions of assets and reach our desired amount of leverage, which is 50% of net assets. Accordingly, our ability to achieve our investment and leverage objectives depends on our ability to borrow money in sufficient amounts and on favorable terms. We currently do not have any credit facility in place. We must be able to renew or replace our maturing short-term borrowings on a continuous basis. We expect to depend on a few lenders to provide the primary credit facilities for our investments in mortgage loans. If we cannot establish a credit facility, or if our lenders do not allow us to renew our borrowings or if we cannot replace maturing borrowings on favorable terms or at all, we might have to sell our assets under adverse market conditions, which would harm our results of operations and may result in permanent losses. See “Our Operating Policies and Investment Policies.”

Failure to obtain or maintain adequate funding under credit agreements may harm our results of operations.

Our failure to obtain or maintain adequate debt financing on attractive terms could harm our operations and our overall performance because we will be limited in the number and amount of investments we can make. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources.”

Our leverage strategy increases the risks of our operations, which could reduce our net income and the amount available for distributions or cause us to suffer a loss.

We plan to borrow funds to make investments. We will incur this indebtedness by borrowing against a substantial portion of the market value of our assets. Our total indebtedness, however, is limited at 300% of our net assets by our articles of incorporation and will depend on our and our prospective lender’s estimate of the stability of our portfolio’s cash flow. We face the risk that we might not be able to meet our debt service obligations or a lender’s margin requirements from our income and, to the extent we cannot, we might be forced to liquidate some of our assets at disadvantageous prices. Our use of leverage amplifies the risks associated with other risk factors, which could reduce our net income and the amount available for distributions or cause us to suffer a loss. For example:

•	A majority of our borrowings will be secured by our investments. A decline in the market value of the assets used to secure these debt obligations could limit our ability to borrow or result in lenders requiring us to pledge additional collateral to secure our borrowings. In that situation, we could be required to sell assets under adverse market conditions in order to obtain the additional collateral required by the lender. If these sales are made at prices lower than the carrying value of the assets, we would experience losses.

•	A default under a mortgage loan that constitutes collateral for a loan could also result in an involuntary liquidation of the mortgage loan, including any cross-collateralized assets. This would result in a loss to us of the difference between the value of the mortgage loan upon liquidation and the amount borrowed against the mortgage loan. Distributions to our stockholders are subordinate to the payment of our debts and obligations. If we have insufficient funds to pay our debts and obligations, distributions to stockholders may be suspended pending the payment of such debts and obligations. This could result in our inability to distribute at least 90% of our annual REIT taxable income and possible loss of our status as a REIT.

•	To the extent we are compelled to liquidate qualified REIT assets to repay debts, our compliance with the REIT rules regarding our assets and our sources of income could be negatively affected, which would jeopardize our status as a REIT.

•	If we experience losses as a result of our leverage policy, such losses would reduce the amounts available for distribution to our stockholders.

If we fail to qualify as a REIT in any taxable year, and if the limited statutory relief provisions do not apply, we will be subject to U.S. federal income tax, including any applicable alternative minimum tax, and possibly increased state and local taxes, on our taxable income at regular corporate rates. Such taxation will reduce the cash available for distribution by us to our stockholders. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us and we will not be required to distribute any amounts to our stockholders. If we fail to qualify as a REIT, to the extent of our current and accumulated earnings and profits, distributions to our stockholders who are individuals generally will be taxable as dividends at preferential rates for the 2009 through 2010 tax years; and, subject to certain limitations of the Internal Revenue Code, corporate stockholders may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether in all circumstances we will be entitled to statutory relief. See “Business — Financing Strategy” and “Our Operating Policies and Investment Policies — Capital/Liquidity and Leverage Policies.”

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan agreements we enter may contain covenants that limit our ability to further mortgage a property or that limit our use of our cash flow from operations. These or other limitations would decrease our operating flexibility and our ability to achieve our operating objectives.

We may incur increased borrowing costs related to credit agreements that would harm our results of operations.

Any borrowing costs under credit agreements will be generally variable and correspond to short-term interest rates, such as LIBOR or a short-term Treasury index, plus or minus a margin. The margins on these borrowings over or under short-term interest rates may vary depending upon a number of factors, including, without limitation, the movement of interest rates and the availability of financing in the market.

We expect that most of our borrowings will be collateralized borrowings under credit agreements. If the interest rates on these credit agreements increase, our results of operations will be harmed and we may have losses. See “Our Operating Policies and Investment Policies.”

Possible market developments could cause our lenders to require us to pledge additional assets as collateral. If our assets are insufficient to meet the collateral requirements, we might be compelled to liquidate particular assets at inopportune times and at disadvantageous prices, which may cause us to experience losses.

Possible market developments, including a sharp or prolonged rise in interest rates or the current increasing market concern about the value or liquidity of one or more types of the mortgages in which we will invest, might reduce the market value of our portfolio, which might cause our lenders to require additional collateral. Any requirement for additional collateral might compel us to liquidate our assets at inopportune times and at disadvantageous prices, thereby harming our operating results. If we sell assets at prices lower than the carrying value of the assets, we would experience losses. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources.”

Risks Related to Our Advisor and Conflicts of Interest

Our results may suffer as a consequence of a conflict of interest arising out of our relationship with our advisor. We pay our advisor a first-tier management fee based on the average amount of invested assets, and a second-tier management fee based on our portfolio’s performance. This arrangement may lead our advisor to recommend riskier or more speculative investments regardless of their long-term performance in an effort to maximize its compensation.

The first-tier management compensation fee we pay our advisor is based on the average amount of assets invested, which provides incentive for our advisor to invest our assets quickly, and possibly in riskier investments regardless of their performance. In addition to its first-tier management fee, our advisor earns a second-tier management fee for each fiscal quarter, equal to a specified percentage of the amount by which our net income, before deducting the second-tier management fee, net operating losses and certain other items, exceeds a return based on the 10 year U.S. Treasury rate plus 1%. The percentage for this calculation is the weighted average of the following percentages based on our average invested assets for the period:

•	20% for the first $200 million of our average invested assets; and

•	10% of our average invested assets in excess of $200 million.

Pursuant to the formula for calculating our advisor’s second-tier management compensation, our advisor shares in our profits but not in our losses. Consequently, as our advisor evaluates different mortgage loans and other investments for our account, there is a risk that our advisor will cause us to assume more risk than is prudent in an attempt to increase its second-tier management fee. Other key criteria related to determining appropriate investments and investment strategies, including the preservation of capital, might be under-weighted if our advisor focuses exclusively or disproportionately on maximizing its income. The advisory agreement was not negotiated at arm’s length and provides for substantial compensation to the advisor. See “The Advisor.”

Our advisor has significant influence over our affairs, and might cause us to engage in transactions that are not in our or our stockholders’ best interests.

In addition to managing us and having at least two of its designees as members of our board, our advisor provides advice on our operating policies and strategies. Our advisor may also cause us to engage in future transactions with it and its affiliates, subject to the approval of, or guidelines approved by, the independent directors. Our directors, however, rely primarily on information supplied by our advisor in reaching their determinations. Accordingly, our advisor has significant influence over our affairs, and may cause us to engage in transactions which are not in our best interest. See “The Advisor — Conflicts of Interest” and “Conflicts of Interest — Relationship with our Advisor.”

Our success will depend on the performance of our advisor and if our advisor or our board of directors makes inadvisable investment or management decisions, our operations could be impaired, potentially causing us to suffer a loss.

Our ability to achieve our investment objectives and to pay distributions to our stockholders is dependent upon the performance of our advisor in evaluating potential investments, selecting and negotiating mortgage loans, selecting borrowers, setting mortgage loan terms and determining financing arrangements. You will have no opportunity to evaluate the terms of individual transactions or other economic or financial data concerning our investments. You must rely entirely on the analytical and management abilities of our advisor and the oversight of our board of directors. If our advisor or our board of directors makes inadvisable investment or management decisions, our operations could be impaired, potentially causing us to suffer a loss. See “The Advisor — The Advisory Agreement.”

Our advisor renders services to other entities, which could reduce the amount of time and effort that our advisor devotes to us.

The advisory agreement does not restrict the right of our advisor, any persons working on its behalf or any of its affiliates to carry on their respective businesses, including the rendering of advice to others regarding investments in mortgage loans that would meet our investment criteria. For example, our advisor also advises Desert Capital and CM Equity, and its indirect wholly owned subsidiary, CM Notes Manager, advises CM Notes. Mr. Parriott, our Chief Executive Officer, is also the Chief Executive Officer of Desert Capital, the President of our advisor, and the President of Consolidated Mortgage. In addition, the advisory agreement does not specify a minimum amount of time that our advisor and its personnel must devote to managing our investments. The ability of our advisor to engage in these other business activities on behalf of other clients could reduce the time and effort it spends managing our portfolio to the detriment of our investment returns. See “Conflicts of Interest — Competition for Management Time.”

Our advisor will face conflicts of interest relating to the allocation of investment opportunities between us and its other clients, and such conflicts may not be resolved in our favor, meaning our advisor may offer us less attractive investment opportunities, lowering your overall return.

We rely on our advisor to identify suitable investment opportunities. Desert Capital, CM Equity and CM Notes also rely on our advisor for investment opportunities. Many investment opportunities would be suitable for us as well as Desert Capital, because we have similar investment objectives. Our advisor could direct attractive investment opportunities to other entities or even make such investments for its own account. Such allocation decisions could result in our investing in mortgage loans that provide less attractive returns, thus reducing the level of distributions we may be able to pay you. See “Conflicts of Interest — Allocation of Investment Opportunities.”

Our advisor is the advisor of Desert Capital, the manager of CM Equity and its indirect wholly owned subsidiary is the manager of CM Notes, and may not always be able to allocate investment opportunities on an equitable basis among us and its other clients.

Our advisor is the advisor of Desert Capital and the manager of CM Equity and its indirect wholly owned subsidiary is the manager of CM Notes. Each of these entities makes investments in assets similar to those we are targeting. Our advisor, through its investment committee, will seek to equitably apportion among us and its other direct and indirect clients all investment opportunities of which it becomes aware. Sandstone intends to allocate investments based on factors it deems relevant, such as each client’s underwriting criteria and cash available for investment. However, circumstances may arise, due to availability of capital or other reasons, when it is not possible for us to make an investment allocated to us. We cannot assure you that we will be able to invest in all investment opportunities of which our advisor becomes aware that may be suitable for us on an equitable basis or otherwise.

Our executive officers and some of our directors face conflicts of interest related to the positions they hold with our advisor and its affiliates, which could hinder our ability to successfully implement our business strategy and to make distributions to our stockholders.

Our executive officers and some of our directors are also officers and directors of our advisor, our dealer-manager or other affiliated entities. As a result, they owe fiduciary duties to these various entities and their stockholders and members, which fiduciary duties may from time to time conflict with the fiduciary duties that they owe to us and our stockholders. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could hinder the implementation of our business strategy and our investment opportunities. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to you and to maintain or increase the value of our assets.

Our advisor may form other companies that will engage in businesses similar to ours, and may direct profitable investment opportunities to those other clients rather than us. We may not always be able to participate in investment opportunities on an equitable basis between us and such other companies.

Our advisor and its affiliates may engage in additional real estate-related activities in the future, including the activities in which we intend to engage, and may form new entities to engage in these activities. If new companies are formed for the purpose of engaging in the businesses in which we engage, Sandstone intends to allocate investment opportunities among us, its other clients, and the new entities equitably. However, we cannot assure you that Sandstone will allocate investment opportunities equitably. Sandstone may direct more profitable investment opportunities to its other clients instead of to us, thereby harming our results of operations.

Certain of our directors’ loyalties to Desert Capital (and possibly to future Sandstone-sponsored programs) could influence their judgment, resulting in actions that are not in our stockholders’ best interest or that result in a disproportionate benefit to another Sandstone program at our expense.

Certain of our directors are also directors of Desert Capital. The loyalties of these directors to Desert Capital may influence their judgment when considering issues for us that may also affect Desert Capital, such as the following:

•	Our board of directors will evaluate the performance of our advisor. If our advisor is not presenting a sufficient number of investment opportunities to us because it is presenting many opportunities to Desert Capital, or if our advisor is giving preferential treatment to Desert Capital, our board of directors may not be well suited to enforce our rights under the terms of the advisory agreement or to seek a new advisor.

•	We could enter into a transaction with Desert Capital, such as a joint venture or joint financing arrangement. Decisions of our board of directors regarding the terms of these transactions may be influenced by its loyalties to Desert Capital.

•	A decision of the board of directors regarding the timing of a debt or equity offering could be influenced by concerns that the offering would compete with an offering of Desert Capital.

We could also face similar conflicts if our advisor sponsors additional REITs. See “Conflicts of Interest.”

Certain of the principals of our advisor will face conflicts of interest relating to the extension and purchase of loans, and such conflicts may not be resolved in our favor.

Certain of the principals of our advisor are also principals, directors, officers and equity holders of other entities, including Desert Capital, CM Equity and CM Notes, and they may also in the future hold positions with, and interests in, other entities engaged in real estate activities. These multiple responsibilities may create conflicts of interest for these individuals if they are presented with opportunities that may benefit us and their other affiliates. These individuals may be incentivized to allocate opportunities to other entities rather than to us if they are more highly compensated based on investments made by other entities. In determining which opportunities to allocate to us and to their other affiliates, these individuals will consider the investment strategy and underwriting criteria of each entity. Because we cannot predict the precise circumstances under which future potential conflicts may arise, we intend to address potential conflicts on a case-by-case basis. There is a risk that our advisor will choose an investment for us that provides lower returns to us than a loan made by one of our affiliates. You will not have the opportunity to evaluate the manner in which any conflicts of interest involving the advisor and its affiliates are resolved before making your investment. For more information on these potential conflicts of interest, see “Conflicts of Interest.”

We may be obligated to pay our advisor the second-tier management fee even if we incur a loss.

Pursuant to the advisory agreement, our advisor is entitled to receive the second-tier management fee for each fiscal quarter in an amount equal to a tiered percentage of the excess of our taxable income for that quarter (before deducting the second tier management fee, net operating losses and certain other items) above a threshold return for that quarter. The advisory agreement further provides that our taxable income for second-tier management fee purposes excludes net capital losses that we may incur in the fiscal quarter, even if such capital losses result in a net loss on our statement of operations for that quarter. Thus, we may be required to pay our advisor the second-tier management fee for a fiscal quarter even if there is a decline in the value of our portfolio or we incur a net loss for that quarter. See “The Advisor — Compensation and Expenses.”

We can not estimate with certainty the future aggregate fees and expense reimbursements that will be paid to our advisor under the advisory agreement.

Our advisor is entitled to substantial fees pursuant to the advisory agreement. Our advisor’s first-tier management fee is calculated as a percentage of our average invested assets. Our advisor’s second-tier management fee is calculated as a tiered percentage of our taxable income (before deducting certain items) in excess of a threshold amount of taxable income and is indeterminable in advance of a particular period. Because payments of first-tier management fee, second-tier management fee and expense reimbursements are determined at future dates based upon our then-applicable average invested assets, results of operations and actual expenses incurred by our advisor, such fees and expense reimbursements cannot be estimated with certainty. We can provide no assurance at this time as to the amount of any such first-tier management fee, second-tier management fee or expense reimbursements that may be payable to our advisor in the future. See “The Advisor — Compensation and Expenses.”

Our advisor’s liability is limited under the advisory agreement, and we have agreed to indemnify it against certain liabilities.

Our advisor has not assumed any responsibility to us other than to render the services described in the advisory agreement, and will not be responsible for any action of our board of directors in following or declining to follow our advisor’s advice or recommendations. Our advisor and its managers, officers and employees will not be liable to us for acts performed by its officers, managers, or employees in accordance with and pursuant to the advisory agreement, except for acts constituting gross negligence, recklessness, willful misconduct or active fraud in connection with their duties under the advisory agreement. We indemnify our advisor and its managers, officers and employees with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of our advisor not constituting gross negligence, recklessness, willful misconduct or active fraud. See “The Advisor — Limits of Responsibility.”

If our advisor terminates the advisory agreement, we may not be able to find an adequate replacement advisor.

Our advisor may terminate the advisory agreement without cause or elect not to renew the agreement, without penalty on 60 days prior written notice to us. If our advisor terminates our agreement, we may not be able to find an adequate replacement advisor, or our delay in retaining an adequate replacement advisor may adversely affect our business operations. See “The Advisor — The Advisory Agreement” and “— Term.”

Risks Related to Legal and Tax Requirements

If we fail to qualify or are disqualified as a REIT, we will be subject to tax as a regular corporation and face substantial tax liability.

Qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which only a limited number of judicial or administrative interpretations exist. Accordingly, it is not certain we will be able to remain qualified as a REIT for U.S. federal income tax purposes. Even a technical or inadvertent mistake could jeopardize our REIT status. Furthermore, Congress or the IRS might change tax laws or regulations and the courts might issue new rulings, in each case potentially having retroactive effect, that could make it more difficult or impossible for us to qualify as a REIT. If we fail to qualify as a REIT in any tax year, then:

•	we would be taxed as a regular domestic corporation, which, among other things, means that we would be unable to deduct distributions to stockholders in computing taxable income and we would be subject to U.S. federal income tax on our taxable income at regular corporate rates;

•	any resulting tax liability could be substantial, would reduce the amount of cash available for distribution to stockholders, and could force us to liquidate assets at inopportune times, causing lower income or higher losses than would result if these assets were not liquidated; and

•	unless we were entitled to relief under applicable statutory provisions, we would be disqualified from treatment as a REIT for the subsequent four taxable years following the year during which we lost our qualification and, thus, our cash available for distribution to our stockholders would be reduced for each of the years during which we did not qualify as a REIT.

Even if we remain qualified as a REIT, we might face other tax liabilities that reduce our cash flow. Further, we might be subject to federal, state and local taxes on our income and property. Any of these taxes would decrease cash available for distribution to our stockholders. See “U.S. Federal Income Tax Considerations — Taxation of Our Company — General.”

Our management team has limited experience managing a REIT.

Our management team has experience managing a REIT since August 2004. Because of management’s limited REIT experience, we might not be able to successfully implement our operating and investment policies or comply with the Internal Revenue Code regulations that are applicable to us. See “Management of the Company — Business Experience of our Directors and Executive Officers.”

Complying with REIT requirements might cause us to forego otherwise attractive opportunities.

In order to continue to qualify as a REIT for U.S. federal income tax purposes, we must satisfy tests concerning, among other things, our sources of income, the nature of our assets, the amounts we distribute to our stockholders and the ownership of our stock. We may also be required to make distributions to our stockholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with REIT requirements may cause us to forego opportunities we would otherwise pursue.

In addition, the REIT provisions of the Internal Revenue Code impose a 100% tax on income from “prohibited transactions.” Prohibited transactions generally include sales of assets that constitute inventory or other property held for sale in the ordinary course of a business, other than foreclosure property. This 100% tax could impact our ability to sell assets at otherwise opportune times if we believe such sales could be considered a prohibited transaction. See “U.S. Federal Income Tax Considerations — Income Tests,” “— Asset Tests,” and “— Annual Distribution Requirements.”

Complying with REIT requirements may force us to liquidate otherwise attractive investments.

In order to continue to qualify as a REIT, we must ensure that at the end of each calendar quarter at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets. The remainder of our investment in securities generally cannot include more than 10% of the outstanding voting securities of any one issuer (other than a taxable REIT subsidiary) or more than 10% of the total vote or value of the outstanding securities of any one issuer (other than a taxable REIT subsidiary). In addition, generally, no more than 5% of the value of our assets can consist of the securities of any one issuer (other than a taxable REIT subsidiary). In the case of taxable REIT subsidiaries, no more than 25% of the value of our assets can consist of securities of one or more taxable REIT subsidiaries. If we fail to comply with these requirements, we must dispose of a portion of our assets within 30 days after the end of the calendar quarter in order to avoid losing our REIT status (subject to limited statutory relief) and suffering adverse tax consequences. See “U.S. Federal Income Tax Considerations — Asset Tests.”

Our investment in taxable REIT subsidiaries may exceed the statutory limit.

We will establish a wholly-owned subsidiary, which will elect to be treated as a taxable REIT subsidiary (TRS). The TRS will invest in, among other things, assets which we could not directly own due to the asset ownership restrictions of the Internal Revenue Code. We do not expect that the securities of TRS, combined with the securities of any other taxable REIT subsidiary, will at any time represent more than 25% of the value of our assets. However, in the event that they do, our status as a REIT would be jeopardized, and we would need to dispose of some or all of the securities or seek other statutory or regulatory relief. The consequences could include the disposal of an otherwise attractive investment, the payment of penalties and/or the loss of our REIT status. See “U.S. Federal Income Tax Considerations — Taxable REIT Subsidiaries,” and “— Asset Tests.”

Complying with REIT requirements may force us to borrow to make distributions to our stockholders.

As a REIT, we must distribute 90% of our annual taxable income (subject to certain adjustments) to our stockholders. From time to time, we might generate taxable income greater than our net income for financial reporting purposes from, among other things, amortization of capitalized purchase premiums, or our taxable income might be greater than our cash flow available for distribution to our stockholders. If we do not have other funds available in these situations, we might be unable to distribute 90% of our taxable income as required by the REIT rules. In that case, in order to preserve our status as a REIT, we would need to borrow funds, sell a portion of our assets potentially at disadvantageous prices or find another alternative source of funds. These alternatives could increase our costs or reduce our equity and reduce amounts available to invest in loans and other assets. See “U.S. Federal Income Tax Considerations — Annual Distribution Requirements.”

Failure to maintain an exemption from the Investment Company Act would harm our results of operations.

We intend to conduct our business so as not to become regulated as an investment company under the Investment Company Act of 1940, as amended.

The Investment Company Act exempts entities that are primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on, and interests in, real estate. Under the current interpretation of the SEC staff, in order to qualify for this exemption, we must maintain at least 55% of our assets directly in these qualifying real estate interests. If we fail to qualify for this exemption, we would be unable to conduct our business as described in this prospectus.

Misplaced reliance on legal opinions or statements by borrowers could result in a failure to comply with REIT income or assets tests.

When purchasing mortgage loans, we may rely on opinions of counsel for the borrower, or statements made in the underlying loan documents, for purposes of determining whether and to what extent those mortgage loans constitute REIT real estate assets for purposes of the REIT asset tests and produce income that qualifies under the REIT gross income tests. The inaccuracy of any such opinions or statements may adversely affect our REIT qualification and result in significant corporate-level tax. See “U.S. Federal Income Tax Considerations — Asset Tests.”

One-action rules may harm the value of the underlying property.

Several states have laws that prohibit more than one action to enforce a mortgage obligation, and some courts have construed the term “action” broadly. In such jurisdictions, if the judicial action is not conducted according to law, there may be no other recourse in enforcing a mortgage obligation, thereby decreasing the value of the underlying property.

We may be harmed by changes in various laws and regulations.

Changes in the laws or regulations governing our advisor or its affiliates may impair our advisor’s or its affiliates’ ability to perform services in accordance with the advisory agreement. Our business may be harmed by changes to the laws and regulations affecting our advisor or us, including changes to securities laws and changes to the Internal Revenue Code applicable to the taxation of REITs. New legislation may be enacted into law or new interpretations, rulings or regulations could be adopted, any of which could harm us, our advisor and our stockholders, potentially with retroactive effect.

Legislation was enacted that reduces the maximum tax rate of non-corporate taxpayers for capital gains (for taxable years ending on or after May 6, 2003 and beginning before January 1, 2011) and for dividends (for taxable years beginning after December 31, 2002 and beginning before January 1, 2011) to 15%. Generally, dividends paid by REITs are not eligible for the new 15% U.S. federal income tax rate, with certain exceptions discussed at “U.S. Federal Income Tax Considerations — Taxation of Taxable United States Stockholders — Distributions Generally.” Although this legislation does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable treatment of regular corporate dividends could cause investors who are individuals to consider stocks of other corporations that pay dividends as more attractive relative to stocks of REITs. It is not possible to predict whether this change in perceived relative value will occur, or what the effect will be on the market price of our common stock. See “U.S. Federal Income Tax Considerations — Capital Gain Distributions.”

We may incur excess inclusion income that would increase the tax liability of our stockholders.

In general, dividend income that a tax-exempt entity receives from us should not constitute unrelated business taxable income as defined in Section 512 of the Internal Revenue Code. If we realize excess inclusion income and allocate it to stockholders, this income cannot be offset by net operating losses. If the stockholder is a tax-exempt entity, then this income would be fully taxable as unrelated business taxable income under

Section 512 of the Internal Revenue Code. If the stockholder is foreign, it would be subject to U.S. federal income tax withholding on this income without reduction pursuant to any otherwise applicable income-tax treaty.

We generally structure our borrowing arrangements in a manner designed to avoid generating significant amounts of excess inclusion income. Some types of tax-exempt entities, including voluntary employee benefit associations and entities that have borrowed funds to acquire their shares of our common stock, may be required to treat a portion of or all of the dividends they may receive from us as unrelated business taxable income. Finally, we may invest in equity securities of other REITs and it is possible that we might receive excess inclusion income from those investments. See “U.S. Federal Income Tax Considerations — Taxable Mortgage Pool Rules.”

Our rights and the rights of our stockholders to recover claims against our independent directors are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter provides that no independent director shall be liable to us or our stockholders for monetary damages and that we will generally indemnify them for losses unless they are grossly negligent or engage in willful misconduct. As a result, you and we may have more limited rights against our independent directors than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a negligent manner. In addition, we may be obligated to fund the defense costs incurred by our independent directors (as well as by our other directors, officers, employees and agents) in some cases, which would decrease the cash otherwise available for distribution to you.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements. Forward-looking statements are those which are not historical in nature. They can often be identified by their inclusion of words such as “will,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend” and similar expressions. Any projection of revenues, earnings or losses, capital expenditures, distributions, capital structure or other financial terms is a forward-looking statement.

Our forward-looking statements are based upon our management’s beliefs, assumptions and expectations of our future operations and economic performance, taking into account the information currently available to us. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us, that might cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Some of the important factors that could cause our actual results, performance or financial condition to differ materially from expectations are:

•	our limited operating history;

•	your inability to review the assets that we will acquire with the net proceeds of this offering;

•	economic conditions impacting the real estate market and credit markets;

•	changes in interest rates;

•	changes in the rate of construction in the markets in which we invest;

•	potential impacts of our leverage policy on our net income and cash available for distribution;

•	our board’s ability to change our operating policies and strategies without notice to you or stockholder approval;

•	the number of our mortgage loans that become non-performing;

•	our advisor’s motivation to recommend riskier investments in an effort to maximize its compensation under the advisory agreement; and

•	our failure to remain qualified as a REIT.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the events described by our forward-looking events might not occur. We qualify any and all of our forward-looking statements by these cautionary factors. Please keep this cautionary note in mind as you read this prospectus.

This prospectus contains market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties. We have not independently verified their data.

ESTIMATED USE OF PROCEEDS

The table set forth below summarizes certain information relating to the anticipated use of offering proceeds by us, assuming that the minimum and the maximum offering is completed. These estimates and the figures set forth below represent our best estimate of intended sales results. If we sell the minimum number of shares we are offering we estimate that approximately 85% of the offering proceeds, or approximately $8.50 per share, will be used to make investments. If we sell the maximum number of shares we are offering, we estimate that approximately 89% of the offering proceeds, or approximately $8.90 per share, will be used to make investments in the types of mortgage loans we are targeting. See “Business — Nonconforming Residential Mortgage Loans” and “— Acquisition, Development, Construction and Commercials Loans” for a description thereof. The remainder of the offering proceeds will be used to pay offering expenses, including selling commissions and the marketing support fee. We are prohibited by FINRA rules and NASAA guidelines from incurring total organization and offering expenses in excess of 15% of the proceeds of the offering. Because the actual expenses incurred will greatly exceed $375,000 (15% of the minimum offering amount of $2.5 million), we are required to cap our expenses at 15%. If however, the maximum offering amount of $500 million is raised (which excludes amounts that may be raised under the DRIP), the estimated total offering expenses of $55 million will constitute approximately 11% of the offering proceeds. Offering expenses in excess of 15.0% of gross proceeds if we sell the minimum number of shares, will be paid by Sandstone. Once we sell in excess of the minimum offering amount, total offering expenses in excess of 11% of gross proceeds will be paid by Sandstone. While the estimated use of proceeds set forth in the table below is believed to be reasonable, this table should be viewed only as an estimate of the use of proceeds that may be achieved. We are a blind pool REIT because the proceeds of the offering will be used to acquire unspecified mortgage loans and investors will not have an opportunity to evaluate the economic merits of any of the investments we make with the net proceeds of this offering.

	Minimum Offering		Maximum Offering(1)
	Amount	Percent	Amount	Percent

OFFERING PROCEEDS TO THE COMPANY LESS:	$2,500,000	100.0%	$500,000,000	100.0%
Selling Commission to Dealer Manager	$175,000	7.0%	$35,000,000	7.0%
Marketing Support Fee to Dealer Manager	50,000	2.0%	10,000,000	2.0%
Due Diligence Expense Reimbursement to Dealer Manager(2)	25,000	1.0%	5,000,000	1.0%
Other Offering Expenses(3)	125,000	5.0%	5,000,000	1.0%

NET PROCEEDS TO THE COMPANY(4)(5)	$2,125,000	85.0%	$445,000,000	89.0%

(1)	Excludes 5 million shares of our common stock that may be sold pursuant to our DRIP.

(2)	Due diligence expenses relate only to those expenses incurred when the dealer-manager affirmatively discharges its responsibilities to ensure that all material facts pertaining to the offering are adequately and accurately disclosed in this prospectus. Only actual costs, and not profit margins, will be reimbursed. Expenses related to forms of entertainment will not be reimbursed.

(3)	Offering expenses include legal, accounting, printing, escrow, filing, registration, qualification, and other expenses of the offering of the shares, but exclude the selling commissions, the marketing support fee and due diligence expense reimbursements. The offering expenses paid by us, together with the selling commissions, the marketing support fee and due diligence expense reimbursement incurred by us will not exceed 15% the proceeds raised in connection with this offering. We will not pay any marketing or sales costs other than the marketing support fee.

(4)	We do not anticipate paying any acquisition fees or expenses to an affiliate in connection with the acquisition of our investments. However, if we ever do pay acquisition fees or expenses to an affiliate, they will be reasonable and will not exceed an amount equal to 6% of the contract price of the property, or in the case of a mortgage loan, 6% of the funds advanced.

(5)	Offering proceeds designated for investments may also be used to repay debt borrowed in connection with such investments. Offering proceeds designated for investments temporarily may be invested in short-term, highly liquid investments with appropriate safety of principal.

DISTRIBUTION POLICY

In order to continue to qualify as a REIT for U.S. federal income tax purposes, among other things, we must make distributions each taxable year (not including any return of capital for U.S. federal income tax purposes) equal to at least 90% of our REIT taxable income, although our board of directors, in its discretion, may increase that percentage as it deems appropriate. Generally, income distributed will not be taxable to us under U.S. federal income tax laws if we comply with the provisions relating to qualification as a REIT. If the cash available to us is insufficient to pay such distributions, we may obtain the necessary funds by borrowing funds, issuing new securities, or selling assets. These methods of obtaining funds could affect future distributions by increasing operating costs. To the extent that distributions to stockholders exceed earnings and profits, such amounts constitute a return of capital for U.S. federal income tax purposes, although such distributions might not reduce stockholders’ aggregate invested capital. Distributions in kind will not be permitted, except for distributions of readily marketable securities; distributions of beneficial interests in a liquidating trust established for the dissolution of our company, and the liquidation of our assets in accordance with the terms of our articles of incorporation; or distributions of in-kind property as long as the directors (1) advise each stockholder of the risks associated with direct ownership of the property; (2) offer each stockholder the election of receiving in-kind property distributions; and (3) distribute in-kind property only to those stockholders who accept the directors’ offer. See “U.S. Federal Income Tax Considerations — Annual Distribution Requirements.”

Distributions are made at the discretion of our directors, depending primarily on net cash from operations (which includes interest income from borrowers under mortgage loans, less expenses paid), current and projected cash requirements, tax considerations, our general financial condition, and other factors, subject to the obligation of our directors to use their best efforts to cause us to qualify and remain qualified as a REIT for U.S. federal income tax purposes. We intend to increase distributions in accordance with increases in net cash from operations.

We intend to make regular distributions to our stockholders. Distributions will be made to those stockholders who are stockholders as of the record date selected by our directors. Our board of directors expects to declare distributions on a monthly basis using the first day of the month as the record date. In order for an investor to receive a distribution, he or she must be a stockholder of record as of the record date. Therefore, newly admitted investors, or investors redeeming or transferring shares of common stock, will not receive a distribution for a record date as to which they are not considered a stockholder of record. We expect to declare and pay distributions monthly. However, in the future, our board of directors, in its sole discretion, may determine to declare or pay distributions on another basis, such as quarterly.

SUMMARY OF REINVESTMENT PLAN

We have adopted a DRIP pursuant to which stockholders may elect to have the full amount of their cash distributions from us reinvested in additional shares of our common stock. The following discussion summarizes the principal terms of the DRIP. The DRIP is attached to this prospectus as Appendix A.

General

An independent agent, the reinvestment agent, which currently is ACS Securities, Inc., acts on behalf of the participants in the DRIP. The reinvestment agent at all times will be registered or exempt from registration as a broker-dealer with the SEC and each state securities commission. At any time that we are engaged in an offering, including the offering described herein, the reinvestment agent will invest all distributions attributable to shares of our common stock owned by participants in shares of our common stock at the public offering price per share, which is currently $10.00 per share. At any time that we are not engaged in an offering, the price per share purchased pursuant to the DRIP shall be the net asset value as of the end of the most recent fiscal quarter, until such time, if any, as listing of our common stock on a national securities exchange or trading of such shares in the over-the-counter market occurs. All shares of common stock available for purchase under the DRIP either are registered pursuant to this prospectus or will be registered under the Securities Act through a separate prospectus relating solely to the DRIP. Until this offering has terminated, shares of common stock will be available for purchase out of the additional 5 million shares registered with the SEC in connection with this offering. See “The Offering — Plan of Distribution.” After the offering has terminated, we may either elect to register additional shares of common stock with the SEC for issuance pursuant to the DRIP, or allow the DRIP to terminate. The DRIP may be amended or supplemented by an agreement between the reinvestment agent and us at any time, including, but not limited to, an amendment to the DRIP to add a voluntary cash contribution feature or to substitute a new reinvestment agent to act as agent for the participants or to increase the administrative charge payable to the reinvestment agent, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each participant at his or her last address of record; provided, however, that any such amendment must be approved by a majority of the independent directors. Such amendment or supplement shall be deemed conclusively accepted by each participant except those participants from whom we receive written notice of termination prior to the effective date thereof.

Stockholders who have received a copy of this prospectus and participate in this offering can elect to participate in and purchase shares through the DRIP at any time and would not need to receive a separate prospectus relating solely to the DRIP. A person who becomes a stockholder otherwise than by participating in this offering may purchase shares of our common stock through the DRIP only after such person receives the current prospectus, updated as required.

Upon Listing, the shares to be acquired for the DRIP may be acquired either through the public market or directly from us pursuant to a registration statement relating to the DRIP, in either case at a per-share price equal to the then-prevailing market price on the national securities exchange or over-the-counter market on which the shares are listed at the date of purchase. In the event that, after Listing occurs, the reinvestment agent purchases shares on a national securities exchange or over-the-counter market through a registered broker-dealer, the amount to be reinvested shall be reduced by any brokerage commissions charged by such registered broker-dealer. In the event that such registered broker-dealer charges reduced brokerage commissions, additional funds in the amount of any such reduction shall be left available for the purchase of shares. We are unable to predict the effect which such a proposed Listing would have on the price of the shares acquired through the DRIP.

Investment of Distributions

Distributions will be used by the reinvestment agent, promptly following the payment date with respect to such distributions, to purchase shares of our common stock on behalf of the participants from us. All such distributions shall be invested in shares within 30 days after such payment date. Any distributions not so invested will be returned to participants.

Participants will not have the option to make voluntary contributions to the DRIP to purchase shares in excess of the amount of shares that can be purchased with their distributions. Our board of directors reserves the right, however, to amend the DRIP in the future to permit voluntary contributions to the DRIP by participants, to the extent consistent with our objective of qualifying as a REIT.

Participant Accounts, Fees and Allocation of Shares

For each participant, the reinvestment agent maintains a record which reflects for each month the distributions received by the reinvestment agent on behalf of such participant. We are responsible for all administrative charges and expenses charged by the reinvestment agent. Any interest earned on such distributions will be paid to us to defray certain costs relating to the DRIP.

The reinvestment agent uses the aggregate amount of distributions to all participants for each month to purchase shares of our common stock for the participants. If the aggregate amount of distributions to participants exceeds the amount required to purchase all shares then available for purchase, the reinvestment agent will purchase all available shares and will return all remaining distributions to the participants within 30 days after the date shares are purchased. The purchased shares are allocated among the participants based on the portion of the aggregate distributions received by the reinvestment agent on behalf of each participant, as reflected in the records maintained by the reinvestment agent. The ownership of the shares purchased pursuant to the DRIP is reflected on our books.

Subject to the provisions of our articles of incorporation relating to certain restrictions on and the effective dates of transfer, shares acquired pursuant to the DRIP will entitle the participant to the same rights and to be treated in the same manner as those purchased by the participants in the offering.

The allocation of shares among participants may result in the ownership of fractional shares, computed to four decimal places.

Reports to Participants

Within 60 days after the end of each fiscal quarter, the reinvestment agent mails to each participant a statement of account describing, as to such participant, the distributions reinvested during the quarter, the number of shares purchased during the quarter, the per share purchase price for such shares, the total administrative charge paid by us on behalf of each participant, and the total number of shares purchased on behalf of the participant pursuant to the DRIP. If we are not engaged in an offering and until such time, if any, as Listing occurs, the statement of account also will report the most recent fair market value of the shares, determined as described above.

Tax information for income earned on shares under the DRIP will be sent to each participant by us or the reinvestment agent at least annually.

Election to Participate or Terminate Participation

Any investor who purchases shares in this offering may become a participant in the DRIP by making a written election to participate on his subscription agreement at the time he subscribes for shares. Any other stockholder who receives a copy of this prospectus or a separate prospectus relating solely to the DRIP and who has not previously elected to participate in the DRIP may so elect at any time by written notice to our dealer-manager of such stockholder’s desire to participate in the DRIP. Participation in the DRIP will commence with the next distribution made after receipt of the participant’s notice, provided it is received at least 10 days prior to the record date for such distribution. Subject to the preceding sentence, the election to participate in the DRIP will apply to all distributions attributable to the month in which the stockholder’s election is effective and to all months thereafter, whether made (1) upon subscription or subsequently for stockholders who participate in this offering or (2) upon receipt of a current prospectus or a separate prospectus relating solely to the DRIP for stockholders who do not participate in this offering. Effective for any distribution, participants will be able to terminate their participation in the DRIP at any time without penalty by delivering written notice to our dealer-manager ten business days before the last day of the month or quarter to which such distribution relates.

A participant who chooses to terminate participation in the DRIP must give notice to our reinvestment agent, terminate his entire participation in the DRIP and will not be allowed to terminate in part. If a participant terminates his participation, the reinvestment agent will send him a check in payment for the amount of any distributions in the participant’s account that have not been reinvested in shares of our common stock, and our record books will be revised to reflect the ownership records of his full shares and the value of any fractional shares standing to the credit of a participant’s account based on the market price of the shares. There are no fees associated with a participant’s terminating his interest in the DRIP. A participant in the DRIP who terminates his interest in the DRIP will be allowed to participate in the DRIP again upon receipt of the then current version of this prospectus or a separate current prospectus relating solely to the DRIP, by notifying the reinvestment agent and completing any required forms.

U.S. Federal Income Tax Considerations

Stockholders subject to federal taxation who elect to participate in the DRIP will incur a tax liability for distributions allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions held pursuant to the DRIP. Specifically, stockholders will be treated as if they have received the distribution from us and then applied such distribution to purchase shares in the DRIP. A stockholder designating a distribution for reinvestment will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits. To the extent that distributions to stockholders exceed earnings and profits, such amounts constitute a return of capital for U.S. federal income tax purposes. To the extent that we have designated all or a portion of the distribution as a capital gain dividend, such designated portion of the distribution should be taxed as long-term capital gain to the stockholder.

Amendments and Termination

We reserve the right to renew, extend, or amend any aspect of the DRIP without the consent of stockholders, provided that notice of the amendment is sent to participants at least 30 days prior to the effective date thereof. We also reserve the right to terminate the DRIP for any reason, at any time, by 10 days prior written notice of termination to all participants.

SHARE REPURCHASE PLAN

Because there is currently no public secondary market for our common stock and it is anticipated that there will be no secondary market for our common stock for the foreseeable future during or after the offering, until the common stock is listed, and in order to provide a limited amount of liquidity in respect of an investment in our common stock, we have adopted a share repurchase plan, which we refer to as the repurchase plan. The repurchase plan is attached as Appendix B. Pursuant to the terms of the repurchase plan, a stockholder who has held common stock for more than one year may, with appropriate notice to the reinvestment agent, present all or any portion of his or her common stock to us for repurchase. All repurchases will be effected through the reinvestment agent that will be a registered broker-dealer. All recordkeeping and other administrative functions required to be performed in connection with the repurchase plan will be performed by the reinvestment agent.

All repurchases under the repurchase plan are at our option, and subject to availability of funding therefor. We are under no obligation to make any repurchases at any time. Compliance by a stockholder with the terms of the repurchase plan does not guarantee that we will repurchase the shares. For purposes of funding the repurchase plan, at our option, all proceeds from our DRIP for the applicable calendar quarter may be used by the reinvestment agent on our behalf to repurchase shares of our common stock pursuant to the terms of the repurchase plan. In addition, we may, at our option, use up to an additional $100,000 per calendar quarter, which we refer to as additional funds, for repurchases under the repurchase plan. However, at no time during any consecutive 12-month period would the number of shares repurchased by us under the repurchase plan exceed 5% of the number of outstanding shares of our common stock at the beginning of that 12-month period.

Any repurchases of our common stock will be made within 60 days following the end of the calendar quarter in which the shares are presented, provided that the requisite repurchase documents from the requesting stockholder are received by the reinvestment agent at least one month prior to the end of the applicable calendar quarter, and an acknowledgement of the change in repurchase price, if any, is received prior to the repurchase date.

We will engage a third-party to conduct a Uniform Commercial Code (“UCC”) search to ensure that no liens or encumbrances are held against the shares presented for repurchase. We will deduct $100 from the proceeds of the repurchase to cover our costs for this search. Shares that are not subject to liens or encumbrances will be eligible for repurchase following the completion of the UCC search. We will not repurchase shares that are subject to liens or other encumbrances until the stockholder presents evidence that such liens or encumbrances have been removed.

If the proceeds from the DRIP plus the additional funds exceed the amount needed to repurchase the common stock for which repurchase requests have been submitted, we may carry any excess amount over to the next succeeding calendar quarter for use in addition to the amount of proceeds from the DRIP and additional funds otherwise available for repurchases during that following calendar quarter.

If the amount of the proceeds from the DRIP and the additional funds are insufficient to repurchase all of the common stock for which repurchase requests have been submitted, to the extent we repurchase any shares at the end of the quarter, we plan to repurchase the stock on a pro rata basis at the end of each quarter. A stockholder whose entire request is not honored due to insufficient available funds in that quarter can ask that the request to repurchase the shares be honored at such time, if any, as there are sufficient available funds. In that case, the repurchase request will be retained and those shares will be eligible for repurchase, again on a pro rata basis, at the end of the next quarter, if there are sufficient available funds and if we determine to make any share repurchases. Alternatively, a stockholder whose shares are not repurchased may withdraw his or her repurchase request. Stockholders will not relinquish their common stock to us until such time as we commit to repurchase the shares. We make no guarantee that there will be sufficient funds to repurchase the common stock for which a repurchase request is received.

The price at which we repurchase our shares of common stock will be determined by us. The repurchase price for shares of common stock that are presented to us for repurchase between one year and two years after the date of purchase (whether directly or through the DRIP) will be equal to 90% of then fair market value, or 90% of the actual purchase price, whichever is less. The repurchase price for shares that are presented for repurchase between two years and three years after the date of purchase will be equal to 95% of then fair market value, or 95% of the actual purchase price, whichever is less. The repurchase price for shares that are presented for repurchase after three years after the date of purchase will be equal to the then fair market value or the actual purchase price, whichever is less. Fair market value will be equal to the then current offering price if we are conducting an offering of common stock at such time. During periods when we are not engaged in an offering, the fair market value of our common stock, for purposes of repurchase, will be the net asset value as of the end of the most recent fiscal quarter. Accordingly, the repurchase prices paid to stockholders for shares of common stock repurchased by us during periods when we are not engaged in an offering may vary over time. Our board of directors will announce any price adjustment and the time period of its effectiveness through the filing of a Form 8-K or in another appropriate filing with the SEC describing the new terms and by providing written notices of the new terms with the next dividend distribution and by sending an acknowledgement to each stockholder who has submitted a repurchase request.

Our repurchase plan is only intended to provide limited interim liquidity for our stockholders until a secondary market develops for the shares. No such market presently exists, and we cannot assure you that any market for your shares will ever develop. Neither our advisor, any member of our board of directors nor any of their affiliates will receive any fee on the repurchase of shares by us pursuant to the repurchase plan.

Shares repurchased by us will be retired and will not be available for reissuance. The repurchase plan will terminate and we will not accept shares for repurchase in the event that common stock is listed on a securities exchange. Additionally, our board of directors may, in its discretion, amend or suspend the repurchase plan if it determines that to do so is in our best interest. If our board of directors amends or suspends the repurchase plan, we will provide stockholders with 30 days advance notice of such amendment or suspension through a filing with the SEC.

The foregoing provisions regarding the repurchase plan in no way limit our ability to repurchase shares from stockholders by any other legally available means for any reason that the advisor, in its discretion, deems to be in our best interest.

LIMITED RIGHT OF REDEMPTION UPON DEATH OF A STOCKHOLDER
BY THE ESTATE OF THE STOCKHOLDER

On April 15, July 15, October 15 and January 15 of each year we will, upon the death of any registered owner of shares of common stock, redeem such shares held by such registered owner upon presentation of the documentation described below by such registered owner’s personal representative or surviving joint tenant(s). Our obligation to redeem the shares is subject to the following limitations:

•	We will only redeem shares with a total redemption price of up to $100,000 per natural person, regardless of how title to the shares is held, on a one-time basis. After some shares are presented for redemption, no additional shares may be presented.

•	In any one calendar year, we will only redeem shares for an aggregate redemption price of $2,000,000.

•	The above annual redemption limitation is not cumulative. The difference, if any, between that year’s redemption limitation and the amount actually redeemed in such year will not be available for redemption in later years.

•	We will redeem shares only four times each year.

•	Our obligation to redeem is subject to our availability of cash.

To redeem the shares under these circumstances, our transfer agent must receive (1) written request for redemption in form satisfactory to the transfer agent, signed by the personal representative or surviving joint tenant(s) of the registered owner within 180 days of the death of the registered owner; (2) notice of the number of shares to be redeemed; (3) appropriate evidence of death and ownership of such shares at the time of death; and (4) appropriate evidence of the authority of such personal representative or surviving joint tenant(s) to sell the shares. In order for the shares of common stock to be eligible for the redemption on any of the dates listed above, such shares must be presented for redemption in full compliance with the provisions set forth above, at least one month prior to such dates and must be deemed acceptable by the transfer agent at least 10 days prior to the applicable redemption date. Any shares not redeemed in any period because of the aggregate limitations described above will be held for redemption in subsequent periods until redeemed. Any shares not redeemed in any period because of the individual limitations described above will not have a right of redemption other than as available to stockholders generally. Redemption requests will be prioritized on a first-come, first-served basis.

Any redemption by us will be made in cash. If we are currently conducting an offering of common stock, the redemption price will be the current offering price, plus accrued and unpaid dividends. During periods when we are not engaged in an offering of common stock, the redemption price will be the net asset value as of the end of the most recent fiscal quarter.

The death of a person, who during his lifetime, was entitled to substantially all of the beneficial interest of ownership of the shares of common stock will be deemed the death of a registered owner, regardless of the registered owner, if such beneficial interest can be established to the satisfaction of the transfer agent. Such beneficial interest shall be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act or similar statute, community property or other joint ownership arrangements between husband and wife, and certain other arrangements where one person has substantially all of the beneficial ownership interest in the shares of common stock during his lifetime. In the case of shares of common stock registered in the name of banks, trust companies or broker-dealers who are members of a national securities exchange or FINRA (“Qualified Institutions”), the redemption limitations described above apply to each beneficial owner of shares of common stock held by any Qualified Institution. In connection with the redemption request, each Qualified Institution must submit evidence, satisfactory to the transfer agent, that it holds the shares of common stock subject to request on behalf of such beneficial owner and must certify the aggregate amount of redemption requests made on behalf of such beneficial owner.

Any redemption request may be withdrawn upon delivery of a written request for such withdrawal given to the transfer agent at least 10 days prior to payment for redemption of the shares by reason of the death of a beneficial owner. Any party withdrawing its redemption request may again present such shares for redemption by following the procedures set forth above.

BUSINESS

General

CMR is a Maryland corporation formed in November 2008 that will elect to be taxed as a REIT for federal income tax purposes commencing with its tax year ending December 31, 2009. CMR specializes in the financing of real estate projects. We intend to create a diversified portfolio of real estate loans to developers, homebuilders, and homebuyers with financing needs that are not met by traditional mortgage lenders. The portfolio will be concentrated in the Western United States, where we believe we possess requisite skills and market knowledge. The majority of the portfolio will include short-term mortgage loans consisting of acquisition, development, construction and commercial mortgage loans to both local and national developers and homebuilders. We also expect to invest a portion of the portfolio in non-agency residential mortgage loans to provide niche financing to borrowers that otherwise have limited financing sources.

We will derive our revenues primarily from interest payments received from mortgage investments funded with our equity capital and borrowed funds, if any. Our principal business objective is to generate net income for distribution to our stockholders from the spread between interest income on our mortgage assets and the costs of financing the acquisition of these assets. This spread, net of operating expenses, provides both operating capital and distributable income. The growth of our business will depend on our access to external sources of capital. Our profitability will depend on our ability to obtain financing at a cost we can absorb while still generating an attractive risk-adjusted return on the loans we acquire using the proceeds of our financings. The growth of our business will also depend on our ability to locate suitable investments to keep our capital fully deployed at favorable rates. We are externally managed and advised by Sandstone, a related party.

We are newly incorporated, have not commenced operations and do not own any investments. Our investments may consist of mortgage loans that we wholly own or participations in trust deed mortgage loans that we own with other lenders. We expect our portfolio to consist of the following types of mortgage loans in the percentages set forth below after we have invested a total of $50.0 million:

•	acquisition, development, construction and commercial mortgage loans (approximately 60% of our portfolio); and

•	non-agency residential mortgage loans (approximately 40% of the portfolio).

The percentages set forth above reflect our general portfolio expectations after we have invested $50.0 million. However, our intentions may change and we are not obligated to create a portfolio reflecting the above allocations. We do not have any limitations in our charter documents on the percentage of assets we will invest in any particular type of mortgage loan.

Consolidated Mortgage will service all of our mortgage loans. Consolidated Mortgage has its principal offices at 1291 W. Galleria Drive, Suite 220, Henderson, Nevada 89014 and is in the business of originating and servicing mortgage loans.

Investment Strategy

We believe there is a significant market opportunity to make mortgage loans to owners, developers and homebuyers, and owners of real property whose financing needs are not met by traditional mortgage lenders. The restrictive underwriting standards or lead time required by traditional mortgage lenders, such as commercial banks, results in some potential borrowers being unable to obtain such financing, or unwilling to complete the time consuming process often required by traditional lenders. As a non-conventional lender, we are more willing to invest in mortgage loans or projects that conventional lenders may not deem creditworthy, including acquisitions of raw land, infrastructure development and non-agency residential mortgage loans. Because of the increased risks associated with our loan types, we expect that borrowers will be willing to pay us interest rates that are generally 500 to 1,000 basis points above the rates charged by conventional lenders. Our advisor identifies loans originated by both affiliated and non-affiliated mortgage brokers, including Consolidated Mortgage and Residential Capital, both related parties that solicit new borrowers in those states in which they are licensed to originate loans. Consolidated Mortgage is currently licensed in Arizona,

California, Florida, Missouri, Nevada, New Mexico, Oregon, Texas, Utah and Washington. Residential Capital is currently licensed in Arizona, California, Colorado, Montana, Nevada, New Mexico and Wyoming. We may also purchase existing loans that were originated by unrelated third party lenders. Other than our loan origination agreements with Consolidated Mortgage and Residential Capital, we currently do not have agreements with any sources from which we expect to acquire mortgage loans. We expect that Province Advisors, a related party, will also identify potential investment opportunities for us.

We do not intend to invest in the securities of other issuers for the purpose of exercising control and we do not intend to offer securities in exchange for property.

Recent Developments and Market Overview

The slowdown in housing sales in 2007 that was exacerbated by the collapse of the sub-prime residential mortgage market continues to disrupt the United States economy. As a result of the credit concerns in the sub-prime residential mortgage market and the deterioration of home values across the country, banks and other financial institutions have substantially reduced the availability of and increased the cost of debt financing for many companies and consumers. We believe these market conditions provide us with a significant opportunity to provide local and national homebuilders, developers, and homebuyers with an alternative source of capital. Although market conditions may improve during the course of this offering, we believe there will be a continuing demand for alternative financing by borrowers who are unwilling or unable to obtain financing through traditional mortgage lenders.

Financing Strategy

We generally expect to finance the acquisition of our mortgage loans with equity capital and borrowed funds. The amount of borrowing we employ will depend on, among other factors, the amount of our equity capital. Under our articles of incorporation, we may incur debt in an amount up to 300% of our net assets. We expect to finance with long-term borrowings from time to time depending on market conditions at the time. We anticipate that any future borrowings we incur will be collateralized, in whole or in part, by the loans on which we are the sole lender. We expect to use leverage to attempt to increase potential returns to our stockholders. Pursuant to our capital and leverage policy, we will seek to strike a balance between the under-utilization of leverage, which reduces potential returns to our stockholders, and the over-utilization of leverage, which increases risk by reducing our ability to meet our obligations to creditors during adverse market conditions.

Our Investment Types

Acquisition, Development, Construction and Commercial Mortgage Loans

We expect that after we have invested $50.0 million, approximately 60% of our investment portfolio will consist of acquisition, development, construction and commercial mortgage loans. Of that 60%, 30% is expected to be for acquisition loans, 30% is expected to be for development loans, 30% is expected to be for construction loans and 10% is expected to be for commercial mortgage loans. Our mortgage loan investments may consist of loans that we wholly own or participations in trust deed mortgage loans that we own with other lenders. The majority of our investments will be short-term (12-24 months) mortgage loans that are balloon mortgage loans with fixed interest rates. A substantial portion of these mortgage loans will consist of interest-carry loans, meaning we will provide the borrower with sufficient financing to enable it to make the interest payments during the term of the loan. All of our mortgage loans are expected to be within the loan-to-value ratios set forth under “— Underwriting Criteria — Acquisition, Development, Construction and Commercial Mortgage Loans.” Initially, we expect that the majority of these types of mortgage loans will be identified by Consolidated Mortgage pursuant to our loan origination agreement. We do not currently have a contractual arrangement with any other mortgage originator for the purpose of acquiring these types of mortgage loans. We also plan to fund or acquire mortgage loans directly from originators and from entities holding mortgage loans originated by others. Our board of directors has not established any limits on the geographic concentration of mortgage loans that we may acquire. However, our asset acquisition policy limits the amount or type of mortgage loans we may acquire.

We will only invest in mortgage loans that are secured by first lien mortgages on real property. These loans will fall into the following categories: acquisition loans, development loans, construction loans and commercial property loans. After we have invested $50.0 million, our investment in any single mortgage loan will not exceed 10% of our average invested assets. Additionally, after we have invested $50.0 million, our aggregate investment in mortgage loans made to any one borrower will not exceed 10% of our average invested assets. We expect that all of the mortgage loans in our portfolio will be either full recourse against all assets of individual borrowers, including the real estate being financed, or if the mortgage loan is made to an entity borrower, the mortgage loan will be personally guaranteed, on a full recourse basis, by each of the principals of that entity.

Set forth below is a description of the types of mortgage loans in which we plan to invest:

Acquisition of Raw and Unimproved Land.  Generally, we will invest in mortgage loans for the acquisition of raw and unimproved land with a principal amount of up to 65% of the appraised value of the property.

Development Loans.  Development loans enable borrowers to complete the basic infrastructure and development of their property prior to the construction of buildings or residences. Such development may include installing utilities, sewers, water pipes or streets. Generally, we will invest in development loans with a principal amount of up to 70% of the appraised value of the property or anticipated post-development value.

Construction Loans.  Construction loans provide funds to allow commercial developers to make improvements or renovations to the property in order to increase the net operating income of the property so that it can be sold or may qualify for institutional refinancing. Generally, we will invest in construction loans with a principal amount of up to 75% of the appraised value of the property or anticipated post-construction value.

Commercial Loans.  Commercial loans provide funds to allow commercial borrowers to make improvements or renovations to an existing structure in order to increase the net operating income of the property so that it may qualify for institutional refinancing. Generally, we will invest in commercial property loans with a principal amount of up to 75% of the appraised value of the property.

Participation in Trust Deeds.  We may also participate in any of the foregoing types of mortgage loans with other lenders, as permitted by our investment policies, by providing funds for or purchasing a majority interest in a trust deed mortgage loan meeting our investment guidelines described above. We would be more likely to participate in a trust deed mortgage loan when, for example:

•	we do not have sufficient funds to invest in an entire loan; or

•	an originated trust deed mortgage loan fits within our investment guidelines but would constitute more than 10% of our average invested assets or otherwise be disproportionately large given our then existing portfolio.

We may also participate in trust deed mortgage loans not originated by Consolidated Mortgage that meet the requirements below if we acquire a controlling interest, alone or with any of our affiliates, in such participation. A controlling interest enables us to direct or cause the direction of the management and policies of such participation, which includes the authority to:

•	review all material contracts;

•	cause a sale of the loan or our interest therein subject in certain cases to limitations imposed by the participation agreement among the parties;

•	approve budgets and major capital expenditures;

•	veto any sale of the loan, or alternatively, to receive a specified preference on sale or proceeds; and

•	exercise a right of first refusal on any desired sale.

In the event of participation with an affiliate, the investment objectives of the participant will be substantially identical. There will be no duplicate fees. The compensation to the sponsors must be substantially identical, and the investment of each participant must be on substantially the same terms and conditions. Each participant will have a right of first refusal to buy the other’s interest if the co-participant decides to sell its interest.

If CMR acquires a mortgage loan from Desert Capital REIT, the mortgage loan must meet all of the established requirements set forth above, which includes acquiring a majority ownership of the trust deed mortgage loan, and the transaction must be approved by the conflicts committee of our board of directors.

We will not participate in joint ventures or partnerships with affiliates that are not publicly registered except as permitted by NASAA Guidelines.

We will not give Consolidated Mortgage or any of its affiliates any consideration similar to rebates or give-backs or enter into reciprocal arrangements with Consolidated Mortgage or its affiliates that might be entered into in lieu of participations.

Balloon Payment.  We anticipate that substantially all of the mortgage loans we invest in or purchase will require the borrower to make a “balloon payment” of the entire principal amount upon maturity of the loan. Balloon payment loans do not generate principal repayments to us through borrower monthly repayment. Generally borrowers are required to make monthly interest payments to us. However, we anticipate that up to 60% of our loan portfolio will consist of “interest-carry” loans, meaning we will provide the borrower with sufficient financing to enable it to make the interest payments. Most of our mortgage loans will be non-investment grade loans, and frequently will be made to borrowers with limited credit histories. We will require full recourse against the assets of individual borrowers, and if the mortgage loan is made to an entity borrower, the mortgage loan will be supported by full-recourse personal or corporate guarantees from all principals of the borrower. We will require two years of tax returns and financial statements to assess the quality of the guarantee. We also will require a current credit report from at least one major credit reporting agency. However, a substantial period of time may elapse between the review of the credit report and financial statements of the borrower and the due date of the balloon payment. Therefore, there is no assurance that a borrower or, if applicable, any guarantor will have sufficient resources to make a balloon payment when due. Further, as a result of the “interest-carry” component of many of these loans, a borrower will be able to continue making interest payments in spite of experiencing substantial financial difficulties. To the extent that a borrower has an obligation to pay mortgage loan principal in a large lump sum payment, its ability to repay the loan may be dependent upon market conditions, its ability to sell the property, obtain suitable refinancing or otherwise raise a substantial amount of cash. As a result, these loans involve a higher risk of default than loans where the principal is paid at the same time as the interest payments.

Collateral.  Each of the mortgage loans we fund will be secured by a first priority lien filed and recorded with the applicable county recorder’s office. All real property collateral securing the mortgage loans we fund will be appraised by an independent third party. We will require full recourse against the assets of individual borrowers, and if the mortgage loan is made to an entity borrower, the mortgage loan will be supported by full-recourse personal or corporate guarantees from all principals of the borrower. While we do not intend to acquire real estate assets directly, from time to time, we may be required to foreclose on the real estate serving as collateral for a mortgage loan. Upon the sale of any of our properties by our advisor or any affiliate of our advisor, we will pay sales commissions to any of such persons in amounts no greater than the lesser of the competitive real estate commission or an amount equal to 3% of the contractual sales price.

Prepayment Penalties and Exit Fees.  We typically will not require prepayment penalties or exit fees for the loans in which we invest. Because of the short-term nature of the mortgage loans we intend to acquire, we should not have a substantial prepayment risk.

Escrow Conditions.  We will fund our mortgage loans through an escrow account held by a title insurance company, which will be subject to the following conditions:

•	Title to the subject property must be free and clear of all liens and encumbrances.

•	Borrowers must obtain title insurance coverage for all loans, with the title insurance policy naming us as the insured, and providing title insurance in an amount at least equal to the principal amount of the loan. Title insurance insures only the validity and priority of our deed of trust, and does not insure us against loss by other causes, such as diminution in the value of the property.

•	Borrowers must obtain fire and casualty insurance for all loans secured by improved real property, naming us as loss payee in an amount sufficient to cover the replacement cost of improvements.

•	All insurance policies, notes, deeds of trust or mortgages, escrow agreements, and any other loan documents for a particular transaction will name us as payee and beneficiary.

Construction Controls.  The development and construction loans we expect to fund or acquire will be initially fully funded, with the maximum borrowing capacity being established by an appraisal, comparable sales price, or other accepted valuation methodology to determine the completed value of the property. We will obtain an appraisal for every mortgage loan we fund. Once the amount of the mortgage loan has been established, the development or construction funds will be maintained by Consolidated Mortgage (as the loan servicer) in a separate trust account specific to the subject loan and will be disbursed upon the approval of the third party construction control company, which will monitor the progress of the construction process and direct Consolidated Mortgage to release the funds as certain construction thresholds are reached. The vendors, suppliers and subcontractors of the borrower will submit invoices for services rendered or goods provided to the construction control company. Once the construction control company has confirmed the delivery of the goods or the satisfactory completion of the services, it will obtain a lien release from the billing party and approve payment of the invoice by Consolidated Mortgage. At no time will the borrower have direct access to the committed funds.

Repayment of Mortgages on Sales of Properties.  We may require a borrower to repay a mortgage loan upon the sale of the mortgaged property rather than allow the buyer to assume the existing loan. We require repayment if we determine that repayment appears to be advantageous to us based upon then-current interest rates, the length of time that the loan has been held by us, the creditworthiness of the buyer and our objectives. We will invest our net proceeds from any capital transaction in new mortgage loans, hold the net proceeds as cash, or distribute them to the stockholders. For these purposes, net proceeds also include the principal of a loan deemed to be repaid for tax purposes as a result of the nature of a loan modification or loan extension. Capital transactions include payments of principal, foreclosures and prepayments of mortgages, to the extent classified as a return of capital under the Internal Revenue Code, and any other disposition of a mortgage or property.

Non-agency Residential Mortgage Loans

We intend to invest in non-agency residential mortgage loans, not to exceed 40% of our portfolio after we have invested $50.0 million. We define a non-agency residential mortgage loan as a first lien mortgage loan for a residential dwelling in which we are the first lien holder, as further described below. Non-agency residential mortgage loans may range in principal amount from $100,000 to $2 million with fixed or variable interest rates, based on the terms and conditions that reflect the type of loan and the inherent risk associated therewith. Non-agency residential mortgage loans are expected to be within our loan-to-value ratios set forth under “— Underwriting Criteria — Non-Agency Residential Mortgage Loans.” Initially, we anticipate that the majority of the non-agency residential mortgage loans that we fund will be identified by Residential Capital and serviced by Consolidated Mortgage pursuant to our loan origination and servicing agreement. We do not currently have a contractual arrangement with any other originator for the purpose of acquiring non-agency residential mortgage loans. We may also acquire non-agency residential mortgage loans directly from other mortgage brokers or originators and from entities holding non-agency residential mortgage loans. Our board of directors has not established any limits upon the geographic concentration of non-agency residential mortgage loans that we may fund or acquire. However, our asset acquisition policy limits the amount and type of non-agency residential mortgage loans we may acquire.

Consolidated Mortgage, as the servicer of our mortgage loans, will maintain a separate account for property taxes, mortgage insurance and an impound account for each non-agency residential mortgage loan corresponding to the specific borrower in compliance with the rules and regulations of the US Department of Housing and Urban Development. We anticipate that non-agency residential mortgage loans will be held and serviced for approximately 12 to 36 months before being “bundled” for sale. Once we have invested approximately $20 million in non-agency residential mortgage loans or have serviced a select group of non-agency residential mortgage loans in excess of 12 months, we will evaluate those mortgage loans to determine the attributable value of the asset based on the amount owed on the mortgage loan compared to fair market value and the performance of the loan to determine a premium price for a subsequent sale of the assets. Industry terminology used for this type of transaction is “bundling loans” with the intent to sell at a premium. We would expect to sell these bundles to financial institutions or private investors. Given current market conditions, currently few if any investors are interested in purchasing bundled loans. We may not be able to sell bundled loans if market conditions do not improve. We cannot predict when this market will re-emerge or when we may ever be able to sell any bundled loans, if ever.

The non-agency residential mortgage loans in which we intend to invest will generally fall into one of the following categories: condo/hotel, foreign nationals, asset-based stated income and jumbo. We will not invest in non-agency residential mortgage loans in favor of any one borrower in excess of $2 million. We expect that all of the non-agency residential mortgage loans in our portfolio will be full recourse against the property that secures the loan.

We expect to wholly own each of our non-agency residential mortgage loans, meaning that we will not participate in such a loan with another lender. The maximum loan amount will be established by an appraisal, comparable sales price, or other accepted valuation methodology. Once the loan amount has been established, the funds will be sent to a title company to process the title on the real property, and insure us as the first lien holder.

Set forth below is a description of each of the types of residential mortgage loans in which we plan to invest:

Condo/Hotel Loans.  Condo/hotel loans will be made to persons seeking to purchase a condominium unit in a hotel or other building that offers condominium living. Generally, we expect to invest in condo/hotel loans with a principal amount of up to 60% of the appraised value of the property. We may work with the owner or developer of a condo/hotel, and enter into an arrangement with the owner or developer whereby we agree to provide financing to any purchasers of condo units that meet our underwriting criteria up to our limit of 15% of the total units in the project. If we enter into such an arrangement, we would expect that the owner or developer would pay us a fee in the form of additional interest on the mortgage loan extended to the individual borrower. Currently, borrowers are having difficulty obtaining mortgage loans to purchase condo/hotel units, and this lack of financing is resulting in slower than expected sales of condo/hotel units, with some developers being forced to change their initial plans for a project because they cannot meet the required sales goal of a particular number of units. In this case, the developer would use all of the units as traditional hotel rooms, instead of selling some units as condos. We believe that owners or developers experiencing this type of difficulty selling their condo units would be willing to pay us a fee for providing financing to purchasers so that the project can proceed as planned.

Foreign National Loans.  Loans to foreign nationals provide funds to allow foreign borrowers to purchase property in the United States. Currently, foreign nationals are experiencing difficulty in obtaining mortgage loans from traditional financial institutions because they may leave the U.S., making it difficult to serve legal process and enforce contracts with them. In addition, qualifying a foreign national for a loan is time-intensive because the foreign documentation must be translated into English. Furthermore, verifying the documentation may not be possible using traditional methods used to document domestic loans. Generally, we expect to invest in loans to foreign nationals with a principal amount of up to 50% of the appraised value of the property. These loans will be made for any collateral type that we are targeting generally for our non-agency residential mortgage loans.

Asset-Based Stated Income Loans.  Asset-based stated income loans provide funds to allow a residential homebuyer to purchase property based primarily on the value of the borrower’s assets, with minimal individual stated income requirements. Generally, we expect to invest in asset-based stated income loans with a principal amount of up to 65% of the appraised value of the property.

Jumbo Loans.  Jumbo loans provide funds to allow borrowers to purchase residential property that exceeds the maximum allowed by Fannie Mae and Freddie Mac. Generally we will invest in jumbo loans with a principal amount of up to 70% of the appraised value of the property. The maximum loan amount for our jumbo loans is $2 million.

All such activities shall be conducted in compliance with the rules applicable to REITS.

Non-agency Residential Mortgage Loan Payments.  We anticipate that borrowers will make monthly payments directly to the servicer, Consolidated Mortgage, that include principal and interest or interest-only, as well as applicable property taxes, mortgage insurance and impound fees based on the terms and conditions of the loan agreement and the rules and regulations of the U.S. Department of Housing and Urban Development. A portion of the interest paid by the borrower will be retained by the servicer as the servicing fee. The servicer will also ensure that the portion of the payment representing property taxes, mortgage insurance and impound fees are properly allocated and applied to appropriate parties. The remainder of the payment will be forwarded to us. If a borrower becomes delinquent in making payments under the obligations set forth in the loan agreement we, as the first lien holder on the property, will take the appropriate measures, including but not limited to complying with applicable state regulations to foreclose on the property, thus taking ownership with the intent to sell the property.

Collateral.  Each of the mortgage loans we fund will be secured by a first priority lien filed and recorded with the applicable county recorder’s office. All real property collateral securing the mortgage loans we fund will be appraised by an independent third party. While we do not intend to acquire real estate assets directly, from time to time, we may be required to foreclose on the real estate serving as collateral for a nonconforming residential mortgage loan due to the loan obligations not being met by the borrower. Upon the sale of any of our properties by our advisor or any affiliate of our advisor, we will pay sales commissions to any of such persons in amounts no greater than the lesser of the competitive real estate commission or an amount equal to 3% of the contractual sales price.

Prepayment Penalties.  Under the U.S. Department of Housing and Urban Development regulations we may impose a prepayment penalty equal to up to 24 months of regularly scheduled payments of principal and interest on fixed rate nonconforming residential mortgage loans with terms greater than five years.

Escrow Conditions

We will fund nonconforming residential mortgage loans through an escrow account held by a title company, subject to the following conditions:

•	Title to the subject property must reflect free and clear title with no liens or encumbrances.

•	Borrowers must obtain title insurance coverage for the loan, with the title insurance policy naming us as the insured, and providing title insurance in an amount at least equal to the principal amount of the loan. Title insurance insures only the validity and priority of ownership, and does not insure us against loss by other causes, such as diminution in the value of the property.

•	Borrowers must obtain fire and casualty insurance for all loans secured by real property, naming us as loss payee in an amount sufficient to cover the replacement cost of real property.

•	All insurance policies, escrow agreements, and any other loan documents for a particular transaction will name us as payee and beneficiary.

Underwriting Criteria

Our advisor will continuously evaluate prospective investments, select the mortgage loans in which we will invest and make all investment decisions on our behalf, unless our advisory agreement provides otherwise. Our stockholders will not be entitled to act on any proposed investment. In making investment decisions, we place more emphasis on the underlying collateral value rather than the general credit worthiness of the borrower.

Acquisition, Development, Construction and Commercial Mortgage Loans

In evaluating prospective mortgage loan investments, our advisor will conduct substantial due diligence and consider a number of investment guidelines including, without limitation, the following:

•	We will fund the entire principal amount of the mortgage loan or acquire no less than a majority position in a trust deed mortgage loan.

•	We expect to invest only in first lien mortgage loans.

•	We will evaluate each mortgage loan based on specific loan-to-value (“LTV”) or loan-to-cost (“LTC”) ratios relating to the type of mortgage loan being made. The LTV ratio compares the total amount being borrowed to the value of the property as supported by an appraisal, comparable sales prices, or other accepted valuation methodology. The LTC compares the total amount being borrowed to the borrower’s cost basis in the subject property. We will obtain an appraisal for every mortgage loan. We may also use other valuation methodologies in our valuation analysis. We do not intend to fund mortgage loans that have a LTV or LTC ratio greater than 80%.

Type of Collateral	Expected Maximum Loan-to-Value Ratio

Raw and unimproved land	65%
Property under development	70% (of anticipated post-development value)
Construction	75% (of anticipated post-construction value)
Commercial property	80% (of anticipated income levels)

•	We do not have a minimum net worth requirement for a prospective borrower; instead, we rely heavily on evaluating the strength of the borrower based on its experience, track record and reputation as a borrower in the subject community. The established strength of the borrower provides insight into a borrower’s ability to fulfill the proposed exit strategy and anticipated holding period necessary for a strategic disposition of the property.

•	We expect that each of our mortgage loans will be full recourse to the assets of the individual borrower, and if a loan is made to an entity borrower, the loan will be supported by full-recourse personal guarantees from its principals.

•	We require each prospective borrower and guarantor to provide tax returns and financial statements for the prior two years in order for us to evaluate the strength of the borrower and the personal guaranty.

•	We expect income-producing properties will generally have a debt service coverage ratio of 1.25:1, which is typically achieved if the property has at least a 60% occupancy rate; however, we will not lend to any income-producing property that does not have sufficient occupancy to meet the applicable debt service requirements.

•	We will analyze the property securing a potential investment for the likelihood of capital appreciation or depreciation.

•	We require a review of the status and condition of the recorded title of the property.

•	We will generally focus on geographic locations in the Western United States, which is where we believe we possess the requisite market knowledge, although we have no geographic limitations on the lending opportunities we will consider.

With respect to each mortgage loan we fund, we will loan the money directly to the borrower and the borrower will execute a note payable to us, or in the case of a trust deed mortgage loan, a master note payable to us and all other participating lenders with respect to that loan. Each of the trust deed mortgage loans that we invest in will be secured by the real estate that is either acquired, developed or constructed with the proceeds of the loan. We expect to generate revenues from the payments of interest on those loans made directly to us by the borrowers. Occasionally, Consolidated Mortgage will fund trust deed mortgage loans for a period of time until it identifies the investors that will acquire the loan; therefore, we may also acquire interests in trust deed mortgage loans from Consolidated Mortgage. We will acquire our investment from Consolidated Mortgage at par. Consolidated Mortgage generates its income from origination fees and servicing fees paid by the borrowers under the loans it identifies. Accordingly, we will not pay any fees to Consolidated Mortgage to fund all or a portion of any loan that we acquire from Consolidated Mortgage.

We may invest in a mortgage loan with a higher loan-to-value ratio if the loan is supported by credit adequate to justify such higher ratio, including personal guarantees. Subject to the REIT requirements of the Internal Revenue Code, occasionally our collateral may include personal property as well as real property. We do not have specific requirements with respect to the projected income or occupancy levels of a property securing our investment in a particular loan. Our expected loan-to-value ratios do not apply to financing offered by us to the purchaser of any real estate acquired through foreclosure, or to refinance an existing development or construction loan that is in default when it matures. In those cases, we may accept any reasonable financing terms we deem to be in our best interest. Nevertheless, in no event at the time of funding will the loan-to-value ratio on any trust deed mortgage loan exceed 80% of the independently appraised completed value of the property. The target loan-to-value ratio for our mortgage loan portfolio as a whole is approximately 70%.

We will obtain an independent appraisal, sales comparables, or other accepted valuation methodology for each property securing each of our mortgage loan investments. Loan-to-value ratios are based on appraisals, sales comparables, or other accepted valuation methodologies at the time of funding and may not reflect subsequent changes in value. No appraisal, sales comparables, or other accepted valuation methodologies may be dated more than 12 months prior to the funding date of the loan. Copies of these appraisals, sales comparables, or other accepted valuation methodologies will be available for your review at our offices for a period of five years. The appraisals may be for the current estimate of the “as-if developed” value of the property, which approximates the post-construction value of the collateralized property assuming that such property is developed. Our advisor ensures that all mortgage companies that originate and manage our mortgage loans retain appraisers who are licensed or qualified as independent appraisers and are certified by or hold designations from one or more nationally recognized organizations.

A part of our business strategy is to provide financing or acquire loans made to acquirers or developers of real estate, mostly in the form of short-term, bridge loans, which necessitate underwriting standards that are less restrictive than traditional mortgage lenders and a loan approval process that is faster than traditional lenders. Substantially all of our trust deed mortgage investments are expected to be “balloon payment” loans, which are loans requiring the payment of all principal at the maturity of the loan. Balloon payment loans are non-investment grade and, therefore, carry a high risk of default. Balloon payment loans are also riskier than amortizing loans because the borrower’s repayment depends on its ability to refinance the loan or sell the property.

We anticipate that up to 60% of our loan portfolio will consist of “interest-carry” mortgage loans, meaning we will provide the borrower with sufficient financing to enable it to make the interest payments during the term of the loan. We anticipate that in many cases we will make mortgage loans which are riskier than the mortgage loans made by commercial banks. However, in return we expect to receive a higher interest rate on our investments than more traditional lenders. We have instituted measures designed to mitigate the risks associated with our mortgage loans, such as imposing a lower loan-to-value ratio with respect to loans we determine to be more risky (thereby providing us with a larger equity cushion if real estate values decline). We intend to hold substantially all of our acquisition, development, construction and commercial mortgage loans to maturity. We may, however, periodically sell certain loans, or our portion of certain loans, if they no longer meet our investment criteria.

We intend to invest in the areas in which Consolidated Mortgage is licensed to originate mortgages, specifically Arizona, California, Florida, Missouri, Nevada, New Mexico, Oregon, Texas, Utah and Washington.

Our advisor is seeking to expand its relationship with real estate developers and mortgage lenders in Nevada, as well as elsewhere in the United States. Through these expanded relationships, we expect to identify additional mortgage funding and investment opportunities.

We expect to benefit from our relationship with Consolidated Mortgage. We will be dependent on Consolidated Mortgage’s ability to originate mortgage loans, because we have not identified another source from which we can acquire acquisition, development, construction and commercial mortgage loans. Consolidated Mortgage has been originating and servicing loans since 1977. Consolidated Mortgage has an investor pool consisting of approximately 4,000 investors, which provides funds directly to the borrowers for loans originated by Consolidated Mortgage. Consolidated Mortgage identified and arranged for the financing of approximately $220 million in mortgage loans in 2007. Consolidated Mortgage’s network of borrowers and investors should provide us with a consistent pipeline of loans to fund. Consolidated Mortgage will service our loans. Consolidated Mortgage also originates and services loans for Desert Capital, which has a first right of refusal on all loans originated by Consolidated Mortgage. As of the date of this prospectus, Desert Capital is not offering sales of its shares to the public. Although Desert Capital is not conducting an offering of its shares, it is seeking the disposition of real estate owned (“REO”) properties thus providing a potential source of capital to invest in mortgage loans in the future. The allocation of investment opportunities by Consolidated Mortgage to Desert Capital and CMR will be determined by available capital at the time of funding and a review of the potential investment by Sandstone’s investment committee, subject to Desert Capital’s first right of refusal.

Non-Agency Residential Mortgage Loans

In evaluating prospective non-agency loan investments, our advisor will consider the following investment guidelines:

•	We will invest in fully amortizing or interest only non-agency loans originated under the terms of 15 and 30 year fixed, 3 and 5 year fixed with adjustable rate mortgage (“ARM”), and 3 and 5 year fixed interest only ARM loans.

•	We will invest in loans secured by the following types of property: 1-unit attached and detached single family residence (“SFR”), planned unit development (“PUD”), low and high-rise warrantable condominiums and condo/hotels (exposure in any one condo/hotel project is limited to a maximum of 15% of the total units and are only eligible as a second home or investment property) and properties up to 10 acres.

•	We expect that non-agency mortgage loans will not exceed a maximum loan amount of $1 million per borrower, subject to exceptions with compensating factors that would require investment committee approval.

•	We will evaluate each non-agency mortgage loan based on specific LTV ratios relating to the total amount being borrowed to the value of the property as supported by an appraisal, comparable sales prices, or other valuation methodologies and the risk assessed by the occupancy, debt-to-income ratio (“DTI”), FICO scores, reserves and cash down payment. We do not intend to fund non-agency residential mortgage loans that have a LTV ratio greater than 70%.

•	The following chart illustrates the characteristics as described above:

		Maximum					Maximum
		Loan	Maximum	Maximum	DTI	Minimum	Cash Out	Required
Transaction Type	Occupancy	Amount	LTV	TLTV	Ratio	FICO	Amount	Reserves

Purchase and	Primary Residence	$500,000	70%	80%	50	700		9 Months
Rate and Term	SFR, PUD, Condos	$800,000	65%	70%	55	700		9 Months
Refinance	up to 8 stories	$1,000,000	60%	70%	60	720		12 Months
Purchase and	Primary Residence	$500,000	70%	80%	50	700		12 Months
Rate and Term	All eligible property	$800,000	55%	70%	55	700		12 Months
Refinance	types	$1,000,000	50%	65%	55	720		12 Months
Cash Out	Primary Residence	$500,000	60%	80%	40	700	$200,000	12 Months
Refinance	All eligible property types	$800,000	55%	70%	45	720	$250,000	*6 Mo PITI on all mortgages owned
		$1,000,000	50%	65%	50	740	$350,000	*6 Mo PITI on all mortgages owned
Purchase and	Second Home	$500,000	70%	80%	40	720		9 Months
Rate and Term	SFR, PUD, Condos	$800,000	65%	70%	45	720		12 Months
Refinance	up to 8 stories	$1,000,000	55%	65%	50	740		12 Months
Purchase and	Second Home	$500,000	60%	80%	40	720	$100,000	12 Months
Rate Term and Cash Out	All eligible property types	$800,000	55%	70%	45	720	$150,000	*6 Mo PITI on all mortgages owned
Refinance		$1,000,000	50%	65%	50	740	$200,000	*6 Mo PITI on all mortgages owned
Purchase and Rate and Term	Investment Property SFR, PUD, Condos	$500,000	60%	75%	40	720		*6 Mo PITI on all mortgages owned
Refinance	up to 8 stories	$650,000	55%	70%	45	720		*6 Mo PITI on all mortgages owned
		$800,000	50%	65%	50	740		*6 Mo PITI on all mortgages owned
Purchase and Rate Term and	Investment Property All eligible property	$500,000	55%	55%	40	720	$100,000	*6 Mo PITI on all mortgages owned
Cash Out Refinance	types	$650,000	50%	50%	45	720	$150,000	*6 Mo PITI on all mortgages owned
		$800,000	40%	40%	50	740	$200,000	*6 Mo PITI on all mortgages owned

*	Reserve requirement is 6 Mo PITI for all current mortgages held by borrower or 10% of loan amount, whichever is greater.

The abbreviations in the above table have the following meanings:

SFR — Single Family Residence

PUD — Planned Unit Development

LTV — Loan-to-Value

TLTV — Total Loan-to-Value

DTI — Debt to Income

FICO — Fair Isaac Credit Organization

PITI — Principal, Interest, Taxes and Insurance

•	We require a full uniform residential appraisal with interior and exterior inspection and photos of the property within 90 days prior to close of escrow (“COE”).

•	We expect that each of our loans will be full-recourse to the assets of individual borrowers.

•	We require a review of the status and condition of the recorded title of the property.

•	We will generally focus on geographic locations in the Western United States, which is where we believe we possess the requisite market knowledge, although we have no geographic limitations on the lending opportunities we will consider.

•	We will invest in non-agency residential mortgage loans to the following eligible borrowers: US citizens, resident aliens, non-permanent resident aliens and foreign nationals.

•	We require non-agency residential mortgage loans to prospective borrowers to have a thorough documentation review to include, but not limited to:

•	Borrower must have a minimum of a 24 month credit history (except foreign nationals) that meets the following criteria:

•	credit report may not be more than 60 days old at COE;

•	minimum of four outstanding sources of credit;

•	no 30 day late notifications in the past 12 months, or 60 day late notifications in the past 24 months;

•	collection amounts over $250 individual or $1,000 aggregate must be paid;

•	all judgments and liens must be paid; and

•	bankruptcies and foreclosures must meet Fannie Mae and Freddie Mac guidelines.

•	Borrower must provide the following income documentation:

•	prior two years and current year financial statement;

•	two years of employment history;

•	last two paycheck stubs to cover most recent 30-day period;

•	three months of bank statements and other documentation illustrating current financial holdings (i.e. IRA, mutual funds, stocks, etc.);

•	documentation on all real property owned;

•	bankruptcy filing, if applicable; and

•	verbal verification of employment (“VOE”) prior to funding is required on all loans.

A part of our business strategy is to provide financing or acquire loans made to homebuyers, mostly in the form of monthly principal and interest loans, which necessitate underwriting standards that are less restrictive than traditional mortgage lenders and a loan approval process that is faster than traditional lenders. With respect to each non-agency residential mortgage loan that we fund, we will loan the money directly to the borrower. The loans we invest in will be secured by the real property. We expect to generate revenues and, in some instances, reduce our capital investment from the payments of principal and/or interest on those loans made directly to our servicer by the borrower, and we will receive payments from the servicer after all applicable taxes, insurance and impound reserve fees are deducted. Please note that these underwriting criteria are based on current market conditions. As market conditions change, we may need to revise our criteria in order to remain competitive and satisfy market demand.

Our non-agency mortgage loan originator, Residential Capital generates its income from origination fees paid by the borrower under the loan processing agreement. Accordingly, we pay no fees to Residential Capital. We may also acquire loans from non-affiliated entities. We expect to benefit from our relationship with Residential Capital. We will be dependent on Residential Capital’s ability to originate non-agency mortgage loans, because we have not identified another source from which we can acquire these types of loans.

Residential Capital has been identifying and originating home loans since 1995. Residential Capital has worked with thousands of homebuyers to provide competitive loan terms and services to meet the needs of homebuyers throughout the Western United States. Residential Capital identified homebuyers and arranged for the financing through its institutional bank and investor resources of approximately $120 million in home loans from January 2007 through September 2008. Residential Capital’s network of loan officers and underwriters is expected to provide us with a pipeline of non-agency residential mortgage loans available to fund. Residential Capital will serve as the originator of borrowers seeking financing for non-agency residential mortgage loans offered under the guidelines outlined above. Residential Capital also originates loans for numerous local and national homebuilders throughout the Western United States.

We intend to invest in the areas in which Residential Capital is licensed to originate mortgages, specifically Arizona, California, Colorado, Montana, Nevada, New Mexico and Wyoming.

In many cases we may make non-agency residential mortgage loans which are riskier than typical non-agency residential mortgage loans made by traditional lenders. However, in return we will receive a higher interest rate on our investments than more traditional mortgage loans. We have instituted measures designed to mitigate the risks, such as imposing a lower loan-to-value ratio with respect to loans we determine to be more risky (thereby providing us with a larger equity cushion if real estate values decline), requiring high credit scores and adequate reserves at the time the loan closes. We do not anticipate that we will hold non-agency mortgage loans to maturity. We may periodically sell certain non-agency mortgage loans for a premium to institutional banks or investors.

We anticipate our non-agency residential mortgage loan portfolio will consist of a mix of mortgage loans within the following loan parameters:

5/1 and 3/1 ARMs and 3/1 and 5/1 ARM with interest only.  For these mortgage loans, the interest rate will be fixed for an initial period of 3 or 5 years. The initial interest rate change will take place on the 37th or 61st payment due date and on that day every 12 months thereafter, using the current index figure 45 days before the interest rate adjustment. The index is the average of the one year LIBOR. Margin is 2.75%. Adjustment rate caps are initially 5% up or down; subsequently 2% up or down, and a lifetime cap of 6% up. The interest only period for both the 5/1 and the 3/1 ARMs is five years. At the end of the five year period, for the remaining 25 years of the loan term, equal monthly payments totaling the amortized principal and interest amounts are due.

30 year fixed interest first.  The initial interest only period is 10 years followed by fully amortized payment. At the end of the 10 year period, for the remaining 20 years of the loan term, equal monthly payments totaling the fully amortized principal and interest are due. The interest rate is fixed throughout the term of the loan.

Borrowers may build equity through prepayments of a portion of the principal amount, referred to as a principal curtailment, only during the interest only period. Principal curtailments are applied to the loan’s principal balance and subsequent monthly payment amounts are calculated based on the reduced principal balance. The loan balance is then re-amortized resulting in a reduced monthly payment. Loans with a prepayment penalty are limited to 20% of the existing loan balance paid annually without penalty.

We may fund non-agency residential mortgage loans with terms greater than four years in which we elected to impose a prepayment penalty to the borrower that is no greater than 24 months or two years, which includes principal, interest, taxes and insurance (“PITI”) on the real property. The prepayment penalties can be hard or soft. Hard prepayment penalties are enforced and applied if the loan is paid off for any reason prior to the end of the prepayment penalty term. Soft prepayment penalties are only applicable if the loan is refinanced prior to the end of the prepayment term. If the home is sold, during the period, the prepayment penalty is waived.

The eligible non-agency residential mortgage loans include the following types of properties: one-unit attached and detached SFR, PUDs, low and high-rise warrantable condominiums and condo/hotel and properties up to ten acres. Ineligible properties are: leaseholds, manufactured and mobile homes, properties listed for sale in the last 90 days, commercial property, non-warrantable condos, timeshares, working farms and properties with less than 600 square feet.

The maximum loan amount to a single borrower is $1 million, although the advisor and the investment committee have discretion to make an exception to the guideline and approve a loan for $2 million.

We will receive an independent appraisal for each property securing for our non-agency mortgage loans. Loans in excess of $650,000 or greater require a second appraisal. The value used to calculate the loan-to-value ratio is the lesser of the appraised value or the acquisition cost. No appraisal may be dated more than 90 days prior to the COE of the loan. Copies of these appraisals will be available for review at our offices for a period of five years. Our advisor ensures that all mortgage companies that originate our loans retain appraisers who are licensed or qualified as independent appraisers and are certified by or hold designations from one or more nationally recognized organizations. We require that each non-agency mortgage loan have a full uniform appraisal, to include an interior and exterior inspection with photos of the property. Property inspection waivers are not permitted.

All federal, state and local laws and regulations must be complied with, including the Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Flood Disaster Protection Act, Truth-in Lending Act, Fair Credit Reporting Act and Fannie Mae and Freddie Mac guidelines.

Borrowers include US citizens, resident aliens and non-permanent resident aliens, who must meet the requirements of Fannie Mae and Freddie Mac guidelines. Due to the risk associated with funding foreign national loans, we will observe the following guidelines for these loans:

•	LTV/TLTV of 50% on all property types;

•	foreign nationals without a social security number or tax identification must execute an IRS form W-8BEN (Certification of Foreign Status);

•	a domestic credit card must be maintained on file

•	we will attempt to obtain a foreign credit report;

•	two original bank reference letters from a financial institution in their country of origin (translated in English must be provided); and

•	foreign income may be used for qualification purposes only if the stability and continuance can be verified. Borrowers with diplomatic immunity are not eligible.

Borrower income documentation will comply with Fannie Mae and Freddie Mac guidelines with an exception for our asset-based stated income mortgage loans. Asset-based stated income mortgage loans may not exceed an LTV of 65% with a DTI of a maximum of 40%. Additionally, the following requirements must be met:

•	two years of work history in the same line of work with no gaps in employment;

•	self-employed borrowers must document business existence for at least two years;

•	stated income must be reasonable and consistent with employment and the amount to be financed;

•	income stated on 1003 must be supported by assets reflecting a minimum balance of the greater of 50% of the borrower’s annual income or $200,000 in assets after COE;

•	IRS Form 8821/4506T is required to be signed at COE to cover a two year period for the individual and the business;

•	assets to support income may come from any combination of liquid assets (checking, savings, certificates of deposit, brokerage accounts and 401(k)s; and

•	asset documentation requires three months of consecutive statements with all pages.

Additionally, we will make non-agency residential mortgage loans only to borrowers that have no more than a total of 15 properties. Loan-to-value ratios will not exceed 65% for borrowers financing a second home or investment property who already have greater than four existing mortgages in their name. In addition, borrowers who own multiple non-owner occupied properties must provide two years of documentation evidencing of experience owning multiple investment properties. In addition, in order for a borrower to qualify for a cash-out refinance on inherited properties, the borrower must document ownership of the property for a minimum of six months prior to COE.

It is our intention to allow for a one-time re-cast option, which effectively results in a re-writing of the original loan, on non-agency residential mortgage loans within the first 12 months of the loan at no less than $25,000. A re-cast is typically requested by a borrower who has purchased a new primary residence prior to selling his former primary residence, and anticipates the sale of his previous residence and would like to apply the gain of the previous residence to his new primary residence purchase. The borrower may request a re-cast form from our servicer. Once the form has been completed and a cashiers’ check has been received, the non-agency mortgage loan will be re-cast to reflect the revised principal amount owed, thus reducing our capital exposure and LTV on the real property.

Resolution Strategy

In 2007, the country experienced a slowdown in housing sales that was exacerbated by the collapse of the sub-prime residential mortgage market. As a result of the credit concerns in the sub-prime residential mortgage market, banks and other financial institutions substantially reduced the availability of and increased the cost of debt capital for many companies which has resulted in market illiquidity. If these market conditions continue, despite adherence to our investment criteria, some of the mortgage loans we acquire may become non-performing. We may have to create a provision for loan losses that will negatively impact our results of operations, and any real estate that we own as a result of the foreclosure process may be impaired. In addition, we could be required to make additional cash outlays for an indefinite period of time, including payment of court costs and attorney fees and other expenses incidental to protecting these investments. These expenses could have an adverse effect on our operating cash flow.

Our advisor will work with Consolidated Mortgage, our loan servicer, to evaluate each loan in our portfolio to identify any potential short-term and long-term issues and formulate a strategy to resolve any potential issues.

We will implement the following strategies with respect to any of our mortgage loans that become nonperforming and may revise our strategies as necessary.

•	Cash Sale of the Underlying Collateral — If we determine through a thorough review process that it is advantageous to sell the property that secured a nonperforming loan at a loss rather than to continue to hold the property and incur additional costs, we may sell the property for cash.

•	New Borrower Assumption — If we can identify new qualified borrowers to assume the initial loan amount, such an assumption will convert the nonperforming loan into a performing loan.

•	Joint Venture — We may form a joint venture with a new investor to provide additional financing and development expertise to complete the project. Once the project is completed and sold, we will distribute the sales proceeds according to the joint venture agreement. This strategy may significantly reduce our ownership in the property.

•	“Mothballing” or Holding the Property — If we are unable to implement any of the strategies discussed above, or if we determine that it may be advantageous to hold the property based upon local real estate market conditions, we will hold the property for an undetermined period of time. This is a temporary strategy, which at the appropriate time will be replaced with one of the other options. In most instances, we do not intend to become long-term property owners.

We will evaluate each nonperforming loan on an individual basis in an effort to develop a strategy for maximizing the value given the unique characteristics of each loan. In some cases, we may believe that the assets collateralizing our nonperforming loans have greater value than current conditions imply. We will seek to minimize potential losses of any impaired loans and achieve the greatest capital realization with respect to each nonperforming loan.

As a collateral-based lender, one of our goals is to protect the value of the underlying collateral. If we foreclose on the collateral securing a nonperforming loan, we will own property. We believe that with the experienced management team of our advisor and the depth of our knowledge of the real estate markets in which we will be operating, we would be positioned to hold these properties and realize their potential value and minimize our losses.

While pursuing foreclosure actions, we will evaluate each property on an individual basis in an effort to develop a strategy for maximizing the value of the property and limiting any losses. The carrying value of real estate owned is assessed on a monthly basis from updated appraisals, comparable sales values or purchase offers. It is not our intent to invest in real estate as a long-term investment.

Regulation

Consolidated Mortgage, as the originator of trust deed mortgage loans and servicer of trust deed mortgage loans and non-agency residential mortgage loans, and Residential Capital, as the originator of our non-agency residential mortgage loans, are each regulated as a mortgage company and, therefore, are subject to extensive regulation by federal, state and local laws and governmental authorities. Consolidated Mortgage and Residential Capital conduct their real estate mortgage businesses under licenses issued by the State of Nevada Mortgage Lending Division. Under applicable Nevada law, the division has broad discretionary authority over Consolidated Mortgage’s and Residential Capital’s activities, including the authority to conduct periodic regulatory audits of all aspects of its operations. Consolidated Mortgage is licensed to conduct its real estate mortgage business in Arizona, California, New Mexico, Oregon, Washington, Florida, Texas, Missouri and Utah. Residential Capital is licensed to conduct its real estate business in Arizona, California, Colorado, Montana, New Mexico and Wyoming.

Consolidated Mortgage and Residential Capital are each subject to the Equal Credit Opportunity Act of 1974, which prohibits creditors from discriminating against loan applicants on the basis of race, color, sex, age, or marital status, and the Fair Credit Reporting Act of 1970, which requires lenders to supply applicants with the name and address of the reporting agency if the applicant is denied credit. CMR is also subject to various other federal and state securities laws regulating the issuance and sale of securities, as well as ERISA.

Should we not adhere to the regulation to which we are subject, we could face potential disciplinary or other civil action that could have a material adverse effect on our business.

Competition

As we seek investments in mortgage loans, we compete with a variety of institutional lenders, including other REITs, insurance companies, mutual funds, hedge funds, pension funds, investment banking firms, banks and other financial institutions that invest in the same types of assets. Many of these investors have greater financial resources and access to lower costs of capital than we do, and may be better able to withstand the impact of the current disruptions in the real estate and credit markets. No particular competitor dominates the market.

Property

We lease space located at 1291 W. Galleria Drive, Henderson, NV 89014 from Desert Capital.

Employees

We are externally advised by Sandstone and have no employees.

Website Access to Our Periodic SEC Reports

The internet address of our corporate website is www.cmreit.com. We intend to make our periodic SEC reports including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and Section 16 filings available free of charge through our website as soon as reasonably practicable after they are filed electronically with the SEC. We may from time to time provide important disclosures to investors by posting them in the investor relations section of our website, as allowed by SEC rules. The information on our website is not a part of this prospectus.

Materials we file with the SEC may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at www.sec.gov that contains our reports, proxy and information statements, and other information regarding our company that we file electronically with the SEC.

OUR OPERATING POLICIES AND INVESTMENT POLICIES

General

Our primary investment objective is to obtain current income through the receipt of payments on our mortgage loans while (1) making regular cash distributions; (2) preserving, protecting, and enhancing our assets; (3) qualifying as a REIT for U.S. federal income tax purposes; and (4) ultimately providing our stockholders with liquidity of their investment. The sheltering from tax of income from other sources is not one of our objectives. If we are successful in achieving our investment and operating objectives, our stockholders (other than certain tax-exempt entities) are likely to recognize taxable income in each year. While there is no order of priority intended in the listing of our objectives, stockholders should realize that our ability to meet these objectives may be severely handicapped by any lack of diversification of our investments and the lack of investment capital.

We intend to meet our objectives primarily through our investment policies by purchasing all of or a majority position in mortgage loans, which loans are and will be secured by liens on real property, as well as, from time to time, other assets described in this prospectus. Our board of directors has established the following four primary operating policies to implement our business strategies:

•	asset acquisition policy;

•	capital/liquidity and leverage policies;

•	credit risk management policy; and

•	asset/liability management policy.

Asset Acquisition Policy

Our asset acquisition policy provides guidelines for acquiring investments in order to maintain compliance with our overall investment strategy, which is to acquire a portfolio of investments that consists of mortgage loans and other short-term real estate investments. We expect to acquire only those mortgage loans which we believe our advisor has the necessary expertise to evaluate and manage, which we can readily finance, and which are consistent with our overall investment strategy and our asset acquisition policy. Generally, we intend to hold our acquisition, development, construction and commercial mortgage loans until maturity. Therefore, we generally do not expect to acquire assets with investment returns that are attractive only in a limited range of scenarios. We generally expect to sell our non-agency residential mortgage loans prior to maturity, as market conditions permit.

We expect that the mortgage loans that we fund or acquire will consist of first lien loans as described under the caption “Business — Investment Types.”

Capital/Liquidity and Leverage Policies

We expect to employ a leverage strategy to increase our investment assets by borrowing against existing assets and using the proceeds to acquire additional assets. We intend to seek to borrow between one and three times the amount of our equity, although our borrowings may vary from time to time depending on market conditions and other factors deemed relevant by our advisor and our board of directors. We believe that this will leave an adequate capital base to protect against interest rate environments in which our borrowing costs might exceed our interest income from our assets. Our articles of incorporation limit the amount of aggregate indebtedness we may incur to 300% of our net assets.

Depending on the different costs of borrowing funds at different maturities, we will vary the maturities of our borrowed funds to attempt to produce lower borrowing costs. In general, our borrowings will be short-term. We will actively manage, on an aggregate basis, both the interest-rate indices and interest-rate adjustment periods of our borrowings against the interest-rate indices and interest-rate adjustment periods related to our assets.

We will finance our assets with our equity capital and through borrowings under lines of credit, term loans and other collateralized financings that we have established and will establish with approved institutional lenders, and we may employ long-term borrowings. See “Business — Financing Strategy” and “Business — Credit Facility.”

We expect that some of our future credit agreements will require us to deposit additional collateral in the event the market value of existing collateral declines, which may require us to sell assets to reduce our borrowings. We have designed our liquidity management policy to maintain an adequate capital base sufficient to provide required liquidity to respond to the effects under our borrowing arrangements of interest rate movements as described above.

Credit Risk Management Policy

We will review credit risk associated with each of our potential investments. See “Business — Underwriting Criteria.” In addition, we will seek to diversify our portfolio of assets to avoid undue geographic, borrower, industry and certain other types of concentration risk. We will also attempt to reduce risk from sellers, borrowers and servicers by obtaining representations and warranties in the transaction documents with specific indemnity associated thereunder. Our advisor will monitor the overall portfolio risk in order to determine appropriate levels of provision for losses we may experience.

We will generally determine, at the time of purchase, whether or not an asset complies with our credit risk management policy guidelines, based upon the most recent information utilized by us. Such compliance is not expected to be affected by events subsequent to such purchase, such as changes in characterization, value or rating of any specific mortgage loans or economic conditions or events generally affecting any mortgage loans of the type held by us.

Asset/Liability Management Policy

Interest Rate Risk Management.  To the extent consistent with our election to qualify as a REIT, we will follow an interest rate risk management program intended to protect our portfolio of investments and related debt against the effects of major interest rate changes. Specifically, our interest rate management program is formulated with the intent to offset, to some extent, the potential adverse effects resulting from any rate adjustment limitations on our investments and the differences between interest rate adjustment indices and interest rate adjustment periods of our investments and related borrowings.

Our interest rate risk management program encompasses a number of procedures, including the following:

•	monitoring and adjusting, if necessary, the interest rate sensitivity of our investments compared with the interest rate sensitivities of our borrowings;

•	attempting to structure our credit agreements to have a range of different maturities and interest rate adjustment periods; and

•	actively managing, on an aggregate basis, the interest rate indices, interest rate adjustment periods, and gross reset margins of the mortgages underlying our investments compared to the interest rate indices and adjustment periods of our borrowings.

As a result, we expect to be able to continue to adjust the average maturity/adjustment period of our borrowings on an ongoing basis by changing the mix of maturities and interest rate adjustment periods as borrowings mature or are renewed. Through the use of these procedures, we will attempt to reduce the risk of differences between interest rate adjustment periods of the mortgages underlying our investments and our related borrowings.

We do not expect to conduct hedging activities in connection with our portfolio management due to the short-term nature of our borrowings.

Prepayment Risk Management.  We do not expect to have significant prepayment risks associated with our investment portfolio due to the expected short term (12-24 months) of most of our loans.

Our bylaws require the independent directors to review our investment policies at least annually to determine that the policies are in the best interests of our stockholders. The determination will be set forth in the minutes of our board of directors along with the basis for the determination. Our directors (including a majority of the independent directors) have the right, without a stockholder vote, to alter our investment policies but only to the extent consistent with our investment objectives and investment limitations. See “Our Operating Policies and Investment Policies — Certain Investment Limitations” below.

Certain Investment Limitations

In addition to other investment restrictions imposed by our board of directors from time to time, our articles of incorporation or our bylaws provide for the following limitations on our investments, until such time as our shares are listed:

1. Not more than 10% of our total assets may be invested in unimproved real property or mortgage loans on unimproved real property. For purposes of this paragraph, “unimproved real property” does not include any real property under construction, under contract for development or planned for development within one year.

2. We may not invest in commodities or commodity future contracts, other than futures contracts when used solely for hedging purposes in connection with our ordinary business of investing in real estate assets and mortgages.

3. We may not invest in or make mortgage loans unless an appraisal is obtained concerning the underlying property. In cases in which a majority of independent directors so determine, and in all cases in which the mortgage loan involves our advisor, sponsor, our directors, or any of our affiliates, such appraisal must be obtained from an independent expert concerning the underlying property. Such appraisal will be maintained in our records for at least five years, and will be available for inspection and duplication by any stockholder. In addition to the appraisal, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained.

4. We may not make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans outstanding on that property, including our loans, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the “aggregate amount of all mortgage loans outstanding on the property, including our loans” will include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

5. We may not make or invest in any mortgage loans that are subordinate to the lien or other indebtedness of our advisor, our sponsor, any of our directors, or any of our affiliates.

6. We will not issue (a) equity securities redeemable solely at the option of the holder (except that stockholders may offer their common shares to us pursuant to our repurchase plan); (b) debt securities unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known charges, is sufficient to service that higher level of debt properly; (c) shares of our common stock on a deferred payment basis or under similar arrangements; or (d) options or warrants to our advisor, our directors, sponsor or any affiliate thereof except on the same terms as such options or warrants are sold to the general public. Options or warrants may be issued to persons other than our advisor, our directors, sponsor, or any affiliate thereof but not at an exercise price less than the fair market value of the underlying securities on the date of grant and not for consideration that in the judgment of the independent directors has a market value less than the value of such option or warrant on the date of grant. Options or warrants issuable to our advisor, our directors, sponsor, or any affiliate thereof shall not exceed 10% of the outstanding shares on the date of grant.

7. Our aggregate leverage will be reasonable in relation to our net assets and will be reviewed by our board at least quarterly. The maximum amount of leverage in relation to net assets will not exceed 300%, unless such excess is approved by a majority of our independent directors.

8. We will not operate so as to be classified as an “investment company” under the Investment Company Act of 1940, as amended.

9. We will not make any investment that we believe will be inconsistent with our objective of qualifying as a REIT.

10. We will not invest in real estate contracts of sale unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.

The foregoing limitations may not be modified or eliminated without the approval of the holders of a majority of our outstanding shares of our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We are newly incorporated and have not commenced operations. Therefore, we do not have any results of operations to discuss. The following analysis of our financial condition should be read in conjunction with our financial statements and notes to those statements and the other financial data included elsewhere in this prospectus. This discussion may contain certain forward-looking statements. Forward-looking statements are those that are not historical in nature. They can often be identified by their inclusion of words such as “will,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend” and similar expressions. Any projection of revenues, earnings or losses, capital expenditures, distributions, capital structure or other financial terms is a forward-looking statement.

Our forward-looking statements are based upon our management’s beliefs, assumptions and expectations of our future operations and economic performance, taking into account the information currently available to us. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us, that might cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Some of the important factors that could cause our actual results, performance or financial condition to differ materially from expectations are:

•	economic conditions impacting the real estate and credit markets;

•	changes in interest rates;

•	changes in the rate of construction in the markets in which we invest;

•	potential impacts of our leverage policy and strategy;

•	our advisor’s motivation to recommend riskier investments in an effort to maximize its management compensation under the advisory agreement; and

•	our failure to qualify or remain qualified as a REIT.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the events described by our forward-looking statements might not occur. We qualify any and all of our forward-looking statements by these cautionary factors. In addition, you should carefully review the risk factors described in the reports we file from time to time with the SEC.

General

We are a Maryland corporation formed in November 2008 as a REIT that specializes in the origination and financing of short-term mortgage loans. We will generally invest in 12- to 24 month, first lien mortgage loans, consisting of acquisition, development, construction and commercial mortgage loans to developers and builders of residential and commercial property, and nonconforming residential mortgage loans. We will derive our revenues primarily from interest payments received from mortgage investments funded with our equity capital and borrowed funds. Our principal business objective is to generate net income for distribution to our stockholders from the spread between interest income on our mortgage assets and the costs of financing the acquisition of these assets. This spread, net of operating expenses, provides both operating capital and distributable income. Our business depends on our access to external sources of financing at a cost we can absorb while still generating an attractive risk-adjusted return on the loans we acquire using the proceeds of our financings. Our business also depends on our ability to locate suitable investments to keep our capital fully deployed at favorable rates. We are externally managed and advised by Sandstone, our advisor.

If we sell the minimum number of shares in this offering, we expect to invest approximately $2.125 million in our initial portfolio of mortgage loans. If we sell the maximum number of shares, we expect to invest approximately $445 million in mortgage loans. We do not have a current commitment from any financial institution to provide us with a line of credit.

As of          , 2008 we have incurred $      of expenses in connection with the filing of the registration statement of which this prospectus is a part, and $      of such expenses have been paid by our advisor, which will be reimbursed by us from the proceeds of this offering, subject to the prohibition established by FINRA rules and NASAA Guidelines on incurrence of organization and offering expenses in excess of 15% of the proceeds of the offering. As a result, we may be unable to reimburse our advisor for all expenses it has incurred. In that case, our advisor would be required to absorb any expenses we are prohibited from paying. For example, if only the minimum offering amount of $2.5 million is raised, we would only be able to reimburse our advisor for $375,000 of the expenses incurred.

We intend to elect to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2009, thereby generally avoiding U.S. federal income taxes on our taxable income that we distribute currently to our stockholders. See “U.S. Federal Income Tax Considerations — Requirements for Qualification as a REIT.”

Sandstone is our promoter and our advisor.

Critical Accounting Policies and Management Estimates

Upon consummation of the offering and our commencement of operations, we expect to follow the accounting policies set forth below. Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States, known as GAAP. These accounting principles require us to make some complex and subjective decisions and assessments. Our most critical accounting policies involve decisions and assessments, which could significantly affect our reported assets, liabilities and contingencies, as well as our reported revenues and expenses. We believe that all of the decisions and assessments upon which our financial statements are based were reasonable at the time made based upon information available to us at that time. We evaluate these decisions and assessments on an ongoing basis. Actual results may differ from these estimates under different assumptions or conditions. We have identified our most critical accounting policies to be the following:

Use of Estimates.  The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may ultimately differ from those estimates.

Revenue Recognition.  Interest income on our mortgage investments will be recognized over the life of the investment and recorded on the accrual basis. Loan origination fees and certain direct origination costs associated with mortgage investments funded by us, will be deferred and recognized as an adjustment to yield over the lives of the related loans using the straight-line method. Income recognition will be generally suspended for loans at the earlier of the date at which payments become 90 days past due or when, in the opinion of management, a full recovery of income and principal becomes doubtful. Income recognition will be resumed when the loan becomes contractually current and performance is demonstrated to be resumed.

Offering Costs.  Costs attributable to securities offerings will be charged against the proceeds of the offerings as a reduction to equity capital. These costs include legal and accounting fees to prepare the securities filing as well as the fees incurred in selling the securities, such as broker commissions.

Mortgage Investments.  A majority of our mortgage investments are intended to be held to maturity and, accordingly will be carried at cost, net of any unamortized deferred fees and costs, and any allowance for loan losses.

Allowance for Loan Losses.  Management will monitor the delinquencies and defaults on the underlying mortgages and, if an impairment of the related mortgage loan is deemed to be other than temporary, the carrying value of the related mortgage loan will be reduced to fair value through a charge to the allowance for loan losses. An allowance for loan loss is reflected in our financial statements based upon an evaluation of known and inherent risks in our mortgage loans. The allowance will be based on our assessment of numerous factors affecting our portfolio of mortgage assets including, but not limited to, current and projected economic conditions, delinquency status, credit losses to date on underlying mortgages and any remaining credit protection. Loan loss estimates are reviewed periodically and adjustments are reported in earnings when they become known. Actual losses, if any, could ultimately differ from these estimates.

Impairment Policy.  Impaired loans are evaluated in accordance with SFAS No. 114 “Accounting by Creditors for Impairment of a Loan” (SFAS No. 114). SFAS No. 114 requires that impaired loans be evaluated based on a discounted cash flow analysis, or, if the loan is considered collateral dependent, on the fair value of the collateral less costs to sell. A specific allowance is established as a component of the allowance for loan losses. For measuring impairment on real estate owned we have adopted SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (SFAS No. 144). Impairment is measured on a property-by-property basis on the fair value of the related collateral since all properties subject to this measurement are collateral dependent.

Income Taxes.  For our taxable year ending December 31, 2009, we intend to elect to be taxed as a REIT, under Sections 856 through 860 of the Internal Revenue Code. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our ordinary taxable income to stockholders. As a REIT, we generally are not subject to federal income tax on taxable income that we distribute to our stockholders. If we failed to qualify as a REIT in any taxable year, and if the limited statutory relief provisions do not apply, we will be subject to U.S. federal income tax, including any applicable alternative minimum tax, and possibly increased state and local taxes, on our taxable income at regular corporate rates. Such taxation will reduce the cash available for distribution by us to our stockholders. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us and we will not be required to distribute any amounts to our stockholders. If we fail to qualify as a REIT, to the extent of our current and accumulated earnings and profits, distributions to our stockholders who are individuals generally will be taxable as dividends at preferential rates for the 2009 through 2010 tax years; and, subject to certain limitations of the Internal Revenue Code, corporate stockholders may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether in all circumstances we will be entitled to statutory relief. However, we intend to operate in the foreseeable future in such a manner so that we will qualify as a REIT for federal income tax purposes.

If we form a taxable REIT subsidiary, it will be subject to federal, state, and local taxes.

Recent Accounting Developments

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159 (“SFAS 159”), “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS 159 permits entities to choose to measure financial assets and liabilities (except for those that are specifically scoped out of the Statement) at fair value. The election to measure a financial asset or liability at fair value can be made on an instrument-by-instrument basis and is irrevocable. The difference between carrying value and fair value at the election date is recorded as a transition adjustment to opening retained earnings. Subsequent changes in fair value are recognized in earnings.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements. Accordingly, SFAS 157 does not require any new fair value measurements. SFAS 157 is effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. This statement has modified the methodology for the measurement of “Fair Value of Financial Instruments.” In October 2008, the FASB issued FSP No. FAS 157-3, Determining the Fair

Value of a Financial Asset When the Market for That Asset Is Not Active (“FSP No. FAS 157-3”), which clarifies the application of SFAS No. 157 in a market that is not active.

In December 2007, the FASB issued Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements — An amendment of ARB No. 51 (“SFAS 160”). This statement amends Accounting Research Bulletin No. 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary, which is sometimes referred to as minority interest, is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Among other requirements, this statement requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated income statement, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. This statement shall be applied prospectively as of the beginning of the fiscal year in which this statement is initially applied, except for the presentation and disclosure requirements. The presentation and disclosure requirements shall be applied retrospectively for all periods presented. We are currently evaluating the impact of adopting SFAS 160 on our consolidated balance sheet.

Liquidity and Capital Resources

We are dependent upon the net proceeds to be received from this offering to conduct our proposed activities. The funding required to purchase assets will be obtained from this offering and from any indebtedness that we may incur in the future. We have been initially capitalized with $200,000 from the sale of common stock to our advisor. For information concerning the anticipated use of the net proceeds from this offering, please see the “Estimated Use of Proceeds” section of this prospectus.

In order to qualify as a REIT and to avoid corporate-level tax on the income we distribute to our stockholders, we are required to distribute at least 90% of our REIT taxable income on an annual basis. Therefore, once the net proceeds we receive from this offering are substantially fully invested, we will need to borrow in order to grow our business and acquire additional assets. Our sources of funds will primarily be the net proceeds from this offering, operating cash flows and borrowings. Operating cash flows will consist of payments received upon maturities of mortgage loans. Liquidity may also be generated through lines of credit with commercial banks; however, we do not have commitment from a financial institution to provide us with a credit facility. We believe that these cash resources will be sufficient to satisfy our immediate liquidity requirements, and we do not anticipate a need to raise funds from other than these sources within the next 12 months.

We currently have no outstanding debt. Depending on market conditions, we may incur debt up to 300% of our net assets under the terms of our articles of incorporation. We expect to use short-term borrowings under lines of credit with commercial banks. However, we currently do not have any commitment from any financial institution to provide us with a credit facility. Any indebtedness we incur will likely be subject to continuing covenants, and we will likely be required to make continuing representations and warranties in connection with such debt. Moreover, some or all of our debt may be secured by some or all of our assets. If we default in the payment of interest or principal on any such debt, breach any representation or warranty in connection with any borrowing or violate any covenant in any loan document, our lender may accelerate the maturity of such debt requiring us to repay immediately all outstanding principal. If we are unable to make such payment, our lender could foreclose on our assets that are pledged as collateral to that lender. The lender could also sue us or force us into bankruptcy. Any of these events would likely have a material adverse effect on the value of an investment in our common stock.

Our income calculated for tax purposes may differ from income calculated in accordance with GAAP. For example, we record a reserve for credit losses for GAAP purposes whereas only actual credit losses are deducted in calculating taxable income. The distinction between taxable income and GAAP income is important to our stockholders because distributions are declared on the basis of taxable income. While we generally will not be required to pay income taxes as long as we satisfy the REIT provisions of the Internal

Revenue Code, each year we will be required to complete a U.S. federal income tax return wherein taxable income is calculated. This taxable income level will determine the minimum level of distributions we must pay to our stockholders.

Our advisory agreement with our advisor requires us to pay second-tier management compensation on a quarterly basis to our advisor based on the application of the management fee compensation formula at the end of each quarter. For a description of this formula, please see the disclosure under the heading “The Advisor — Compensation and Expenses.” Because we will be paying out at least 90% of our REIT taxable income to stockholders on a quarterly basis, we may not have sufficient cash to pay our operating expenses, which would require us to borrow under our credit facility, if any, or sell assets to meet our obligations. In addition, it is possible that our liquidity may be further impaired if we generate substantial net income in the first three quarters of a fiscal year and have a significant drop off in the fourth quarter because our capital resources may be limited by the fact that we have overpaid our advisor for the year (through the first three quarters) and will not be reimbursed for the over payment until year-end. Nevertheless, our total annual operating expenses, including the total management compensation payable to the advisor, will not exceed the greater of 2% of average invested assets or 25% of our net income, unless specifically approved by our independent directors.

Quantitative and Qualitative Disclosures About Market Risk

Market risk refers to the risk of loss from adverse changes in the level of one or more market prices, rate indices or other market factors. We are exposed to market risk primarily from changes in interest rates which are very sensitive to a variety of factors including political, economic and other factors outside of our control.

Interest rate risk arises primarily as a result of our core business activities of acquiring mortgage loans and funding a portion of the purchases with borrowings and the associated asset and liability management required to match maturities of loans to funding sources. The principal objective of our asset and liability management is to maximize net interest income while operating within acceptable limits established for interest rate risk and maintaining adequate levels of liquidity.

The primary interest rate exposure to which we are subject relates to our mortgage loan portfolio. Any change in the general level of interest rates in the market can affect our net interest income and net income in either a positive or negative manner. Net interest income is the difference between the income earned from interest bearing assets less the expense incurred relating to interest bearing liabilities. Fluctuations in the interest rate environment can also affect our ability to acquire new loans, the value of our loans for sale portfolio and our ability to sell the loans held for sale and the related income associated with a sale. We expect that a majority of our mortgage loan portfolio will be comprised of fixed rate investments while all of the debt that we have will be variable rate debt.

In the event of a significant rising interest rate environment and/or economic downturn, defaults could increase and result in credit losses to us, which could adversely affect our liquidity and operating results. Further, such delinquencies or defaults could have an adverse effect on the spreads between interest-earning assets and interest-bearing liabilities.

We do not intend to use any derivative instruments to manage our interest rate exposure. Given the short time horizon of our anticipated investments and our related borrowings, we do not believe a hedging strategy is necessary. In addition, our actions are limited by rules with which REITs must comply.

CONFLICTS OF INTEREST

Relationship with Our Advisor

Our advisor, Sandstone, is majority owned by Todd Parriott, our Chief Executive Officer, and G. Steven Dawson, one of our directors. Our advisor will receive substantial fees from us, which were not negotiated at arm’s length. The second-tier management fee we pay our advisor is based on our net income. In evaluating mortgage loans and other assets for investment and in evaluating other operating strategies, an undue emphasis by our advisor on the maximization of our net income at the expense of other criteria, such as preservation of capital, in order to earn higher compensation, could result in an increased risk to the value of our portfolio. The riskier the investments in our portfolio, the greater the risk of payment defaults, which will decrease the funds we will have available to distribute to our stockholders. See “The Advisor — The Advisory Agreement.”

Fees payable to our advisor could influence its advice to us as well as the judgment of affiliates of Sandstone, some of whom also serve as our executive officers and directors. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with Sandstone and its affiliates, including the advisory agreement and the dealer-manager agreement;

•	public offerings of equity by us, which entitle to dealer-manager fees and will likely entitle Sandstone to increased management fees;

•	acquisitions of properties and others investments from other Sandstone-sponsored programs, which might entitle affiliates of Sandstone to fees in connection with its services for the seller;

•	acquisitions of properties and other investments from third parties and originations of loans, which entitle Sandstone to management fees; and

•	borrowings to acquire properties and other investments and to originate loans, which borrowings will increase the management fees payable to Sandstone.

For so long as our advisor is our exclusive advisor, it will not sponsor any mortgage REIT other than Desert Capital that invests primarily in mortgage loans for the acquisition of, development of and construction on real estate in the Las Vegas, Nevada area, without first obtaining the approval of a majority of our independent directors. However, our advisor and its affiliates may in the future enter into a number of relationships other than those governed by the advisory agreement, some of which may give rise to conflicts of interest between us and our advisor or its affiliates. For example, our advisor is also the manager of CM Equity and its indirect wholly owned subsidiary is the manager of CM Notes, each of which also make real estate related investments. These possible future relationships may create an incentive for our advisor to make investment decisions that are not in the long-term best interests of our stockholders, which may ultimately decrease the funds we will have available to distribute to our stockholders. In addition, the market in which we seek to make investments is characterized by rapid evolution of products and services and, thus, in the future there may be relationships between our advisor and its affiliates and us in addition to those described herein. Under the advisory agreement, the prior approval of a majority of our independent directors is required for each related party transaction between our advisor or its affiliates and us. In addition, our advisor is required to provide to our board on a quarterly basis a report of such transactions, including evidence sufficient to allow our board of directors to determine whether the terms of such transactions are fair. The conflicts committee of our board of directors will approve any related party transactions.

Desert Capital, other mortgage REITs and entities involved in making investments in real estate related assets sponsored by our advisor are in competition with us to invest in the type of mortgage loans suitable for us to acquire. We rely on our advisor to identify suitable investment opportunities. Our advisor also may be subject to conflicts of interest at such time as we wish to make a mortgage loan that also would be suitable for investment for another mortgage REIT or other entity sponsored by our advisor. We can not be sure that our advisor would act in our best interests when deciding whether to allocate any particular investments to us. Desert Capital has a right of first refusal to fund all mortgage loans originated by Consolidated Mortgage. Allocation of investment opportunities will be made by our advisor’s investment committee, as set forth below under “— Allocation of Investment Opportunities.” The introduction of this sort of competition could affect the quality and quantity of our investments and, therefore, have an adverse affect on our net income. If the value of our investments and our net income are adversely affected, the funds we have available for distribution to our stockholders may be decreased.

Our advisor owns one-third of Province Advisors, an entity that is expected to present potential investment opportunities to Sandstone, some of which may be allocated to CMR by Sandstone’s investment committee. We will not pay any fees directly to Province Advisors; however, the borrowers of the mortgage loans originated by Province Advisors will pay fees to it. Because Sandstone has a financial interest in Province Advisors, it may be incentivized to allocate a loan to us to fund, so that the loan will close and Province Advisors will be entitled to collect its fee from the borrower.

Todd Parriott is our Chief Executive Officer, and the Chief Executive Officer and President of Sandstone. He also indirectly owns 65% of Residential Capital. We will not pay any fees directly to Residential Capital for presenting us with non-agency residential mortgage loan investment opportunities; however, the borrowers of these mortgage loans will pay fees to Residential Capital. Because Mr. Parriott has a financial interest in Residential Capital, he may be incentivized to allocate a loan to us to fund, so that the loan will close and Residential Capital will be entitled to collect its fee from the borrower.

Investors will not have the opportunity to evaluate the manner in which these conflicts of interest will be resolved before making their investment.

Our Directors’ Loyalties to Desert Capital and to other Existing and Future Sandstone-Sponsored Programs

Certain of our directors are also directors of Desert Capital. The loyalties of our directors to Desert Capital may influence the judgment of our board when considering issues for us that may affect Desert Capital, such as the following:

•	We could enter into a transaction with Desert Capital or another Sandstone-sponsored entity, such as a joint venture or joint financing arrangement. Decisions of our board of directors regarding the terms of these transactions may be influenced by its loyalties to Desert Capital or such other entity.

•	A decision of the board of directors regarding the timing of a debt or equity offering could be influenced by concerns that the offering would compete with an offering of Desert Capital.

We could also face similar conflicts if Sandstone or its affiliates sponsor additional REITs or other entities involved in making real estate related investments.

Allocation of Investment Opportunities

Our advisor employs an investment committee which meets regularly to review prospective investments for each of its clients, currently CMR, CM Equity, CM Notes, Consolidated Mortgage and Desert Capital. We expect that the investment committee will make decisions regarding investments by all of Sandstone’s future clients as well. The investment committee is comprised of the officers of Sandstone or certain of its affiliates. Currently, the committee is comprised of Todd Parriott, Stacy Riffe, Rocky Derrick (Vice President, Originations and Portfolio Management of Consolidated Mortgage), Erin Ackerman (Director of Stockholder Relations of Desert Capital), and Kevin Greene. As part of the investment allocation process, the investment committee will document its conclusions regarding each prospective investment, as well as take a formal vote regarding the making of each investment by each Sandstone client. Our secretary, Stacy Riffe, will maintain all supporting documentation for each potential investment reviewed and voted on by the Investment Committee.

Allocation of investments will be determined by the investment objectives and underwriting criteria of each client and the available capital of each client, consistent with Desert Capital’s first right of refusal regarding mortgage loans originated by Consolidated Mortgage.

Competition for Management Time

Mr. Parriott and Ms. Riffe are officers and employees of our advisor. They currently are engaged, and in the future will engage, in other business activities, including activities associated with affiliates. Our officers and directors will devote only as much of their time to our business as they, in their judgment, determine is reasonably required, which will be substantially less than their full time. These individuals may experience conflicts of interest in allocating management time, services, and functions among us, Desert Capital,

CM Equity, CM Notes, Consolidated Mortgage, the dealer manager and other various entities, investor programs (public or private), and any other business ventures in which any of them are or may become involved. The other clients of the advisor may demand more management time than we do because of the current status of their business and investment portfolio. If these individuals do not spend sufficient time on our business activities, our results of operations may suffer and the funds we will have available for distribution to our stockholders may be decreased.

Relationship with Dealer-Manager

The dealer-manager is our affiliate and is owned by our advisor. Todd Parriott is also an officer, director, and registered principal of the dealer-manager. These relationships may create conflicts in connection with the fulfillment by the dealer-manager of its due diligence obligations under the federal securities laws. Although the dealer-manager will examine the information in the prospectus for accuracy and completeness, the dealer-manager is our affiliate and will not make an independent review of us or the offering. Accordingly, investors do not have the benefit of such independent review. The soliciting dealers, if any, are expected to make their own independent due diligence investigations. See “Risk Factors — Risks Related to the Offering — The business and financial due diligence of CMR was conducted by our dealer-manager, which is our affiliate.” The dealer-manager is not prohibited from acting in any capacity in connection with the offer and sale of securities offered by entities that may have some or all investment objectives similar to those of ours and may participate in other offerings sponsored by one or more of the officers or directors of the company.

Relationship with Our Accountant

Hancock Askew & Co., LLP, our independent registered public accounting firm, also provides accounting services for certain of our affiliates, including Desert Capital and Consolidated Mortgage.

Relationship with Our Legal Counsel

Locke Lord Bissell & Liddell LLP, our outside corporate and securities legal counsel, also provides legal services for certain of our affiliates, such as our advisor, Desert Capital and CM Equity.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Relationship with Our Advisor

The individuals named in the table set forth below have a relationship with both us and our advisor.

Name	Position with Our Advisor	Position with Us

Todd B. Parriott	President, Chief Executive Officer, Manager, and Part Owner	Chairman of the Board of Directors, Chief Executive Officer, President and Chief Investment Officer
G. Steven Dawson	Managing Director and Manager, and Part Owner	Director
Stacy M. Riffe	Chief Financial Officer	Chief Financial Officer, Director

Our advisor oversees our day-to-day operations including asset, liability and capital management. Our advisor will be compensated pursuant to the terms of the advisory agreement. See “The Advisor.”

Relationship with Our Dealer-Manager

           is the dealer-manager for this offering. Pursuant to the dealer-manager agreement,           will be paid selling commissions of 7.0% and a marketing support fee of 2.0% of gross proceeds. See “The Offering — Plan of Distribution.”

           is wholly owned by our advisor. Todd B. Parriott, our Chairman of the Board of Directors, Chief Executive Officer, President and Chief Investment Officer is also the           of the dealer-manager.

Loan Origination Agreement with Consolidated Mortgage

Prior to the commencement of the offering, we will enter into a loan origination agreement with Consolidated Mortgage and Sandstone. During the term of the loan origination agreement, we will have a right to fund certain of the mortgage loans identified by Consolidated Mortgage or any affiliate of Sandstone or Consolidated Mortgage that becomes engaged in the business of originating or brokering commercial loans. Desert Capital has a right of first refusal to fund all mortgage loans originated by Consolidated Mortgage; therefore, our right is subordinate to Desert Capital’s rights under its agreement with Consolidated Mortgage. Allocation of investment opportunities will be made by our advisor’s investment committee, as set forth under “Conflicts of Interest — Allocation of Investment Opportunities.” We are not obligated to pay any fees or expenses to Consolidated Mortgage or Sandstone under the loan origination agreement. Todd Parriott, our Chief Executive Officer, is the Chief Executive Officer of Consolidated Mortgage. Consolidated Mortgage will service our loans.

Loan Origination Agreement with Residential Capital

Prior to the commencement of the offering, we will enter into a loan origination agreement with Residential Capital. During the term of the loan origination agreement, we will have a right to fund certain of the mortgage loans identified by Residential Capital. Allocation of investment opportunities will be made by our advisor’s investment committee, as set forth under “Conflicts of Interest — Allocation of Investment Opportunities.” We are not obligated to pay any fees or expenses to Residential Capital. Todd Parriott, our Chief Executive Officer, is the majority owner of Residential Capital.

Loan Origination Agreement with Province Advisors

Prior to the commencement of the offering, we will enter into a loan origination agreement with Province Advisors. During the term of the loan origination agreement, we will have a right to fund certain of the mortgage loans identified by Province Advisors. Allocation of investment opportunities will be made by our advisor’s investment committee, as set forth under “Conflicts of Interest — Allocation of Investment Opportunities.” We are not obligated to pay any fees or expenses to Province Advisors. Sandstone, our advisor, is a one-third owner of Province Advisors.

Approval of Related Party Transactions

We will appoint a conflicts committee of our board of directors, comprised of three of our independent directors, to approve any related party transactions in which we may engage in the future. The conflicts committee has not developed written procedures relating to its review and approval of such transactions, nor has it identified standards to be applied by it in connection with its review and approval. Our board of directors as a whole will approve the advisory agreement, the dealer-manager agreement, the loan origination agreements with Consolidated Mortgage, Residential Capital and Province Advisors and the related party lease.

Independence of Directors and Committee Members

Our board has determined that each of the following directors has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) and is independent within the meaning of NYSE director independence standards, as currently in effect:          . The board has determined that Messrs. Parriott and Dawson and Ms. Riffe are not independent directors within the meaning of the NYSE director independence standards. Furthermore, the board has determined that each of the members of each of the audit, compensation and governance and nominating committees is independent.

THE ADVISOR

General

Our advisor was established in 2007 by the management of Burton Management Company, Ltd., which was established in 2004. Currently, our advisor’s only clients other than us are Desert Capital, and CM Equity. In addition, its indirect wholly owned subsidiary acts as the advisor to CM Notes. Our advisor also owns Consolidated Mortgage. Our advisor’s address is 1291 W. Galleria Drive, Suite 210, Henderson, Nevada 89014.

The Advisory Agreement

Services and Duties of the Advisor

Prior to the effectiveness of the registration statement of which this prospectus is a part, we will enter into an advisory agreement with our advisor pursuant to which our advisor is our sole advisor and generally implements our business strategy, is responsible for our day-to-day operations and performs services and activities relating to our assets and operations in accordance with the terms of the advisory agreement. Our advisor may elect to have other persons undertake some or all of those duties at any time and in its sole discretion. Our advisor is primarily involved in three activities:

•	Asset Management — our advisor advises us with respect to, and arranges for and manages the acquisition, financing, management and disposition of, our investments.

•	Liability Management — our advisor evaluates the credit risk of our investments and arranges appropriate borrowing and hedging strategies.

•	Capital Management — our advisor coordinates our capital raising activities.

Subject at all times to the direction and oversight of our board of directors, our advisor performs the following services and other activities in accordance with the terms of the advisory agreement and, to the extent directed by our board of directors, performs similar services and other activities for any of our subsidiaries:

•	serving as our consultant with respect to the formulation of investment criteria and the preparation of policy guidelines by our board of directors;

•	assisting us in developing criteria for mortgage loan purchase commitments that are consistent with our long-term investment objectives and making available to us our advisor’s knowledge and experience with respect to mortgage loans;

•	representing us in connection with the purchase, sale and commitment to purchase or sell mortgage loans that meet in all material respects our investment criteria, and managing our portfolio of mortgage loans;

•	advising us and negotiating our agreements with third-party lenders for borrowings by us;

•	making available to us statistical and economic research and analysis regarding our activities and the services performed for us by our advisor;

•	monitoring and providing to our board of directors from time to time price information and other data obtained from certain nationally-recognized dealers that maintain markets in mortgage loans identified by our board of directors from time to time, and providing data and advice to our board of directors in connection with the identification of such dealers;

•	investing or reinvesting any of our money in accordance with our policies and procedures;

•	providing the executive and administrative personnel, office space and services required in rendering services to us, in accordance with and subject to the terms of the advisory agreement;

•	administering our day-to-day operations and performing and supervising the performance of such other administrative functions necessary to our management as may be agreed upon by our advisor and our board of directors, including the collection of our revenues and the payment of our debts and obligations from our accounts, and the maintenance of appropriate computer systems to perform such administrative functions;

•	advising our board of directors in connection with policy decisions;

•	evaluating and recommending hedging strategies to our board of directors and, upon approval by our board of directors, engaging in hedging activities on our behalf consistent with our status as a REIT;

•	supervising our compliance with the REIT provisions of the Internal Revenue Code and our maintenance of our status as a REIT;

•	qualifying and causing us to qualify to do business in all applicable jurisdictions and obtaining and maintaining all appropriate licenses;

•	assisting us to retain qualified accountants and tax experts to assist in developing and monitoring appropriate accounting procedures and testing systems and to conduct quarterly compliance reviews as our board of directors may deem necessary or advisable;

•	assisting us in our compliance with all federal, state and local regulatory requirements applicable to us in respect of our business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports, documents and filings, if any, required under the Exchange Act or other federal or state laws;

•	assisting us in our compliance with federal, state and local tax filings and reports and generally enabling us to maintain our status as a REIT, including soliciting stockholders, as defined below, for required information to the extent provided in the REIT provisions of the Internal Revenue Code;

•	assisting us in our maintenance of an exemption from the Investment Company Act and monitoring our compliance with the requirements for maintaining an exemption from the Investment Company Act;

•	coordinating and managing the operations of any joint venture or co-investment interests held by us and conducting all matters with the joint venture or co-investment collaborators;

•	advising us as to our capital structure and capital raising activities;

•	handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which we may be involved or to which we may be subject arising out of our day-to-day operations, subject to the approval of our board of directors;

•	engaging and supervising, on behalf of us and at our expense, the following, without limitation: independent contractors to provide investment banking services, leasing services, mortgage brokerage services, securities brokerage services, other financial services, and such other services as may be deemed by our advisor or our board of directors to be necessary or advisable from time to time; and

•	so long as our advisor does not incur additional costs or expenses, performing such other services as may be required from time to time for management and other activities relating to our assets as our board of directors shall reasonably request or our advisor shall deem appropriate under the particular circumstances.

Our advisor is required to manage our business affairs in general conformity with the policies approved by our board of directors and consistent with our advisor’s duties under the advisory agreement. Our advisor is required to prepare regular reports for our board of directors that review our acquisitions of assets, portfolio composition and characteristics, credit quality, performance and compliance with our investment policies and policies that will enable us to maintain our qualification as a REIT and prevent us from being deemed an investment company.

From time to time, our board of directors will assess whether we should be internally managed. This assessment will be based on a number of factors deemed relevant by our board of directors, including our ability to attract and retain full-time employees and the costs and expenses related to becoming internally managed.

Term

Our initial advisory agreement has a one-year term that commences on          , 2009; however, pursuant to its terms, the agreement automatically renews for a period of one year unless terminated in accordance with the terms thereof.

Terminations by Us for Cause.  Our independent directors have the right to terminate the advisory agreement for cause, on a majority vote. “Cause” means a reasonable, good faith determination that our advisor was grossly negligent, acted with reckless disregard or engaged in willful misconduct or active fraud while discharging its material duties under the advisory agreement. The independent directors’ determination that cause exists must be based on findings of fact disclosed to our advisor. If the directors’ good faith determination that cause exists is based primarily on a finding of criminal activity or active fraud, we may terminate the advisory agreement immediately. If our directors’ good faith determination that cause exists is based primarily on findings other than criminal activity or fraud, we must give our advisor written notice disclosing the findings of the unaffiliated directors and allow our advisor a reasonable opportunity to cure the problem. If after 30 days the independent directors determine that cause continues to exist, then the independent directors may terminate the advisory agreement immediately by a majority vote. Upon such a termination, we will be obligated to pay our advisor all accrued and unpaid fees and expenses reimbursable under the advisory agreement.

Terminations Without Cause.  Our advisor has the right to terminate the advisory agreement for any reason by giving at least 60 days’ prior written notice to our board of directors. Upon such a termination, we will be obligated to pay our advisor all accrued and unpaid fees and expenses reimbursable under the advisory agreement.

Our independent directors have the right to terminate the advisory agreement without cause, by a majority vote, by giving at least 60 days’ prior written notice to our advisor. Upon such a termination, we will be required to pay our advisor all accrued and unpaid fees and expenses reimbursable under the advisory agreement.

Terminations by Our Advisor Upon a Change of Control.  Subject to exceptions specified in the advisory agreement, our advisor has the right to deliver a notice of termination of the advisory agreement within 90 days of a change of control of our company. A “change of control” for the purpose of the advisory agreement is deemed to occur on:

•	the date of (a) any sale, lease, assignment, transfer or other conveyance of all or substantially all of our assets; (b) any consolidation or merger involving our company in which all of our stockholders immediately prior to the transaction, considered collectively, do not immediately following the transaction own shares of the surviving entity constituting at least a majority of the voting power of the surviving entity; (c) any capital reclassification or other recapitalization of our company in which any person or group that owned 30% or more of our voting power falls below that threshold or in which any person or group that owned less than 30% of our voting power rises above that ceiling; or (d) any liquidation, dissolution or winding up of our company; or

•	the first date on which fewer than two of our directors are persons whose nomination to the board was supported by our advisor. Currently, the board seat of Messrs. Parriott and Dawson and Ms. Riffe are supported by our advisor. Our advisor has informed us that it will generally support the nomination of persons employed by, or affiliated with, our advisor. We intend to disclose in our proxy statements regarding the election of directors whether a candidate’s nomination is supported by our advisor.

Any notice of termination by our advisor following a change of control will be effective no less than 60 days after its date of delivery. If our advisor terminates the advisory agreement following a change of control, we will be required to pay our advisor all unpaid fees and expenses reimbursable under the advisory agreement.

Compensation and Expenses

The following table presents a summary of certain compensation, fees and other benefits (including reimbursement of certain out-of-pocket expenses paid by our advisor to third parties pursuant to the advisory agreement) that our advisor may earn or receive from us pursuant to the terms of the advisory agreement. Our advisor and its affiliates are not entitled to any additional compensation in connection with the acquisition or disposition of our assets, including in the event we liquidate. Our advisor will continue to be paid its first tier and second tier management fee, which we refer to collectively as the management fee, as long as it is providing services to us under the advisory agreement. If we were to dispose of assets, the reduction in the amount of our average invested assets will impact the amount of the management fee, due to the formula used to calculate the fee. The total compensation we pay to our advisor is limited under our articles of incorporation to an amount determined at least annually by our independent directors to be reasonable in relation to the nature and quality of services performed. The total compensation paid to our advisor is limited to the management fee set forth below. Our Total Operating Expenses, including all management fees paid to our advisor, in any fiscal year will not exceed the greater of 2% of average invested assets or 25% of net income, unless specifically approved by our independent directors.

Type	Description and Method of Computation	Amount

Management fees	First tier management compensation of 1% per annum of the first $200 million of our average invested assets during each fiscal year, plus 0.8% per annum of our average invested assets in excess of $200 million during such fiscal year, as described in more detail below; and second tier management compensation of a specified percentage of our REIT taxable net income, before deducting the second-tier management compensation, net operating losses and certain other items, in excess of a threshold amount of net income, as described in more detail below.	(1)
Out-of-pocket expense reimbursements	Reimbursement of actual out-of-pocket expenses incurred in connection with our administration on an on-going basis. Includes reimbursement of expenses of property ownership, such as taxes and insurance upon the disposition of real property.	Determinable based upon actual out-of-pocket expenses.

(1)	Due to the uncertainty surrounding 10-year U.S. Treasury yields and net interest margin, it is not possible to calculate a reasonable estimate of the management fees.

Management Fee.  The first-tier management fee is equal to 1% of the first $200 million of our average invested assets during each fiscal year, plus 0.8% of our average invested assets in excess of $200 million during such fiscal year. Our average invested assets is calculated as an average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during the applicable period.

The second-tier management fee for each fiscal quarter (or lesser portion thereof) is an amount equal to the tiered percentage of the difference between our net income (which is our taxable income (including net capital gains, if any, but excluding net capital losses, if any) before deducting the second-tier management fee, net operating losses arising from prior periods, and items permitted by the Internal Revenue Code when calculating taxable income for a REIT) for such fiscal quarter (or lesser portion thereof), and the threshold return for such fiscal quarter (or lesser portion thereof). The “tiered percentage” for this calculation is the weighted average of the following percentages based on our average invested assets for the period: (1) 20% for the first $200 million of average invested assets; and (2) 10% for our average invested assets in excess of $200 million. “Threshold return” means the amount of net income for the period that would produce an annualized return on our average invested assets equal to the 10-year U.S. Treasury rate (which is calculated by averaging the weekly average yield to maturity of the 10-year U.S. Treasury bond, as published by the Federal Reserve) for such fiscal quarter plus 1.0%. If at the end of a particular fiscal year or upon any termination of the advisory agreement, the aggregate of the second-tier management fee exceeds the tiered percentage of the difference of our net income for that fiscal year (or lesser portion thereof) less the threshold return for such year (or lesser portion thereof), then our advisor will pay us such amount at the time of such reconciliation at the end of the applicable fiscal year. Any such payments by our advisor will not exceed the amount of the second-tier management fee paid to our advisor under the advisory agreement for that fiscal year (or lesser portion thereof) and will be made only to the extent of the reconciliation amount for that fiscal year (or lesser portion thereof).

The management fee is paid quarterly. The management fee is subject to the overall cap on our Total Operating Expenses. The management fee is intended to compensate our advisor for its costs in providing management services to us. Our advisor is expected to use the proceeds from its management fee in part to pay compensation to its officers and employees who have no right to receive cash compensation directly from us, even though some of them are also our officers.

Expense reimbursements.  Our advisor conducts due diligence with respect to potential investments and provides certain other services. Under the advisory agreement, our advisor is entitled to reimbursement for the fees and expenses attributable to providing such services. In addition, our advisor is entitled to reimbursement of expenses incurred due to property ownership, such as taxes and insurance, upon the disposition of real property.

We rely on the personnel and resources of our advisor to conduct our operations. We reimburse our advisor for its costs and expenses for the items described below, and to perform due diligence tasks on assets purchased or considered for purchase by us and to perform certain other activities. Further, we reimburse our advisor for any expenses incurred in contracting with third parties for the master or special servicing of assets we acquire. Accordingly, a portion of the out-of-pocket expenses may be paid to our advisor’s affiliates in such capacities. The contracting for such engagements is conducted on commercially reasonable terms. Such arrangements may also be made using an income-sharing arrangement such as a joint venture. Expense reimbursement may be made as frequently as monthly.

Subject to the limitations set forth below, we pay all of our operating expenses except those specifically required to be borne by our advisor under the advisory agreement. The operating expenses required to be borne by our advisor include:

•	most costs and expenses of its officers and employees;

•	the costs of any salaries of any of our officers or directors who are affiliated with our advisor;

•	all internal and overhead expenses of our advisor; and

•	fees and expenses of third parties that are engaged by our advisor to perform services for us but for which our advisor is specifically not entitled to reimbursement under the advisory agreement, except that our board of directors may approve reimbursement to our advisor of our pro rata portion of the salaries, bonuses, health insurance, retirement benefits and similar employment costs for the time spent on our operations and administration other than for the provision of investment advisory services.

The expenses that we pay include:

•	costs associated with the raising of capital and incurrence of debt;

•	issuance and transaction costs associated with the acquisition, disposition and financing of investments;

•	costs associated with our portfolios accounting systems;

•	legal, independent accounting and auditing fees and expenses;

•	the compensation and expenses of our independent directors;

•	the costs of printing and mailing proxy statements and reports to stockholders;

•	costs incurred by employees of our advisor for travel on our behalf;

•	costs associated with any computer software or hardware that is used solely for us;

•	all insurance costs, including costs to obtain liability insurance to indemnify our directors and officers, our advisor and its employees and managers;

•	the compensation and expenses of our custodian and transfer agent;

•	the acquisition of assets;

•	interest expense;

•	taxes and license fees;

•	non-cash costs;

•	litigation expenses;

•	the management fee; and

•	extraordinary or non-recurring expenses.

Services for which we bear the expenses may be provided to us by affiliates of our advisor if it believes such services are of comparable or superior quality to those provided by third parties and can be provided at comparable cost. Our advisor is required under the advisory agreement to provide an annual report to our board of directors with respect to the engagement of third parties and fees and expenses paid to such third parties, and our board of directors will periodically review such engagements and our expense levels, the division of expenses between our advisor and us and reimbursements of expenses advanced by our advisor.

Our advisor is permitted to incur expenses on our behalf that are consistent with a budget that may, in the future, be approved by our board of directors, as amended from time to time, are consistent with the terms of the advisory agreement or are at the direction of our board. Nevertheless, our advisor must obtain the approval of our board for any expense item exceeding $100,000 in the aggregate, except as otherwise provided for in our budget. Our board of directors may modify this threshold from time to time in its discretion.

Conflicts of Interest

We are subject to conflicts of interest involving our advisor and its affiliates because, among other reasons:

•	the second-tier management fee, which is based on our income, may create an incentive for our advisor to recommend investments with greater income potential, which may be relatively more risky than would be the case if its compensation from us did not include a component based on our income;

•	three of our directors and all of our executive officers are owners or employees of, or otherwise affiliated with, our advisor; and

•	our advisor also provides advisory services for Desert Capital, which has investment objectives that are similar to ours, CM Equity, and its indirect wholly-owned subsidiary acts as the advisor to CM Notes.

For a more detailed discussion, see “Conflicts of Interest.”

The advisory agreement does not limit or restrict the right of our advisor or any of its affiliates from engaging in any business or rendering services of any kind to any other person, including the purchase of, or rendering advice to, others purchasing mortgage loans that meet our policies and criteria. However, our advisor has agreed that for as long as it is our exclusive advisor pursuant to the advisory agreement, it will not sponsor any mortgage REIT other than Desert Capital that invests primarily in mortgages for the acquisition of, development of and construction on real estate in the Las Vegas, Nevada area without first obtaining the approval of a majority of our independent directors.

Limits of Responsibility

Pursuant to the advisory agreement, our advisor has not assumed any responsibility other than to undertake the services called for thereunder and is not responsible for any decision by our board of directors to follow or not to follow its advice or recommendations. Our advisor, its managers and employees will not be liable to us, any of our subsidiaries, the independent directors, our stockholders or any subsidiary’s stockholders for acts performed in accordance with and pursuant to the advisory agreement, unless our independent directors have made a reasonable, good faith determination based on findings of fact which are disclosed to our advisor that it was grossly negligent, acted with reckless disregard, or engaged in willful misconduct or active fraud while discharging its material duties under the advisory agreement. We cannot assure you that we would be able to recover any damages for claims we may have against our advisor. Although certain members, managers, officers, and employees of our advisor are also our officers and directors and, therefore, have fiduciary duties to us and our stockholders in that capacity, our advisor and the members, managers, officers, and employees of our advisor, in their capacities as such, have no fiduciary duties to us.

We have agreed to indemnify our advisor and its managers, officers, employees and affiliates with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from any acts or omissions of our advisor or its employees made in the performance of our advisor’s duties under the advisory agreement. For such indemnification to be available, the indemnitee must have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests, the indemnitee must have been acting on behalf of or performing services for us, and the liability or loss must not be the result of negligence or misconduct by the indemnitee. The indemnification is recoverable only out of our net assets and not from our stockholders.

MANAGEMENT OF THE COMPANY

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for the management and control of our affairs. The board has retained Sandstone to manage our day-to-day operations and our portfolio of real estate assets, subject to the board’s supervision. Because of the conflicts of interest created by the relationships among us, Sandstone, and various affiliates, many of the responsibilities of the board have been delegated to a committee that consists solely of independent directors. See “Conflicts of Interest.”

We will have four independent directors. An “independent director” is a person who is not one of our officers or employees or an officer or employee of Sandstone or its affiliates and has not been so for the previous two years. Serving as a director of, or having an ownership interest in, another Sandstone-sponsored program will not, by itself, preclude independent director status.

Each director will serve until the next annual meeting of stockholders and until his successor has been duly elected and qualified. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at any stockholder meeting constitutes a quorum. With respect to the election of directors, each candidate nominated for election to the board of directors must receive a plurality of the votes present, in person or by proxy, in order to be elected.

Although our board of directors may increase or decrease the number of directors, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time or may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

A vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director will be filled by a vote of a majority of the remaining directors. As provided in our charter, nominations of individuals to fill the vacancy of a board seat previously filled by an independent director will be made by the independent directors.

Our directors are accountable to us and our stockholders as fiduciaries. This means that our directors must perform their duties in good faith and in a manner each director believes to be in our and our stockholders’ best interests. Further, our directors must act with such care as a prudent person in a similar position would use under similar circumstances, including exercising reasonable inquiry when taking actions. However, our directors and executive officers are not required to devote all of their time to our business and must only devote such time to our affairs as their duties may require. We do not expect that our directors will be required to devote a substantial portion of their time to us in discharging their duties.

In addition to meetings of the various committees of the board, which committees we describe below, we expect our directors to hold at least four regular board meetings each year. Our board has the authority to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity.

Our general investment and borrowing policies are set forth in this prospectus. Our directors may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that our executive officers and advisor follow these policies and that these policies continue to be in the best interests of our stockholders. Unless modified by our directors, we will follow the policies on investments and borrowings set forth in this prospectus.

Our Directors and Executive Officers

The following table provides information regarding our directors and executive officers. Each of our directors and executive officers can be reached c/o CM REIT, Inc., 1291 W. Galleria Drive, Suite 200, Henderson, Nevada 89014.

Name	Age	Position

Todd B. Parriott	38	Chairman of the Board, Chief Executive Officer, President and Chief Investment Officer
G. Steven Dawson	51	Director
Stacy M. Riffe	43	Director and Chief Financial Officer
†		Independent Director
†		Independent Director
†		Independent Director
†		Independent Director

†	to be named by amendment

Non-Employee Officers

We do not employ any of our executive officers. All of our executive officers are employees or officers of our advisor and are compensated by our advisor and do not receive compensation from us for services rendered to us. In their capacity as our officers, these non-employee officers perform only ministerial functions, such as executing contracts and filing reports with regulatory agencies. In their capacity as officers and employees of our advisor, they are expected to fulfill our advisor’s duties to us under the advisory agreement. We have no control over which persons our advisor assigns to our account. In their capacity as officers and employees of our advisor, such persons do not have fiduciary obligations to us or our stockholders.

Business Experience of Our Directors and Executive Officers

Set forth below is a brief account of the business experience and education of our directors and executive officers.

Todd B. Parriott.  Mr. Parriott is the Chairman of our board of directors, Chief Executive Officer, President, and Chief Investment Officer. Mr. Parriott was elected to our board of directors in November 2008. Mr. Parriott has served as the Chairman of the board of directors, Chief Executive Officer, President and Chief Investment Officer of Desert Capital since December 2003. Mr. Parriott served as the President of Consolidated Mortgage from July 2001 until December 2003 and was re-elected as President in October 2005. Mr. Parriott currently serves as a director of and in supervisory capacities with          , the dealer-manager of our public offering. Mr. Parriott is a manager of and serves as President and Chief Executive Officer of Sandstone, our advisor. Mr. Parriott graduated with a Bachelor of Science degree in Marketing from the University of Nevada, Las Vegas in 1994.

G. Steven Dawson.  Mr. Dawson was elected to our board of directors in November 2008, and serves as a director. From 1990 to 2003, Mr. Dawson served as the Senior Vice President and Chief Financial Officer of Camden Property Trust or its predecessors, a large multifamily REIT. Camden is a public real estate investment trust which specializes in the acquisition, development, and management of apartment communities throughout the United States. He is currently a private investor who is active on the boards of four publicly traded REITs in addition to us: American Campus Communities, Inc., Alesco Financial Inc., Medical Properties Trust, and Desert Capital. Mr. Dawson holds a Bachelor of Business Administration degree from Texas A&M University and serves on the Real Estate Roundtable at the Mays Business School at Texas A&M University.

Stacy M. Riffe.  Ms. Riffe was elected to our board of directors and was appointed as our Chief Financial Officer in November 2008. Ms. Riffe also serves as an officer of Sandstone, our advisor. From February 2007 through May 2008 she was the senior vice president of UDR, Inc., a NYSE-listed multi-family real estate investment trust, where she managed corporate, tax, legal administration, and risk management and was the Corporate Compliance Officer. Additionally, she served as chief financial officer of UDR’s taxable REIT subsidiary, RE3. From September 2005 through October 2006, Ms. Riffe served as Chief Financial Officer and Secretary of Sunset Financial Resources, Inc., a NYSE-listed mortgage REIT, and was appointed interim Chief Executive Officer to complete the merger of Sunset Financial Resources with Alesco Financial Inc. From 2002 until 2005, Ms. Riffe held the position of Chief Financial Officer and secretary for U.S. Restaurant Properties Inc., an equity REIT that owned and leased properties to restaurants and convenience stores operators, where she was responsible for capital markets, corporate governance, SEC reporting and tax compliance. In February 2005, U.S. Restaurant Properties merged with CNL Restaurant Properties to form Trustreet Properties (NYSE: TSY). Ms. Riffe is also a director of Desert Capital. Ms. Riffe earned a Bachelor of Business Administration degree in Accounting from the University of Texas at Arlington.

Board of Directors

We currently have three directors. Prior to or upon the commencement of the offering, we will appoint an additional four directors. Under our bylaws, the number of directors may be increased or decreased by the board, but may not be fewer than three nor more than 15. Any vacancy on our board of directors, whether resulting from the removal of a director or from an increase in the size of the board, may be filled only by a vote of our directors. Three of our directors are affiliated with our advisor and four of our directors will be independent, as defined in our articles of incorporation.

As defined by our articles of incorporation, the term “independent director” refers to a director who is not associated and has not been associated within the last two years, directly or indirectly, with us or our advisor. We have also adopted the director independence standards of the New York Stock Exchange, or NYSE.

Our articles of incorporation require that a majority of the members of our board of directors must at all times be independent directors, unless independent directors comprise less than a majority as a result of a board vacancy. Our bylaws also provide that all of the members of our audit committee, our compensation committee and our governance and nominating committee must be independent directors.

Our board considered the independence of each of our directors under our standard of independence. Our board affirmatively determined that each of           have no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) and are thus independent under our standard.

Directors hold office until their successors are elected and qualified or they resign or are removed. All officers serve at the discretion of our board of directors.

Compensation of Directors

Directors who are also our executive officers receive no compensation for board service.

We plan to compensate our non-officer directors according to the following schedule:

Annual retainer fee	$15,000
Fee for each board meeting attended in person	3,000
Fee for each board meeting attended telephonically	1,500
Audit committee chairman retainer	5,000
Chairman retainer for other committees	3,000
Fee for each committee meeting attended in person	1,000
Fee for each committee meeting attended telephonically	500

Additionally, each non-officer director receives an annual award of 4,000 shares of common stock, which will vest pro rata over a three year period. We reimburse all of our directors for the expenses they incur in connection with attending board and committee meetings. We may, from time to time, in the discretion of the compensation committee of our board of directors, grant additional shares of our common stock to our directors.

Compensation Committee Interlocks and Insider Participation

Our compensation committee will be comprised of three directors. None of these individuals has at any time served as an officer of the company. None of our executive officers served as a director or member of the compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Indemnification

Our articles of incorporation and bylaws provide for the indemnification of our directors and officers. Our agents may be indemnified to such extent as is authorized by our articles of incorporation, board of directors or our bylaws. Our articles of incorporation provide that indemnification of directors, officers, employees and agents against certain judgments, penalties, fines, settlements and reasonable expenses that any such person actually incurs in connection with any proceeding to which such person may be made a party by reason of serving in such positions, shall not be provided, unless all of the following conditions are met:

•	The indemnitee has determined, in good faith, that the course of conduct which caused the loss or liability was in CMR’s best interests.

•	The indemnitee was acting on behalf of or performing services for CMR.

•	Such liability or loss was not the result of:

•	negligence or misconduct, in the case that the indemnitee is a director (other than an independent director), officer, advisor or an affiliate of the advisor; or

•	gross negligence or willful misconduct, in the case that the indemnitee is an independent director.

•	Such indemnification or agreement to hold harmless is recoverable only out of CMR’s net assets and not from CMR’s stockholders.

In addition, we will not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the indemnitee;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the indemnitee; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which CMR’s securities were offered or sold as to indemnification for violations of securities laws.

We have entered into indemnification agreements with each of our directors and executive officers, as well as our advisor and its officers, managers, employees and some of its affiliates. The indemnification agreements require, among other things, that we indemnify such persons, and advance to such persons all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, we must also indemnify and advance all expenses incurred by such persons seeking to enforce their rights under the indemnification agreements, and may cover our directors and executive officers under our directors’ and officers’ liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded our directors and officers by our articles of incorporation, it provides greater assurance to our directors and officers and such other persons that indemnification will be available because, as a contract, it may not be modified unilaterally in the future by our board of directors or the stockholders to eliminate the rights it provides.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Board Committees and Meetings

Our board has a standing audit committee, compensation committee, governance and nominating committee and conflicts committee. Other committees may be established by our board of directors from time to time.

Audit Committee

Our audit committee will be comprised of three directors. All members of the audit committee will satisfy the independence requirements of the NYSE. Our board has also determined that:

•	qualifies as an “audit committee financial expert,” as defined by the SEC; and

•	all members of the audit committee are “financially literate,” within the meaning of NYSE rules, and “independent,” under the audit committee independence standards of the SEC.

Our audit committee operates pursuant to a written charter that is posted on our website at www.cmreit.com. Among other things, the audit committee charter calls upon the audit committee to:

•	oversee the accounting and financial reporting processes and compliance with legal and regulatory requirements on behalf of our board of directors and report the results of its activities to the board;

•	be directly and solely responsible for the appointment, retention, compensation, oversight, evaluation and, when appropriate, the termination and replacement of our independent auditors;

•	review the annual engagement proposal and qualifications of our independent auditors;

•	prepare an annual report as required by applicable SEC disclosure rules;

•	review the integrity, adequacy and effectiveness of our internal controls and financial disclosure process; and

•	manage our relationship with our advisor under the advisory agreement.

Compensation Committee

Our compensation committee will be comprised of two directors each of which qualify as:

•	“Independent directors” under the NYSE independence standards;

•	“Non-employee directors” under Exchange Act Rule 16b-3; and

•	“Outside directors” under Internal Revenue Code Section 162(m).

Our compensation committee has been delegated the authority by our board of directors to administer our 2009 Stock Incentive Plan, to make determination regarding grants of restricted shares of common stock and to determine our chief executive officer’s salary and bonus, if any. Among other things, the compensation committee operates pursuant to a written charter that is posted on our website at www.cmreit.com and calls upon the compensation committee to:

•	develop the overall compensation policies and the corporate goals and objectives, if any, relevant to the chief executive officer’s compensation from our company;

•	evaluate the chief executive officer’s performance in light of those goals and objectives, if any;

•	be directly and solely responsible for establishing the chief executive officer’s compensation level, if any, based on this evaluation;

•	make recommendations to the board regarding the compensation of officers junior to the chief executive officer, incentive-compensation plans and equity-based plans; and

•	produce an annual report on executive compensation for inclusion in our proxy statement, if required.

Because we do not currently intent to compensate our executive officers, we do not expect the compensation committee to be very active until our policies change.

Governance and Nominating Committee

Our governance and nominating committee was formed to establish and implement our corporate governance practices and to nominate individuals for election to the board of directors. The governance and nominating committee will be comprised of three independent directors.

Our governance and nominating committee operates pursuant to a written charter that is posted on our website at www.cmreit.com. Among other things, the committee charter calls upon the governance and nominating committee to:

•	develop criteria for selecting new directors and to identify individuals qualified to become board members and members of the various committees of the board;

•	select, or to recommend that the board select, the director nominees for the each annual meeting of stockholders and the committee nominees; and

•	develop and recommend to the board a set of corporate governance principles applicable to the corporation.

Conflicts Committee

Our conflicts committee was formed to approve any related party transactions in which we may engage in the future. The conflicts committee is comprised of three of our independent directors.

Corporate Governance

Code of Business Conduct and Ethics

Our board of directors has established a code of business conduct and ethics. Among other matters, the code of business conduct and ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•	accountability for adherence to the code.

Waivers to the code of business conduct and ethics will only be granted by the governance and nominating committee of the board. If the committee grants any waivers of the elements listed above to any of our officers, we expect to announce the waiver within five business days on the corporate governance section of our corporate website at www.cmreit.com. The information on that website is not a part of this prospectus.

Public Availability of Corporate Governance Documents

Our key corporate governance documents, including our code of business conduct and the charters of our audit committee, governance and nominating committee and compensation committee are available in print to any stockholder who requests them from our corporate secretary. The charters of our committees are also available on our website at www.cmreit.com.

Compensation of Executive Officers

All of our executive officers are employed by our advisor and are compensated by our advisor. We do not separately compensate our officers for their service as officers, nor do we reimburse our advisor for any portion of our officers’ compensation from our advisor, other than through the general fees we pay to our advisor under the advisory agreement (which are described under the caption “The Advisor — The Advisory Agreement — Compensation and Expenses”). In the future, our board or the compensation committee may decide to pay annual compensation or bonuses and/or long-term compensation awards to one or more of our non-employee officers for their services as officers. We may from time to time, in the discretion of the compensation committee of our board of directors, grant shares of our common stock to one or more of our officers. The shares will be granted pursuant to our 2009 Stock Incentive Plan.

2009 Stock Plan

Before completing this offering, we will adopt the CM REIT, Inc. 2009 Stock Plan, which provides for the grant to our consultants and directors of stock options and restricted stock. We have reserved a total of 1 million shares of our common stock for issuance pursuant to the plan, subject to certain adjustments for changes in our capital structure, including by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges. Of this amount, the shares of restricted stock will be issued to our independent directors as compensation upon the consummation of this offering. See “— Restricted Stock” below for a description of these securities.

Purpose of the Plan

The purpose of the plan is to attract and retain well-qualified individuals to serve as consultants or as members of the board of directors through the use of incentives based upon the value of our common stock. Awards under the plan will be determined by the compensation committee of the board of directors, and may be made to our consultants or directors.

Administration of the Plan

The compensation committee of the board of directors will administer the plan. Each member of the compensation committee must be a non-employee director, as defined by Rule 16b-3 promulgated by the SEC under the Securities Exchange Act of 1934, as amended. Subject to the provisions of the plan, the compensation committee will have authority to select consultants or directors to receive awards, to determine the time or times of receipt, to determine the types of awards and the number of shares covered by the awards, to establish the terms, conditions and provisions of such awards, to determine the number and value of performance shares awarded and earned and to cancel or suspend awards. In making such award determinations, the compensation committee may take into account the nature of services rendered by the director, if any, consultant, his or her present and potential contribution to our success and such other factors as the committee deems relevant. The compensation committee is authorized to interpret the plan, to establish, amend and rescind any rules and regulations relating to the plan, to determine the terms and provisions of any agreements made pursuant to the plan and to make all other determinations that may be necessary or advisable for the administration of the plan.

Eligibility Under the Plan

The compensation committee will determine the directors who may receive awards under the plan.

Each non-employee director will receive 4,000 shares of restricted stock when the director is initially elected or appointed to the board of directors and will receive an additional grant of 4,000 shares of restricted stock at the close of each annual meeting. Such grants of restricted stock will be fully vested director after such director has completed 12 continuous months of service as a member of the board after the date of grant. All grants of restricted stock will become fully vested if service as a member of the board terminates by reason of death, disability or retirement.

Duration of Plan

The plan has a term of ten years, through December 31, 2019.

Types of Awards

Awards under the plan may be in the form of stock options (including incentive stock options that meet the requirements of Section 422 of the Internal Revenue Code and non-qualified options), and restricted stock.

Authorized Shares Available for Awards Under the Plan

The plan authorizes awards to directors of a total of           shares of common stock. In addition, if any award under the plan otherwise distributable in shares of common stock expires, terminates or is forfeited or canceled, or settled in cash pursuant to the terms of the plan, such shares will again be available for award under the plan.

Options to purchase more than           shares of common stock may not be granted to any person in any calendar year.

If there is a change in our outstanding common stock by reason of a recapitalization, merger, consolidation, combination, exchange of shares or other similar change, the aggregate number of shares with respect to which awards may be made under the plan, the terms and number of shares outstanding under any award, and the purchase price of a share under options, may be equitably adjusted by the board at its sole discretion. The board may also, in its sole discretion, make appropriate adjustment as to the kind of shares or other securities deliverable with respect to outstanding awards under the plan.

Stock Options

The plan authorizes the award of non-qualified stock options.

Non-qualified options may be awarded under the plan with an exercise price of no less than 100% of the fair market value of our common stock on the date of the award.

In addition to allowing an optionee to pay cash to exercise options, or deliver stock certificates for previously-owned shares of our stock, the plan permits us to sell or withhold a sufficient number of shares to cover the amount of taxes required to be withheld.

The plan permits recipients of non-qualified stock options to transfer their vested options by gift to family members (or trusts or partnerships of family members). After transfer of an option, the optionee will remain responsible for tax payable upon the exercise of the option, and we retain the right to claim a deduction for compensation upon the exercise of the option.

Restricted Stock

The plan authorizes the compensation committee to grant shares of restricted stock to consultants or directors. A grantee will become the holder of shares of restricted stock free of all restrictions if he or she completes a required period of service following the award and satisfies any other conditions; otherwise, the shares will be forfeited. The grantee will have the right to vote the shares of restricted stock and, unless the committee determines otherwise, the right to receive dividends on the shares. The grantee may not sell or otherwise dispose of restricted stock until the conditions imposed by the committee have been satisfied. The plan requires a minimum restricted period of one year for awards of restricted shares.

Change of Control Events

In the event of a change in control, as defined in the plan, then all outstanding stock options and restricted stock will become fully exercisable and/or vested, and performance shares may be paid out in such manner and amounts as determined by the compensation committee.

PRIOR PERFORMANCE SUMMARY

The information presented in this section represents the historical experience of Desert Capital, the only prior real estate program sponsored or advised by affiliates of our sponsor, Sandstone Equity Investors, LLC, and our chief executive officer, Todd B. Parriott. The following summary is qualified in its entirety by reference to the Prior Performance Tables, which may be found in Appendix D of this prospectus. Investors should direct their attention to the Prior Performance Tables for further information regarding the prior performance of Desert Capital. Furthermore, Desert Capital is subject to the information and reporting requirements of the Exchange Act, has filed periodic reports, proxy statements and Forms 10-K containing audited financial information for each year of operation with the SEC. These filings are available to you for free on the SEC’s website at www.sec.gov. We will also provide, upon request, for no fee, Desert Capital REIT, Inc.’s most recent Form 10-K filed with the SEC. We will provide the exhibits to such filing for a reasonable fee. We have also filed certain tables with the SEC which report more detailed information regarding property acquisitions by Desert Capital. Investors can obtain copies of such tables, without charge, by requesting Table VI from Part II of this registration statement from us. Investors in our common stock should not assume that they will experience returns, if any, comparable to those experienced by investors in Desert Capital. Investors who purchase our common stock will not thereby acquire any ownership interest in Desert Capital.

The returns to our stockholders will depend in part on the mix of mortgage loans in which we invest. Because our portfolio is unlikely to mirror the portfolio of Desert Capital, the returns to our stockholders will vary from those generated by Desert Capital. You should not assume the past performance of Desert Capital or the past performance of Todd B. Parriott in his capacity as Chief Executive Officer of Sandstone will be indicative of our future performance.

Prior Investment Programs

Burton Management Company, Ltd., which we refer to as Burton, led by Todd B. Parriott, our Chief Executive Officer, initially sponsored Desert Capital. Sandstone became Desert Capital’s advisor in November 2007, and has the same management team as did Burton. Desert Capital has investment objectives generally similar to ours, which are to obtain current income through the receipt of payments on mortgage loans while making regular cash distributions, preserving, protecting, and enhancing our assets, qualifying as a REIT for U.S. federal income tax purposes and providing our stockholders with liquidity of their investment, either in whole or in part, through a listing or commencement of an orderly liquidation of our assets. Desert Capital has engaged in two public offerings.

Sandstone is currently sponsoring two additional nonpublic programs, CM Equity and CM Notes, that are currently in the offering stage. Because the offering for these nonpublic programs is still ongoing, information regarding its performance is not included herein.

The Prior Performance Tables included in Appendix C to this prospectus set forth information as of the dates indicated regarding Desert Capital as to (1) experience in raising and investing funds (Table I); (2) compensation to the sponsor (Table II); (3) annual operating results of the prior programs (Table III); and (5) sales or disposals of property (Table V). Additionally, Table VI contained in Part II of the registration statement (which is not part of this prospectus) provides certain additional information relating to properties acquired by Desert Capital. Upon written request, we will furnish a copy of this table to you without charge. See “Where You Can Find More Information about CM REIT, Inc.”

Summary Information

Capital Raising

The total amount of funds raised from investors by Desert Capital from July 2004 through February 2008 was approximately $187.8 million. Desert Capital raised $133.2 million in its first public offering, which was conducted from July 2004 through March 2006. Desert Capital raised $54.6 million in its second public offering, which was conducted from March 2006 through February 2008. Desert Capital has invested a total of $344.2 million (through September 2008) in mortgage loans. Desert Capital has approximately 3,900 stockholders. See Table I and Table II for more detailed information about Burton and Sandstone’s experience in raising and investing funds and compensation paid to Burton, Sandstone, CMC Financial Services, Inc., the dealer manager for each of the offerings, and any preceding or current affiliates as the sponsor of these programs.

Investments

As of September 30, 2008, Desert Capital had funded 502 mortgage loans with an aggregate principal amount of $344.2 million. Of these 502 loans, 188 were entirely funded by Desert Capital and 314 were partially funded by Desert Capital. As of September 30, 2008 the average interest rate payable on these loans is 12.5% and the average term of the loans is 12 months. From August 2007 through September 2008, Desert Capital had acquired 22 properties, primarily through foreclosures of non-performing mortgage loans. The following table presents the aggregate value of loans held by Desert Capital as of September 30, 2008

Desert Capital Portfolio, September 30, 2008

			Portfolio as of
		Percent of Total	September 30, 2008,
		Loans, Based on	Based on
	Number of	Outstanding	Outstanding
Type of Loan	Mortgage Loans	Principal Amount	Principal Amount

Acquisition and development loans	37	77.9%	$79,306,649
Construction loans	9	8.0%	8,129,563
Commercial property loans	2	14.1%	14,408,900

As of September 30, 2008, approximately 61.9% of the properties securing Desert Capital’s mortgage loans were located in Nevada, 7.6% in Arizona, 13.0% in California, 10.2% in Texas, and 7.3% in Missouri.. As of December 31, 2005, 2006, and 2007, outstanding principal balances were approximately $67.8 million, $150.8 million and $143.5 million, respectively.

The table below illustrates Desert Capital’s default history for the years ended December 31, 2004, 2005, 2006 and 2007, and 2008 through September 30.

Mortgage Loans Defaulted, Foreclosed Loans

	2004	2005	2006	2007	9/30/08

Number of loans defaulted at beginning of year	—	—	—	3	43
Aggregate value	—	—	—	4,501,000	38,735,657
Additional defaults during year	—	—	3	77	37
Aggregate value	—	—	4,501,000	65,808,033	67,386,481
Defaulted properties/loans disposed of during year	—	—	—	3	7
Aggregate value	—	—	—	4,501,000	3,875,125
Defaulted loans reclassified to real estate owned	—	—	—	34	40
Aggregate value	—	—	—	27,072,376	35,570,801
Number of loans defaulted at end of year	—	—	3	43	33
Aggregate value	—	—	4,501,000	38,735,657	66,676,212

Loan Losses Including Provision for Loan Losses

	2004	2005	2006	2007	9/30/08

Losses	21,904	55,825	369,236	34,411,328	12,895,456

Sales

As of September 30, 2008, Desert Capital had sold one of the total of 22 properties, or 2% of such properties (based on acquisition costs), to related parties and had sold four of the total properties, or 21% of such properties (based on acquisition costs) to unrelated third parties. See Table I for a further description of the transfer of these properties. See also Tables III and V for more detailed information as to the operating results of Desert Capital and sales or other disposals of properties by Desert Capital during the three years ending December 31, 2007.

Until the suspension of its dividend effective in November 2008, Desert Capital met its principal investment objective of providing current income. Desert Capital’s business has suffered from the current conditions in the credit markets as described under “Business.”

See Table VI in Part II of the registration statement of which this prospectus is a part for more detailed information as to the acquisition of properties during the three years ending December 31, 2007. Upon request and for no fee, we will provide a copy of such table to any investor.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences to an investor in our common stock. This summary is based on current law. The tax consequences related to an investment in our common stock may vary depending on an investor’s particular situation and this discussion does not purport to discuss all aspects of taxation that may be relevant to a holder of our common stock in light of his or her personal investment or tax circumstances, or to holders of our common stock subject to special treatment under the U.S. federal income tax laws. Investors subject to special treatment include, without limitation, insurance companies, financial institutions, broker-dealers, tax-exempt organizations, investors holding common stock as part of a conversion transaction, or a hedge or hedging transaction or as a position in a straddle for tax purposes, foreign corporations or partnerships, and persons who are not citizens or residents of the United States. In addition, the summary below does not consider the effect of any foreign, state, local or other tax laws that may be applicable to you as a holder of our common stock.

The information in this summary is based on the Internal Revenue Code, current, temporary and proposed Treasury Regulations promulgated under the Internal Revenue Code, the legislative history of the Internal Revenue Code, current administrative interpretations and practices of the IRS, and court decisions, all as of the date of this prospectus. The administrative interpretations and practices of the IRS upon which this summary is based include its practices and policies as expressed in private letter rulings that are not binding on the IRS, except with respect to the taxpayers who requested and received such rulings. Future legislation, Treasury Regulations, administrative interpretations and practices, and court decisions may affect the tax consequences contained in this summary, possibly on a retroactive basis. We have not requested, and do not plan to request, any rulings from the IRS concerning our tax treatment, and the statements in this prospectus are not binding on the IRS or a court. Thus, we can provide no assurance that the tax consequences contained in this summary will not be challenged by the IRS or sustained by a court if challenged by the IRS.

You are urged to consult your tax advisor regarding the specific tax consequences to you of (1) the acquisition, ownership and sale or other disposition of our common stock, including the federal, state, local, foreign and other tax consequences; (2) our election to be taxed as a REIT for U.S. federal income tax purposes; and (3) potential changes in applicable tax laws.

Taxation of Our Company — General

We will elect to become subject to tax as a REIT, for U.S. federal income tax purposes, commencing with the taxable year ending December 31, 2009. Our board of directors currently expects that we will operate in a manner that will permit us to qualify as a REIT for the taxable year ending December 31, 2009, and to maintain our qualification as a REIT in each taxable year thereafter. Beginning in the taxable year ending December 31, 2010, we will need to have 100 or more stockholders and not more than 50% of our stock can be owned by 5 or fewer individuals, as described in “— Requirements for Qualification as a REIT.” This treatment will permit us to deduct dividend distributions to our stockholders for U.S. federal income tax purposes, thus effectively eliminating the “double taxation” that generally results when a corporation earns income and distributes that income to its stockholders in the form of dividends.

We have obtained the opinion of Locke Lord Bissell & Liddell LLP, our special tax counsel, to the effect that our contemplated method of operation described in this prospectus and as represented by us should enable us to meet the requirements for qualification as a REIT under the Internal Revenue Code commencing with our taxable year ended December 31, 2009, and to continue to satisfy the requirements for such qualification. This opinion is based on various assumptions relating to our organization and operation and is conditioned upon certain representations made by us to our legal counsel. The opinion of our counsel is not binding upon the IRS. Our continued qualification and taxation as a REIT will depend upon our ability to meet, on a continuing basis, distribution levels and diversity of stock ownership, and the various qualification tests imposed by the Internal Revenue Code as discussed below. This opinion is based on the law in effect on the date hereof which is subject to change, possibly retroactively.

There can be no assurance that we will qualify as a REIT in any particular taxable year, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances. If we were not to qualify as a REIT in any particular year, we would be subject to U.S. federal income tax as a regular, domestic corporation, and our stockholders would be subject to tax in the same manner as stockholders of such corporation. In this event, we could be subject to potentially substantial income tax liability in respect of each taxable year that we fail to qualify as a REIT, and the amount of earnings and cash available for distribution to our stockholders could be significantly reduced or eliminated.

Even if we qualify for taxation as a REIT, however, we will be subject to U.S. federal income taxation as follows:

•	We will be required to pay tax at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

•	We may be required to pay the “alternative minimum tax” on our items of tax preference, if any.

•	If we have (1) net income (including certain foreign currency gain) from the sale or other disposition of foreclosure property which is held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. In general, foreclosure property is property acquired through foreclosure after a default on a loan secured by the property or on a lease of the property.

•	We will be required to pay a 100% tax on any net income (including certain foreign currency gain) from prohibited transactions. In general, prohibited transactions are sales or other taxable dispositions of property, other than foreclosure property, held for sale to customers in the ordinary course of business. Further, we will be required to pay a 100% tax in respect of amounts that are treated by us as rents from real property but are properly allocable or attributable under the Internal Revenue Code to services rendered by a taxable REIT subsidiary (see below) as well as deductible expense items paid to us by our taxable REIT subsidiary in excess of amounts that would be paid by an unrelated third party.

•	If we fail to satisfy the 75% or 95% gross income tests, as described below, but have otherwise maintained our qualification as a REIT, we will be required to pay a 100% tax on an amount based upon the magnitude of the failure, intended to reflect our profitability.

•	If we fail to meet the requirements of any asset test for a particular quarter by more than the de minimis amount, as described below, we may be required to pay a tax equal to the greater of (1) $50,000 or (2) the amount determined under Treasury Regulations by multiplying the net income generated by the assets that caused the failure by the highest corporate tax rate.

•	If we fail to satisfy any of the REIT qualification requirements except the gross income and asset tests, as described below, we may be required to pay a tax of $50,000 for each such failure in order to maintain our REIT status.

•	We will be required to pay a 4% excise tax on the amount by which our annual distributions to our stockholders is less than the sum of (1) 85% of our ordinary income for the year; (2) 95% of our REIT capital gain net income for the year; and (3) any undistributed taxable income from prior periods.

•	If we acquire an asset from a corporation that is not a REIT in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the transferor corporation, and we subsequently sell the asset at a gain within 10 years, then we would be required to pay tax at the highest regular corporate tax rate on this gain to the extent (a) the fair market value of the asset exceeds (b) our adjusted tax basis in the asset, in each case, determined as of the date on which we acquired the asset. The results described in this paragraph assume that we will elect this treatment in lieu of an immediate tax when the asset is acquired.

•	With respect to an equity interest in either a taxable mortgage pool or a residual interest in a real estate mortgage investment conduit (REMIC), the ownership of which is attributed to us, we will pay tax at the highest corporate rate on the amount of any excess inclusion income for the taxable year allocable to the percentage of our shares that are held by specified tax exempt organizations that are not subject to the tax on unrelated business taxable income.

Requirements for Qualification as a REIT

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1) That is managed by one or more trustees or directors;

(2) That issues transferable shares or transferable certificates of beneficial ownership to its owners;

(3) That would be taxable as a regular corporation, but for its election to be taxed as a REIT;

(4) That is not a financial institution or an insurance company under the Internal Revenue Code;

(5) That is owned by 100 or more persons;

(6) Not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to also include some entities) during the last half of each year; and

(7) That meets other tests, described below, regarding the nature of its income and assets, and the amount of its distributions.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire year and that condition (5) must be met during at least 335 days of a year of twelve months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) do not apply to the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), tax-exempt entities are generally treated as individuals, subject to a “look-through” exception for pension funds. As of the date of this prospectus, we do not satisfy conditions (5) and (6).

Our articles of incorporation provide for restrictions regarding ownership and transfer of our stock. These restrictions are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, our status as a REIT would terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to determine the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we would not be disqualified as a REIT.

In addition, a corporation may not qualify as a REIT unless its taxable year is the calendar year. We have and will continue to have a calendar taxable year.

Ownership of a Partnership Interest

Treasury Regulations provide that if we are a partner in a partnership, we will be deemed to own our proportionate share of the assets of the partnership, and we will be deemed to be entitled to our proportionate share of the gross income of the partnership in both cases determined by our percentage interest in partnership capital. The character of the assets and gross income of the partnership generally retains the same character in our hands for purposes of satisfying the gross income and asset tests.

Taxable REIT Subsidiaries

REITs are permitted to own up to 100% of the shares in a corporation that elects to be treated as a taxable REIT subsidiary. In order to obtain taxable REIT subsidiary status, the corporation and the REIT must file a joint election with the IRS. A taxable REIT subsidiary pays tax at regular corporate income tax rates on any income it earns. Moreover, the Internal Revenue Code contains rules (including a limitation on interest deductions and rules requiring the imposition of taxes on the REIT at a rate of 100% on certain reallocated income and expenses) to ensure that contractual arrangements between a taxable REIT subsidiary and its beneficial owners are at arm’s length. Securities in taxable REIT subsidiaries will not qualify as real estate assets for the purposes of the 75% asset test described below. We will form Desert Capital TRS II, Inc. and file a joint election with the IRS to treat it as a taxable REIT subsidiary. In addition, we may form other taxable REIT subsidiaries.

Qualified REIT Subsidiaries

A qualified REIT subsidiary is a corporation, all of the stock of which is owned by a REIT. Under the Internal Revenue Code, a qualified REIT subsidiary is not treated as a separate corporation from the REIT. Rather, all of the assets, liabilities, and items of income, deduction, and credit of the qualified REIT subsidiary are treated as the assets, liabilities, and items of income, deduction, and credit of the REIT for purposes of the REIT income and asset tests described below. A qualified REIT subsidiary does not include a corporation that elects to be treated as a taxable REIT subsidiary.

Income Tests

We must meet two annual gross income requirements to qualify as a REIT. First, each year we must derive, directly or indirectly, at least 75% of our gross income, excluding gross income from prohibited transactions, from investments relating to real property or mortgages on real property, including rents from real property and mortgage interest, or from specified temporary investments. Second, each year we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, from investments meeting the 75% test described above, or from dividends, interest and gain from the sale or disposition of stock or securities that do not constitute property held primarily for sale in the ordinary course of business. This test permits us to earn a significant portion of our income from traditional “passive” investment sources that are not necessarily real estate-related. For these purposes, the term interest generally does not include any interest of which the amount received depends on the income or profits of any person. An amount will generally not be excluded from the term interest, however, if such amount is based on a fixed percentage of receipts or sales. As a result of the 75% and 95% gross income tests, we generally are not permitted to earn more than 5% of our gross income from active sources, including brokerage commissions or other fees for services rendered. From time to time, we may receive this type of income. This type of income will not qualify for the 75% gross income test or the 95% gross income test, but is not expected to be significant and that income, together with other nonqualifying income, is expected to be at all times less than

5% of our annual gross income. While it is not anticipated that we will earn substantial amounts of nonqualifying income, if nonqualifying income exceeds 5% of our gross income, we could lose our status as a REIT. We may use one or more taxable REIT subsidiaries to engage in transactions that produce nonqualifying income. The gross income generated by these subsidiaries would not be included in our gross income. However, dividends we receive from these subsidiaries would be included in our gross income and qualify for the 95% gross income test.

Any amount includable in gross income by us with respect to a regular or residual interest in a real estate mortgage investment conduit is generally treated as interest on an obligation secured by a mortgage on real property for purposes of the 75% gross income test. If, however, less than 95% of the assets of a real estate mortgage investment conduit consist of real estate assets, we will be treated as receiving directly our proportionate share of the income of the real estate mortgage investment conduit, which would generally include non-qualifying income for purposes of the 75% gross income test. In addition, if we receive interest income with respect to a mortgage loan that is secured by both real property and other property and the principal amount of the loan exceeds the fair market value of the real property on the date we purchased the mortgage loan, interest income on the loan will be apportioned between the real property and the other property, which apportionment would cause us to recognize income that is not qualifying income for purposes of the 75% gross income test.

In general, and subject to the exceptions in the preceding paragraph, the interest, original issue discount, and market discount income that we derive from investments in mortgage loans and mortgage-backed securities will be qualifying interest income for purposes of both the 75% and the 95% gross income tests. It is possible, however, that interest income from a mortgage loan may be based in part on the borrower’s profits or net income, which would generally disqualify such interest income for purposes of both the 75% and the 95% gross income tests.

We may employ, to the extent consistent with the REIT provisions of the Internal Revenue Code, forms of securitization of our assets under which a sale of an interest in a mortgage loan occurs, and a resulting gain or loss is recorded on our balance sheet for accounting purposes at the time of sale. In a sale securitization, only the net retained interest in the securitized mortgage loans would remain on our balance sheet. Based on the REIT provisions of the Internal Revenue Code, we expect to conduct such sale securitizations through one or more taxable REIT subsidiaries formed for such purpose. To the extent consistent with the REIT provisions of the Internal Revenue Code, such entities could elect to be taxed as real estate mortgage investment conduits.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any year, we may still qualify as a REIT if we are entitled to relief under the Internal Revenue Code. Generally, we may be entitled to relief if:

•	Our failure to meet the gross income tests was due to reasonable cause and not due to willful neglect;

•	We attach a schedule of the sources of our income to our U.S. federal income tax return; and

•	Any incorrect information on the schedule was not due to fraud with the intent to evade tax.

It is not possible to state whether in all circumstances we would be entitled to rely on these relief provisions. If these relief provisions did not apply to a particular set of circumstances, we would not qualify as a REIT. Even if these relief provisions were to apply, and we retained our status as a REIT, a tax would be imposed with respect to our income that did not meet the gross income tests. We may not always be able to maintain compliance with the gross income tests for REIT qualification despite periodically monitoring our income.

Foreclosure Property

Net income (including certain foreign currency gain) realized by us from foreclosure property is generally subject to tax at the maximum federal corporate tax rate. Foreclosure property includes real property and related personal property (1) that is acquired by us through foreclosure following a default on a loan secured by the property or on a lease of the property and (2) for which we make an election to treat the property as foreclosure property. We will not be able to treat any real property (or related personal property) as foreclosure property if at the time we made or entered into the loan or lease, we had an intent to foreclose or evict or knew or had reason to know that a default would occur.

Prohibited Transaction Income

Any net income (including certain foreign currency gain) realized by us from prohibited transactions is subject to a 100% tax. In general prohibited transactions are sales or other dispositions of property, other than foreclosure property, but including mortgage loans, held as inventory or otherwise held primarily for sale to customers in the ordinary course of business. Whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends on all the facts and circumstances surrounding the particular transaction. We could be subject to the 100% tax on prohibited transactions if we sell or securitize our loans in a manner that is treated as a sale of loans for U.S. federal income tax purposes. Although the Internal Revenue Code and the Treasury Regulations provide standards which, if met, would not result in prohibited transaction income, we may not be able to meet these standards in all circumstances.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging transactions could take a variety of forms, including short sales, purchases of treasury options and futures, interest rate swaps, or caps and floors. To the extent that we enter into hedging transactions to reduce our interest rate risk on indebtedness incurred to acquire or carry real estate assets, any income, or gain from the disposition of hedging transactions (“qualified hedging income”) should be excluded from both the 95% gross income test and the 75% gross income test. Qualified hedging income also includes income recognized from a transaction primarily entered into to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income for the 95% gross income test or the 75% gross income test.

Asset Tests

At the close of each quarter of each year, we also must satisfy four tests relating to our assets.

First, at least 75% of the value of our total assets must be real estate assets, cash, cash items and government securities. For purposes of this test, real estate assets include real estate mortgages, real property, interests in other REITs and certain stock or debt instruments held for one year or less that are purchased with the proceeds of a stock offering or a long-term public debt offering.

Second, not more than 25% of our total assets may be represented by securities, other than those securities includable in the 75% asset class.

Third, of the investments included in the 25% asset class, the value of any one issuer’s securities that we hold may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total voting power or more than 10% of the value of the outstanding securities of any issuer which is not a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary.

Finally, no more than 25% of the value of a REIT’s total assets may be represented by securities of one or more taxable REIT subsidiaries.

We do not expect that the securities of the TRS, combined with the securities of any other taxable REIT subsidiary, will at any time represent more than 25% of the value of our assets.

We expect that any mortgage-backed securities, real property and temporary investments that we acquire, will generally be qualifying assets for purposes of the 75% asset test except to the extent that less than 95% of the assets of a real estate mortgage investment conduit in which we own an interest consists of real estate assets. Mortgage loans also will generally be qualifying assets for purposes of the 75% asset test to the extent that the principal balance of each mortgage loan does not exceed the value of the associated real property.

We anticipate that we may securitize all or a portion of the mortgage loans that we acquire, in which event we will likely retain certain of the subordinated and interest only classes of mortgage-backed securities that may be created as a result of such securitization. The securitization of mortgage loans may be accomplished through one or more of our taxable REIT subsidiaries, or qualified REIT subsidiaries and one or more real estate mortgage investment conduits. The securitization of the mortgage loans through one or more qualified REIT subsidiaries or taxable REIT subsidiaries (whether or not structured as real estate mortgage investment conduits) should not affect our qualification as a REIT or result in the imposition of corporate income tax under the taxable mortgage pool rules. However, in order to reduce the likelihood that we would be subject to a 100% tax on any gain from the sale of interests in real estate mortgage investment conduits, we expect to use our taxable REIT subsidiaries to form such real estate mortgage investment conduits and to sell interests therein.

After meeting the asset tests at the close of any quarter, we will not lose our status as a REIT if we fail to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. In addition, if we fail to satisfy the asset tests because we acquire securities or other property during a quarter, we can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter.

If we fail to meet the requirements of the 5% and 10% asset tests described above for a particular quarter, we will not lose our status as a REIT if the failure is due to ownership of assets the total value of which does not exceed the lesser of (1) 1% of the total value of our assets at the end of the quarter, or (2) $10,000,000. In either case, we must either (1) dispose of the assets within six months after the last day of the quarter in which the failure is identified (or a different period of time prescribed by the IRS), or (2) otherwise satisfy these tests within the relevant time period.

If we fail to meet the requirements of any asset test for a particular quarter by more than the de minimis amount described in the immediately preceding paragraph, we will not lose our status as a REIT if (1) after we identify the failure to satisfy the asset tests for a quarter, we file a schedule for the quarter in accordance with Treasury Regulations describing each asset that caused the failure (2) the failure was due to reasonable cause and not willful neglect, (3) we dispose of the assets described on the schedule within six months of the last day of the quarter in which we identified the failure or within some other time period prescribed by IRS or we otherwise satisfy the asset tests within the relevant time period, and (4) we pay a tax equal to the greater of (a) $50,000 or (b) the amount determined (pursuant to Treasury Regulations) by multiplying the net income generated by the assets in the schedule that caused the failure by the highest corporate tax rate.

We will monitor the status of the assets that we acquire for purposes of the various asset tests and we will manage our portfolio in order to comply with such tests.

Annual Distribution Requirements

To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of (1) 90% of our REIT taxable income and (2) 90% of our after tax net income, if any, from foreclosure property, minus (3) the sum of certain items of noncash income. In general, REIT taxable income means taxable ordinary income without regard to the dividends paid deduction. In addition, if we dispose of any asset within 10 years of acquiring it from a taxable C corporation in a tax free reorganization or any other similar carry-over basis transaction, we may be required, under Treasury Regulations not yet promulgated, to distribute at least 90% of the after-tax built-in gain, if any, recognized on the disposition of the asset.

In order to satisfy the requirement that we distribute at least 90% of our REIT taxable income attributable to a particular taxable year in the form of dividends, we will use the following methods of distribution: (1) making regular dividends during the taxable year; (2) paying dividends that relate to the particular taxable year by January 31 of the following taxable year, provided we declare the dividends in the fourth quarter of the particular taxable year; and (3) paying dividends that relate to the particular taxable year on or before the first regular dividend after our declaration of such dividends, provided that we declare the dividend prior to the date that our tax return is due for the particular taxable year. The dividends paid under the third method are taxable in the year in which paid, even though these distributions relate to our prior year for purposes of our 90% distribution requirement. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100% of our REIT taxable income, we will be subject to tax at regular federal corporate tax rates.

From time to time we may not have sufficient cash or other liquid assets to meet the above distribution requirements due to timing differences between the actual receipt of cash and payment of expenses, and the inclusion of income and deduction of expenses in arriving at our taxable income. If these timing differences occur, in order to meet the REIT distribution requirements, we may need to arrange for short-term, or possibly long-term, borrowings, or pay dividends in the form of taxable stock dividends.

Under certain circumstances, we may be able to rectify a failure to meet a distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being subject to tax on amounts distributed as deficiency dividends. We will be required, however, to pay interest based upon the amount of any deduction claimed for deficiency dividends. In addition, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed if we should fail to distribute each year at least the sum of 85% of our ordinary income for the year, 95% of our capital gain income for the year, and any undistributed taxable income from prior periods.

Record Keeping Requirements

We are required to maintain records and request on an annual basis information from specified stockholders. This requirement is designed to disclose the actual ownership of our outstanding stock.

Failure to Qualify

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Internal Revenue Code described above do not apply, we will be subject to U.S. federal income tax, including any applicable alternative minimum tax, and possibly increased state and local taxes, on our taxable income at regular corporate rates. Such taxation will reduce the cash available for distribution by us to our stockholders. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us and we will not be required to distribute any amounts to our stockholders. If we fail to qualify as a REIT, to the extent of our current and accumulated earnings and profits, distributions to our stockholders who are individuals generally will be taxable at preferential rates, for the 2003 through 2010 tax years; and, subject to certain limitations of the Internal Revenue Code, corporate stockholders may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether in all circumstances we will be entitled to statutory relief.

Taxable Mortgage Pool Rules

An entity, or a portion of an entity, may be classified as a taxable mortgage pool under the Internal Revenue Code if :

•	Substantially all of its assets consist of debt obligations or interests in debt obligations;

•	More than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

•	The entity has issued debt obligations (liabilities) that have two or more maturities; and

•	The payments required to be made by the entity on its debt obligations bear a relationship to the payments to be received by the entity on the debt obligations that it holds as assets.

Under the Treasury Regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a taxable mortgage pool. Under the Internal Revenue Code and Treasury Regulations, it is possible for a portion of a REIT (as opposed to the entire REIT) to be classified as a taxable mortgage pool. This could occur, for example, if a qualified REIT subsidiary holds a pool of mortgages and uses that pool to issue two classes of pay-through debt. In that case, however, only the taxable income of that portion (and not the taxable income of the entire REIT) would be treated as a excess inclusion income.

Although we believe that we currently do not own any interests in any taxable mortgage pools, our future financing and securitization arrangements could give rise to us being considered to be, or to own an interest in, one or more taxable mortgage pools. Where an entity, or a portion of an entity, is classified as a taxable mortgage pool, it is generally treated as a taxable corporation for federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a taxable mortgage pool, however, special rules apply. The taxable mortgage pool is not treated as a corporation that is subject to corporate income tax, and the taxable mortgage pool classification does not directly affect the tax status of the REIT. Rather, the consequences of the taxable mortgage pool classification would, in general, except as described below, be limited to the stockholders of the REIT.

A portion of our income from a taxable mortgage pool arrangement, which might be non-cash accrued income or “phantom” taxable income, could be treated as “excess inclusion income.” Excess inclusion income is an amount, with respect to any calendar quarter, equal to the excess, if any of (a) income allocable to the holder of the residual interest in a REMIC or an equity interest in a taxable mortgage pool over (b) the sum of an amount for each day in the calendar quarter equal to the product of (1) the adjusted issue price at the beginning of the quarter multiplied by (2) 120 percent of the long-term federal rate (determined on the basis of compounding at the close of each calendar quarter and properly adjusted for the length of such quarter). This income would nonetheless be subject to the distribution requirements that apply to us, and could therefore adversely affect our liquidity.

Moreover, our excess inclusion income would be allocated among our stockholders. A stockholder’s share of excess inclusion income (1) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (2) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax, and (3) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. To the extent that excess inclusion income is allocated to a tax-exempt stockholder that is not subject to unrelated business income tax (such as government entities), we will be taxable on this income at the highest applicable corporate tax rate. Excess inclusion income shall be allocated among the stockholders in proportion to dividends paid (determined without regard to any special allocation of the expense for any tax paid as set forth in the Internal Revenue Code) and we shall inform the stockholders (except certain tax-exempt stockholders that are not subject to unrelated business income tax) of the amount and character of excess inclusion income allocated to them.

REMIC Residual Interests

We would also have excess inclusion income if we held any REMIC residual interests. We do not anticipate holding such interests, however, other than through a taxable REIT subsidiary. Otherwise, the effect on our stockholders would be the same as described immediately above.

Taxation of Taxable United States Stockholders

When we use the term “United States stockholders,” we mean a holder of shares of our stock who is, for U.S. federal income tax purposes:

•	A citizen or resident of the United States;

•	A corporation or partnership, or other entity taxable as a corporation or partnership for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia, unless Treasury Regulations provide otherwise;

•	An estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	A trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons whom have the authority to control all substantial decisions of the trust.

Distributions Generally

The rate at which stockholders who are individuals are taxed on corporate dividends has been lowered for the 2003 through 2010 tax years, from a maximum of 38.6% (as ordinary income) to a maximum of 15% (the same as long-term capital gains), thereby substantially reducing, though not completely eliminating, the double taxation that has historically applied to corporate dividends. With limited exceptions, however, dividends received by stockholders from us or from other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income, which will be as high as 35% through 2010.

Distributions out of our current or accumulated earnings and profits, other than capital gain dividends will be taxable to our United States stockholders as ordinary income. Provided we qualify as a REIT, our dividends will not be eligible for the dividends received deduction generally available to United States stockholders that are corporations. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individuals who receive dividends from taxable C corporations. An exception applies, however, and individual stockholders are taxed at such rates on dividends designated by and received from REITs, to the extent that the dividends are attributable to (1) income that the REIT previously retained in the prior year, and on which it was subject to corporate level tax; (2) dividends received by the REIT from taxable corporations; or (3) income subject to taxation from sales of appreciated property acquired from C corporations in carryover basis transactions.

To the extent that we make distributions in excess of our current and accumulated earnings and profits, our distributions will be treated as a tax-free return of capital to each United States stockholder, and will reduce the adjusted tax basis which each United States stockholder has in its shares of stock by the amount of the distribution, but not below zero. Distributions in excess of a United States stockholder’s adjusted tax basis in its shares will be taxable as capital gain, provided that the shares have been held as capital assets, and will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November or December of any year and pay to a stockholder of record on a specified date in any of those months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the dividend by January of the following year. Stockholders may not include in their own income tax returns any of our net operating losses or capital losses.

Capital Gain Distributions

Distributions designated as net capital gain dividends will be taxable to our United States stockholders as capital gain income to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which a United States stockholder has held his shares. Corporate stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2010) in the case of stockholders who are individuals, and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for taxpayers who are individuals, to the extent of previously claimed depreciation deductions.

Retention of Net Capital Gains

We may elect to retain, rather than distribute as a capital gain dividend, our net capital gains. If we make this election, we would pay tax on such retained capital gains. In such a case, our stockholders would generally:

•	Include their proportionate share of our undistributed net capital gains in their taxable income;

•	Receive a credit for their proportionate share of the tax paid by us; and

•	Increase the adjusted basis of their stock by the difference between the amount of their capital gain and their share of the tax paid by us.

Passive Activity Losses and Investment Interest Limitations

Distributions we make, and gain arising from the sale or exchange by a United States stockholder of our shares, will not be treated as passive activity income. As a result, United States stockholders will not be able to apply any “passive losses” against income or gain relating to our stock. Distributions we make, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Dispositions of Stock

If you are a United States stockholder and you sell or dispose of your shares of stock, you will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property you receive on the sale or other disposition and your adjusted tax basis in the shares of stock. This gain or loss will be capital gain or loss if you have held the stock as a capital asset, and will be long-term capital gain or loss if you have held the stock for more than one year. In general, if you are a United States stockholder and you recognize loss upon the sale or other disposition of stock that you have held for six months or less, the loss you recognize will be treated as a long-term capital loss to the extent you received distributions from us which were required to be treated as long-term capital gains.

Generally, the redemption of shares by us will result in recognition of ordinary income by the stockholder unless the stockholder completely terminates or substantially reduces his or her interest in us. A redemption of shares for cash will be treated as a distribution that is taxable as a dividend to the extent of our current or accumulated earnings and profits at the time of the redemption under Section 302 of the Internal Revenue Code unless the redemption (1) results in a “complete termination” of the stockholder’s interest in us under Section 302(b)(3) of the Internal Revenue Code, (2) is “substantially disproportionate” with respect to the stockholder under Section 302(b)(2) of the Internal Revenue Code, or (3) is “not essentially equivalent to a dividend” with respect to the stockholder under Section 302(b)(1) of the Internal Revenue Code. Under Section 302(b)(2) of the Internal Revenue Code a redemption is considered “substantially disproportionate” if the percentage of the voting stock of a corporation owned by a stockholder immediately after the redemption is less than 80% of the percentage of the voting stock owned by that stockholder immediately before the redemption.

In determining whether the redemption is not treated as a dividend, shares considered to be owned by a stockholder by reason of certain constructive ownership rules set forth in Section 318 of the Internal Revenue Code, as well as shares actually owned, must generally be taken into account. A distribution to a stockholder will be “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in the stockholder’s interest in us. The Internal Revenue Service has published a ruling indicating that a redemption which results in a reduction in the proportionate interest in a corporation (taking into account constructive ownership rules) of a stockholder whose relative stock interest is minimal (an interest of less than 1% should satisfy this requirement) and who exercises no control over the corporation’s affairs should be treated as being “not essentially equivalent to a dividend.”

If the redemption is not treated as a dividend, the redemption of the shares for cash will result in taxable gain or loss equal to the difference between the amount of cash received and the stockholder’s tax basis in the shares redeemed. This gain or loss would be capital gain or loss if the shares were held as a capital asset and would be long-term capital gain or loss if the holding period for the shares exceeds one year.

Backup Withholding and Information Reporting

We report to our United States stockholders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A United States stockholder, that does not provide us with the correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status.

Taxation of Tax-Exempt Stockholders

The IRS has ruled that amounts distributed as dividends by a REIT do not constitute unrelated business taxable income when received by a tax-exempt entity. Based on that ruling, provided that a tax-exempt stockholder has not held its shares as debt financed property within the meaning of the Internal Revenue Code and the shares are not otherwise used in a unrelated trade or business, dividend income on our stock and income from the sale of our stock should not be unrelated business taxable income to a tax-exempt stockholder. Generally, debt financed property is property, the acquisition or holding of which was financed through a borrowing by the tax-exempt stockholder.

For tax-exempt stockholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in our shares will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these set aside and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a pension-held REIT may be treated as unrelated business taxable income as to any pension trust which:

•	Is described in Section 401(a) of the Internal Revenue Code;

•	Is tax-exempt under Section 501(a) of the Internal Revenue Code; and

•	Holds more than 10%, by value, of the equity interests in the REIT.

Tax-exempt pension funds that are described in Section 401(a) of the Internal Revenue Code are referred to below as “qualified trusts.”

A REIT is a pension held REIT if:

•	It would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Internal Revenue Code provides that stock owned by a qualified trust shall be treated, for purposes of the 5/50 rule, as owned by the beneficiaries of the trust, rather than by the trust itself; and

•	Either at least one qualified trust holds more than 25%, by value, of the interests in the REIT, or one or more qualified trusts, each of which owns more than 10%, by value, of the interests in the REIT, holds in the aggregate more than 50%, by value, of the interests in the REIT.

The percentage of any REIT dividend treated as unrelated business taxable income is equal to the ratio of:

•	The gross income from the unrelated business earned by the REIT, less direct expenses relating to this gross income, treating the REIT as if it were a qualified trust and therefore subject to tax on unrelated business taxable income, to

•	The total gross income of the REIT less direct expenses relating to this gross income.

•	A de minimis exception applies where the percentage is less than 5% for any year. As a result of the limitations on the transfer and ownership of stock contained in our articles of incorporation, we do not expect to be classified as a pension-held REIT but there can be no assurance that this will always be the case.

Taxation of Non-United States Stockholders

The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders (non-United States stockholders) are complex and no attempt will be made herein to provide more than a summary of such rules.

Prospective non-United States stockholders should consult their tax advisors to determine the impact of foreign, federal, state and local tax laws with regard to an investment in our common stock and of our election to be taxed as a REIT including any reporting requirements.

Distributions to non-United States stockholders that are not attributable to gain from sales or exchanges by us of United States real property interests and are not designated by us as capital gain dividends or retained capital gains will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions will generally be subject to a withholding tax equal to 30% of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from an investment in our stock is treated as effectively connected with the non-United States stockholder’s conduct of a United States trade or business, the non-United States stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as United States stockholders are taxed with respect to such distributions (and also may be subject to the 30% branch profits tax in the case of a non-United States stockholder that is a corporation). We expect to withhold United States income tax at the rate of 30% on the gross amount of any distributions made to a non-United States stockholder unless (1) a lower treaty rate applies and any required form, such as Form W-8BEN, evidencing eligibility for that reduced rate is filed by the non-United States stockholder with us or (2) the non-United States stockholder files a Form W-8ECI with us claiming that the distribution is effectively connected income.

Any portion of the distributions paid to non-United States stockholders that is treated as excess inclusion income from a real estate mortgage investment conduit will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. In addition, if Treasury Regulations are issued allocating our excess inclusion income from non-real estate mortgage investment conduits among our stockholders, some percentage of our distributions would not be eligible for exemption from the 30% withholding tax or a reduced treaty withholding tax rate in the hands of non-United States stockholders.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a stockholder to the extent that such distributions do not exceed the adjusted basis of the stockholder’s stock, but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a non-United States stockholder’s stock, such distributions will give rise to tax liability if the non-United States stockholder would otherwise be subject to tax on any gain from the sale or disposition of its stock, as described below. Because it generally cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the entire amount of any distribution normally will be subject to withholding at the same rate as a dividend. However, amounts so withheld are refundable to the extent it is subsequently determined that such distribution was, in fact, in excess of our current and accumulated earnings and profits. We are also required to withhold 10% of any distribution in excess of our current and accumulated earnings and profits.

For any year in which we qualify as a REIT, distributions that are attributable to gain from sales or exchanges of a United States real property interest, which includes certain interests in real property, but generally does not include mortgage loans or mortgage-backed securities, will be taxed to a non-United States stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 (FIRPTA). Under FIRPTA, distributions attributable to gain from sales of United States real property interests are taxed to a non-United States stockholder as if such gain were effectively connected with a United States business. Non-United States stockholders thus would be taxed at the normal capital gain rates applicable to United States stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Distributions subject to FIRPTA also may be subject to the 30% branch profits tax in the hands of a non-United States corporate stockholder. We are required to withhold 35% of any distribution that is or can be designated by us as a United States real property capital gains dividend. The amount withheld is creditable against the non-United States stockholder’s FIRPTA tax liability.

Gain recognized by a non-United States stockholder upon a sale of our stock generally will not be taxed under FIRPTA if we are a domestically controlled REIT, which is a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by non-United States persons. No assurance can be given that we are or will remain a domestically controlled REIT.

Gain not subject to FIRPTA will be taxable to a non-United States stockholder if (1) the non-United States stockholder’s investment in the stock is effectively connected with a United States trade or business, in which case the non-United States stockholder will be subject to the same treatment as United States stockholders with respect to such gain or (2) the non-United States stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains. If the gain on the sale of the stock were to be subject to taxation under FIRPTA, the non-United States stockholder would be subject to the same treatment as United States stockholders with respect to such gain (subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of non-United States corporations). A similar rule will apply to capital gain dividends to which FIRPTA does not apply.

Withholding Tax and Information Reporting on Disposition of REIT Stock

The payment of proceeds from the disposition of common stock to or through a United States office of a broker will be subject to information reporting and backup withholding, unless the beneficial owner furnishes to the broker the appropriate documentation upon which the beneficial owner certifies, under penalties of perjury, among other things, its status as a non-United States stockholder or otherwise establishes an exemption and provided the broker does not have actual knowledge or reason to know that the beneficial owner is a United States stockholder.

The payment of proceeds from the disposition of common stock to or through a non-United States office of a broker generally will not be subject to backup withholding and information reporting, except as noted below.

In the case of proceeds from a disposition of common stock paid to or through a non-United States office of a broker that is:

•	A United States person;

•	A controlled foreign corporation for U.S. federal income tax purposes; or

•	A foreign person 50% or more of whose gross income from a specified period is effectively connected with a United States trade or business; then information reporting, but not backup withholding, will apply unless the broker has documentary evidence in its files that the owner is a non-United States stockholder and other conditions are satisfied, or the beneficial owner otherwise establishes an exemption, and the broker has no actual knowledge to the contrary.

The sale of common stock outside of the United States through a non-United States broker will also be subject to information reporting if the broker is a foreign partnership and at any time during its tax year:

•	One or more of its partners are United States persons, as defined for U.S. federal income tax purposes, who in the aggregate hold more than 50% of the income or capital interests in the partnership; or

•	The foreign partnership is engaged in a United States trade or business.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-United States stockholder can be refunded or credited against the non-United States stockholder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner.

Each prospective holder of common stock should consult that holder’s own tax adviser with respect to the information and backup withholding requirements.

Possible Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the United States Treasury Department. Changes to the tax law, which may have retroactive application, could adversely affect us and our investors. It cannot be predicted whether, when, in what forms, or with what effective dates, the tax law applicable to us or our investors will be changed.

State, Local and Foreign Taxation

We may be required to pay state, local and foreign taxes in various state, local and foreign jurisdictions, including those in which we transact business or make investments, and our stockholders may be required to pay state, local and foreign taxes in various state, local and foreign jurisdictions, including those in which they reside. Our state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences summarized above. In addition, your state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences summarized above. You should consult your tax advisor regarding the effect of state, local and foreign tax laws on an investment in our common stock.

ERISA CONSIDERATIONS

The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of Section 4975 of the Internal Revenue Code that may be relevant to prospective investors. This discussion does not purport to deal with all aspects of ERISA or the Internal Revenue Code that may be relevant to particular investors in light of their particular circumstances.

A PROSPECTIVE INVESTOR THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA, A TAX-QUALIFIED RETIREMENT PLAN, AN IRA, OR A GOVERNMENTAL, CHURCH, OR OTHER PLAN THAT IS EXEMPT FROM ERISA IS ADVISED TO CONSULT ITS OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER APPLICABLE PROVISIONS OF ERISA, THE INTERNAL REVENUE CODE, AND STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP, OR SALE OF THE SHARES BY SUCH PLAN OR IRA.

Fiduciary Duties and Prohibited Transactions

In considering an investment in our common stock, a fiduciary of a profit-sharing, pension, stock bonus plan, or individual retirement account (IRA), including a plan for self-employed individuals and their employees or any other employee benefit plan subject to the prohibited transaction provisions of ERISA and/or the Internal Revenue Code or the fiduciary responsibility provisions of ERISA, should consider (1) whether the ownership of our common stock is in accordance with the documents and instruments governing such plan; (2) whether the ownership of our common stock is consistent with the fiduciary’s responsibilities and satisfies the requirements of Part 4 of Subtitle B of Title I of ERISA (where applicable) and, in particular, the diversification, prudence and liquidity requirements of Section 404 of ERISA; (3) ERISA’s prohibitions on improper delegation of control over, or responsibility for, plan assets and ERISA’s imposition of co-fiduciary liability on a fiduciary who participates in, permits (by action or inaction) the occurrence of, or fails to remedy a known breach of duty by another fiduciary; (4) the need to value the assets of the ERISA plan annually; and (5) whether the acquisition, holding or transfer of the common stock will constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code.

In addition to the imposition of fiduciary standards, ERISA and Section 4975 of the Internal Revenue Code prohibit a wide range of transactions between an ERISA Plan, an IRA, or certain other plans (collectively, a “Plan”) and persons who have certain specified relationships to the Plan (“parties in interest” within the meaning of ERISA and “disqualified persons” within the meaning of the Internal Revenue Code). Thus, a Plan fiduciary or person making an investment decision for a Plan also should consider whether the acquisition or the continued holding of the shares might constitute or give rise to a direct or indirect prohibited transaction.

Plan Assets

The fiduciary standards and prohibited transaction rules of ERISA and the Internal Revenue Code apply to transactions with a Plan and also to transactions with the “plan assets” of the Plan. The “plan assets” of a Plan include the Plan’s interest in an entity in which the Plan invests and, in certain circumstances, the assets of the entity in which the Plan holds such interest. The term “plan assets” is not specifically defined in ERISA or the Internal Revenue Code, nor, as of the date hereof, has it been interpreted definitively by the courts in litigation. On November 13, 1986, the United States Department of Labor, the governmental agency primarily responsible for administering ERISA, adopted a final regulation (the “DOL Regulation”) setting out the standards it will apply in determining whether an equity investment in an entity will cause the assets of such entity to constitute “plan assets.” The DOL Regulation applies for purposes of both ERISA and Section 4975 of the Internal Revenue Code.

Under the DOL Regulation, if a Plan acquires an equity interest in an entity, which equity interest is not a “publicly-offered security,” the Plan’s assets generally would include both the equity interest and an undivided interest in each of the entity’s underlying assets unless certain specified exceptions apply. The DOL Regulation defines a publicly-offered security as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred). The shares are being sold in an offering registered under the Securities Act and have been registered under Section 12(g) of the Exchange Act.

The DOL Regulation provides that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. However, a class of securities will not fail to be “widely held” solely because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. While we believe that the shares are “widely held”, we cannot assure you that the shares will be held by 100 or more independent investors.

The DOL Regulation provides that whether a security is “freely transferable” is a factual question to be determined on the basis of all the relevant facts and circumstances. The DOL Regulation further provides that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not affect, alone or in combination, the finding that such securities are freely transferable. The Company believes that the restrictions imposed under the Articles of Incorporation on the transfer of the common stock are limited to restrictions on transfer generally permitted under the DOL Regulation and are not likely to result in the failure of the common stock to be “freely transferable.” See “Description of Capital Stock — Common Stock.” The DOL Regulation only establishes a presumption in favor of a finding of free transferability and, therefore, no assurance can be given that the Department of Labor and the U.S. Treasury Department would not reach a contrary conclusion with respect to the common stock.

Assuming that the shares continue to be “widely held” and will be “freely transferable,” the Company believes that the shares will be publicly-offered securities for purposes of the DOL Regulation and that the assets of the Company will not be deemed to be “plan assets” of any Plan that invests in the shares. If the shares do not qualify as publicly-offered securities under the DOL Regulations, the assets of the Company may be deemed the assets of any Plan that invests in the shares. In that event, transactions involving the

Company and either parties in interest or disqualified persons with respect to an investing Plan might be prohibited under ERISA or the Internal Revenue Code, and could subject such disqualified persons to excise taxes and impose other liabilities on Plan fiduciaries, unless relief is available under an applicable statutory or administrative exemption.

Governmental Plans

Although federal, state and local governmental pension plans are not subject to ERISA, applicable provisions of federal and state law may restrict the type of investments such a plan may make or otherwise have an impact on such a plan’s ability to invest in the shares. Accordingly, state and local governmental pension plans considering an investment in the Company should consult with their counsel regarding their proposed investment in the Company.

Minimum Distribution Requirements

Potential investors who intend to purchase shares in their IRAs, and any trustee of an IRA or other fiduciary of a retirement plan considering an investment in the shares, should take into consideration the limited liquidity of an investment in the shares as it relates to applicable minimum distribution requirements under the Internal Revenue Code for the IRA or other retirement plan. If the shares are still held in the IRA or retirement plan and the our properties have not yet been sold at such time as mandatory distributions are required to commence to the IRA beneficiary or qualified plan participant, Section 401(a)(9) of the Internal Revenue Code will likely require that a distribution in kind of the common stock be made to the IRA beneficiary or qualified plan participant. Any such distribution in kind of shares must be included in the taxable income of the IRA beneficiary or qualified plan participant for the year in which the shares are received at the then current fair market value of the shares without any corresponding cash distributions with which to pay the income tax liability arising out of any such distribution. The fair market value of any such distribution in kind will be only an estimated value per shares and there can be no assurance that such estimated value could actually be realized by a shareholder unless a public market for the shares exists at that time.

Annual Valuation

Fiduciaries of retirement plans and IRAs are required to determine annually the fair market value of the assets of such retirement plans and IRAs, typically, as of the close of the fiscal year. To the extent that there is no public market for the shares at the end of a plan’s or IRA’s fiscal year, you will be required to estimate the value of our shares for this purpose. We have not undertaken any commitment to conduct an annual valuation of our shares for this purpose.

Fiduciaries of ERISA plans and IRAs should consult with and rely upon their own advisors in evaluating the consequences under the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code of an investment in common stock in light of their own circumstances.

DESCRIPTION OF CAPITAL STOCK

The following summary highlights selected material information about our capital stock, as described in our articles of incorporation and bylaws. You should refer to our articles of incorporation and our bylaws for a full description. You can obtain copies of our articles of incorporation and our bylaws and every other exhibit to our registration statement. Please see “Where You Can Find More Information about CM REIT, Inc.”

General

Our articles of incorporation provide that we may issue up to 100,000,000 shares of our common stock, $0.01 par value per share, and 15,000,000 shares of our preferred stock, $0.01 par value per share. As of

December 18, 2008, we had 20,000 shares of our common stock issued and outstanding, no shares of our preferred stock issued and outstanding and one record holder of our common stock.

Under Maryland law, stockholders generally are not liable for the corporation’s debts or obligations.

Common Stock

According to the legal opinion we have received from Locke Lord Bissell & Liddell LLP, all shares of our common stock offered hereby will be duly authorized and, upon receipt by us of the full consideration therefor will be validly issued, fully paid and non-assessable. Subject to the preferential rights of any other class or series of stock and to the provisions of our articles of incorporation regarding the restrictions on transfer of stock, holders of shares of our common stock are entitled to receive dividends on such stock if, as and when authorized and declared by our board of directors out of assets legally available therefor and to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all our known debts and liabilities.

Subject to the provisions of our articles of incorporation regarding the restrictions on ownership and transfer of stock and the terms of any other class or series of our stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of our stock, the holders of such shares of our common stock possess the exclusive voting power. There is no cumulative voting in the election of our directors.

Holders of shares of our common stock have no preference, conversion, exchange, sinking fund, or redemption rights and have no preemptive rights to subscribe for any of our securities. Subject to the provisions of our articles of incorporation regarding the restrictions on ownership transfer of stock, shares of our common stock have equal dividend, liquidation and other rights.

Under the Maryland General Corporation Law, or MGCL, a Maryland corporation generally cannot dissolve, amend its articles of incorporation, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter, unless a lesser percentage (but not fewer than a majority of all of the votes entitled to be cast by the stockholders on the matter) is set forth in the corporation’s articles of incorporation. Our articles of incorporation provide that any such action shall be effective and valid if taken or authorized by our stockholders by the affirmative vote of the holders of a majority of all the votes entitled to be cast on the matter.

Our articles of incorporation authorize our board of directors to reclassify any unissued shares of our common stock into other classes or series of classes of our stock, to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series.

Our board of directors has authorized the issuance of shares of our capital stock without certificates. We expect that, until our shares are listed on a national securities exchange, we will not issue shares in certificated form. Information regarding restrictions on the transferability of our shares that, under Maryland law, would otherwise have been required to appear on our share certificates will instead be furnished to our stockholders upon request and without charge. We maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the new owner delivers a properly executed form to us, which form we will provide to any registered holder upon request.

Preferred Stock

Our articles of incorporation authorize our board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series of preferred stock previously authorized by our board of directors without stockholder approval. Prior to issuance of shares of each class or series of preferred stock, our board is required by the MGCL and our charter to fix the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series. Thus, our board could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change of control that might involve a premium price for holders of our common stock or otherwise be in their best interest. As of the closing of this offering, no shares of our preferred stock will be outstanding and we have no present plans to issue any preferred stock.

Power to Issue Additional Shares of Our Common Stock and Preferred Stock

We believe that the power of our board of directors to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as our common stock, are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors has no intention at the present time of doing so, it could authorize us to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or otherwise be in their best interest.

Transfer Restrictions

Our articles of incorporation, subject to certain exceptions, contain certain restrictions on the number of shares of our stock that a person may own. Our articles of incorporation contain a stock ownership limit which will prohibit any person from acquiring or holding, directly or indirectly, shares of stock in excess of 9.8% of the lesser of the total number or value of any class of our stock. Our board of directors, in its sole discretion, may exempt a person from the stock ownership limit. However, our board of directors may not grant such an exemption to any person whose ownership, direct or indirect, of in excess of 9.8% of the lesser of the number or value of the outstanding shares of our stock would result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in us failing to qualify as a REIT. The person seeking an exemption must represent to the satisfaction of our board of directors that it will not violate the aforementioned restriction. The person also must agree that any violation or attempted violation of any of the foregoing restriction will result in the automatic transfer of the shares of stock causing such violation to the trust (as defined below). Our board of directors may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to our board of directors in its sole discretion, in order to determine or ensure our status as a REIT.

Our articles of incorporation further prohibit:

•	any person from beneficially or constructively owning shares of our stock that would result in us being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT; and

•	any person from transferring shares of our stock if such transfer would result in shares of our stock being owned by fewer than 100 persons.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares of our stock that resulted in a transfer of shares to the trust in the manner described below, will be required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on us.

If any transfer of shares of our stock occurs which, if effective, would result in any person beneficially or constructively owning shares of our stock in excess or in violation of the above transfer or ownership limitations, then that number of shares of our stock the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations (rounded to the nearest whole share) shall be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the prohibited owner shall not acquire any rights in such shares. Such automatic transfer shall be deemed to be effective as of the close of business on the business day prior to the date of such volatile transfer. Shares of stock held in the trust shall be issued and outstanding shares of our stock. The prohibited owner shall not benefit economically from ownership of any shares of stock held in the trust, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust shall have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the trust, which rights shall be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to the discovery by us that shares of stock have been transferred to the trustee shall be paid by the recipient of such dividend or distribution to the trustee upon demand, and any dividend or other distribution authorized but unpaid shall be paid when due to the trustee. Any dividend or distribution so paid to the trustee shall be held in trust for the charitable beneficiary. The prohibited owner shall have no voting rights with respect to shares of stock held in the trust and, subject to Maryland law, effective as of the date that such shares of stock have been transferred to the trust, the trustee shall have the authority (at the trustee’s sole discretion):

•	to rescind as void any vote cast by a prohibited owner prior to the discovery by us that such shares have been transferred to the trust; and

•	to recast such vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee shall not have the authority to rescind and recast such vote.

Within 20 days after receiving notice from us that shares of our stock have been transferred to the trust, the trustee shall sell the shares of stock held in the trust to a person, designated by the trustee, whose ownership of the shares will not violate any of the ownership limitations set forth in our charter. Upon such sale, the interest of the charitable beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary as follows. The prohibited owner shall receive the lesser of:

•	the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other such transaction), the market price, as defined in our charter, of such shares on the day of the event causing the shares to be held in the trust; and

•	the price per share received by the trustee from the sale or other disposition of the shares held in the trust, in each case reduced by the costs incurred to enforce the ownership limits as to the shares in question. Any net sale proceeds in excess of the amount payable to the prohibited owner shall be paid immediately to the charitable beneficiary.

If, prior to the discovery by us that shares of our stock have been transferred to the trust, such shares are sold by a prohibited owner, then:

•	such shares shall be deemed to have been sold on behalf of the trust; and

•	to the extent that the prohibited owner received an amount for such shares that exceeds the amount that such prohibited owner was entitled to receive pursuant to the aforementioned requirement, such excess shall be paid to the trustee upon demand.

In addition, shares of our stock held in the trust shall be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

•	the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift); and

•	the market price on the date we, or our designee, accept such offer.

We have the right to accept such offer until the trustee has sold the shares of stock held in the trust. Upon such a sale to us, the interest of the charitable beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the prohibited owner.

All certificates representing shares of our common stock and preferred stock, if issued, will bear a legend referring to the restrictions described above.

Every owner of more than 1% (or such lower percentage as required by the Internal Revenue Code or the related regulations) of all classes or series of our stock, including shares of our common stock, within 30 days after the end of each fiscal year, shall be required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of our stock which the owner beneficially owns and a description of the manner in which such shares are held. Each such owner shall provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT and our status under the DOL plan asset regulations and to ensure compliance with the stock ownership limits. In addition, each stockholder shall upon demand be required to provide to us such information as we may reasonably request in order to determine our status as a REIT and our status under the DOL plan asset regulations and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance. We may request such information after every sale, disposition or transfer of our common stock prior to the date a registration statement for such stock becomes effective.

These ownership limits could delay, defer or prevent a change in control or other transaction of us that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is ACS Securities, Inc. Their mailing address is 3988 N. Central Expressway, Building 5, 6th Floor, Dallas, Texas 75204. Their telephone number is 214-887-7134.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR
ARTICLES OF INCORPORATION AND BYLAWS

The following summary highlights selected material provisions of Maryland law and our articles of incorporation and bylaws and may not contain all of the information that is important to you. You should refer to Maryland law, including the MGCL, and to our articles of incorporation and our bylaws for a full description. Copies of our articles of incorporation and our bylaws are filed as exhibits to the registration statement of which this prospectus is a part. You can also obtain copies of our articles of incorporation and our bylaws and every other exhibit to our registration statement. Please see “Where You Can Find More Information about CM REIT, Inc.” Our articles of incorporation were ratified by unanimous consent of our board of directors on          , 2008.

Board of Directors

All of our directors have reviewed and ratified our articles of incorporation. Once our independent directors are appointed, they will also review our articles of incorporation. Our bylaws provide that the number of directors may be established, increased or decreased by our board of directors but may not be fewer than three nor more than 15. Any vacancy on our board may be filled only by a majority of the remaining directors, even if such a majority constitutes fewer than a quorum. Our articles of incorporation provide that a majority of our board of directors must be independent directors.

Holders of shares of our common stock will not have the right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of our common stock present in person or by proxy will be able to elect all of the successors of the directors. A quorum is a majority of our outstanding shares of common stock.

Removal of Directors

Our articles of incorporation provide that a director may be removed at any time by the affirmative vote of at least a majority of the votes entitled to be cast by our stockholders generally in the election of our directors. Also, our election in our articles of incorporation to be subject to certain provisions of Maryland law which vest in our board of directors the exclusive right to fill vacancies on our board will prevent stockholders, even if they are successful in removing incumbent directors, from filling the vacancies created by such removal with their own nominees.

Limitation of Liability and Indemnification

The MGCL permits a Maryland corporation to include in its articles of incorporation a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages. Our articles of incorporation contain a provision which eliminates such liability if the director or officer meets all requirements for indemnification.

Our articles of incorporation and bylaws obligate us to indemnify any person who is or was a party to, or is threatened to be made a party to, any threatened or pending proceeding by reason of the fact that such person is or was a director or officer of our company, or while a director or officer of our company is or was serving, at our request, as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise. Our articles of incorporation and bylaws also require us to indemnify our advisor acting as our agent. The indemnification provided for in our articles of incorporation and bylaws shall include expenses (including attorney’s fees), judgments, fines and amounts paid in settlement and any such expenses may be paid or reimbursed by us in advance of the final disposition of any such proceeding.

The MGCL requires a corporation (unless its articles of incorporation provides otherwise, which our articles of incorporation do not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

In compliance with NASAA Guidelines, our articles of incorporation limit our indemnification of our directors and advisor and their affiliates, and provide that we will provide indemnification only if all of the following conditions have been met:

•	the indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the indemnitee was acting on our behalf or performing services for us; and

•	the liability or loss was not the result of negligence or misconduct, if the indemnitee is a director (other than an independent director), the advisor or an affiliate of the advisor or gross negligence or willful misconduct, if the indemnitee is an independent director.

In addition, we will not provide indemnification for any loss, liability or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the indemnitee;

•	the claims have been dismissed with prejudice on the merits; or

•	a court approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, after having been advised of the position of the SEC and the published position of any state securities regulatory authority as to indemnification for violations of securities laws.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any “interested stockholder” or any affiliate of an interested stockholder are prohibited for five years after the most recent date on which a person or entity becomes an interested stockholder. An interested stockholder is any person or entity who beneficially owns 10% or more of the voting power of the corporation’s shares, or any affiliate of such a person or entity, or any person or entity that was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation at any time within the two-year period prior to the date in question, or any affiliate of such a person or entity. After the five-year period has elapsed, any such business combination must be recommended by our board of directors and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that the interested stockholder becomes an interested stockholder.

Our board of directors has adopted a resolution which provides that any business combination between us and any other person is exempted from the provisions of the business combination act, provided that the business combination is first approved by our board of directors. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or our board of directors does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share” acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more, but less than one-third;

•	one-third or more, but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply:

•	to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction; or

•	to acquisitions approved or exempted by our charter or bylaws.

Section 12 of our bylaws exempts from the control share acquisition statute any and all acquisitions by any person of our shares of stock. We cannot assure you that such provision will not be amended or eliminated at any time in the future.

Amendment to our Articles of Incorporation

Except as provided below, our articles of incorporation may be amended only if approved by our stockholders by the affirmative vote of the holders of not fewer than a majority of all of the votes entitled to be cast on the matter.

Dissolution

Our dissolution must be approved by our stockholders by the affirmative vote of not fewer than the holders of a majority of all of the votes entitled to be cast on the matter.

Meetings of Stockholders; Advance Notice of Director Nominations and New Business

Annual Meetings.  We will have annual meetings of stockholders for the purpose of electing directors and conducting other business that properly comes before the meeting. Our bylaws provide that with respect to an annual meeting of stockholders, director nominations and stockholder proposals may be made only:

•	pursuant to our notice of the meeting;

•	at the direction of our board of directors; or

•	by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

For nominations or other proposals to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice in writing to our corporate secretary and any such proposal must otherwise be a proper matter for stockholder action.

To be timely, a stockholder’s notice must be delivered to our corporate secretary at our principal executive offices not earlier than the close of business on the 150th calendar day nor later than the close of business on the 120th calendar day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; except that in the event that the date of the annual meeting is more than 30 calendar days before or after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 150th calendar day prior to such annual meeting and not later than the close of business on the later of the 120th calendar day prior to such annual meeting or the tenth calendar day following the calendar day on which we first make a public announcement of the date of such meeting.

A stockholder’s notice must set forth:

•	as to each person whom the stockholder proposes to nominate for election or reelection as a director, the name, age, business address and residence address of such individual, the class, series and number of any shares of our stock that are beneficially owned by such individual, the date such shares were acquired and the investment intent of such acquisition and all other information relating to such person that is required to be disclosed in solicitation of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A of the Exchange Act, including such person’s written consent to be named as a nominee and serving as a director if elected;

•	as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business to be brought before the meeting, the reasons for proposing such business at the meeting, and any material interest in such business of such stockholder and of any such stockholder’s affiliates and of any person who is the beneficial owner, if any, of such stock; and

•	as to the stockholder giving notice and each beneficial owner, if any, of such stock, the name and address of such stockholder, as they appear on the company’s stock ownership records, and the name and address of each beneficial owner of such stock, and the class and number of shares of stock of the company which are owned of record or beneficially by each such person.

Special Meetings.  Special meetings of our stockholders may be called only by our President, the Chief Executive Officer, or a majority of our board of directors, or a majority of our independent directors, unless otherwise required by law. Special meetings of our stockholders shall also be called by our secretary upon the written request of stockholders entitled to cast at least a 10% of all votes entitled to be cast at such meeting. The date, time and place of any special meetings will be set by our board of directors. Our bylaws provide that with respect to special meetings of our stockholders, only the business specified in our notice of meeting may be brought before the meeting, and nominations of persons for election to our board of directors may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•	provided that our board of directors has determined that directors shall be elected at such meeting, by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

Liability of Stockholders

We are a Maryland corporation. All shares that are acquired by stockholders and for which full consideration is paid therefor shall be fully-paid and non-assessable. As a stockholder in a corporation, generally you are not personally liable on account of any of the contractual obligations undertaken by us.

Anti-Takeover Effect of Certain Provisions of Maryland Law, our Bylaws and Board Resolutions

If the applicable resolution of our board of directors exempting us from the business combination provisions, and the applicable provisions in our bylaws exempting us from the control share acquisition provisions of the MGCL are rescinded, the business combination provisions and the control share acquisition provisions of the MGCL, the provisions of our articles of incorporation on removal of directors and the advance notice provisions of our bylaws and certain other provisions of our articles of incorporation and bylaws and the MGCL could delay, defer or prevent a change in control of us or other transactions that might involve a premium price for holders of our common stock or otherwise be in their best interest.

PRINCIPAL STOCKHOLDERS

The following table presents information known to us regarding the beneficial ownership of our common stock. In accordance with SEC rules, each listed person’s beneficial ownership includes:

•	all shares the investor actually owns (of record or beneficially);

•	all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

•	all shares the investor has the right to acquire within 60 days (such as upon exercise of options that are currently vested or which are scheduled to vest within 60 days).

Except as otherwise noted, information is given as of December 18, 2008 on an actual basis and as adjusted to reflect the sale of our common stock in this offering. The table presents information regarding:

•	each of our named executive officers;

•	each of our directors;

•	all of our directors and executive officers as a group; and

•	each stockholder known to us to own beneficially more than 5% of our common stock.

Except as otherwise noted, the beneficial owners named in the following table have sole voting and investment power with respect to all shares of our common stock shown throughout as beneficially owned by them, subject to community property laws, where applicable.

	Beneficial Ownership		Beneficial Ownership
	Before Offering		After Offering
	Number	Percent(1)	Number	Percent(2)

Five Percent or More Stockholders
Sandstone Equity Investors, LLC 1291 W. Galleria Drive, Suite 200 Henderson, Nevada 89014	20,000	100%	20,000	*
Directors and Executive Officers(3)
Todd B. Parriott	0	*	0	*
G. Steven Dawson	0	*	0	*
Stacy M. Riffe	0	*	0	*

All directors and executive officers as a group (3 persons)	0	0%	0	0%

*	Holdings represent less than 1% of all shares outstanding.

(1)	Assumes that the listed person does not sell any shares of our common stock prior to the completion of this offering. Calculated using 20,000 shares of our common stock outstanding as of December 18, 2008.

(2)	Assumes that the listed person does not sell any shares of our common stock prior to the completion of this offering. Calculated using 20,000 shares of our common stock outstanding as of December 18, 2008, plus the 55,000,000 shares that may be issued by us in this offering.

(3)	The address of each of our officers and directors is c/o CM REIT, Inc., 1291 W. Galleria Drive, Suite 200, Henderson, Nevada 89014.

THE OFFERING

General

We are offering a maximum of 50 million shares at a purchase price of $10.00 per share. In addition, we have registered 5 million shares available to stockholders purchasing shares in this offering who elect to participate in our dividend reinvestment plan and who receive a copy of this prospectus or a separate prospectus for the dividend reinvestment plan. Prior to the conclusion of this offering, if any of the 5 million shares remain after meeting anticipated obligations under the reinvestment plan, we may decide to sell a portion of those shares in this offering. Any participation in our reinvestment plan by a person who becomes a stockholder otherwise than by participating in this offering will require solicitation under this prospectus or a separate prospectus. See “Summary of Reinvestment Plan.” Our board of directors may determine to engage in future offerings of common stock of up to the number of unissued authorized shares of common stock available following termination of this offering.

A minimum investment of 250 shares ($2,500) is required. IRAs, Keogh plans, and pension plans must make a minimum investment of at least 100 shares ($1,000). Any investor who makes the required minimum investment may purchase additional shares in increments of one share.

Plan of Distribution

The offering is being managed by our dealer-manager, who is a member of FINRA. The dealer-manager was formed in           and this offering is the           public offering it has managed. The dealer-manager is wholly owned by our advisor. Todd Parriott, our Chairman, Chief Executive Officer, President and Chief Investment Officer is also, indirectly, the majority owner of our advisor, and serves as the President of our dealer-manager. The principal business function of the dealer-manager is to sell the shares in our offering, as well as manage other public and private offerings and manage trust deed investments for Consolidated Mortgage.

Shares of our common stock are being offered to the public on a “best efforts” basis, which means that the dealer-manager is required to use only its best efforts to sell the maximum number of securities offered and no one is guaranteeing that the minimum amount will be sold. The dealer-manager reserves the authority to retain broker-dealers that are members of FINRA or other persons or entities exempt from broker-dealer registration, referred to as soliciting dealers. The dealer-manager will use its best efforts during the offering period to find eligible persons who desire to subscribe for the purchase of our common stock.

We will pay the dealer-manager an aggregate of up to 7.0% of the gross proceeds as selling commissions. The dealer-manager may reallow fees of up to 7.0% to the soliciting dealers with respect to shares of common stock sold by them. In addition, we will pay the dealer-manager for actual expenses incurred in connection with the due diligence of our company and this offering and such reimbursement will be reallowed to the soliciting dealers who incurred such expenses following submission of invoices supporting such expenses, up to 1.0% of the gross proceeds. The dealer-manager compensates its wholesale employees who administer the contractual arrangements between the dealer-manager and the soliciting dealers, with a salary plus a commission of between 0.10% and 0.75% of the gross proceeds of the applicable stock sales. The funds to pay both the salary and the commission are generated by the commissions paid by us to the dealer-manager from the stock sales. The dealer-manager has no retail employees.

We will also pay to the dealer-manager marketing support fees of 2.0% of gross proceeds. Up to 0.5% of the gross proceeds will be reallowed to any soliciting dealer which enters into an addendum to any participating broker agreement with the dealer-manager. Generally, the dealer-manager will not reallow any portion of the marketing support fee to soliciting dealers unless they have a prescribed minimum sales volume of shares of our common stock and they agree to provide one or more of the following services: (1) provide internal marketing support personnel and marketing communications vehicles to assist the dealer-manager in promoting us; (2) respond to investors’ inquiries concerning monthly statements, valuations, distributions rates, tax information, annual reports, reinvestment and redemption rights and procedures, our financial status and the real estate markets in which we have has invested; (3) assist investors with reinvestments; or (4) provide other services required by investors from time to time and maintain the technology necessary to adequately service investors. A portion of the marketing support fee reallowance may be used to pay for the attendance fees at seminars directly related to us, and reasonable hotel accommodation expenses (depending upon the length of the seminar). Selling commissions, the marketing support fee and due diligence expense reimbursements will not be paid in connection with shares purchased pursuant to our reinvestment plan.

Soliciting dealers that have a contractual arrangement with their clients for the payment of fees on terms that are inconsistent with the acceptance of all or a portion of the selling commissions and the marketing support fee may elect not to accept all or a portion of their compensation in the form of selling commissions and the reallowance of the marketing support fee offered by us for shares that they sell. In that event, such shares shall be sold to the investor net of the applicable commissions and any marketing support fee. We have no actual knowledge of any such contractual arrangements.

The following table shows the per share and total underwriting discounts and commissions to be paid to the dealer-manager by us.

		Total, Assuming	Total, Assuming
		Offering of	Offering of
	Per Share	$2,500,000	$500,000,000(1)

Sales Commissions(2)	$0.70	$175,000	$35,000,000
Marketing Support Fee	$0.20	$50,000	$10,000,000

(1)	The dealer-manager receives no commissions or fees with respect to shares sold under our DRIP.

In addition to the fees set forth in the above table, we will reimburse the dealer-manager for bona fide due diligence expenses, up to 1.0% of the gross offering proceeds.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, persons engaged in the distribution of the shares may be limited in their ability to engage in market activities with respect to such shares. In addition, the dealer-manager will be subject to applicable provisions of the Securities Exchange Act and the associated rules and regulations under the Securities Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock. The dealer-manager is aware that the anti-manipulation rules of Regulation M may apply to sales of shares in the market and to the activities of the dealer-manager and its affiliates.

We may from time to time allow the following persons to purchase shares net of the sales commission that is reallowed to soliciting dealers at a per share price of $9.30: (i) a registered principal or representative of a soliciting dealer who buys our shares for personal investment purposes, and (ii) a client of an investment adviser registered under the Investment Advisers Act of 1940, as amended, or under applicable state securities laws. Because all sales must be made through a registered broker-dealer, the investment adviser must arrange the placement of the transaction through a soliciting dealer who has signed an agreement with our dealer-manager. In both instances, we will require the subscriber to agree that any transfer of our shares must be for a price equal to or less than the purchase price paid by such subscriber. The amount of proceeds we receive will not be affected by eliminating the reallowed sales commissions payable in connection with sales to the above subscribers.

All investors in this offering will be deemed to have contributed the same amount per share to us whether or not the investor receives a discount. Accordingly, for purposes of distributions, investors who purchase shares net of commissions will receive higher returns on their investment in us as compared to investors who do not purchase shares net of commissions.

Other Compensation

The total amount of dealer-manager compensation, including commissions, paid in connection with the offering will not exceed 10% of gross proceeds, plus an additional 0.5% of gross proceeds for reimbursement of bona fide due diligence expenses. Dealer-manager compensation includes selling commissions, marketing support fees, wholesaling compensation and expense reimbursements, and expenses relating to sales seminars.

The dealer-manager and the soliciting dealers severally will indemnify us and our officers and directors, the advisor and its officers and directors and their affiliates, against certain liabilities, including liabilities under the Securities Act.

Subscription Procedures

Procedures Applicable to All Subscriptions

In order to purchase shares, the subscriber must complete and execute the subscription agreement. Any subscription for shares must be accompanied by cash or check payable to CM REIT, Inc. Subscriptions will be effective only upon their acceptance by us, and we reserve the right to reject any subscription in whole or in part.

Each subscription will be accepted or rejected by us within seven days after its receipt, and no sale of shares shall be completed until at least five business days after the date on which the subscriber receives a copy of this prospectus. If a subscription is rejected, the funds will be returned to the subscriber within ten business days after the date of such rejection, without interest and without deduction. A form of the subscription agreement is set forth as Appendix B to this prospectus. The subscription price of each share is payable in full upon execution of the subscription agreement. A subscriber whose subscription is accepted will be sent a confirmation of his or her purchase. If any check is not paid upon presentment, or if we are not in actual receipt of clearing house funds or cash, certified or cashier’s check, or the equivalent in payment for the shares within 15 days of sale, we reserve the right to cancel the sale without notice.

Our sponsor, the dealer-manager and each soliciting dealer who sells shares on behalf of us have the responsibility to make every reasonable effort to determine that the purchase of shares is appropriate for an investor and that the requisite suitability standards are met. See “Suitability Standards and How to

Subscribe — Suitability Standards.” In making this determination, our sponsor, the dealer-manager or the soliciting dealers will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. Each investor should be aware that determining suitability is the responsibility of the soliciting dealer.

Our sponsor, the dealer-manager and each soliciting dealer shall maintain records of the information used to determine that an investment in the shares is suitable and appropriate for an investor for at least six years.

Subscribers will generally be admitted as stockholders on the day of acceptance of their subscriptions.

Procedures Applicable to Non-Telephonic Orders

Each soliciting dealer receiving a subscriber’s check (where, pursuant to such soliciting dealer’s internal supervisory procedures, internal supervisory review must be conducted at the same location at which subscription documents and checks are received from subscribers), will deliver such checks to the transfer agent no later than the end of the next business day following receipt by the soliciting dealer except that, in any case in which pursuant to a soliciting dealer’s internal supervisory procedures, final internal supervisory review is conducted at a different location, checks will be transmitted by the end of the next business day following receipt by the soliciting dealer to the office of the soliciting dealer conducting such final internal supervisory review. The final review office will in turn by the end of the next business day following its receipt transmit such checks for deposit to the transfer agent, if the subscription documents and subscriber’s check are properly executed and in proper form.

Procedures Applicable To Telephonic Orders

Certain soliciting dealers may permit investors to subscribe for shares by telephonic order to the soliciting dealer. There are no additional fees associated with telephonic orders. Subscribers who wish to subscribe for shares by telephonic order to the soliciting dealer may complete the telephonic order either by delivering a check in the amount necessary to purchase the shares to be covered by the subscription agreement to the soliciting dealer or by authorizing the soliciting dealer to pay the purchase price for the shares to be covered by the subscription agreement from funds available in an account maintained by the soliciting dealer on behalf of the subscriber. A subscriber must specifically authorize the registered representative and branch manager to execute the subscription agreement on behalf of the subscriber and must already have made or have agreed to make payment for the shares covered by the subscription agreement.

To the extent that customers of any soliciting dealer wish to subscribe and pay for shares with funds held by or to be deposited with those firms, then such firms shall, subject to Rule 15c2-4(a) promulgated under the Exchange Act, either (1) upon receipt of an executed subscription agreement or direction to execute a subscription agreement on behalf of a customer, forward the offering price for the shares covered by the subscription agreement on or no later than the end of the next business day following receipt or execution of a subscription agreement by such firms to the transfer agent (except that, in any case in which pursuant to a soliciting dealer’s internal supervisory procedures, final internal supervisory review is conducted at a different location, checks will be transmitted by the end of the next business day following receipt by the soliciting dealer to the office of the soliciting dealer conducting such final internal supervisory review; the final review office will in turn by the end of the next business day following its receipt transmit such checks for deposit to the transfer agent, if the subscription documents and subscriber’s checks are properly executed and in proper form); or (2) solicit indications of interest in which event (a) such soliciting dealers must subsequently contact the customer indicating interest to confirm the interest and give instructions to execute and return a subscription agreement or to receive authorization to execute the subscription agreement on the customer’s behalf; (b) such soliciting dealers must mail acknowledgments of receipt of orders to each customer confirming interest on the business day following such confirmation; (c) such soliciting dealers must debit accounts of such customers on the fifth business day (the “debit date”) following receipt of the confirmation referred to in (a); and (d) such soliciting dealers must forward funds to the transfer agent in accordance with the procedures and on the schedule set forth in clause (1) of this sentence. If the procedure in clause (2) is adopted, subscribers’ funds are not required to be in their accounts until the debit date.

Investors, however, who are residents of Arizona, California, Florida, Iowa, Maine, Michigan, Mississippi, Missouri, Nebraska, New Mexico, North Carolina, Oregon, South Dakota, or Washington must complete and sign the subscription agreement in order to subscribe for shares and, therefore, may not subscribe for shares by telephone. Representatives of soliciting dealers who accept telephonic orders will execute the subscription agreement on behalf of investors who place such orders. All investors who telephonically subscribe for shares will receive, with confirmation of their subscription, a second copy of the prospectus.

Residents of Oklahoma who telephonically subscribe for shares will have the right to rescind such subscriptions within 10 days from receipt of the confirmation. Such investors who do not rescind their subscriptions within such ten-day period shall be deemed to have assented to all of the terms and conditions of the subscription agreement.

Additional Subscription Procedures

Investors who have questions or who wish to place orders for shares by telephone or to participate in the reinvestment plan should contact their soliciting dealer. Certain soliciting dealers do not permit telephonic subscriptions or participation in the reinvestment plan. The form of subscription agreement for certain soliciting dealers who do not permit telephonic subscriptions or participation in the reinvestment plan differs slightly from the form attached hereto as Appendix B, primarily in that it will eliminate one or both of these options.

Determination of the Offering Price

The offering price per share was determined by us in our sole discretion based upon the price which we believe investors would pay for the shares, the fees to be paid to our advisor and its affiliates, as well as estimated fees to third parties, the expenses of this offering and the funds we believed should be available to invest in mortgage loans and other permitted investments. There is no public market for the shares on which to base market value. In addition, we did not take into account the value of the underlying assets in determining the price per share.

LEGAL MATTERS

The validity of the shares of our common stock to be sold in this offering and the description of U.S. federal income tax consequences will be passed upon for us by Locke Lord Bissell & Liddell LLP, Dallas, Texas.

EXPERTS

The balance sheet as of December 18, 2008 included in this prospectus have been audited by Hancock Askew & Co., LLP, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

SUPPLEMENTAL SALES MATERIALS

In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, property brochures and articles and publications concerning real estate. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

The offering of shares is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares.

WHERE YOU CAN FIND MORE INFORMATION ABOUT CM REIT, INC.

We have filed a registration statement on Form S-11, including exhibits and schedules filed with the registration statement of which this prospectus is a part, with the SEC under the Securities Act with respect to the shares of our common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the shares to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by reference to the exhibit to which the reference relates. Our SEC filings, including our registration statement, are available to you for free on the SEC’s website at www.sec.gov. Copies of the registration statement, including the exhibits and schedules to the registration statement, also may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Room 1580, Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Copies of all or a portion of the registration statement can be obtained from the public reference room of the SEC upon payment of prescribed fees.

As a result of this offering, we will become subject to the information and reporting requirements of the Exchange Act, and will file periodic reports, proxy statements and will make available to our stockholders annual reports containing audited financial information for each year and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information. We will send a copy of our articles of incorporation and bylaws without charge to any stockholder who submits a written requests to CM REIT, Inc., 1291 W. Galleria Drive, Suite 200, Henderson, Nevada 89014, Attn: Corporate Secretary.

DEFINITIONS

“Acquisition Fee” means the total of all fees and commissions paid by any party to any party in connection with making or investing in mortgage loans or the purchase, development or construction of property by us. Included in the computation of such fees or commissions shall be any real estate commission, selection fee, development fee, construction fee, nonrecurring management fee, loan fees or points or any fee of a similar nature, however designated. Excluded shall be development fees and construction fees paid to persons not affiliated with our Sponsor in connection with the actual development and construction of a project.

“Advisor” means Sandstone Equity Investors, LLC.

“Affiliate” means (1) any person or entity directly or indirectly through one or more intermediaries controlling, controlled by, or under common control with another person or entity; (2) any person or entity directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of another person or entity; (3) any officer, director, partner, or trustee of such person or entity; (4) any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other person; and (5) if such other person or entity is an officer, director, partner, or trustee of a person or entity, the person or entity for which such person or entity acts in any such capacity.

“Average Invested Assets” are for any period, the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during any given period.

“Competitive Real Estate Commission” means a real estate or brokerage commission paid for the purchase or sale of a property which is reasonable, customary and competitive in light of the size, type and location of such property.

“Independent directors” means our directors who are not associated and have not been associated within the last two years, directly or indirectly, with our Sponsor or our advisor. A director shall be deemed to be associated with our Sponsor or advisor if he or she:

•	owns an interest in the Sponsor, advisor, or any of their affiliates; or

•	is employed by the Sponsor, advisor or any of their affiliates; or

•	is an officer or director of the Sponsor, advisor or any of their affiliates; or

•	performs services, other than as a director, for us; or

•	is a director for more than three REITs organized by our Sponsor or advised by our advisor; or

•	has any material business or professional relationship with the Sponsor, advisor, or any of their affiliates.

For the purposes of determining whether or not the business or professional relationship is material, the gross revenue derived by the prospective independent director from our Sponsor and advisor and affiliates shall be deemed material per se if it exceeds 5% of the prospective independent director’s:

•	annual gross revenue, derived from all sources, during either of the last two years; or

•	net worth, on a fair market value basis.

An indirect relationship shall include circumstances in which a director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law, or brothers- or sisters-in-law is or has been associated with our Sponsor, advisor, any of their affiliates, or us.

“Independent expert” means a person with no material current or prior business or personal relationship with the advisor or affiliates who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by us.

“Leverage” means our aggregate amount of indebtedness for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

“Net assets” means total assets (other than intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied.

“Net income” means our taxable income, including net capital gains, but excluding net capital losses, and before deducting the incentive compensation fee, any net operating loss deductions arising from losses in prior periods and any items the Internal Revenue Code permits to be deducted when calculating taxable income for a REIT. For the purpose of calculating the limit on our Total Operating Expenses, Net Income shall exclude the gain from the sale of our assets.

“Operating expenses” includes all costs and expenses incurred by us, except those borne by the advisor, including, but not necessarily limited to, (1) issuance and transaction costs associated with the acquisition, disposition and financing of investments; (2) legal, independent accounting and auditing fees and expenses; (3) the compensation and expenses of our independent directors; (4) the costs of printing and mailing proxies and reports to stockholders; (5) costs incurred by employees of our advisor for travel on behalf of us; (6) costs associated with any computer software or hardware that is used solely for us; (7) costs to obtain liability insurance to indemnify our directors and officers, our advisor and its employees and directors; (8) the compensation and expenses of our custodian and transfer agent; (9) all expenses incurred in connection with due diligence; (10) the accumulation of mortgage loans; (11) the raising of capital and incurrence of debt;

(12) the acquisition of assets; (13) interest expenses; (14) taxes and license fees; (15) non-cash costs; (16) litigation; (17) the first-tier and second-tier management fee; and (18) extraordinary or non-recurring expenses.

“Ownership Limit” means, with respect to shares of common stock and preferred stock, the percent limitation placed on the ownership of common stock and preferred stock by any one Person (as defined in our Articles of Incorporation). As of the initial date of this Prospectus, the Ownership Limit is 9.8% of the outstanding common and preferred stock.

“Plan” means ERISA plans, IRAs, or certain other plans.

“Preferred stock” means any class or series of preferred stock that may be issued in accordance with the terms of our articles of incorporation and applicable law.

“Qualified Plans” means qualified pension, profit-sharing, and stock bonus plans, including Keogh plans and IRAs.

“Roll-Up” means a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the company and the issuance of securities of a Roll-Up Entity. Such term does not include:

•	a transaction involving securities of the company that have been for at least 12 months listed on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or

•	a transaction involving the conversion to corporate trust or association form of only the company if, as a consequence of the transaction there will be no significant adverse change in any of the following:

•	shareholders’ voting rights;

•	the term of existence of the company;

•	sponsor or advisor compensation; and

•	the company’s investment objectives.

“Roll-Up Entity” means a partnership, REIT, corporation, trust, or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

“Shareholders” means the registered holders of our common stock.

“Sponsor” means any person directly or indirectly instrumental in organizing, wholly or in part, us or any person who will control, manage or participate in the management of us, and any affiliate of such person. Not included is any person whose only relationship with us is as that of an independent property manager of our assets, and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services. A person may also be deemed our Sponsor by:

•	taking the initiative, directly or indirectly, in founding or organizing our business or enterprise; either alone or in conjunction with one or more other persons;

•	receiving a material participation in us in connection with the founding or organizing of our business, in consideration of services or property, or both services and property;

•	having a substantial number of relationships and contacts with us;

•	possessing significant rights to control our properties;

•	receiving fees for providing services to us which are paid on a basis that is not customary in the industry; or

•	providing goods or services to us on a basis which was not negotiated at arms length with us.

“Total Operating Expenses” means aggregate expenses of every character paid or incurred by the company as determined under generally accepted accounting principles, including advisors’ fees, but excluding:

•	the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and tax incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of the company’s shares;

•	interest payments;

•	taxes;

•	non-cash expenditures such as depreciation, amortization and bad debt reserves;

•	incentive fees paid in compliance with North American Securities Administrators Association, Inc. Guidelines; and

•	acquisition fees, acquisition expenses, real estate commissions on resale of property and other expenses connected with the acquisition, disposition and ownership of real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance repair and improvement of property).

INDEX TO BALANCE SHEET

The following financial statements and schedules are filed as part of this report:

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
CM REIT, Inc.
Henderson, Nevada

We have audited the accompanying balance sheet of CM REIT, Inc. (the Company) as of December 18, 2008 (capitalization). This balance sheet is the responsibility of management of CM REIT, Inc. Our responsibility is to express an opinion on the balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of CM REIT, Inc. as of December 18, 2008 (capitalization), in conformity with accounting principles generally accepted in the United States of America.

/s/  Hancock Askew & Co., LLP

Savannah, Georgia
December 23, 2008

CM REIT, INC.

BALANCE SHEET
DECEMBER 18, 2008 (CAPITALIZATION)

ASSETS
Cash and cash equivalents	$200,000

Total assets	$200,000

LIABILITIES AND STOCKHOLDER’S EQUITY
Total Liabilities:	$—
Commitments and contingencies	—
Stockholder’s equity:
Preferred stock, $0.01 par value; 15,000,000 shares authorized and issuable	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 20,000 shares issued and outstanding	200
Additional paid-in capital	199,800

Total stockholder’s equity	200,000

Total liabilities and stockholder’s equity	$200,000

The accompanying notes are an integral part of this consolidated balance sheet.

CM REIT, INC.

NOTES TO BALANCE SHEET
As of December 18, 2008 (capitalization)

Note 1.	Organization

CM REIT, Inc. (the Company) was formed on November 20, 2008 as a Maryland corporation and intends to qualify as a real estate investment trust (REIT) commencing with our tax year ended December 31, 2009. We sold 20,000 shares of our common stock to Sandstone Equity Investors, LLC on December 18, 2008, the capitalization date. Our fiscal year end is December 31.

We are newly incorporated, have not commenced operations and do not own any investments. We were organized to finance real estate projects. We intend to create a diversified portfolio of real estate property mortgage loans to developers, homebuilders, and homebuyers with financing needs that are not met by traditional mortgage lenders. The portfolio will be concentrated in the Western United States, where we believe we possess requisite skills and market knowledge. The majority of the portfolio will include short-term mortgage loans consisting of acquisition, development, construction and commercial mortgage loans to both local and national developers and homebuilders. We also expect to invest a portion of the portfolio in non-agency residential mortgage loans to provide niche financing to borrowers that otherwise have limited financing sources.

We intend to offer to the public, pursuant to a registration statement to be filed with the Securities and Exchange Commission (SEC), up to $500,000,000 of our common stock in our primary offering and up to $50,000,000 of our common stock pursuant to our distribution reinvestment plan (the Offering). Prior to the time we sell at least 250,000, or $2,500,000, of our shares, subscription payments will be placed in an account held by our escrow agent. If we are not able to sell at least 250,000 shares within one year from the effective date of the registration statement, we will terminate the offering and funds in the escrow account will be returned to the investors with interest, unless we elect to extend the termination date.

We expect that our investment portfolio will primarily consist of acquisition, development, construction and commercial mortgage loans and non-agency residential mortgage loans. We will derive our revenues primarily from interest payments received from mortgage investments funded with our equity capital and borrowed funds, if any. Our principal business objective is to generate net income for distribution to our stockholders from the spread between interest income on our mortgage assets and the costs of financing the acquisition of these assets. This spread, net of operating expenses, is expected to provide both operating capital and distributable income. The growth of our business will depend on our access to external sources of capital. Our profitability will depend on being able to obtain financing at a cost we can absorb while still generating an attractive risk-adjusted return on the mortgage loans we acquire using the proceeds of our financings. The growth of our business will also depend on our ability to locate suitable investments to keep our capital fully deployed at favorable rates.

We are externally managed and advised by Sandstone Equity Investors, LLC (Sandstone or Advisor), a related party. Sandstone will oversee all aspects of our operations. We will have no employees.

Note 2.	Summary of Significant Accounting Policies

Principles of Consolidation and Basis of Presentation

Our consolidated financial statements will include the Company’s accounts and the accounts of subsidiaries over which we will have control, if any. All inter-company transactions, balances and profits will be eliminated in consolidation. The accounts are maintained and the financial statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

CM REIT, INC.

NOTES TO BALANCE SHEET — (Continued)

Use of Estimates

The preparation of the consolidated balance sheet in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated balance sheet and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

We consider all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. Cash equivalents may include cash and short-term investments. There are no restrictions on the use of our cash balances.

Organizational and Offering Costs

Organization and offering costs will be incurred by the Advisor on our behalf and, accordingly, are not a direct liability of the Company. Under the terms of the agreement to be executed with the Advisor, upon the sale of shares of common stock to the public, we will be obligated to reimburse the Advisor for organization and offering costs. The amount of the reimbursement to the Advisor for cumulative organization and offering costs (other than selling commissions and the dealer-manager fee) is limited to a maximum amount of 5.0% of the aggregate gross proceeds from the sale of the minimum number of shares of common stock, and 1.0% of gross proceeds raised thereafter. Such costs shall include legal, accounting, printing and other offering expenses, including marketing, salaries and direct expenses of the Advisor’s employees. Any such reimbursement will not exceed actual expenses incurred by the Advisor. Organization costs will be recorded as an expense when we have an obligation to reimburse the Advisor. Offering costs related to raising capital from equity will be offset as a reduction of capital raised in stockholder’s equity.

Income Taxes

We intend to elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), beginning with the taxable year ending December 31, 2009. In order to maintain our qualification as a REIT, we are required to, among other things, distribute at least 90% of our REIT taxable income to our stockholders and meet certain tests regarding the nature of our income and assets. As a REIT, we will not be subject to federal income tax with respect to the portion of our income that meets certain criteria and is distributed annually to stockholders. We intend to operate in a manner that allows us to meet the requirements for taxation as a REIT. Many of these requirements, however, are highly technical and complex. If we were to fail to meet these requirements, we could be subject to federal income tax on our taxable income at regular corporate rates. We would not be able to deduct distributions paid to stockholders in any year in which we fail to qualify as a REIT. We will also be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions.

Recent Accounting Pronouncement

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159 (“SFAS 159”), “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS 159 permits entities to choose to measure financial assets and liabilities (except for those that are specifically scoped out of the Statement) at fair value. The election to measure a financial asset or liability at fair value can be made on an instrument-by-instrument basis and is irrevocable. The difference between carrying value and fair value at the election date is recorded as a transition adjustment to opening retained earnings. Subsequent changes in fair value are recognized in earnings.

CM REIT, INC.

NOTES TO BALANCE SHEET — (Continued)

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements. Accordingly, SFAS 157 does not require any new fair value measurements. SFAS 157 is effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. This statement has modified the methodology for the measurement of “Fair Value of Financial Instruments.” In October 2008, the FASB issued FSP No. FAS 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active (“FSP No. FAS 157-3”), which clarifies the application of SFAS No. 157 in a market that is not active.

In December 2007, the FASB issued Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements — An amendment of ARB No. 51 (“SFAS 160”). This statement amends Accounting Research Bulletin No. 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary, which is sometimes referred to as minority interest, is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Among other requirements, this statement requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated income statement, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. This statement shall be applied prospectively as of the beginning of the fiscal year in which this statement is initially applied, except for the presentation and disclosure requirements. The presentation and disclosure requirements shall be applied retrospectively for all periods presented.

Concentration of Credit Risk

At December 18, 2008 (capitalization), we had cash on deposit in the amount of $200,000. We limit cash investments to financial institutions with high credit standing; therefore, we believe we are not exposed to any significant credit risk in cash and cash equivalents.

Note 3.	Capitalization

Under our Articles of Incorporation, we have the authority to issue 115,000,000 shares, consisting of 100,000,000 shares of common stock and 15,000,000 shares of preferred stock. All shares of such stock have a par value of $0.01 per share. On December 18, 2008 (capitalization), Sandstone purchased 20,000 shares of our common stock for total cash consideration of $200,000 to provide the Company’s initial capitalization. Our board of directors is authorized to amend our charter, without the approval of the stockholders, to alter the aggregate number of authorized shares of capital stock or the number of shares of any class or series that we have authority to issue.

Distribution Reinvestment Plan

We have adopted a distribution reinvestment plan (DRIP) that will allow stockholders to have cash otherwise distributable invested in additional shares of our common stock at a price equal to the public offering price per share. If no public offering of shares is ongoing, the price will be equal to the net asset value of the shares determined by our board of directors in its sole discretion, based on quarterly appraisal updates of the Company’s assets until such time, if any, as listing of the Company’s common stock on a national securities exchange or trading of such shares in the over-the-counter market occurs. Stockholders who elect to participate in the distribution reinvestment plan, and who are subject to United States federal income taxation laws, will incur a tax liability on an amount equal to the fair value on the relevant distribution date of the shares of the Company’s common stock purchased with reinvested distributions, even though such

CM REIT, INC.

NOTES TO BALANCE SHEET — (Continued)

stockholders have elected not to receive the distributions used to purchase those shares of its common stock in cash.

Share Redemption Plan

In an effort to provide our stockholders with liquidity in respect of their investment in shares of our common stock, we have adopted a repurchase plan whereby a stockholder who has held common stock for more than one year may, with appropriate notice to the reinvestment agent, present all or any portion of his or her common stock to us for repurchase. For purposes of funding the repurchase plan, at our option, all proceeds from our DRIP for the applicable calendar quarter may be used by the reinvestment agent on our behalf to repurchase shares of our common stock pursuant to the terms of the repurchase plan. In addition, we may, at our option, use up to an additional $100,000 per calendar quarter, which we refer to as additional funds, for repurchases under the repurchase plan. However, at no time during any consecutive 12-month period would the number of shares repurchased by us under the repurchase plan exceed 5% of the number of outstanding shares of our common stock at the beginning of that 12-month period. The repurchase price for shares of common stock that are presented to us for repurchase between one year and two years after the date of purchase (whether directly or through the DRIP) will be equal to 90% of then fair market value, or 90% of the actual purchase price, whichever is less. The repurchase price for shares that are presented for repurchase between two years and three years after the date of purchase will be equal to 95% of then fair market value, or 95% of the actual purchase price, whichever is less. The repurchase price for shares that are presented for repurchase three plus years after the date of purchase will be equal to the then fair market value or the actual purchase price, whichever is less. Our board of directors may, in its discretion, amend or suspend the repurchase plan if it determines that to do so is in our best interest.

Note 4.	Related Party Arrangements

The Advisor and certain affiliates of the Advisor will receive fees and compensation in connection with the Company’s public offering and the management of the Company’s investments.

Advisory Agreement

We will pay our Advisor a management fee for the services it provides pursuant to the advisory agreement with the Company that entitles it to first-tier management compensations, second-tier management compensation, and reimbursement of expenses. The annual first-tier management compensation is 1% of the first $200 million of gross average invested assets plus 0.8% of the gross average invested assets in excess of $200 million, to be paid quarterly. The second-tier management compensation is a tiered percentage of the amount of our net income (taxable income) excluding provision for loan loss and capital losses, before deducting second-tier compensation less a threshold return, which is the net income that would produce an annualized return on our average invested assets equal to the 10-year U.S. Treasury rate plus 1.0%. The tiered percentage is the weighted average of 20% of the first $200 million of average invested assets and 10% of the excess over $200 million of average invested assets. The second-tier management compensation is calculated quarterly and any positive quarterly amount is paid by us, along with the first-tier management compensation, within 15 days of receipt of the computations.

The Company will reimburse the Advisor for all expenses paid or incurred by the Advisor in connection with the services provided to the Company, subject to the limitation that the Company will not reimburse the Advisor for any amount by which its operating expenses (including the asset management fee) for each fiscal year exceeds the greater of: (A) 2% of its average invested assets; or (B) 25% of its net income determined without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of the Company’s assets for that period. Notwithstanding the above, the

CM REIT, INC.

NOTES TO BALANCE SHEET — (Continued)

Company may reimburse the Advisor for expenses in excess of this limitation if a majority of the independent directors determines that such excess expenses are justified based on unusual and non-recurring factors.

Dealer-Manager Agreement

The dealer-manager of our offering of common stock, directs and oversees the sale of our equity securities. The dealer-manager receives a marketing support fee and sales commissions based on the number of shares of common stock it sells. The dealer-manager contracts with third party broker-dealers to have a larger sales distribution of equity securities, and compensates them out of the sales commissions and marketing support fees it receives from us. Because Sandstone owns the dealer-manager, it is our affiliate.

Loan Origination Agreements

We will enter into a loan origination agreement with each of Consolidated Mortgage, LLC, Residential Capital Mortgage Corporation and Province Real Estate Advisors, Inc., each of which is a related party. We are not obligated to pay any fees or expenses to any of these related parties under the loan origination agreements.

Note 5.	Commitments and Contingencies

In the ordinary course of business, we may become subject to litigation or claims. We are not subject to any material litigation nor, to our knowledge, is any material litigation threatened against the Company.

Note 6.	Economic Dependency

We will be dependent on the Advisor for certain services that are essential to the Company, including the sale of our common stock, asset acquisition and disposition decisions and other general and administrative responsibilities. In the event that the Advisor is unable to provide such services, we would be required to find alternative service providers.

APPENDIX A

REINVESTMENT PLAN

CM REIT, Inc., a Maryland corporation (the “Company”), adopted a Reinvestment Plan (the “Reinvestment Plan”) on the terms and conditions set forth below.

1. Reinvestment of Distributions.  ACS Securities, Inc., the agent (the “Reinvestment Agent”), for participants (the “Participants”) in the Reinvestment Plan, will receive all cash distributions made by the Company with respect to shares of common stock of the Company (the “Shares”) owned by each Participant, which are subject to the Reinvestment Plan including all Shares acquired by the Reinvestment Agent through the application of such distributions pursuant to the terms of the Reinvestment Plan (collectively, the “Distributions”). The Reinvestment Agent will apply such Distributions as follows:

(a) At any period during which the Company is making a public offering of Shares, the Reinvestment Agent will invest Distributions in Shares acquired from the managing dealer or participating brokers for the offering at the public offering price per Share.

(b) If no public offering of Shares is ongoing, the Reinvestment Agent will purchase Shares from any additional shares which the Company elects to register with the Securities and Exchange Commission (the “SEC”) for the Reinvestment Plan, at a per Share price equal to the net asset value of the Shares determined by the Company’s board of directors in its sole discretion, based on quarterly appraisal updates of the Company’s assets until such time, if any, as listing of the Company’s common stock on a national securities exchange or trading of such shares in the over-the-counter market occurs. Upon Listing, the current reinvestment agent may purchase Shares either through such market or directly from the Company pursuant to a registration statement relating to the Reinvestment Plan, in either case at a per Share price equal to the then-prevailing market price on the national securities exchange or over-the-counter market on which the Shares are listed at the date of purchase by the current reinvestment agent. In the event that, after Listing occurs, the current reinvestment agent purchases Shares on a national securities exchange or over-the-counter market through a registered broker-dealer, the amount to be reinvested shall be reduced by any brokerage commissions charged by such registered broker-dealer. In the event that such registered broker-dealer charges reduced brokerage commissions, additional funds in the amount of any such reduction shall be left available for the purchase of Shares.

(c) For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each month the Distributions received by the Reinvestment Agent on behalf of such Participant. The Reinvestment Agent will use the aggregate amount of Distributions to all participants for each month to purchase Shares for the participants. If the aggregate amount of Distributions to participants exceeds the amount required to purchase all Shares then available for purchase, the Reinvestment Agent will purchase all available Shares and will return all remaining Distributions to the participants within 30 days after the date such purchase is made. The purchased Shares will be allocated among the participants based on the portion of the aggregate Distributions received by the Reinvestment Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on the books of the Company.

(d) Distributions shall be invested by the Reinvestment Agent in Shares promptly following the payment date to the extent Shares are available.

(e) The allocation of Shares among participants may result in the ownership of fractional Shares, computed to four decimal places.

(f) Distributions attributable to Shares purchased on behalf of the participants pursuant to the Reinvestment Plan will be reinvested in additional Shares in accordance with the terms hereof.

(g) No certificates will be issued to a Participant for Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan except to participants who make a written request to the Reinvestment Agent, which request will be forwarded to the Company. A written confirmation of share investment may be requested from the Reinvestment Agent at any time. Participants in the Reinvestment Plan will receive statements of account in accordance with Section 7 hereof.

2. Election to Participate.  Any stockholder who participates in a public offering of Shares and who has received a copy of the related final prospectus included in the Company’s registration statement filed with the SEC may elect to participate in and purchase Shares through the Reinvestment Plan at any time by written notice to the Company and would not need to receive a separate prospectus relating solely to the Reinvestment Plan. A person who becomes a stockholder otherwise than by participating in a public offering of Shares may purchase Shares through the Reinvestment Plan only after receipt of a separate prospectus relating solely to the Reinvestment Plan. Participation in the Reinvestment Plan will commence with the next distribution made after such Participant’s notice was received, provided it is received at least ten days prior to the record date for such distribution. Subject to the preceding sentence, regardless of the date of such election, a stockholder will become a Participant in the Reinvestment Plan effective on the first day of the fiscal quarter following such election, and the election will apply to all Distributions attributable to the month in which the stockholder’s election becomes effective and to all fiscal quarters thereafter. A Participant who has terminated his participation in the Reinvestment Plan pursuant to Section 11 hereof will be allowed to participate in the Reinvestment Plan again upon receipt of a current version of a final prospectus relating to participation in the Reinvestment Plan which contains, at a minimum, the following: (i) the minimum investment amount; (ii) the type or source of proceeds which may be invested; and (iii) the tax consequences of the reinvestment to the Participant, by notifying the Reinvestment Agent and completing any required forms.

3. Distribution of Funds.  In making purchases for participants’ accounts, the Reinvestment Agent may commingle Distributions attributable to Shares owned by participants in the Reinvestment Plan.

4. Proxy Solicitation.  The Reinvestment Agent will distribute to participants proxy solicitation material received by it from the Company which is attributable to Shares held in the Reinvestment Plan. The Reinvestment Agent will vote any Shares that it holds for the account of a Participant in accordance with the Participant’s written instructions. If a Participant gives a proxy to person(s) representing the Company covering Shares registered in the Participant’s name, such proxy will be deemed to be an instruction to the Reinvestment Agent to vote the full Shares in the Participant’s account in like manner. If a Participant does not direct the Reinvestment Agent as to how the Shares should be voted and does not give a proxy to person(s) representing the Company covering these Shares, the Reinvestment Agent will not vote said Shares.

5. Absence of Liability.  None of the Company, the advisor or the Reinvestment Agent shall have any responsibility or liability as to the value of the Shares, any change in the value of the Shares acquired for the Participant’s account, or the rate of return earned on, or the value of, the interest-bearing accounts, in which Distributions are invested. None of the Company, the advisor, or the Reinvestment Agent shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant’s participation in the Reinvestment Plan upon such Participant’s death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant. NOTWITHSTANDING THE FOREGOING, LIABILITY UNDER THE FEDERAL SECURITIES LAWS CANNOT BE WAIVED. Similarly, the Company, the advisor and the Reinvestment Agent have been advised that in the opinion of certain state securities commissioners, indemnification is also considered contrary to public policy and therefore unenforceable.

6. Suitability.

(a) Within 60 days prior to the end of each fiscal year,           (“          ”) will mail to each Participant a participation agreement (the “Participation Agreement”), in which the Participant will be required to represent that there has been no material change in the Participant’s financial condition and confirm that the representations made by the Participant in the Subscription Agreement (a form of which shall be attached to the Participation Agreement) are true and correct as of the date of the Participation Agreement, except as noted in the Participation Agreement or the attached form of Subscription Agreement.

(b) Each Participant will be required to return the executed Participation Agreement to           within 30 days after receipt. In the event that a Participant fails to respond to           or return the completed Participation Agreement on or before the fifteenth (15th) day after the beginning of the fiscal year following receipt of the Participation Agreement, the Participant’s Distributions for the first month of that year will be sent directly to the Participant and no Shares will be purchased on behalf of the Participant for that month and, subject to (c) below, any month thereafter, until           receives an executed Participation Agreement from the Participant.

(c) If a Participant fails to return the executed Participation Agreement to          prior to the end of the second month for any year of the Participant’s participation in the Reinvestment Plan, the Participant’s participation in the Reinvestment Plan shall be terminated in accordance with Section 11 hereof.

(d) Each Participant shall notify           in the event that, at any time there is any material inaccuracy of any during his participation in the Reinvestment Plan, change in the participant’s financial condition or representation under the Subscription Agreement.

(e) For purposes of this Section 6, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company’s prospectus.

7. Reports to participants.  Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the Distributions received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, the total administrative charge to such Participant, if any, and the total Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Each statement shall also advise the Participant that, in accordance with Section 6(d) hereof, he is required to notify           in the event that there is any material change in his financial condition or if any representation under the Subscription Agreement becomes inaccurate. Tax information for income earned on Shares under the Reinvestment Plan will be sent to each participant by the Company or the Reinvestment Agent at least annually.

8. Administrative Charges, Commissions, and Plan Expenses.  The Company shall be responsible for all administrative charges and expenses charged by the Reinvestment Agent. Any interest earned on Distributions will be paid to the Company to defray costs relating to the Reinvestment Plan. Additionally, in connection with any Shares purchased from the Company both prior to and after the termination of a public offering of the Shares, the Company will not pay to any selling commissions or other fees and expenses.

9. No Drawing.  No Participant shall have any right to draw checks or drafts against his account or give instructions to the Company or the Reinvestment Agent except as expressly provided herein.

10. Taxes.  Taxable participants may incur a tax liability for Distributions made with respect to such Participant’s Shares, even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Reinvestment Plan.

11. Termination.

(a) A Participant may terminate his participation in the Reinvestment Plan at any time by written notice to the Company. Effective for any Distribution, such notice must be received by Company at least ten business days prior to the last day of the month or quarter to which such Distribution relates.

(b) The Company or the Reinvestment Agent may terminate a participant’s individual participation in the Reinvestment Plan, and the Company may terminate the Reinvestment Plan itself at any time by ten days’ prior written notice mailed to a Participant, or to all participants, as the case may be, at the address or addresses shown on their account or such more recent address as a Participant may furnish to the Company in writing.

(c) After termination of the Reinvestment Plan or termination of a Participant’s participation in the Reinvestment Plan, the Reinvestment Agent will send to each Participant (i) a statement of account in accordance with Section 7 hereof, and (ii) a check for the amount of any Distributions in the Participant’s account that have not been reinvested in Shares. The record books of the Company will be revised to reflect the ownership of record of the Participant’s full Shares and the value of any fractional Shares standing to the credit of a Participant’s account based on the market price of the Shares. Any future Distributions made after the effective date of the termination will be sent directly to the former Participant.

12. Notice.  Any notice or other communication required or permitted to be given by any provision of this Reinvestment Plan shall be in writing and addressed if to the Company, to Investor Relations Department,          , 1291 W. Galleria Drive, Suite 200, Henderson, Nevada 89014, or if to the Reinvestment Agent, to ACS Securities, Inc., 3988 N. Central Expressway, Building 5, Sixth Floor, Dallas, Texas 75204, or such other addresses as may be specified by written notice to all participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Company. Each Participant shall notify the Company promptly in writing of any change of address.

13. Amendment.  The terms and conditions of this Reinvestment Plan may be amended or supplemented by an agreement between the Reinvestment Agent and the Company at any time, including, without limitation, an amendment to the Reinvestment Plan to add a voluntary cash contribution feature or to substitute a new Reinvestment Agent to act as agent for the participants or to increase the administrative charge payable to the Reinvestment Agent, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant at his last address of record; provided, that any such amendment must be approved by a majority of the independent directors of the Company. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those participants from whom the Company receives written notice of termination prior to the effective date thereof.

14. Governing Law.  THIS REINVESTMENT PLAN AND A PARTICIPANT’S ELECTION TO PARTICIPATE IN THE REINVESTMENT PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND APPLICABLE TO CONTRACTS TO BE MADE AND PERFORMED ENTIRELY IN SAID STATE; PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 14.

APPENDIX B

SHARE REPURCHASE PLAN

CM REIT I, Inc., a Maryland corporation (the “Company”), adopted a Share Repurchase Plan (the “Repurchase Plan”) on the terms and conditions set forth below.

1. Repurchase of Shares.  ACS Securities, Inc., the agent (the “Reinvestment Agent”), for each participant (the “Participant”) in the Repurchase Plan, will repurchase shares of common stock of the Company (the “Shares”) owned by each Participant, in accordance with the terms of this Repurchase Plan upon instruction received by the Company. All recordkeeping and other administrative functions required to be performed in connection with the Repurchase Plan will be performed by the Reinvestment Agent. All repurchases of Shares are at the Company’s option, and the Company is under no obligation to repurchase any Shares.

2. Holding Period.  In order to be eligible to present Shares for repurchase, the stockholder must have acquired the Shares at least one year prior to presentment for repurchase.

3. Number of Shares.  A stockholder may present all or any portion of his Shares for repurchase.

4. Amount of Shares to be Repurchased.

(a) The Company may repurchase the Shares presented for cash to the extent the Company has sufficient available proceeds from its dividend reinvestment plan (“DRIP”) to do so. For purposes of funding the Repurchase Plan, all proceeds from the DRIP for the applicable calendar quarter are available for use by the Reinvestment Agent on the Company’s behalf to repurchase Shares pursuant to the terms of the Repurchase Plan.

(b) The Company has discretion to use up to an additional $100,000 per calendar quarter for repurchases under the Repurchase Plan (the “Additional Funds”).

(c) At no time during any consecutive 12-month period will the number of shares repurchased by the Company under the Repurchase Plan exceed 5% of the number of outstanding shares of the Company’s common stock at the beginning of that 12-month period.

(d) If the proceeds from the DRIP plus the Additional Funds exceed the amount needed to repurchase the common stock for which repurchase requests have been submitted, the Company may carry over any excess amount to the next succeeding calendar quarter for use in addition to the amount of proceeds from the DRIP and the Additional Funds otherwise available for repurchases during that calendar quarter.

(e) If the proceeds from the DRIP and the Additional Funds are insufficient to repurchase all of the common stock for which repurchase requests have been submitted, the Company will repurchase the stock on a pro rata basis at the end of each quarter. A stockholder whose entire request is not honored, due to insufficient available funds in that quarter, can ask that the request to repurchase the shares be honored at such time, if any, as there are sufficient available funds. In that case, the repurchase request will be retained and those shares will be repurchased, again on a pro rata basis, at the end of the next quarter. Alternatively, a stockholder whose shares are not repurchased may withdraw his or her repurchase request.

5. Repurchase Price.  The Company will determine the price at which it repurchases shares of common stock.

(a) Shares of common stock that are presented for repurchase between one year and two years after the date of purchase (whether directly or through the DRIP) will be repurchased for a price of 90% of then fair market value, or 90% of the actual purchase price, whichever is less.

(b) Shares that are presented for repurchase between two years and three years after the date of purchase will be repurchased for a price of 95% of then fair market value, or 95% of the actual purchase price, whichever is less.

(c) Shares that are presented for repurchase after three years after the date of purchase will be purchased for the then fair market value or the actual purchase price, whichever is less.

(d) During periods in which the Company is engaged in an offering, fair market value will be equal to the then current offering price paid for the Shares in the offering. During periods in which the Company is not engaged in an offering, the fair market value of Share for purposes of repurchase will be the net asset value as of the end of the most recent fiscal quarter.

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(e) Any adjustment of the repurchase price and the time period of its effectiveness will be announced through the filing of a Form 8-K with the Securities and Exchange Commission (the “SEC”) describing the new terms and the provision of a written notice of the new terms circulated with the next dividend distribution.

6. Procedures.

(a) To the extent the Company elects to repurchase any Shares in accordance with the terms of this Repurchase Plan, the Company will repurchase Shares within 60 days following the end of the calendar quarter in which the Shares are presented, provided that the requisite repurchase documents from stockholders are received by the Reinvestment Agent at least one month prior to the end of the applicable calendar quarter, and acknowledgement of change in repurchase price, if any, is received by the repurchase date.

(b) The Company will engage a third-party to conduct a Uniform Commercial Code (the “UCC”) search to ensure that no liens or encumbrances are held against the Shares presented for redemption. The Company will deduct $100 from the proceeds of the repurchase to cover the costs of this search. Shares that are not subject to liens or encumbrances will be eligible for redemption following the completion of the UCC search. The Company will not redeem shares that are subject to liens or other encumbrances until the stockholder presents evidence that such liens or encumbrances have been removed.

(c) The Participant will surrender his stock certificate, if any, to the Reinvestment Agent upon the repurchase.

7. Nature of Repurchased Shares.  Shares that are repurchased in accordance with this Repurchase Plan will be retired and will not be available for reissuance.

8. Absence of Liability.  None of the Company, the Advisor, or the Reinvestment Agent shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability with respect to the time and the prices at which Shares are repurchased. NOTWITHSTANDING THE FOREGOING, LIABILITY UNDER THE FEDERAL SECURITIES LAWS CANNOT BE WAIVED. Similarly, the Company, the Advisor and the Reinvestment Agent have been advised that in the opinion of certain state securities commissioners, indemnification is also considered contrary to public policy and therefore unenforceable.

9. Administrative Charges, Commissions, and Plan Expenses.  The Company shall be responsible for all administrative charges and expenses charged by the Reinvestment Agent.

10. Termination.  The Company may terminate the Repurchase Plan at any time by making public disclosure of such termination via a Form 8-K or other appropriate filing with the SEC. The Repurchase Plan will be automatically terminated, without any further action being taken, upon the to listing of the Shares on a national exchange or over-the-counter market Listing of the Company’s Shares.

11. Notice.  Any notice or other communication required or permitted to be given by any provision of this Reinvestment Plan shall be in writing and, if to the Company, addressed to Investor Relations Department,          , or, if to the Reinvestment Agent, to ACS Securities, Inc., 3988 N. Central Expressway, Building 5, Sixth Floor, Dallas, Texas 75204, or such other addresses as may be specified by written notice to all participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Company. Each Participant shall notify the Company promptly in writing of any change of address.

12. Amendment.  The terms and conditions of this Repurchase Plan may be amended or suspended by the Company’s board of directors at any time if it determines that to do so is in our best interest. Such amendment shall be deemed conclusively accepted by each stockholder. If the board of directors amends or suspends the Repurchase Plan, the Company will provide stockholders with 30 days advance notice of such amendment or suspension by disclosing such change on a filing with the SEC, such as a Form 8-K.

13. Governing Law.  THIS REPURCHASE PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND APPLICABLE TO CONTRACTS TO BE MADE AND PERFORMED ENTIRELY IN SAID STATE; PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 13.

B-2

APPENDIX C

Subscription Agreement

CM REIT, INC.

[logo]

MAKE INVESTMENT CHECK PAYABLE TO: CM REIT, Inc.

This subscription is for the purchase of shares of Common Stock (the “Common Stock”) at $10 per share. The minimum initial subscription is 250 shares ($2,500); 100 shares ($1,000) for IRA, Keogh, and qualified plan accounts (except in states with higher minimum purchase requirements).

SUBSCRIPTION INFORMATION: On the following pages, please fill out all applicable information.

*****FOR OFFICE USE ONLY*****

Fund Number

Date Received

Deposit Date

Subscription Information

Amount of Subscription: $ Initial Investment -or-	Additional Investment in this offering

Number of Shares:	shares are being purchased through a Registered Investment advisor or net of commission

State of Sale:

Solicited            Unsolicited

Investor Information

Investor 1 Name

Investor 2 Name

Address Line 1

Address Line 2

City, State, Zip Code

Phone 1 (daytime)        Phone 2 (evening)

Fax Number:        Email:

  US Citizen            US Citizen residing outside the US

  Check here if you are subject to backup withholding

  Foreign Citizen, country

Investment Type (check one)

Individual	IRA

Joint Tenants	SEP IRA

Community Property	ROTH IRA

Tenants-In-Common	Keogh (H.R. 10)

Married Person, Separate Property	Pension Plan

Custodian for ( UGMA UTMA)	Profit Sharing Plan

(State of UGMA or UTMA: )

  Corporation or Partnership (Please attach agreement/corporate resolution)

  Non-Profit Organization (Please attach agreement/corporate resolution)

  Trust (      Taxable      Tax-Exempt) (Please attach pages of trust which list name of trust, trustees, signatures and date)

  Charitable Remainder Trust (Please attach pages of trust which list name of trust, trustees, signatures and date)

  Other (specify):

Investment Title

Please print names in which shares of Common Stock are to be registered. Include trust name if applicable. If IRA or qualified plan, include both custodian and investor names and taxpayer ID numbers.

Title Line 1

Title Line 2

Tax Identification Number:   Secondary Tax Identification Number:

Automatic Investment Program

Electronic Funds Transfer from your bank account directly to your CM REIT investment account — except as noted below, there is no minimum automatic investment.
(Please note: investors in the States of Maine, Minnesota, Nebraska and Washington must make each automatic investment in increments of $1,000.)

I authorize CM REIT or its agent to draft from my checking or savings account. This authority will remain in force until I notify CM REIT in writing to cancel it. In the event that CM REIT drafts funds erroneously from my account, they are authorized to credit my account for an amount not to exceed the amount of the erroneous draft. Please Attach a Pre-printed Voided Check.

Name of Financial Institution:   Mailing Address:

City:   State:   Zip Code:

Your Bank’s ABA Routing Number:

Your Bank Account Number:   ☐ Checking Account  ☐ Savings Account

	Frequency	Start Date (MM/DD/YYYY)

Amount
☐	Monthly (Please check one) ☐ 2nd or ☐ 16th	$

☐	Quarterly (January; April; July; October) (Please check one) ☐ 2nd or ☐ 16th	$

☐	Annually (January) (Please check one) ☐ 2nd or ☐ 16th	$

Beneficiaries — Transfer Upon Death

Transfers upon death will be executed in accordance with the attached Transfer on Death form.

Qualified Plans Only — Trustee (Custodian) Information

Trustee Name

Trustee Address 1

Trustee Address 2

Trustee City, State, Zip Code

Trustee Telephone #

Trustee Tax Identification Number

Investor’s Account Number with Trustee

Broker-Dealer and Registered Representative Information

Broker Dealer Name	Representative Name

Broker Dealer Address	advisor Number

Representative’s Address

City, State, Zip

Rep’s City, State, Zip

Phone	Rep’s Phone

Rep’s email

  Telephonic Subscription (please refer to the Prospectus for details)

  REGISTERED INVESTMENT ADVISOR (RIA): All sales of shares of Common Stock must be made through a Broker/Dealer. If an RIA has introduced a sale, the sale must be conducted through (i) the RIA in its Capacity as a Registered Representative, if applicable; (ii) a Registered Representative of a Broker/Dealer which is affiliated with the RIA, if applicable; or (iii) if neither (i) or (ii) is applicable, an unaffiliated Broker/Dealer.

Distribution Information (Choose one of the following options):

  (Please initial) I understand that the frequency of the payment of distributions may be changed from monthly to quarterly upon the vote of the Company’s board of directors.

  I prefer to participate in the Distribution Reinvestment Plan, as described in the Prospectus.

  Send distributions via check to investor’s home address (not available for qualified plans)

  Send distributions via check to alternate payee listed here (not available for qualified plans without custodial approval):

NAME    ADDRESS

ACCOUNT NUMBER   CITY, STATE, ZIP

  Direct Deposit I authorize CM REIT, Inc. or its agent (collectively, “REIT”) to deposit my distributions to the checking or savings account identified below. This authority will remain in force until I notify REIT in writing to cancel it. In the event that REIT deposits funds erroneously into my account, REIT is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name

ABA/Routing Number   (for Direct Deposit, please enclose a voided check)

Account Number

Subscription Agreement

TAXPAYER IDENTIFICATION NUMBER CONFIRMATION (REQUIRED): The investor signing below, under penalties of perjury, certifies that (i) the number shown on this subscription agreement is his correct Taxpayer Identification number (or he is waiting for a number to be issued to him) and (ii) he is not subject to backup withholding either because he has not been notified by the Internal Revenue Service (“IRS”) that he is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him that he is no longer subject to backup withholding. NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE WITHHOLDING BOX HAS BEEN CHECKED IN THE INVESTOR INFORMATION SECTION.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

	Primary	Joint

(a) I have received the Prospectus for CM REIT, Inc. dated (the “Prospectus”).	Initials	Initials
(b) I acknowledge that I may lose all of my investment and I am financially able to bear the risk of complete loss of my investment.	Initials	Initials
(c) I acknowledge that there is no liquidity of the shares I am purchasing hereunder and I may have to hold my investment for an indefinite period of time. I have the financial capability to allow me to hold my investment until a liquidity event occurs, if ever.	Initials	Initials
(d) I acknowledge the Prospectus sets forth that there are substantial limitations on my ability to transfer my shares in CM REIT, Inc.	Initials	Initials
(e) I acknowledge the tax disclosure is contained in the Prospectus and acknowledge the tax consequences of my investment.	Initials	Initials
(f) I am purchasing common shares in CM REIT, Inc. for my own account.	Initials	Initials
(g) I have (i) a net worth (not including home, furnishings, and personal automobiles) of at least $70,000 and an annual gross income of at least $70,000, or (ii) a net worth (as previously described) of at least $250,000, or I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards and How to Subscribe.”	Initials	Initials

Signature of Investor	Date	Signature of Joint Investor or, for Qualified Plans, of Trustee/Custodian	Date

Client Profile	Tax
(please use combined figures for joint account)	Bracket	Investment Objectives	Risk Tolerance

$ Annual Income $ Dividends & Interest $ Cash in Bank $ Real Estate (Net) $ Other Asset Value $ Total Net Worth	☐ 0-15% ☐ 16-28% ☐ 29-33% ☐ Higher
☐ Growth (Quality
Emphasis)
☐ Income (Quality
Emphasis)
☐ Growth & Income
(Quality Emphasis)
☐ Growth (Return
Emphasis)
☐ Income (Return
Emphasis)
☐ Growth & Income
(Return Emphasis)
☐ Speculation
☐ High Income
☐ Conservative Income ☐ Conservative Growth ☐ Moderate Risk ☐ Aggressive Risk

DEFINITIONS:

Growth (Quality Emphasis):  Seeks capital appreciation, at or near market levels, primarily through equity oriented and other investments of average or better quality; Income (Quality Emphasis): Seeks income at or near current market levels, primarily though fixed income and other investments of average or better quality; Growth and Income (Quality Emphasis): Seeks a combination of income and capital appreciation at or near current market levels, primarily through a broad range of investments of average or better quality; Growth (Return Emphasis): Seeks capital appreciation at or above market levels primarily through equity oriented and other investors that may involve an above average degree risk; Income (Return Emphasis): Seeks income at or above current market levels through broad range of investments and strategies that may involve an above average degree of risk; Growth and Income (Return Emphasis): Seeks a combination of income and capital appreciation at or above current market levels through broad range of investments and strategies that may involve an above average level of risk; Speculation: Seeks to maximize total return through broad range of investments and strategies which may involve a high level of activity; High Income: Seeks to maximize income through a concentration in non-rated or below investment grade fixed income securities that may involve a high degree of risk.

Financial Representative Signatures

The Broker’s Financial Representative must sign below to complete the order. Financial Representative hereby warrants that he is duly licensed and may lawfully sell shares of Common Stock in the state designated as the investor’s legal residence.

The undersigned confirm by their signatures that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the liquidity and marketability of the shares; (iv) have delivered a current Prospectus and related supplements, if any, to such investor; and (v) have reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

I understand this subscription agreement is for CM REIT, Inc.

Signature of Financial Representative	Date	Branch Manager Signature (If required by Broker/Dealer)	Date

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in the Company.

RETURN TO:  ACS Securities, Inc., 3988 N. Central Expressway, Building 5, 6th Floor, Dallas, TX 75204

OVERNIGHT DELIVERY:  ACS Securities, Inc., 3988 N. Central Expressway, Building 5, 6th Floor, Dallas, TX 75204 (214) 887-7134

CM INVESTOR RELATIONS:  tel ( )   toll-free (800)   fax ( )

*****FOR OFFICE USE ONLY*****

Check #:	Complied By:	W/S:
Batch #:	Input By:	Region:
Subscription #:	Proofed By:	Territory:
BD Account #:	PAFS Account#:	Other:

CM REIT, Inc.

Transfer on Death Registration Request and Agreement Form

ACS Securities, Inc. reserves the right to allow the following rules to apply to a TOD registration:

•	A TOD may only be held on Individual or Joint Tenants with Right of Survivorship (JTWROS) registrations (not on an estate, trust, IRA, etc.)

•	The TOD beneficiary must be an individual or entity and cannot be the JTWROS person.

•	The TOD beneficiary must be named on this form; “spouse” or “children” is not an acceptable designation.

•	Add more lines if necessary to list each beneficiary. Primary and secondary designations are not necessary. All TOD designations will be considered primary.

TO BE COMPLETED BY STOCKHOLDER(S):

By signing below, I/we request that my/our investment be registered in “transfer on death” form, and designate the following beneficiary as the one to whom the investment shall pass after I am/we are deceased:

Stockholder Name(s)	Tax Payer ID No.

Print name of beneficiary	% of shares

Print name of beneficiary	% of shares

Print name of beneficiary	% of shares

By signing below, I/we also make the following warranties, representation and agreements:

1. You are not required to re-register the investment in name of the beneficiary unless you have received such documents as you may require to establish that I/we are both deceased.

2. You are not responsible for determining the tax consequences of the decision to register this investment as requested above.

3. I/we agree to hold harmless, indemnify, and defend you any claim, loss or liability resulting from (a) any breach of any warranty or representation in this Agreement, and (b) any action you take in connection with the registration, any re-registration in the name of the beneficiary, and from any distribution thereafter to the beneficiary, made as requested or authorized under this Agreement.

4. If this Agreement is established under joint tenants with the right of survivorship account status, upon the death of one of the joint owners, ownership shall pass to the surviving joint owner, and you may follow the instructions of the survivor with regard to the investment, including, without limitation, instructions to (a) terminate transfer on death registration, or (b) change owner or beneficiary.

5. If I have established this account individually and am married (or jointly, and am not married to my joint applicant), my spouse’s waiver has been executed below.

6. You have not provided any legal advice to me, and I agree to obtain the advice of an attorney with regard to the enforceability of this form of registration in my state, and its affect on my estate and tax planning.

SIGNATURE(S):
ALL SIGNATURES MUST BE MEDALLION SIGNATURE GUARANTEED

Stockholder’s Signature	Date	Joint Stockholder’s Signature

Spousal Waiver:
By signing below, I consent to the terms and conditions of this Agreement:

Signature of Stockholder’s Spouse	Date	Signature of Joint Stockholder’s Spouse

Addendum Regarding Purchases Net of Certain Commissions

By signing below, I/we make the following warranties, representations and agreements:

1. I/we understand that I/we have purchased the shares of CM REIT, Inc. common stock (the “Shares”) at a per share price of $     , net of certain sales commissions.

2. In consideration for this reduced price, I/we agree that any transfer by us of the Shares prior to the listing of the Shares on a national securities exchange or over-the-counter market must be for a price equal to or less than the purchase price paid by me/us for the Shares. I/we agree to require any such transferee to sign an agreement in the form of Exhibit A hereto, setting forth such transferee’s agreement only to transfer further the Shares for a price equal to or less than the purchase price paid by me/us.

3. I/we are purchasing the Shares for personal investment purposes, and not with a view to, or for resale in connection with, any distribution of the Shares.

SIGNATURE(S):

Stockholder’s Signature	Date	Joint Stockholder’s Signature

Spousal Waiver:
By signing below, I consent to the terms and conditions of this Agreement:

Signature of Stockholder’s Spouse	Date	Signature of Joint Stockholder’s Spouse

APPENDIX D

PRIOR PERFORMANCE TABLES

The following prior performance tables provide information relating to Desert Capital REIT, Inc., the only prior real estate investment program sponsored by our sponsor, Sandstone Equity Investors, LLC and its affiliates and Todd B. Parriott, our Chief Executive Officer. Desert Capital REIT has investment objectives similar to ours. Desert Capital REIT, Inc. was not a prior program of CM REIT, Inc. This offering is the first public offering by us.

This information should be read together with the summary information included in the “Prior Performance Summary” section of this prospectus, which includes a description of Desert Capital REIT, Inc. The tables below provide information on the performance of Desert Capital REIT, Inc., a public company which has conducted two public offerings. All of the following prior performance tables are unaudited.

THE INCLUSION OF THE TABLES DOES NOT IMPLY THAT WE WILL MAKE INVESTMENTS COMPARABLE TO THOSE REFLECTED IN THE TABLES OR THAT INVESTORS IN OUR SHARES WILL EXPERIENCE RETURNS COMPARABLE TO THE RETURNS EXPERIENCED IN THE PROGRAM REFERRED TO IN THE TABLES. IF YOU PURCHASE OUR SHARES, YOU WILL NOT ACQUIRE ANY OWNERSHIP IN ANY OF THE PROGRAMS TO WHICH THE TABLES RELATE.

The following tables are included herein:

TABLE I	Experience in Raising and Investing Funds
TABLE II	Compensation to Sponsor
TABLE III	Operating Results of Prior Programs
TABLE V	Sales or Disposals of Properties

Table IV which would provide certain information on programs which have concluded operations, is not included herein because Desert Capital REIT, Inc. the only prior program sponsored by Sandstone Equity Investors and its affiliates, and Todd B. Parriott, our Chief Executive Officer has not concluded operations.

Additional information relating to the acquisition of properties by Desert Capital REIT, Inc. is contained in Table VI, which is included in Part II of the registration statement of which this prospectus is a part, which we have filed with the Securities and Exchange Commission.

Additional information regarding Desert Capital REIT, Inc. is available in the Forms 10-K filed by Desert Capital REIT, Inc. with the Securities and Exchange Commission for the fiscal years ended December 31, 2004, 2005, 2006 and 2007. Copies of any and all such information will be provided to prospective investors at no charge upon request.

Our determination that Desert Capital REIT, Inc. has investment objectives similar to ours was based primarily on the investment objectives to obtain current income through the receipt of payments on mortgage loans while making regular cash distributions, preserving, protecting, and enhancing assets, qualifying as a REIT and liquidity through either the listing of the common shares or an orderly liquidation of assets. We have concluded that Desert Capital REIT, Inc. has investment objectives similar to ours.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (ON A PERCENTAGE BASIS)(1)

Table I provides a summary of the experience of our sponsor in raising and investing funds for Desert Capital REIT, Inc., in its first offering which closed in March 2006 and its second offering which terminated in February 2008. An offering is considered closed when all funds from investors related to the offering have been raised. Information is provided as to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of the offering and the time period over which the proceeds have been invested. Information is provided as of September 30, 2008. Past performance is not necessarily indicative of future performance.

	Desert Capital REIT
	First Offering		Second Offering

Dollar amount offered	$200,000,000	(1)	$202,500,000	(1)
Dollar amount raised (100 percent)	133,178,041	(3)	54,648,122	(4)
Less offering expenses:
Selling commissions and discounts retained by affiliates	11,660,188		4,266,958
Organizational expenses	—		—
Marketing and offering expenses	2,522,099		273,699
Reserves
Percent available for investment	89.4%		91.7%
Acquisition Costs
Prepaid items and fees related to purchase of property	—		—
Cash down payment	—		—
Acquisition fees	—		—
Loan costs	—		—
Proceeds from mortgage financing	—		—
Total funds invested in mortgage loans	118,995,754		50,107,465
Date offering began	7/2004		3/2006
Length of offering (in months)	20		23
Months to invest 90 percent of amount available for investment (measured from beginning of offering)(5)	1		1

(1)	Excludes shares registered for issuance under our dividend reinvestment plan.

(2)	Percentages are of total dollar amounts raised except for “percent leverage.”

(3)	Includes $2,812,858 issued under our reinvestment plan.

(4)	Includes $9,591,637 issued under our reinvestment plan.

(5)	Generally, funds are invested within 30 days of receipt.

TABLE II

COMPENSATION TO SPONSOR

Table II summarizes the amount and type of compensation paid to Burton Management Company, Ltd., Sandstone Equity Investors, LLC and its affiliates, including CMC Financial Services, Inc., the dealer-manager for each of Desert Capital REIT’s offerings during the three years ended September 30, 2008. A program is considered closed when all funds from investors related to the offering have been raised.

Type of Compensation	First Offering		Second Offering

Date offering commenced	7/16/2004		3/22/2006
Dollar amount raised	$133,178,041	(1)	$54,648,122	(2)
Amount paid to sponsor and affiliates from proceeds of offering:
Underwriting fees	—
Acquisition fees	—
— real estate commissions	—
— advisory fees	—
— other	—
Other	11,660,188		4,266,958
Total amount paid to sponsor
Dollar amount of cash generated from operations before deducting payments to sponsor:	11,432,945		33,029,350
Amount paid to sponsor from operations:
Loan servicing fees	—
Partnership management fees	—
Reimbursements	—
Leasing commissions	—
Management fees under Advisory Agreement	1,296,925		5,449,725
Dollar amount of property sales and refinancing before deducting payments to sponsor
— cash	—		—
— notes	—		—
Amount paid to sponsor from property sales and refinancing:
Real estate commissions	—		—
Incentive fees	—		—
Other	—		—

(1)	Includes $2,812,858 issued under our dividend reinvestment plan.

(2)	Includes $9,591,637 issued under our dividend reinvestment plan.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

Table III summarizes the operating results of Desert Capital REIT, Inc. All figures are as of December 31 of the year indicated except as noted otherwise. Desert Capital REIT’s audited financial statements are included in its Form 10-K filed with the Securities and Exchange Commission.

	Desert Capital REIT, Inc.
	2005	2006	2007

Gross Revenues	$15,435,930	$29,659,558	$32,584,501
Profit on sale of properties	—	—	—
Less: Operating expenses	8,155,072	12,307,468	49,655,871
Interest expense	941,709	2,669,710	4,017,764
Depreciation	143,668	434,668	748,092
Net Income — GAAP Basis	6,195,481	14,247,712	(21,837,226)
Taxable Income	4,117,450	13,277,140	12,799,829
— from operations	4,117,450	13,277,140	12,799,829
— from gain on sale	—	—	—
Cash generated from operations	4,577,108	9,361,500	17,735,767
Cash generated from sales	—	—	—
Cash generated from refinancing	—	—	—
Cash generated from operations, sales and refinancing	4,577,108	9,361,500	17,735,767
Less: Cash distributions to investors
— from operating cash flow	3,068,025	10,880,736	14,230,562
— from sales and refinancing	—	—	—
— from other	—	—	—
Cash generated (deficiency) after cash distributions	1,509,083	(1,519,236)	3,505,205
Less: Special Items (not including sales and refinancing)	—	—	—
Cash generated (deficiency) after cash distributions and special items	1,509,083	(1,519,236)	3,505,205
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
Ordinary income (loss)	47	87	69
— from operations	47	87	69
— from recapture	—	—	—
Capital gain (loss)	—	—	—
Cash Distributions to Investors
Source (on a GAAP basis)
— Investment income	35	71	76
— Return of capital	—	—	—
Source (on cash basis)
— Sales	—	—	—
— Refinancing	—	—	—
— Operations	35	71	76
— Other	—	—	—
Total distributions on cash basis	35	71	76
Amounts (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table	—		87%

TABLE V

SALES OR DISPOSALS OF PROPERTIES

Table V presents summary information on the results of repayment of loans and equity investments by Desert Capital REIT during the three years ended December 31, 2007.

	2005	2006	2007	Total

Total Mortgage Loans	$67,649,251	$149,588,926	$143,462,056	$360,700,233
Number of mortgages purchased during period	239	133	62	434
Principal receipts	37,514,383	67,610,886	47,856,291	152,981,560
Total number of loans paid off	158	159	98	415
Number of foreclosed loans liquidated	—	—	3	3
Amount outstanding at liquidation	—	—	—	—
Proceeds from sale of foreclosed loans	—	—	3,926,613	3,926,613
Losses realized	—	—	548,524	548,524
Number of loans prepaid in full	—	—	—	—
Foreclosed loans at end of period	—	—	27,072,376	27,072,376
Number of foreclosed loans at end of period	—	—	24	24

55,000,000 Shares

CM REIT, Inc.

Common Stock

PROSPECTUS

          , 2009

Until           (which is 40 days after the date of this prospectus), all dealers effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses payable by the registrant in connection with the registration of the common stock offered hereby.

SEC registration fee	$21,615
FINRA fee	22,500
Printing and engraving expenses	(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Blue Sky registration fees	(1)
Miscellaneous	(1)

Total	$—

(1)	Estimated

All expenses in connection with the issuance and distribution of the securities being offered shall be borne by the registrant, other than dealer-manager discounts and selling commissions, if any.

Item 32.	Sales to Special Parties

Not applicable.

Item 33.	Recent Sales of Unregistered Securities

On December 17, 2008, we sold 20,000 of our shares of common stock for $10 per share to Sandstone Equity Investors, LLC, as part of the formation and initial capitalization of the Company. This formation transaction was exempt from the registration requirements of the United States securities laws pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 34.	Indemnification of Directors and Officers

Our articles of incorporation and bylaws provide for the indemnification of our directors and officers. Our agents may be indemnified to such extent as is authorized by our articles of incorporation, board of directors or our bylaws. Our articles of incorporation provide that indemnification of directors, officers, employees and agents against certain judgments, penalties, fines, settlements and reasonable expenses that any such person actually incurs in connection with any proceeding to which such person may be made a party by reason of serving in such positions, shall not be provided, unless all of the following conditions are met:

•	the indemnitee has determined, in good faith, that the course of conduct which caused the loss or liability was in CM REIT’s best interests; and

•	the Indemnitee was acting on behalf of or performing services for CM REIT.

•	Such liability or loss was not the result of:

•	negligence or misconduct, in the case that the indemnitee is a director (other than an independent director), officer, advisor or an affiliate of the advisor; or

•	gross negligence or willful misconduct, in the case that the indemnitee is an independent director.

•	Such indemnification or agreement to hold harmless is recoverable only out of CM REIT’s net assets and not from CM REIT’s stockholders.

Our advisory agreement with our advisor also provides that indemnification of our advisor and its officers, managers, employees and some of its affiliates shall not be provided unless the foregoing conditions are met.

In addition, we will not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the indemnitee;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the indemnitee; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which CM REIT’s securities were offered or sold as to indemnification for violations of securities laws.

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements require, among other things, that we indemnify such persons to the fullest extent permitted by law, and advance to such persons all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, we must also indemnify and advance all expenses incurred by such persons seeking to enforce their rights under the indemnification agreements, and may cover our directors and executive officers under our directors’ and officers’ liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded our directors and officers by our articles of incorporation, it provides greater assurance to our directors and officers and such other persons that indemnification will be available because, as a contract, it may not be modified unilaterally in the future by our board of directors or the stockholders to eliminate the rights it provides.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The foregoing summaries are necessarily subject to the complete text of the MGCL, our articles of incorporation and bylaws, and the indemnification agreements entered into between us and each of our directors and officers and are qualified in their entirety by reference thereto.

Item 35.	Treatment of Proceeds from Stock Being Registered

None of the proceeds of the offering will be credited to an account other than the appropriate capital share account.

Item 36.	Financial Statements and Exhibits

(a) Financial Statement Schedules

None.

(b) Exhibits

1.1	Form of Dealer-Manager Agreement*
3.1	Articles of Incorporation
3.2	Bylaws of the Company
5.1	Opinion of Locke Lord Bissell & Liddell LLP regarding the validity of the securities being registered*

8.1	Opinion of Locke Lord Bissell & Liddell LLP regarding tax matters*
10.1	Form of Advisory Agreement*
10.2	Form of Loan Origination Agreement between CM REIT, Inc. and Consolidated Mortgage, LLC*
10.3	Form of Loan Origination Agreement between CM REIT, Inc. and Residential Capital Mortgage Corporation*
10.4	Form of Loan Origination Agreement between CM REIT, Inc. and Province Real Estate Advisors*
10.5	Form of Indemnification Agreement*
21.1	List of Subsidiaries*
23.1	Consent of Locke Lord Bissell & Liddell LLP (included in Exhibit 5.1 and Exhibit 8.1)*
23.2	Consent of Hancock Askew & Co., LLP
24.1	Power of Attorney (included in the Signature Page).

*	To be filed by amendment.

Item 37.	Undertakings

The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement; and

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purpose of determining any liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The registrant undertakes: (a) to file any prospectuses required by Section 10(a)(3) as post-effective amendments to the registration statement, (b) that for the purpose of determining any liability under the Act each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time may be deemed to be the initial bona fide offering thereof, (c) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (d) to remove from registration by means of a post-effective amendment any of the securities being registered which remain at the termination of the offering.

The registrant undertakes to provide to the stockholders the financial statement required by Form 10-K for the first full year of operations of the registrant.

(7) The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act of 1933 during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the Registrant and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

The Registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of ten percent or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the shareholders at least once each quarter after the distribution period of the offering has ended.

TABLE VI

ACQUISITIONS OF SECURED LOANS BY PRIOR PROGRAMS

Table VI presents summary information relating to the acquisition of mortgage loans since January 1, 2005 by Prior Real Estate Programs having investment objectives similar or identical to ours. All figures are through December 31, 2007.

	2005	2006	2007	Total

Aggregate value of acquisition loans purchased	$61,781,473	$135,666,937	$41,996,685	$239,445,095
Number of acquisition loans purchased	130	90	24	244
Aggregate value of construction loans purchased	34,533,166	16,696,100	15,766,738	66,996,004
Number of construction loans purchased	108	43	34	185
Aggregate value of commercial property loans purchased	500,000	—	18,198,900	18,698,900
Number of commerical property loans purchased	1	—	4	5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement on Form S-11 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Henderson, State of Nevada, on December 23, 2008.

CM REIT, INC.

By:	/s/ Todd B. Parriott
Name:     Todd B. Parriott

Title:	Chairman of the Board, Chief Executive
Officer, President and Chief Investment Officer

Each person whose signature appears below hereby constitutes and appoints Todd B. Parriott and Stacy M. Riffe, and each of them, as his or her attorney-in-fact and agent, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all pre- or post-effective amendments to this registration statement, and to sign any and all registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the foregoing, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, and such other authorities as he deems appropriate, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them individually, or such substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Todd B. Parriott Todd B. Parriott	Chairman of the Board, Chief Executive Officer, President and Chief Executive Investment Officer (Principal Executive Officer)	December 23, 2008

/s/ Stacy M. Riffe Stacy M. Riffe	Chief Financial Officer (Principal Financial and Accounting Officer), Treasurer, Secretary and Director	December 23, 2008

/s/ G. Steven Dawson G. Steven Dawson	Director	December 23, 2008

EXHIBIT INDEX

Exhibit
No.

1.1	Form of Dealer-Manager Agreement*
3.1	Articles of Incorporation
3.2	Bylaws of the Company
5.1	Opinion of Locke Lord Bissell & Liddell LLP regarding the validity of the securities being registered*
8.1	Opinion of Locke Lord Bissell & Liddell LLP regarding tax matters*
10.1	Form of Advisory Agreement*
10.2	Form of Loan Origination Agreement between CM REIT, Inc. and Consolidated Mortgage, LLC*
10.3	Form of Loan Origination Agreement between CM REIT, Inc. and Residential Capital Mortgage Corporation*
10.4	Form of Loan Original Agreement between CM REIT, Inc. and Province Real Estate Advisors*
10.5	Form of Indemnification Agreement*
21.1	List of Subsidiaries*
23.1	Consent of Locke Lord Bissell & Liddell LLP (included in Exhibit 5.1 and Exhibit 8.1)*
23.2	Consent of Hancock Askew & Co., LLP
24.1	Power of Attorney (included in the Signature Page).

*	To be filed by amendment.